UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   2)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Host America Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The purchase price payable under the Corporate Dining asset sale consists of a cash payment of $1.2 million for the corporate dining business, subject to certain adjustments. Solely for purposes of calculating the amount of the filing fee, the registrant estimates a net purchase price of approximately $1,200,000. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals $240.00.  The purchase price payable under the Lindley asset sale consists of a cash payment of $2.5 million for the Lindley subsidiary, subject to certain adjustments. Solely for purposes of calculating the amount of the filing fee, the registrant estimates a net purchase price of approximately $2,500,000. The amount of the filing fee, calculated in accordance with Rule 0-11 of the Securities Exchange Act of 1934, as amended, equals $500.00.

	(4)	Proposed maximum aggregate value of the transactions: $3,700,000
	(5)	Total fee paid: $740.00
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[___________], 2007

To Host America Corporation Shareholders:

You are cordially invited to attend the Special Meeting of shareholders of Host America Corporation (“Host”) at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518 on [DAY],  [MONTH] [DAY], 2007, at [TIME] a.m. Hamden time. Host is also sometimes referred to herein as “we,” “our,” “us,” or the “Company.”  At the Special Meeting, you will be asked to vote on the following proposals:

1.
To consider and to vote on a proposal to approve the sale of substantially all of the assets related to our Corporate Dining food service business, pursuant to the Asset Purchase Agreement (“Corporate Dining Sale Agreement”) attached as Annex A to the proxy statement;

2.
To consider and to vote on a proposal to approve the sale of substantially all of the assets related to our Lindley Food Service business, pursuant to the Asset Purchase Agreement (“Lindley Sale Agreement”) attached as Annex B to the proxy statement;

3.	To consider and to vote on a proposal to amend our Articles of Incorporation to change our name from Host America Corporation to Certeran Corporation;

4.
To consider and act upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies to vote in favor of Proposals No. 1, 2, and 3; and

5.	To transact such other business as may properly come before the Special meeting and any adjournment thereof.

Directors and officers of the Company will be present to help host the Special Meeting and to respond to any questions that our shareholders may have. We hope you will be able to attend.

This proxy statement is dated [MONTH] [DAY], 2007,
and is first being mailed to Host shareholders on or about [MONTH] [DAY], 2007.

The proposals referred to above are described in the attached Notice of Special Meeting of Shareholders and Proxy Statement. Whether or not you plan to attend the Special Meeting, we urge you to vote on the Internet, or by telephone at 1-800-690-6903, or to complete, date, sign and return your proxy card in the enclosed prepaid envelope as promptly as possible so that your shares will be voted at the Special Meeting as a quorum of the shareholders must be present at the meeting, either in person or by proxy, for the conduct of business.  This will not limit your right to vote in person or to attend the special meeting.

To Vote by Internet and to Receive Materials Electronically:

           Read the proxy statement.
           Go to the website (www.proxyvote.com) that appears on your proxy card.
           Enter the control number found in the shaded box in front of your proxy card and follow instructions.
           Choose to receive an e-mail notice when proxy statements and annual reports are available for viewing over the Internet. You will cut down on bulky paper mailings, help the environment and lower our expenses.

The deadline for Internet and telephone voting is 11:59 p.m., Eastern Daylight Time, the day before the special meeting date. I encourage you to vote via the Internet using the control number that appears on the front of your proxy card and to choose to receive future mailings electronically rather than receiving them on paper.

After careful consideration and for the reasons described in this proxy statement, the Company’s Board of Directors has unanimously determined that (i) the Corporate Dining Sale Agreement and the transactions contemplated by the Corporate Dining Sale Agreement are advisable and in the best interests of the Company and its shareholders; (ii) the Lindley Sale Agreement and the transactions contemplated by the Lindley Sale Agreement are advisable and in the best interests of the Company and its shareholders; and (iii) the amendment of the Company’s Articles of Incorporation to change our corporate name to “Certeran Corporation” after the completion of the Corporate Dining Sale is advisable and in the best interests of the Company and its shareholders. Our Board of Directors has unanimously approved the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment of our Articles of Incorporation and unanimously recommends that you vote “FOR” each of these proposals at the Special Meeting.

The Company’s Board of Directors considered a number of factors and consulted with its financial and legal advisors in evaluating each of the Corporate Dining and Lindley Sales.  The enclosed proxy statement provides information about the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the transactions contemplated by each such agreement. The description of the Corporate Dining Sale Agreement, the Lindley Sale Agreement, the amendment to our Articles of Incorporation and all other agreements and documents described in this proxy statement are subject to the terms of the actual agreements and documents. Accordingly, we urge you to review this proxy statement carefully, including its annexes.

Your vote is very important, regardless of the number of shares you own. The Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment of our Articles of Incorporation must be approved by an affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock and Series B Preferred Stock, voting as a single class.  The proposal to adjourn or postpone the Special Meeting must be approved by the affirmative vote of the holders of a majority of shares of Common Stock and Series B Preferred Stock present in person or represented by proxy at the Special Meeting and entitled to vote.  If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the Corporate Dining  Sale Agreement, the Lindley Sale Agreement, and the amendment of our Articles of Incorporation, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, for purposes of the vote to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies. Only shareholders who owned shares of Host Common Stock or Series B Preferred Stock at the close of business on [MONTH] [DAY], 2007, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. To vote your shares, you may use the enclosed proxy card, vote via the Internet or by telephone per the instructions on the enclosed proxy card or voting form, or attend the Special Meeting and vote in person. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, as soon as possible, even if you currently plan to attend the Special Meeting.

If you have any questions or need assistance voting your shares, please call The Broadridge Group, which is assisting us at (631) 254-1824.

Thank you for your support of the Company. I look forward to seeing you at the Special Meeting.

Sincerely,

David J. Murphy, President and Chief Executive Officer

HOST AMERICA CORPORATION
Two Broadway
Hamden, Connecticut 06518

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Date and Time:	[TIME] a.m. Hamden, Connecticut Time on [DAY], [MONTH] [DAY], 2007.

Place:	Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518.

Items of Business:
1.  To approve the Corporate Dining Asset Purchase Agreement, dated as of April 17, 2007 (the “Corporate Dining Sale Agreement”), by and among Host America Corporate Dining, Inc., Timothy Hayes (collectively, “Corporate Dining Buyer”) and the Company, and the transactions contemplated by the Corporate Dining Sale Agreement, including the sale of substantially all of the Company’s Corporate Dining operations;

2.  To approve the Lindley Asset Purchase Agreement, dated as of April 17, 2007 (the “Lindley Sale Agreement”), by and among Lindley Acquisition Corp. (“Lindley Buyer”), Lindley Food Services Corporation and the Company, and the transactions contemplated by the Lindley Sale Agreement, including the sale of substantially all of the assets of the Company’s Lindley operations;

3. To approve an amendment to our Articles of Incorporation to change our corporate name from Host America Corporation to Certeran Corporation;

4.   To approve adjournments or postponements of the Company’s Special Meeting, if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the Company’s Special Meeting to approve the above proposals.

5. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

Who May Vote:
You can vote if you were a shareholder of record as of the close of business on [________], 2007, the record date for the Special Meeting. Your vote is important. The affirmative vote of the holders of a majority of the outstanding shares of the Company’s Common Stock and Series B Preferred Stock is required to approve each of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment to our Articles of Incorporation to change the Company’s name. The proposal to adjourn or postpone the Special Meeting must be approved by the affirmative vote of the holders of a majority of shares of the Company’s Common Stock and Series B Preferred Stock, voting as a single class, present in person or represented by proxy at the Special Meeting and entitled to vote. A complete list of Host shareholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of Host during regular business hours for a period of no less than ten days before the Special Meeting and at the Special Meeting.

Proxy Voting:
All shareholders are cordially invited to attend the Special Meeting in person. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or vote via the Internet or by telephone per the instructions on the enclosed proxy card or voting form, and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of approval of the Corporate Dining Sale Agreement, in favor of approval of the Lindley Sale Agreement, in favor of the amendment of our Articles of Incorporation to change the Company’s name, and in favor of adjournment or postponement of the Special Meeting, if necessary or appropriate, to permit solicitations of additional proxies. If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment of our Articles of Incorporation to change the Company’s name, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, for purposes of the vote to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies. We are soliciting proxies to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposals 1, 2 and 3. The.

individuals to whom proxies are granted will have discretion to decide whether or not to use the authority granted to them pursuant to Proposal 4 to adjourn the Special Meeting. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

Recommendations:
After careful consideration, the Board of Directors unanimously recommends that you vote:
☐  “FOR” the proposal to approve the Corporate Dining Sale Agreement;
☐  “FOR” the proposal to approve the Lindley Sale Agreement;
☐  “FOR” the proposal to approve amendment of our Articles of Incorporation to change the Company’s name; and
☐  “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary.

Appraisal Rights:
Holders of our Common Stock and Series B Preferred Stock are not entitled to appraisal rights in connection with any of the proposals under the Colorado Business Corporation Act, our Articles of Incorporation or our Bylaws.

By order of the Board of Directors,

David J. Murphy President and Chief Executive Officer

Please vote your shares promptly. You can find instructions for voting on the enclosed proxy card or voting form.

If you have questions, contact:
Host America Corporation
Two Broadway
Hamden, Connecticut 06518
Attention: Michael C. Malota, Chief Financial Officer
Telephone: (203) 248-4100
Fax:(203) 230-8667
Email:  mmalota@hostamericacorp.com

If you need assistance voting your shares, contact:
The Broadridge Group
Telephone: (631) 254-1824

Your vote is important. Please complete, date, sign and return your proxy cards at your earliest convenience so that your shares are represented at the meeting.

Hamden, Connecticut, [       ] [__], 2007

HOST AMERICA CORPORATION
SPECIAL MEETING OF SHAREHOLDERS

v

SUMMARY TERM SHEET
FOR THE SALE OF FOOD SERVICE BUSINESS

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the transactions fully and for a more complete description of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment of our Articles of Incorporation, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. We encourage you to read the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the form of amendment to our Articles of Incorporation, which are the legal documents that govern these transactions and which are attached as Annex A, Annex B and Annex C, respectively, to this proxy statement.

Overview (page [__])

We have faced a number of issues over the past 18 months which have led to the determination by our Board of Directors that the Corporate Dining and Lindley Sales are advisable and in the best interests of our shareholders. The board believes that these proposed transactions will preserve value for our shareholders by refocusing our business model on our energy management and conservation business which we believe is a higher margin business.  Our Board of Directors has concluded that the proposed sales are advisable and in the best interests of our shareholders.

Reasons for the Corporate Dining and Lindley Sales (page [__])

In evaluating the Corporate Dining and Lindley sales, the Board of Directors consulted with the Company’s management, financial advisors and legal counsel and concluded it was in the best interests of the Company and our shareholders.  We considered a variety of factors including, among others:

•	our inability to expend or attract significant amounts of capital in order to grow our business;
•	our opinion that continuing to operate as a food service company was not reasonably likely to create greater value for our shareholders over the next 12 months and beyond;
•
our belief that, after evaluating various strategic alternatives, including  and conducting an extensive review of our financial condition, results of operations and business and revenue prospects, continuing to operate as a food service business with its thin profit margins was difficult for a company of our size;

•	our shareholders would have the opportunity to vote and approve the transactions; and
•	our belief that the energy management and conservation business provides the best opportunity to increase revenues and achive profitable operations.

We considered various alternatives, including: creating a new energy management and technology company and transferring the energy conservation technology licenses to that new company and continue to operate the food services division within the existing Host America entity; create a tax-free spinoff of the food services subsidiary/divisions and fund them privately; sell the entire energy management division and continue to develop the food services division; or sell the food services division and develop the energy management division with a newly-created entity.

We also believe the best solution given the alternatives was to concentrate on obtaining private financing to help fund innovative energy management and conservation products and services. The chances of developing products with great customer appeal offer a chance for higher margins on investment and attracting outside funding sources.

The following is our net revenues and net loss for the most recent audited and stub period as well as compariable pro forma figures assuming the sale of our food service business:

	Year Ended June 30, 2006		Nine Months Ended March 31, 2007
(in thousands, except per share data)	As Reported	Proforma	As Reported	Proforma
			(Unaudited)
Statement of Operations Data:

Net revenues	$36,995	$9,654	$26,545	$5,282

Loss from operations	(7,912)	(9,085)	(3,936)	(4,854)

Loss from continuing operations before income taxes	(12,877)	(14,004)	(4,810)	(5,702)

Provision for income taxes	60	12	45	9

Net loss	(12,937)	(14,016)	(4,855)	(5,711)

Net loss applicable to common stockholders	(12,969)	(14,048)	(4,879)	(5,735)

Net loss per share, basic and diluted:	(1.85)	(2.00)	(0.56)	(0.66)

Weighted average common shares used in computing net loss per share basic and diluted	7,025	7,025	8,706	8,706

Our food service division currently accounts for approximately 80% of our revenues.  The sale of all of our assets related to our food service division will mean that future revenue growth will be totally dependent on our energy conservation segment, which currently accounts for only 1% of our current revenues.  If the transactions are approved, we expect to generate all of our revenues from our energy management division, which have been minimal to date.

For a more detailed description of the factors that the Board of Directors considered in concluding that the Corporate Dining and Lindley Sales were advisable and in the best interests of the Company and our shareholders, see “Reasons for the Corporate Dining and Lindley Sales” beginning on page [__].

Proposal One:   The Corporate Dining Sale

The Corporate Dining Sale Agreement

On April 17, 2007, we entered into the Corporate Dining Sale Agreement with Host America Corporate Dining, Inc. and Timothy Hayes, our Director of Operations of our Corporate Dining division (“Corporate Dining Buyer”) pursuant to which we will, subject to certain conditions, including approval by our shareholders at the Special Meeting, sell substantially all of our Corporate Dining assets to Corporate Dining Buyer. As consideration for this sale, Corporate Dining Buyer will pay us approximately $1,200,000 in cash subject to adjustment based on accounts and inventory figures prior to closing.  The Corporate Dining Sale Agreement is attached to this proxy statement as Annex A. We encourage you to read the Corporate Dining Sale Agreement in its entirety, as it is the legal document that governs the proposed Corporate Dining Sale.

Principal Parties under the Corporate Dining Sale Agreement (page [__])

Host America Corporation
Two Broadway
Hamden, Connecticut 06518

Host currently consists of two principal operating divisions: food service and energy management.  Host Business Dining and Lindley Food Service Corporation comprise our food service division.  Our energy management division consists of two segments: electricial contracting services and energy conservation products.  Host Business Dining is a contract food management organization that specializes in providing full service corporate dining facilities and ancillary services such as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Jersey, Rhode Island and Texas.  Our Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Indiana, Massachusetts and Rhode Island.  Our RS Services subsidiary, with offices in Oklahoma, provides full service electrical contracting services.  This segment offers our customers an experienced team of individuals specializing in the installation and design of electrical systems, energy management systems, telecommunication networks and retrofitting of existing control panels, lighting systems, and alarm systems.  Our principal energy conservation product, the EnerLume-EM™, is a digital microprocessor capable of reducing energy consumption on lighting systems and currently comprises our energy conservation product segment.

Host America Corporate Dining, Inc.
147 Ledge Drive
Berlin, Connecticut 06037

Host America Corporate Dining, Inc., a Connecticut corporation, was incorporated in 2007 solely for the purpose of entering into the Corporate Dining Sale Agreement with the Company and completing the Corporate Dining Sale and has not conducted any business operations except as contemplated by the Corporate Dining Sale Agreement.  Timothy Hayes serves as the President and sole shareholder of Host America Corporate Dining, Inc. and currently serves as the Director of Operations of the Company’s corporate dining operations.

Description of Assets to be Sold under Corporate Dining Sale Agreement (page [__])

In connection with the proposed Corporate Dining Sale Agreement, we have agreed to sell to Corporate Dining Buyer substantially all of the assets related to the Company’s Corporation Dining operations.

Description of Liabilities to be Assumed by Corporate Dining Buyer under Corporate Dining Sale Agreement (page [__])

Subject to and upon the terms and conditions of the Corporate Dining Sale Agreement, Corporate Dining Buyer will assume certain liabilities relative to the business and the conduct of the Corporate Dining Purchased Assets after closing but will not assume any other liabilities.

Representations and Warranties under the Corporate Dining Sale Agreement (page [__])

In the Corporate Dining Sale Agreement, we make certain representations and warranties to Corporate Dining Buyer and, subject to certain limitations, we have agreed to indemnify Corporate Dining Buyer for any breach of the representations and warranties.

In the Corporate Dining Sale Agreement, Corporate Dining Buyer makes certain representations and warranties to us and, subject to certain limitations, Corporate Dining Buyer has agreed to indemnify us for any breach of the representations and warranties.

Conduct of Business Pending the Corporate Dining Sale (page [__])

Under the Corporate Dining Sale Agreement, we have agreed that prior to the closing of the Corporate Dining Sale, we will continue the business of Corporate Dining according to recent historical business practices. Except for certain exceptions that are specifically provided for in the Corporate Dining Sale Agreement, Host will not have any continuing obligations to Corporate Dining Buyer after the closing.

Conditions to Closing of the Corporate Dining Sale (page [__])

The Corporate Dining Sale is subject to the satisfaction or waiver of various conditions, including in part.

•	all governmental approvals, if any have been obtained;
•	no violation of law;
•	the business has been operated in the ordinary course;
•	satisfaction of due diligence review; and
•	Host shall have secured Board of Directors and shareholder approval.

Termination of the Corporate Dining Sale Agreement (page [__])

The Corporate Dining Sale Agreement may be terminated at any time prior to the closing date of the Corporate Dining Sale:

•	by mutual written consent of Corporate Dining Buyer and us;
•	by either Corporate Dining Buyer or us if the Corporate Dining Sale has not been completed before July 17, 2007 (unless a further delay is the result of delay in obtaining regulatory approval);
•
by Corporate Dining Buyer, if Corporate Dining Buyer is not in material breach of any of its representations, warranties, covenants and agreements under the Corporate Dining Sale Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in the Corporate Dining Sale Agreement on the part of the Host or there is the non-fulfillment of any condition precedent to Lindley Buyer’s obligations;

•
by us, if we are not in material breach of any of its representations, warranties, covenants and agreements under the agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the agreement on the part of Corporate Dining Buyer or there is the non-fulfillment of any condition precedent to our obligations; and

•
by us or Corporate Dining Buyer, if our shareholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the Corporate Dining Sale Agreement shall not be available to us if the failure to obtain our shareholders’ approval shall have been caused by the action or failure to act by us and such action or failure constitutes a material breach by us.

Proposal Two:   The Lindley Sale

The Lindley Sale Agreement

On April 17, 2007, we entered into the Lindley Sale Agreement with Lindley Food Services Corporation (“Lindley Seller”) and Lindley Acquisition Corp. (“Lindley Buyer”) pursuant to which we will, subject to certain terms and conditions, including approval by our shareholders at the Special Meeting, sell substantially all of our Lindley operations to Lindley Buyer.  The principles of Lindley Acquisition Corp. are Gilbert Rossomando, the President of our Lindley subsidiary and a member of our Board of Directors, and Mark Cerreta, the Executive Vice President of our Lindley subsidiary.  As consideration for this sale, Lindley Buyer will pay us approximately $2,500,000 in cash subject to adjustment based on the net asset value of Lindley Seller two days prior to closing.  The Lindley Sale Agreement is attached to this proxy statement as Annex B. We encourage you to read the Lindley Sale Agreement in its entirety, as it is the legal document that governs the proposed Lindley Sale.

Principal Parties under the Lindley Sale Agreement (page [__])

In addition to the Company, the other principal parties to the Lindley Sale Agreement are the Company’s wholly owned subsidiary, Lindley Food Services and Lindley Acquisition Corp.

Lindley Food Service Corporation
201 Wallace Street
New Haven, Connecticut  06511

Lindley, a Connecticut corporation and a wholly owned subsidiary of Host, is one of the largest providers of fresh unitized meals in the Northeast, and provides contract packaging, school meals and senior feeding services primarily through government sponsored programs.  It has production facilities in Connecticut, Indiana and Massachusetts.  Gilbert Rossomando, a Director of Host, currently serves as President of Lindley and Mark Cerreta currently serves as Executive Vice President.

Lindley Acquisition Corp.
83 Red Barn Road
Monroe, Connecticut 06408

Lindley Acquisition Corp., a Connecticut corporation, was incorporated in 2007 solely for the purpose of entering into the Lindley Sale Agreement with the Company and completing the Lindley Sale and has not conducted any business operations except as contemplated by the Lindley Sale Agreement.  Gilbert Rossomando and Mark Cerreta, current officers of Host, serve as the sole officers, directors and shareholders of Lindley Acquisition Corp.

Description of Assets to be Sold under Lindley Sale Agreement (page [__])

In connection with the proposed Lindley Sale Agreement, we have agreed to sell to Lindley Buyer substantially all of the assets related to the Company’s Lindley operations.

Description of Liabilities to be Assumed by Lindley Buyer under Lindley Sale Agreement (page [__])

Subject to and upon the terms and conditions of the Lindley Sale Agreement, Lindley Buyer will assume certain liabilities relative to the business and the conduct of the Lindley Purchased Assets after closing but will not assume any other liabilities.

Representations and Warranties under the Lindley Sale Agreement (page [__])

In the Lindley Sale Agreement, the Company and Lindley Seller make certain representations and warranties to Lindley Buyer and, including good standing, that the Lindley Sale Agreement has been duly authorized, all taxes have been paid, no pending litigation, goods and marketable title to the assets and to indemnify Lindley Buyer for any breach of the representations and warranties.

In the Lindley Sale Agreement, Lindley Buyer likewise make certain representations and warranties to us and, subject to certain limitations, Lindley Buyer has agreed to indemnify us for any breach of the representations and warranties.

Conduct of Business Pending the Lindley Sale (page [__])

Under the Lindley Sale Agreement, we have agreed that prior to the closing of the Lindley Sale, we will continue the business of Lindley according to recent historical business practices. Except for certain exceptions that are specifically provided for in the Lindley Sale Agreement, we will not have any continuing obligations to Lindley Buyer after the closing.

Conditions to Closing of the Lindley Sale (page [__])

The Lindley Sale is subject to the satisfaction or waiver of various conditions, including in part.

•	all governmental approvals, if any have been obtained;
•	no violation of law;
•	the business has been operated in the ordinary course;
•	satisfaction of due diligence review; and
•	Host shall have secured Board of Directors and shareholder approval.

Termination of the Lindley Sale Agreement (page [__])

The Lindley Sale Agreement may be terminated at any time prior to the closing date of the Lindley Sale:

•	by mutual written consent of Lindley Buyer and us;
•	by either Lindley Buyer or us if the Lindley Sale has not been completed before July 17, 2007 (unless a further delay is the result of delay in obtaining regulatory approval);
•
by Lindley Buyer, if Lindley Buyer is not in material breach of any of its representations, warranties, covenants and agreements under the Lindley Sale Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in Lindley Sale Agreement on the part of us or Lindley or there is the non-fulfillment of any condition precedent to Lindley Buyer’s obligations;

•
by us and Lindley, if Host and Lindley are not in material breach of any of their representations, warranties, covenants and agreements under the agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the agreement on the part of Lindley Buyer or there is the non-fulfillment of any condition precedent to ours and Lindley’s obligations; and

•
by us and Lindley or Lindley Buyer, if our shareholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the Lindley Sale Agreement shall not be available to us and Lindley if the failure to obtain our shareholders’ approval shall have been caused by the action or failure to act by us and Lindley and such action or failure constitutes a material breach by us and Lindley.

Proposal Three:   Amendment to the Articles of Incorporation to Change the Company’s Name

Pursuant to the terms of the Corporate Dining Sale Agreement, we have agreed to change our corporate name. Our Board of Directors proposes to change our corporate name to “Certeran Corporation.”  If the name change is approved, we must amend our Articles of Incorporation to change our name. By voting to approve the amendment to the Articles of Incorporation, shareholders will authorize the Board of Directors to amend the Articles of Incorporation to change our name, regardless of whether or not our shareholders vote to approve the Corporate Dining Sale or the Lindley Sale.  Approval of the proposed amendment to the Articles of Incorporation to change our name requires the affirmative vote of the holders of a majority of the issued and outstanding shares of our Common Stock and Series B Preferred Stock. The full text of the amendment if approved as proposed will be substantially in the form attached hereto as Annex C. We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Interests of Host’s Management and Directors in the Corporate Dining and Lindley Sales (page [__])

When considering the recommendation of the Board of Directors with respect to the Corporate Dining and Lindley Sale Agreements and the transactions contemplated by those agreements, shareholders should be aware that some directors and executive officers of Host may have interests in the transactions contemplated by the Corporate Dining and Lindley Sales that may be different from, or in addition to, their interests as shareholders and the interests of Host shareholders.  David Murphy, the Chief Executive Officer of Host America, has signed a personal non-compete with the Corporate Dining buyer.  He will be compensated a total of $34,218 over a sixty month period.  Gilbert Rossomando and Mark Cerreta, the President and Executive Vice-President of Lindley Food Service respectively, and are the sole shareholders of Lindley Acquisition Corporation, the purchasers of Lindley Food Service Corporation.  In addition, David Murphy and Patrick Healy, and former directors of the Company have outstanding notes due from the Company which become due on January 2008.

Our Board of Directors was aware of these relationships during its deliberations on the merits of the transactions set forth in this proxy statement, and in deciding to recommend that you vote for the approval of the Corporate Dining and Lindley Sale Agreements at the Special Meeting.

Market Prices and Dividend Data (page [__])

Our Common Stock is currently quoted on the Pink Sheets under the symbol “CAFE.PK” On April 18, 2007, the last full trading day before the public announcement of the transactions, the closing sale price for our Common Stock was $2.15 per share, and on [_______], 2007, the latest practicable trading day before the printing of this proxy statement, the closing sale price for our Common Stock was $[____] per share.

Material United States Federal Income Tax Consequences of the Corporate Dining Sale and the Lindley Sale (page [__])

The following is a summary of the material United States federal income tax consequences from the Corporate Dining and Lindley Sales. This discussion does not address any tax consequences arising under the laws of any state, local, or foreign jurisdiction.

The sale of assets by us pursuant to the Corporate Dining Sale Agreement and the Lindley Sale Agreement will be a taxable transaction for United States federal income tax purposes. Accordingly, we will recognize a gain with respect to the sale of assets pursuant to the Corporate Dining Sale Agreement and a gain with respect to the Lindley Sale Agreement in an amount equal to the consideration received in excess of the adjusted tax basis in the assets sold. The amount of consideration will include the amount of liabilities assumed, for United States federal income tax purposes.

Recommendation of our Board of Directors (page [__])

After careful consideration, the Board of Directors unanimously recommends that you vote:

•	“FOR” the proposal to approve the Corporate Dining Sale Agreement;
•	“FOR” the proposal to approve the Lindley Sale Agreement;
•	“FOR” the proposal to approve an amendment of our Articles of Incorporation to change the Company’s name; and
•	“FOR” the proposal granting discretionary authority to adjourn the Special Meeting, if necessary.

Opinions of our Financial Advisor Regarding the Fairness of the Corporate Dining and Lindley Sales (page [__])

Our Board of Directors retained Marshall & Stevens to act as our financial advisor in connection with a review and analysis of our potential strategic alternatives, including the Corporate Dining Sale and the Lindley Sale. As part of the engagement, Marshall & Stevens was asked to determine whether, in its view, the consideration we are to receive from Corporate Dining Buyer in connection with the Corporate Dining Sale and the consideration we are to receive from Lindley Buyer in connection with the Lindley Sale, is fair, from a financial point of view, to our shareholders. The full text of the written opinion of Marshall & Stevens relating to the Corporate Dining Sale and Lindley Sale, which is dated April 16, 2007 and sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken in connection with such opinion, is attached as Annex D to this proxy statement. We encourage you to read this opinion carefully in its entirety. Marshall & Stevens’ opinion was provided to our Board of Directors in connection with its evaluation of the transactions and does not address any other aspect of the Corporate Dining or Lindley Sales and does not constitute a recommendation as to how any holder of our Common Stock or Series B Preferred Stock should vote with respect to the Corporate Dining or Lindley Sales.

Regulatory Approvals (page [__])

We are not aware of any federal or state regulatory requirements that we must comply with or approvals that must be obtained to consummate the assets sales other than the filing of this proxy statement with the SEC.

Absence of Appraisal Rights For Host Shareholders (page [__])

Holders of our Common Stock or Series B Preferred Stock are not entitled to appraisal rights in connection with the proposed sales under the Colorado Business Corporations Act, our Articles of Incorporation or our Bylaws.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the Special Meeting and the proposals. They may not include all of the information that is important to you. We urge you to carefully read this entire proxy statement, including the annexes and the other documents to which we have referred you.

Q:	What are the proposed transactions for which I am being asked to vote at the Special Meeting?

A:	▪	To consider and to vote on a proposal to approve the sale of substantially all of the assets related to our Corporate Dining food service business, pursuant to the asset purchase agreement attached as Annex A to the proxy statement;
•
To consider and to vote on a proposal to approve the sale of substantially all of the assets related to our Lindley Food Service business, pursuant to the asset purchase agreement attached as Annex B to the proxy statement;

•	To approve an amendment to our Articles of Incorporation to change our name from Host America Corporation to Certeran Corporation; and
•
To consider and act upon a proposal to grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies to vote in favor of Proposals No. 1, 2, and 3.

Q:	What will happen if the Corporate Dining Sale Agreement and the Lindley Sale Agreement are approved by our shareholders?

A:
If the Corporate Dining Sale Agreement and the Lindley Sale Agreement are approved by our shareholders, we will (i) sell the listed assets of our Corporate Dining operations to Corporate Dining Buyer under the terms of the Corporate Dining Sale Agreement, as more fully described in this proxy statement, and (ii) sell the listed assets of our Lindley operations to Lindley Buyer under the terms of the Lindley Sale Agreement, as more fully described in this proxy statement.

Q:	What will happen if the proposal to amend our Articles of Incorporation to change the Company’s name is approved by our shareholders?

A:
If the proposal to amend our Articles of Incorporation to change the Company’s name is approved by the shareholders, an amendment to our Articles of Incorporation, in the form attached to this proxy statement as Annex C, will be filed with the Secretary of State of the State of Colorado and our corporate name will change to “Certeran Corporation” upon the acceptance of such filing by the Secretary of State of the State of Colorado.

Q:	Why are management and the Board of Directors recommending that the Company sell substantially all of its food service assets?

A:
In evaluating the Corporate Dining and Lindley Sales, the Board of Directors consulted with the Company’s management, financial advisors and legal counsel.  We have decided to sell our core food service assets because we have concluded that it is in the best interests of the Company and our shareholders to concentrate on a ‘single entity purpose’ with our energy management division.  We believe we can best obtain profitability through higher margin product sales and incremental services associated with energy conservation.  We also plan to continue our strategic review of our business operations and research and development efforts to obtain positive free cash flow by seeking and implementing the higher margin products. To help fund the execution of our strategic plans, we will utilize a portion of the proceeds from the sale of our food service assets and we will continue to pursue equity financings through institutional capital sources.  We hope that our ongoing funding efforts and our business and operational initiatives will achieve our forecast for profitability and positive cash flow.  However, there can be no assurance that we will be successful with any or all of our strategic initiatives.

Q:	Will any of the proceeds from the sale of the food service assets be distributed to shareholders of the Company’s Common Stock and Series B Preferred Stock?

A:
No, we will not distribute any portion of the proceeds from the sale of our food service business to our shareholders. The sale of assets is not nor is it intended to be a liquidation or dissolution of the Company.

Q:	What is the anticipated use of proceeds from the sale of substantially all of the food service assets?

A:
With the net proceeds from the sale, we expect to pay off the Shelter Island Term Loan and certain other short term commercial obligations, partially pay down our accounts payable balances, provide funding for inventory of our EnerLume- EM™ product line, provide resources for marketing, training and ongoing research and development of our EnerLume- EM™, and provide ongoing interim working capital for the existing energy mamagement division.  As described elsewhere in this proxy statement, the Shelter Island Term Loan relates to a $1,240,000 Secured Term Promissory Note issued to Shelter Island Opportunity Fund, LLC in a private placement on December 19, 2006.  The note matures on December 19, 2007 at which time we will be required to repay the entire $1,240,000 owed to Shelter Island Opportunity Fund, LLC,

Q:	What will our business be following the sale of our food service business?

A:
Following the sale of our food service business, we will concentrate our efforts on the energy management division.  We will attempt to market and sell our energy conservation products and continue the expansion of our electrical contracting services segment.  If we are unsuccessful in providing adequate margins and positive income, we might review alternatives to refocus our services segment within our energy conservation segment, or other alternatives beneficial to our shareholders.  Our energy conservation product  currently consists of the EnerLume- EM™.  The EnerLume- EM™ is an electrical energy saving device that treats electronic ballasts (an electronic ballast uses solid state electronic circuitry to provide the proper starting and operating electrical condition to power lamps) with fluorescent lighting systems, and can reduce electricity bills by up to 15% or more.  The EnerLume-EM™ is suitable for use in manufacturing facilities, parking garages, warehouses and anywhere fluorescent lighting is used, and has a universal fit and causes a minimum disruption when being installed.  Lighting is the most visible electrical system and accounts for approximately 50% of electrical usage in existing buildings.  EnerLume-EM™ enables corporations and institutions to save energy by eliminating waste through facility wide control and treatment of power consumption(the electrical energy over time that must be supplied to an electrical appliance to maintain operation).  EnerLume-EM™ also provides strong value-adds inherent in the technology, including energy measurement (the ability to recognize a unit or level of electrical activity at a given point), and power monitoring (to measure the amount of electricity supplied).  The firmware, ( a computer program that is embedded in a read only memory chip, whose program may be modified by special external hardware, but not by a general purpose application program) governed by a sophisticated algorithims, (in mathematics, computing, linguistics and related disciplines, an algorithim is a finite list of well-defined instructions for accomplishing some task, given an initial state, will terminate in a defined end-state), provides timing direction to the ballasts as to when to draw power in such a way as to maintain full, peak voltage (the highest voltage magnitude reached during a cycle) for maximum light output.  Electrical consumption is reduced because ballast efficiency is maximized.  Therefore,  the EnerLume-EM™  improves the efficacy of a lighting system (the amount of light produced by a lamp, usually measured in lumens, as a ratio of the amount of energy consumed to produce it, usually measured in watts)   by reducing the electricial energy consumed while maintaining nearly all the light output.

Our business after the food service sales will be mainly focused on the further development and sales of the EnerLume-EM™ and to develop new products, technologies and systems to meet the need for electricial energy conservation.

Q:	What will happen if the proposal to amend our Articles of Incorporation to change the Company’s name is not approved by our shareholders?

A:
If the proposal to amend our Articles of Incorporation to change the Company’s name is not approved by our shareholders, it will be a breach of the Corporate Dining Sale Agreement, and Corporate Dining Buyer may have the right to terminate the Corporate Dining Sale.  In connection with the proposed Corporate Dining Sale Agreement, we have agreed to sell to Corporate Dining Buyer certain assets, including all rights to the name “Host America.”

Q:	When is the Corporate Dining Sale expected to be completed?

A:
If the Corporate Dining Sale Agreement is approved at the Special Meeting, we expect to complete the Corporate Dining Sale as soon as practicable after all of the conditions to closing in the Corporate Dining Sale Agreement have been satisfied or waived.The Corporate Dining Buyer and us are working toward satisfying the conditions to closing and completing the Corporate Dining Sale as soon as reasonably possible. We expect to be able to complete the Corporate Dining Sale by the end of the fiscal quarter ended September 30, 2007.

Q:	When is the Lindley Sale expected to be completed?

A:
If the Lindley Sale Agreement is approved at the Special Meeting, we expect to complete the Lindley Sale as soon as practicable after all of the conditions to closing in the Lindley Sale Agreement have been satisfied or waived. The Lindley Buyer and us are working toward satisfying the conditions to closing and completing the Lindley Sale as soon as reasonably possible. We expect to be able to complete the Lindley Sale by the end of the fiscal quarter ended September 30, 2007.

Q:	When is the amendment of our Articles of Incorporation to change the Company’s name expected to be completed?

A:	The amendment of our Articles of Incorporation to change the Company’s name is expected to be completed upon the consummation of the Corporate Dining Sale.

Q.	What do I need to do now?

A.
We urge you to carefully read this proxy statement, including its annexes and the other documents we refer to in this proxy statement, and consider how the proposals affect you. Then mail your completed, dated and signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the Special Meeting.

Q:	How does the board recommend that I vote on the proposals?

A:
The Board of Directors unanimously recommends that you vote “FOR” the proposals to approve the Corporate Dining Sale Agreement, the Lindley Sale Agreement, to amend the Company’s Articles of Incorporation, and to adjourn the Special Meeting if necessary or appropriate.

Q:	What vote is required to approve the proposals?

A:
Once a quorum has been established, the proposals to approve the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment to the Company’s Articles of Incorporation require the affirmative vote of the holders of a majority of Host’s outstanding Common Stock and Series B Preferred Stock, voting as a single class. If your shares are held in street name, your broker will vote your shares for you only if you provide instructions to your broker on how to vote your shares. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your broker can not vote your shares of our Common Stock or Series B Preferred Stock without specific instructions from you. If you fail to return your proxy card and do not vote in person at the Special Meeting, your shares will effectively be counted as a vote “AGAINST” approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment of our Articles of Incorporation, and will not be counted for purposes of determining whether a quorum is present at the Special Meeting, or for purposes of the vote to adjourn the Special Meeting if necessary or appropriate.

Q.	Where and when is the Special Meeting of shareholders?

A.	The Special Meeting of shareholders will be held at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, on [_________], [___________], at [____] a.m., Hamden time.

Q:	Who is entitled to vote at the Special Meeting?

A:	Only holders of record of our Common Stock and Series B Preferred Stock as of the close of business on [_________], 2007, are entitled to notice of and to vote at the Special Meeting.

Q:	How do I vote?

A:
Sign and date each proxy card you receive and return it in the enclosed envelope prior to the Special Meeting. A shareholder may vote (i) shares that are held of record directly in the shareholder’s name, and (ii) shares held for the shareholder, as the beneficial owner, through a broker, bank or other nominee. At the meeting, each outstanding share of Common Stock and Series B Preferred Stock  will be entitled to one vote. Even if you plan to attend the Special Meeting in person, we urge you to complete, sign, date and return the enclosed proxy card to ensure that your shares will be represented at the Special Meeting.

Q.	What happens if I do not return my proxy card or attend the Special Meeting and vote in person?

A.
The approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment to the Company’s Articles of Incorporation to change our name each requires the affirmative vote by the holders of a majority of the outstanding shares of our Common Stock and Series B Preferred Stock, voting as a single class. Therefore, if you do not return your proxy card or attend the Special Meeting and vote in person, it will have the same effect as if you voted “AGAINST” approval of these three proposals.

Q:	What happens if I “abstain?”

A:
Proxies marked “ABSTAIN” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of all proposals, shares represented by such proxies will be treated as votes “AGAINST” those proposals.

Q:	May I change my vote after I have voted?

A.	Yes. You may change your proxy instructions at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by taking any of the following actions:

•
filing a written notice of revocation with the Secretary at our principal executive office (Two Broadway, Hamden, Connecticut 06518), Attention: Secretary, or hand delivering the notice to our Secretary at or before the taking of the vote at the Special Meeting;

•	filing a properly executed proxy showing a later date with our Secretary at our principal executive office; or
•	attending the Special Meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Host America Corporation, Two Broadway, Hamden, Connecticut 06518, Attention: Secretary, or hand-delivered to Secretary at or before the taking of the vote at the Special Meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Q.	If my broker or bank holds my shares in “street name,” will my broker or bank vote my shares for me?

A.
Your broker or bank will not be able to vote your shares without instructions from you. You should instruct your broker or bank to vote your shares following the procedure provided by your bank or broker. Without instructions, your shares will not be voted, which will have the same effect as if you voted “AGAINST” approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment to our Articles of Incorporation.

Q:	What does it mean if I get more than one proxy card?

A:	If your shares are registered differently and are in more than one account, you will receive more than one proxy card. Sign and return all proxy cards to ensure that all your shares are voted.

Q.	What happens if I sell my shares of Common Stock or Series B Preferred Stock before the Special Meeting?

A.
The record date for the Special Meeting is earlier than the date of the Special Meeting. If you transfer your shares of Common Stock or Series B Preferred Stock after the record date but before the Special Meeting, you will retain your right to vote at the Special Meeting.

Q:	How many shares were outstanding on the record date?

A:	At the close of business on June 1, 2007, there were 10,506,514 shares of Common Stock and 266,667 shares of Series B Preferred Stock outstanding and entitled to vote.

Q:	What is a quorum for purposes of the Special Meeting?

A:
In order to conduct business at the Special Meeting, a quorum must be present. A quorum is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Special Meeting. Abstentions are counted as present for the purpose of determining the presence of a quorum. Broker non-votes are not counted for purposes of determining whether a quorum is present because those shares held by brokers are considered not entitled to vote.

Q:	How was the purchase price for the Corporate Dining Sale determined?

A:
The purchase price for the assets of our Corporate Dining operations proposed to be sold to Corporate Dining Buyer was negotiated between our representatives and representatives of Corporate Dining Buyer. We have received a fairness opinion from our financial advisor concluding that the consideration to be received by us for the assets is fair, from a financial point of view, to Host. A copy of the fairness opinion from our financial advisor is included as Annex D to this proxy statement.

Q:	How was the purchase price for the Lindley Sale determined?

A:
The purchase price for the Lindley operations proposed to be sold to Lindley Buyer was negotiated between our representatives and representatives of each of Lindley Buyer. We have received a fairness opinion from our financial advisor concluding that the consideration to be received by us for the Lindley Sale is fair, from a financial point of view, to us. A copy of the fairness opinion from our financial advisor is included as Annex D to this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the transactions?

A:	No. Holders of our Common Stock and Series B Preferred Stock are not entitled to appraisal rights in connection with any of the proposals.

Q.	Who can help answer my questions?

A.	If you would like additional copies, without charge, of this proxy statement or if you have questions about the transactions, contact:

Host America Corporation
Two Broadway
Hamden, Connecticut 06518
Attention: Michael C. Malota, Chief Financial Officer
Telephone: (203) 248-4100
Fax: (203) 230-8667
Email: mmalota@hostamericacorp.com

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our Company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “should” and variations of such words or similar expressions.

We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to update these forward-looking statements to reflect future events or circumstances. Considerations that may affect those forward-looking statements include, among other things:

•	the risk that the Corporate Dining Sale may not be consummated in a timely manner, if at all;
•	the risk that the Lindley Sale may not be consummated in a timely manner, if at all;
•	risks related to the satisfaction of various conditions to the closing of the Corporate Dining and Lindley Sales, including approval of the transactions by our shareholders;
•	risks related to diverting management’s attention from ongoing business operations;
•	risks related to our future prospects as an energy management and conservation company; and
•
other risks detailed in this proxy statement and in our current filings with the SEC, including our most recent filing on Form 10-K, as amended, which discuss these and other important risk factors concerning our operations.

THE SPECIAL MEETING OF HOST’S SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of Host for use at the Special Meeting of shareholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the Special Meeting on [_________________], at [____] a.m., Hamden, Connecticut time, at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518.

Purpose of the Special Meeting

At the Special Meeting, we will ask the holders of our Common Stock to (i) approve the Corporate Dining Sale Agreement, (ii) approve the Lindley Sale Agreement, (iii) approve the amendment to the Company’s Articles of Incorporation to change our corporate name, and, if there are not sufficient votes in favor of these proposals (i), (ii) and (iii), to adjourn or postpone the Special Meeting, if necessary and appropriate to a later date to solicit additional proxies in favor of approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment of our Articles of Incorporation to change the Company’s name. We will also transact such other business as may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our Common Stock and Series B Preferred Stock at the close of business on [_________], 2007, the record date for the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting. On the record date, [_________] shares of our Common Stock were issued and outstanding and held by approximately [_____] holders of record and 266,667 shares of our Series B Preferred Stock were issued and outstanding and held by 1 holder of record. Holders of record of our Common Stock and Series B Preferred Stock on the record date are entitled to one vote per share at the Special Meeting on the proposal to approve the Corporate Dining Sale Agreement, the proposal to approve the Lindley Sale Agreement, the proposal to amend our Articles of Incorporation, and the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Corporate Dining Sale Agreement, approval of the Lindley Sale Agreement and approval of the proposal to amend our Articles of Incorporation to change the Company’s name.

A quorum of shareholders is necessary to hold a valid Special Meeting. A quorum is present at the Special Meeting if a majority of the total shares outstanding of our Common Stock and Series B Preferred Stock, counted as a single class, entitled to vote on the record date are present, in person or represented by proxy. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed to solicit additional proxies. For purposes of determining the presence or absence of a quorum, abstentions will be counted as present. “Broker non-votes” (where a broker or nominee does not or cannot exercise discretionary authority to vote on a matter) will not be counted as present.

Vote Required

The approval of the Corporate Dining Sale Agreement, the Lindley Sale Agreement and the amendment to our Articles of Incorporation each requires the affirmative vote by the holders of a majority of the outstanding Common Stock and Series B Preferred Stock, counted as a single class. If a shareholder does not vote, either in person or by proxy, it will count as a vote “AGAINST” the approval of each of those proposals.

Abstentions will count as a vote “AGAINST” all of the proposals. Each broker non-vote will count as a vote “AGAINST” the proposals to approve the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment to our Articles of Incorporation and will not be counted as an affirmative vote or negative vote for purposes of the proposal to approve the adjournment or postponement of the Special Meeting. Brokers holding stock for the accounts of their clients who have not given them specific voting instructions are not allowed to vote client proxies on the proposals.

Voting of Proxies

If your shares are registered in your name, you may vote by returning a signed proxy card or voting in person at the Special Meeting.

If you plan to attend the Special Meeting and wish to vote in person, you will be given a ballot at the Special Meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the Corporate Dining Sale Agreement, “FOR” the approval of the Lindley Sale Agreement, “FOR” the approval of the proposal to amend our Articles of Incorporation, and “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of approval of the Corporate Dining Sale Agreement, approval of the Lindley Sale Agreement and approval of the proposal to amend our Articles of Incorporation to change the Company’s name.

If your shares are held in “street name” through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone if your broker or bank provides that service. To vote via the Internet or by telephone, you should follow the instructions on the voting form provided by your broker or bank. If you plan to attend the Special Meeting, you will need a proxy from your broker or bank in order to vote the shares. If you do not return your bank’s or broker’s voting form or attend the Special Meeting and vote in person with a proxy from your broker or bank, it will have the same effect as if you voted “AGAINST” approval of the Corporate Dining Sale Agreement, approval of the Lindley Sale Agreement and approval of the proposal to amend our Articles of Incorporation to change the Company’s name and your shares will not be counted as an affirmative vote or negative vote for purposes of the proposals to adjourn or postpone the Special Meeting because those shares are considered not entitled to vote.

We are soliciting proxies to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposals 1, 2, 3 and 4. The individuals to whom proxies are granted will have discretion to decide whether or not to use the authority granted to them to adjourn the Special Meeting.

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted at the Special Meeting. If your shares are registered in your name, you may revoke your proxy in one of the three following ways:

First, you can deliver a written notice to the Secretary, bearing a date later than the proxy you delivered to Host stating that you would like to revoke your proxy.

Second, you can complete, execute and deliver to the Secretary a new, later-dated proxy card for the same shares.

Third, you can attend the Special Meeting and vote in person. Your attendance at the Special Meeting alone will not revoke your proxy. Any written notice of revocation or subsequent proxy should be delivered to Host America Corporation, Two Broadway, Hamden, Connecticut 06518, Attention: Secretary, or hand-delivered to our Secretary at or before the taking of the vote at the Special Meeting.

If you have instructed a broker or bank to vote your shares, you must follow directions received from your broker or bank to change your vote.

Recommendation of Host’s Board of Directors

After careful consideration, our Board of Directors unanimously determined that it is advisable and in the best interest of us and our shareholders to adopt and approve the Corporate Dining and Lindley Sale Agreements, including the change in our corporate name.  Accordingly, our Board of Directors unanimously approved the Corporate Dining and Lindley Sale Agreements, the asset sales, and the name change and recommends that the shareholders vote “FOR” proposals 1, 2, 3 and 4.

Voting by Our Directors and Executive Officers

As of the close of business on the record date for the Special Meeting, the directors and executive officers as a group beneficially owned and were entitled to vote approximately [_________] shares of our Common Stock, or approximately [____]% of the aggregate voting power for all outstanding shares of our Common Stock. Each director and executive officer has indicated his or her present intention to vote, or cause to be voted, the shares of Host Common Stock owned by him or her “FOR” the approval of the Corporate Dining Sale Agreement, “FOR” the approval of the Lindley Sale Agreement, “FOR” the approval of the proposal to amend our Articles of Incorporation to change the Company’s name, and “FOR” the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to permit the solicitation of additional proxies in favor of approval of the Corporate Dining Sale Agreement, approval of the Lindley Sale Agreement and approval of the proposal to amend our Articles of Incorporation to change the Company’s name.

Abstentions and Broker Non-Votes

Shareholders who abstain from voting on a particular matter and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter. Abstentions will be counted to determine whether a quorum is present at the Special Meeting but broker non-votes will not. Abstentions will have the effect of a vote “AGAINST” all proposals. Broker non-votes will count as votes “AGAINST” the proposals to approve the Corporate Dining Sale Agreement, the Lindley Sale Agreement, and the amendment to our Articles of Incorporation and will not be counted as an affirmative vote or negative vote for purposes of the proposals to approve or to adjourn or postpone the Special Meeting because those shares are considered not entitled to vote.

Solicitation of Proxies

The expense of soliciting proxies will be borne by us. We have retained The Broadridge Group, a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $8,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and employees personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement may be delivered to two or more shareholders who share an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to our Secretary, Host America Corporation, Two Broadway, Hamden, Connecticut 06518, or at telephone number (203) 248-4100. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth in the prior sentence.

Postponement or Adjournment of Meeting

Although it is not expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies or if a quorum is not present. Our Bylaws permit adjournment without notice other than an announcement of the new time and place of the re-convened Special Meeting as required by law by a majority vote of the shares entitled to vote at the Special Meeting that are present in person or represented by proxy and vote for or against the adjournment. In the event that there are insufficient shares represented in person or by proxy at the Special Meeting to constitute a quorum required for conduct of business at the Special Meeting, or to solicit additional proxies, the Special Meeting may be postponed or adjourned one or more times until a quorum is present or represented by proxy, or sufficient proxies have been solicited to (i) approve the Corporate Dining Sale Agreement, (ii) approve the Lindley Sale Agreement, and (iii) approve the proposal to amend our Articles of Incorporation to change the Company’s name.

Shareholder List

A list of our shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Special Meeting. For ten days prior to the Special Meeting, this shareholder list will be available for inspection during ordinary business hours at our principal executive offices located at Two Broadway, Hamden, Connecticut 06518.

RISK FACTORS RELATED TO THE SALE OF OUR FOOD SERVICE BUSINESS
AND WITH OUR ENERGY MANAGEMENT OPERATIONS

You should consider carefully the following risk factors as well as other information in this proxy statement and the information contained in our other filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended June 30, 2006, as amended, in voting on the proposals related to the asset sales.  If any of the risks actually occur, our business, operating results and financial condition could be adversely affected.  This could cause the market price of our common stock to decline, and you may lose all or part of your investment.

The Board of Directors has identified the asset sales as the most suitable method to meet our expected/scheduled liquidity needs.

If shareholders reject the proposed asset sales, we will be faced with a critical liquidity challenge and urgent need for additional capital.  In that situation, our Board of Directors would be forced to consider alternatives which it believes are likely to be substantially less favorable than the proposed asset sales.  we currently know of no alternative sales or capital raising transactions or strategies that, in the opinion of our Board of Directors, would be likely to produce a more meaningful value for shareholders.  Given our limited cash, and the funds which would be needed to continue operations, our Board of Directors believes it would be difficult to continue our business or identify another appropriate potential purchaser who could acquire the assets.  Our Board of Directors expects us to continue to experience cash demands that exceed our cash flow as we require substantial working capital to fund our business and meet our debt service and other obligations.  Failure to consummate the asset sales will have a material adverse effect on our business, results of operations and financial condition.

Our food service operations accounted for approximately 80% of revenues for the nine months ended March 31, 2007.  The sale of all of our assets related to our food service business will mean that future revenues will be solely dependent on our energy conservation division.

After the sale of our food service business, we will be substantially smaller and will only operate in one principal division, energy management.  During the nine months ended March 31, 2007, revenues from our food service division were $21,263,612, accounting for approximately 80% of total revenues.  In contrast, during that same period, revenues from our energy services segment were $4,959,210, accounting for approximately 19% of total revenues and our revenues from our energy conservation segment were $322,460 which is approximately 1% of our total revenues.  After the asset sale, we expect to generate all of our revenues from our energy conservation products and electrical services businesses.  With the convergence of our new technology coupled with the planned marketing efforts in support of the launch of the newly designed EnerLume-EM™, and the execution of our business plan initiative, we believe that we can continue to grow and develop our energy conservation business and target new markets within the energy conservation industry, thereby growing our revenues.  However, as our energy conservation operations are relatively new, we can not assure you that we will be able to generate revenues equal to historic levels or any level. If we are unable to increase the sales from our energy conservation product and service businesses it will have a material adverse effect on our business.

Our future success will depend to a large extent on the success of our energy conservation product.

The market focus for our EnerLume-EM™ is to work with Master Channel Partners, (“MCP’s”) as stocking distributors.  We plan to direct MCP’s to end user account installations.  Additionally, we plan to develop marketing relationships with major ballast, fixture and lamp Original Equipement Manufacturers’s (“OEM”) and other OEM distribution channels.  We hope to work directly with utility providers to gain recognition as an energy saving product and take advantage of utility rebates and mandates. We will be subject to outside competitive technology and advances, evolving industry requirements and compatibility with the electrical infrastructure at client’s locations.  Our future success will depend in part upon our ability to bring our product to market, including the ease of installation, ballast compatibility, and our ability to obtain dedicated circuitry at install sites.  We are currently devoting significant resources toward the continued research and development and the continued development of new ideas that will create additional energy saving products and technologies for us.  There can be no assurance that we will successfully achieve these goals in a timely fashion or that our current or future products will satisfy the needs of the energy conservation markets. Failure of our products to satisfy market needs could have a material adverse effect on our business and results of operation.  In addition, our marketing and commissioning efforts may not satisfy the needs of, and be accepted by, our customers, and we may not find adequate MCP’s to facilitate our product to market.

Our energy conservation segment competes in the energy conservation industry with companies that have more financial resources than we have and there can be no assurance that our products will compete successfully.

We can not assure you that we will be able to compete effectively in the sale of our energy conservation product. Competitors in the energy conservation industry in the United States and abroad are numerous and include, among others, major industrial and well-capitalized companies. Our competitors may succeed in developing technologies and products that are more effective than those we are developing and may render our product and technologies obsolete. Many of our competitors have substantially greater financial and technical resources, marketing capabilities, and industry experience. In addition, these companies compete with us in recruiting and retaining highly qualified personnel. As a result, we can not assure you that we will be able to compete successfully with these organizations.

There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. Several companies market and sell products that compete with us.  Competition from any of these companies could have a material adverse effect on our operations.

Upon the closing of the sale of our food service business, we will be required to make substantial payments to our creditors.

Upon the closing of the sale of the food service business, we anticipate that the cash proceeds of the sale will be adequate to pay off our term loan. In addition, we will be required to make substantial payments to our outstanding accounts and notes payables, and to pay legal, accounting and other expenses of the sale transaction. We anticipate that those payments will be made at closing and will be funded primarily out of the cash proceeds payable at closing. However, there can be no assurance that our anticipated cash resources will ultimately be adequate to make these payments on a timely basis or at all.

We will require additional capital to implement our business plan, and if additional capital is not available, we may have to curtail or cease all or part of our operations.  Additionally, future fundraising efforts will dilute current shareholder ownership interest in the Company.

Following the sale of our food service business and payments of outstanding indebtedness thereunder, our term loan with Shelter Island will terminate. We anticipate that following the sale of our food service business, our operations will generate a modest negative cash flow within twelve months and that a bank credit facility will not initially be necessary to support our energy management division at its current level of operations if we are able to raise funds through future equity funding. Our long term liquidity is contingent upon our consistently meeting our sales forecast, the consummation of the sale of our food service business, and our continued improvement in the area of product-to-market management. If any one of the above does not happen and we experience a deterioration in orders due to a negative economy or an unfavorable market position with our product, there can be no assurance that we will be successful in maintaining an adequate level of cash resources. We may be forced to act more aggressively in the area of expense reduction in order to conserve cash resources as we look for alternative solutions. Following the consummation of the sale of our food service business, we intend to seek equity or similar financing on acceptable terms in order to obtain the added flexibility it will provide to our operations. There can be no assurance that our operations will generate an adequate level of cash flow or that we will be able to obtain such financing or that it will be available on terms acceptable to us.  In addition, any future equity funding will dilute current shareholders’ ownership interest in us.

If our shareholders do not approve the sale of our food service business and if those sales are not consummated, we may not be able to maintain our current level of operations.

Our obligation under our term loan facility is $1,240,000 and we had effectively exhausted our remaining availability under the facility. Additionally, we anticipate that we might not be able to meet our cash needs from cash generated through existing operations resulting from essential and non-essential vendor payables and product purchase orders, and other short term obligations coming due.  In addition, if sales in the remaining period prior to closing of the sales of our food service business fall short of our current expectations, or if our expenses exceed our expectations, or if other factors adversely affect our business or financial condition, we may be forced to explore other ways to restructure operations. There can be no assurance that we will be successful in maintaining an adequate level of cash resources.

The sale of our food service business is integral to our liquidity. If the sale is not consummated on a timely basis, we do not believe that the cash generated from our operations would provide us with the cash resources necessary to fund our energy management operations in the current business environment. In that event we will need to consider other options that may be available to us including the potential liquidation of our assets or to take other necessary and appropriate matters to ensure our ability to continue operations.  There can be no assurance that we will be successful in maintaining an adequate level of cash resources.

The consummation of the sale of our food service business is subject to a number of conditions that must be satisfied .

The consummation of the sale of our food service business is conditioned upon a number of factors including approval by our shareholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the agreements, the receipt of certain material third-party consents, and the absence of any material adverse change related to our food service business. We can not assure you that any or all of the conditions to closing under the asset sale agreements will be satisfied or waived and that the sale will be consummated If the necessary shareholder vote is obtained.

We may be required to reduce or eliminate some or all of our sales and marketing efforts or research and development activities if we fail to obtain additional funding that may be required to satisfy future capital needs.

We plan to continue to spend substantial funds to expand our sales and marketing efforts and our research and development activities related to our energy conservation product. Although we anticipate that these activities can be adequately funded in the short term through proceeds from the sale of our food service business, cash generated from the operations of the on-going business, and/or other current sources of liquidity, long-term financing of these activities could require additional funding in the future. Our future liquidity and capital requirements will depend upon numerous factors, the cost and timing of sales and marketing, manufacturing and research and development activities, and competitive developments. Any additional required financing may not be available to us on satisfactory terms or at all. If we are unable to obtain financing, we may be required to reduce or eliminate some or all of these activities.

Any decrease in capital spending by our potential “end user” customers could have a material adverse effect on our business and results of operations.

Our “end user” target markets include distribution centers, warehouses, retail store chains, parking garages and the like. The capital spending policies of our potential “end user” customers can have a significant effect on the demand for our products. Such policies are based on a variety of factors, including the resources available to make such purchases, spending priorities and policies regarding capital expenditures. Any decrease in capital spending by our potential “end user” customers could have a material adverse effect on our business and results of operations.

Any failure by our Company to obtain and sustain market acceptance of our product could have a material adverse effect on our plan for growth and on our business and results of operations.

Our product represents alternatives and new concepts to traditional instruments and methods. As a result, our product may be slow to achieve, or may not achieve, market acceptance, as customers may seek further validation of the efficiency and efficacy of our technology. This is particularly true where the purchase of the product requires a significant capital commitment. Our failure to obtain and sustain such acceptances could have a material adverse effect on our plan for growth and on our business and results of operations.

Any changes in government regulations may adversely affect consumer demand for our products.

The market for our product in the United States is subject to or influenced by various domestic laws and acts. We design, develop and market our products to meet customer needs created by existing and anticipated regulations, and any changes in these regulations may adversely affect consumer demand for our products.

Our energy management division has a limited operating history upon which to evaluate its potential for future success.  Due to our limited operating history, it is difficult to forecast the future success of our energy management division.

To date, our energy management division has generated only limited revenues.  Significant marketing investment will be required in order to establish a sufficient market for our energy conservation product and build revenues.  The technology underlying this product may not become a preferred technology to address the energy management needs of our customers and potential customers.  Failure to successfully develop and market future products on a timely and cost-effective basis could have a material adverse effect on our ability to compete in the energy management market.

The likelihood of our energy management division’s success must be considered in light of the risks and uncertainties frequently encountered by early stage companies in an evolving market.  If we are unsuccessful in addressing these risks and uncertainties, this portion of our business will be materially harmed.

Our energy services segment has incurred significant operating losses since inception and may not achieve or sustain profitability in the future.  The energy services segment’s failure to achieve profitability could result in our failure to continue as a going concern.

Our energy services segment has incurred substantial net losses in fiscal 2006 of $3,289,292 and in the nine months ended March 31, 2007 of $2,213,715.  We must overcome significant sales and operational challenges.  In addition, our energy services segment may be required to reduce the prices of its services in order to increase sales.  If we reduce prices, we may not be able to decrease costs sufficiently to achieve acceptable profit margins.  As our energy services segment strives to grow its business, we expect to spend significant funds for general corporate purposes, including working capital, marketing, recruiting and hiring additional personnel, and research and development.  To the extent that revenues do not increase as quickly as these costs and expenditures, our results of operations and liquidity could be materially adversely affected.  If our energy services segment experiences slower than anticipated revenue growth or if its operating expenses exceed its expectations, we may be required to cease operations.  Even if it achieves profitability in the future, it may not be able to sustain it.

Our energy services segment currently experiences volatility in its cash flows and is subject to an extended sales cycle in connection with the bidding process, purchasing of materials and the installation and testing of electrical systems.  This business cycle could lead to significant operating losses for the foreseeable future.

Our energy services segment is currently obligated, pursuant to the majority of its installation and service contracts, to pay all the costs of materials, labor, travel and installation of its systems prior to being paid by its customers.  In addition, many of its projects extend over a lengthy period of time from the initial invitation to bid, to final installation and testing.  Although our energy services segment hopes to shorten this cycle, there can be no assurance its cash flow will improve or that it can profitably market this concept.  If this trend continues or worsens due to the inability to convince our customers to pay as the project progresses from its initial stages through completion, our energy services segment’s cash flow and operating losses will continue to be significant, and we may be required to cease operations.

Patents and other proprietary rights provide uncertain protection of our proprietary information and our inability to protest a patent or other proprietary right may harm our business.

The patent position of companies engaged in the sale of products such as ours is uncertain and involves complex legal and factual questions. Issued patents can later be held invalid by a patent office or by a court. We can not assure you that our pending patent rights to the technology for our EnerLume-EM™  will not be challenged, invalidated, or circumvented or that the rights granted thereunder will provide us a competitive advantage. In addition, many other organizations are engaged in research and development of products similar to our energy conservation analytical instrumentation. Such organizations may currently have or may obtain in the future, legally blocking proprietary rights, including patent rights, in one or more products or methods under development or consideration by us. These rights may prevent us from commercializing new technology, or may require us to obtain a license from the organizations to use their technology.

We currently have limited trademark or patent protection with respect to the energy conservation product developed.  Our failure to protect our proprietary rights could result in substantial operating losses and the failure to effectively pursue our energy conservation business plan.

We cannot assure that any patents, trademarks or copyrights or our other proprietary rights issued to, licensed or otherwise used by us, will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to us.  Furthermore, others may be able independently to develop substantially equivalent or superseding proprietary technology and an equivalent product or system may be marketed in competition with our products, thereby substantially reducing the value of any proprietary rights we may obtain in the future.  We also may not be able to protect our proprietary technology from duplication.  Additionally, the prevention of unauthorized use and disclosure of our intellectual property will likely become more difficult as our business grows.  We could incur additional legal costs in defending any patent, trademark, copyright or other infringement claims or in asserting any patent rights, copyrights or other proprietary rights, including those granted by third parties, in a suit with another party.  Our failure to protect our proprietary rights could have a material adverse effect on our business, financial condition and our overall results of operations.

Successful infringement claims by third parties could result in substantial damages, lost product sales and the loss of important proprietary rights.

There has been substantial litigation regarding patent and other intellectual property in various technology industries.  In the future, we may be notified of allegations that we may be infringing on intellectual property rights with respect to the technology we are currently marketing for our light controlling device.  Should litigation be brought against us, such litigation could be extremely expensive and time consuming and could materially adversely affect our business, financial condition and results of operations, regardless of the outcome of the litigation.  Such litigation could also result in loss of certain proprietary rights, significant monetary liability and barriers to product manufacturing.

Our future in energy conservation largely depends upon the success of our EnerLume-EM™ light controller.  The light controller operation relies solely upon the inherent software and firmware for its implementation as an energy savings device, for which we have contracted with the manufacturer for the ownership of the intellectual property.  We anticipate expanding into new products utilizing this existing technology.  Any potential successful litigation would stop the progress of our product line and seriously impede our ability to expand into the energy conservation industry.  While our service division would continue to maintain contractual relationships with existing clients, our product line would cease. Any successful litigation against our intellectual property could materially harm our business.

Our energy conservation segment faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury.  Product liability claims that fall outside of our insurance coverage would further contribute to our negative cash flows.

Our energy conservation segment faces the risk that materials used in the manufacture of the final product may be flawed or faulty, causing the product to fail or malfunction.  Additionally, the product may not be used in the manner provided for in the instructions or in the way contemplated by the manufacturer.  In the event that insurance coverage or contractual indemnification is not adequate, product liability claims could have a material adverse effect on our energy conservation division.  The successful assertion or settlement of any uninsured claim, a significant number of insured claims, or a claim exceeding our insurance coverage could have a material adverse effect on our business.

Our energy conservation segment faces an inherent risk of exposure to product liability claims in the event that the use of its products results in injury.  Negative publicity related to a product liability claim could lead to the loss of customers and corresponding revenues.

Our energy conservation segment is highly dependent upon consumer perception of the safety and quality of our product, as well as similar products distributed by other companies.  While our EnerLume-EM™ light controller is listed by Underwriter’s Laboratories, a nationally recognized safety standard that tests products for reasonably foreseeable risk of fire, electric shock and related hazards, the mere publication of reports asserting that such products may be harmful could have a material adverse effect on our operations, regardless of whether such reports are scientifically supported and regardless of whether the products are being used to their specifications.

Our energy management division does not have any long-term agreements with its customers and its future success is dependent on repeat business and obtaining new customers.

Our energy management division’s success depends on attracting and retaining customers.  Although we have client purchase orders, we do not have long-term contracts and depend on fluctuating demand for our product or services. One major service customer accounted for approximately 11% of our revenue for the 2006 fiscal year.  There can be no assurance that we will be able to retain existing customers or attract new customers.  The failure to retain existing customers or attract new customers would likely have a material adverse effect on future profitability.

The energy management industry and products designed to maximize energy efficiency are subject to rapidly changing customer demands and preferences in light of rapid technological advances.  We will face substantial losses should our products not meet the demands of customers.

There can be no assurance that customers will continue to favor the product and services provided by our energy management division.  A significant shift in customer preferences could have a material adverse effect on our business, financial condition and results of operations.  In addition, products that gain wide acceptance with consumers may result in a greater number of competitors entering the market, which could result in downward price pressure that could adversely impact our gross profit margins.  In addition, new products would require employee retraining, which we must commit to long before the ultimate sale to our customers. There can be no assurance that sufficient consumer demand will still exist at the time a final product is available for sale or that favorable gross profit margins will be maintained.

We believe our growth will be materially dependent upon our ability to provide new technologies, processes and products necessary to meet the needs of our customers and potential customers.  The inability to anticipate and respond to these rapidly changing demands could have an adverse effect on our business.

The energy management industry is highly competitive.  Our failure to effectively compete in the industry could result in operating losses and the inability to continue as a going concern.

Numerous companies, many of which have greater assets, personnel, distribution and other resources than us, compete with us in supplying newer and more technologically-advanced products and services.  Our principal competition comes from similar companies that install products designed to maximize energy efficiency.  With generally low barriers to entry, particularly in terms of employee training, additional competitors could enter the market.  There can be no assurance that national or international companies will not seek to enter, or increase their presence in the industry. Several companies market and sell products that compete with us.  Competition from any of these companies could have a material adverse effect on our operations.

There is limited reliable, comprehensive data available regarding the size of the energy management industry and the historic and future expected growth of such industry.  We may be unable to implement our business plan, which is based on available data, resulting in operating losses and the potential inability to continue as a going concern.

Industry data and projections are inherently uncertain and subject to change.  There can be no assurance that the industry is as large as we anticipated or that projected growth will occur or continue.  In addition, underlying market conditions are subject to change based on economic conditions, consumer preferences and other factors that are beyond our control.  There can be no assurance that an adverse change in the size or growth rate of the market will not have a material adverse effect on our energy management division.

A decrease in electric retail rates could lessen demand for our energy conservation product.

Energy conservation products have the greatest profit potential in areas where commercial electric rates are relatively high.  However, retail electric rates for commercial establishments in the United States may not remain at their current high levels.  Due to a potential overbuilding of power generating stations throughout certain regions of the United States, wholesale power prices may decrease in the future.  Because the price of commercial retail electric power is largely attributed to the wholesale cost of power, it is reasonable to expect that commercial retail rates may decrease as well.  In addition, much of the wholesale costs of power are directly related to the price of certain fuels, such as natural gas, oil and coal.  If the prices of those fuels decrease, the prices of the wholesale cost of power may also decrease.  This could result in lower electric retail rates and reduced demand for our energy saving devices.

Failure to effectively market our energy conservation product could impair our ability to sell large quantities of our product.

One of the challenges we face in commercializing our energy conservation product is demonstrating the advantages of our product over more traditional products and competitive products.  As our energy conservation segment grows, we will need to further develop our marketing and sales force.  If we are unable to expand our internal sales force, our ability to generate significant revenues could be harmed.

We depend upon our key personnel and may experience difficulty attracting and retaining key employees.  The failure to retain existing management or the failure to hire new talent as needed could result in our inability to profitably and professionally run our energy management division.

The future success of our energy conservation and services segment depends to a significant extent on the efforts and abilities of our executive officers, including David Murphy, Michael C. Malota and Ronald Sparks, the President of RS Services.  Although we have employment agreements with these individuals, the loss of their services could have a material adverse effect on our business, financial condition and results of operations.  Mr. Sparks has highly technical, electrical skills relating to electrical services, specific knowledge of high voltage applications and extensive relationships with clients and suppliers in sales, marketing and manufacturing, which is required to execute our service business plan.

The loss of the services of Mr. Sparks and other key personnel, or our inability to attract or retain additional qualified personnel could have a material adverse effect on our business, financial condition and results of operations.  We believe that our future success in energy conservation and services will hinge upon our ability to attract, motivate and retain the current highly-skilled managerial personnel.  Competition for such personnel is intense, and there can be no assurance that we will be successful in attracting, assimilating and retaining the personnel we require to grow and operate profitability.

THE ASSET SALE TRANSACTIONS

Principal Parties

Corporate Dining Sale

Host America Corporation

Host currently consists of two principal operating divisions: food service and energy management.  Host Business Dining and Lindley Food Service Corporation comprise our food service division.  RS Services, Inc. focuses on our electrical contracting service segment, and our product segment focuses on energy conservation, comprise our energy management division.  Host Business Dining is a contract food management organization that specializes in providing full service corporate dining facilities and ancillary services such as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Jersey, Rhode Island and Texas.  Our Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Indiana, Massachusetts and Rhode Island.  Our RS Services subsidiary, with offices in Oklahoma, provides full service electrical contracting services.  RS Services offers its customers an experienced team of individuals specializing in the installation and design of electrical systems, energy management systems, telecommunication networks and retrofitting of existing control panels, lighting systems, and alarm systems.  Our principal energy conservation product, the EnerLume-EM™, is a digital microprocessor, capable of reducing energy consumption on lighting systems, and comprises our energy product segment.

Host America Corporate Dining, Inc.

Host America Corporate Dining, Inc., a Connecticut corporation, was incorporated in 2007 solely for the purpose of entering into the Corporate Dining Sale Agreement with the Company and completing the Corporate Dining Sale and has not conducted any business operations except as contemplated by the Corporate Dining Sale Agreement.  Timothy Hayes serves as the President and sole shareholder of Host America Corporate Dining, Inc. and currently serves as the Director of Operations of the Company’s corporate dining operations.

Lindley Sale

In addition to Host, the principal parties to the Lindley Sale Agreement are as follows:

Lindley Food Services Corporation

Lindley, a Connecticut corporation and a wholly owned subsidiary of Host, is a large provider of fresh unitized meals in the Northeast, and provides contract packaging, school meals and senior feeding services primarily through government sponsored programs.  It has production facilities in Connecticut, Indiana and Massachusetts.  Gilbert Rossomando, a director of Host, currently serves as President of Lindley and Mark Cerreta currently serves as Executive Vice President.

Lindley Acquisition Corp.

Lindley Acquisition Corp., a Connecticut corporation, was incorporated in 2007 solely for the purpose of entering into the Lindley Sale Agreement with the Company and completing the Lindley Sale and has not conducted any business operations except as contemplated by the Lindley Sale Agreement.  Gilbert Rossomando and Mark Cerreta, current officers of Host, serve as the sole officers, directors and shareholders of Lindley Acquisition Corp.

Overview and Background

The Company has faced a number of legal and regulatory issues over the past 18 months, which have led to the determination by the Board of Directors that the Corporate Dining and Lindley Sales are advisable and in the best interest of our shareholders. The Board believes that these proposed transactions preserve value for our shareholders and allow the Company to focus on the higher margin energy conservation industry.

Our Entry into the Energy Management and Conservation Business:

We first entered the energy management and conservation business in December 2003 when we acquired GlobalNet Energy Investors.  Through GlobalNet and a subsequent sale and assignment agreement, we obtained from EnergyNSync certain domestic license, distribution and marketing rights to the energy management products developed by K.W.M. Electronics Corporation.  These rights included our initial prototype light controller and other related products.  However, we were not successful in developing, marketing or selling any of the energy management products previously distributed by GlobalNet and EnergyNSync.

In February 2005, we acquired RS Services, Inc., an electrical services contracting firm, based in Duncan, Oklahoma, because it had an established business in the electrical engineering field with experience in the installation and servicing of other energy savings products, it had a Underwriters  Laboratory (UL) approved panel shop, and it had a history of service contract installations for national accounts.

On June 23, 2005, we entered into an agreement with Pyramid Technologies Industrial, LLC (“Pyramid”) pursuant to which Pyramid designed and filed for a patent for our newly designed light controller, the EnerLume-EM™, and will design future energy conservation products on our behalf.  Following the design, Pyramid is responsible for manufacturing and assembly of the EnerLume-EM™ and we will be responsible for assembling any special units from modules supplied by Pyramid.  Pyramid will also develop additional products based on the revised technology.  At the time of the signing of the agreement, the President of Pyramid was the brother-in-law of Mr. Michael Horton, a former director.  Mr. Horton did not participate in any contract negotiations, and the President of Pyramid since resigned from his position to join us.

In fiscal 2006, we received U.L. listing for the EnerLume-EM™for which we began demo testing during our fiscal 2006 and into our fiscal 2007.  The tests were run in locations with commercial and industrial fluorescent lighting systems. The EnerLume-EM™uses a proprietary approach, for which patents have been applied, to reduce energy demand from fluorescent lighting systems without noticeably reducing perceived light. It also has unique communications functionality, which allows a customer system’s energy demands to be managed remotely.  We also completed the development of a trademarked name and new logotype for the product.

In connection with our initial investments in energy conservation as described above, we began an in-depth review of strategic alternatives on a going forward basis.  Despite maintaining a steady, mature, and consistent food business and the ability to achieve a marginal cash flow, we believe that the opportunities for long-term growth in the food service industry does not look as promising as energy conservation and decided to diversify our Company and enter the energy management and conservation product business with greater focus.

Performance of our Food Service Markets and Our Overall Business Condition

The financial performance of our food service business has been steady, but with a low return on investment.  Although we have a relatively small share of the food service provider market, we compete favorably with other regional food service providers and those national companies that have operations in the northeastern United States.  We believe we were able to remain competitive because of the quality, selection and value of the food and services that we provide.

Lindley is one of the largest providers of fresh unitized meals in the Northeast, operating out of its various production sites.  We have aggressively pursued higher margin business for our pre-packaged unitized meal production.  This has been accomplished by increasing our customer base for Meals-on-Wheels, senior assisted living facilities, pre-school Head Start programs, School Lunch, After-School Enhanced Snack programs and Summer School Breakfast and Lunch Programs.   We have focused on these markets by participating in industry trade shows like Meals-on-Wheels Association of America, NANASP and the National Head Start Conference.  This exposure has enabled Lindley to continue to expand its customer base throughout the Northeast and Midwest.  Lindley is currently involved in bids for several other senior feeding, Meals-on-Wheels, and Head Start contracts in various states, and intends to continue aggressively pursuing this type of business.

However, the gross margins experienced with our food service division have not be able to absorb the overhead costs associated with our business being publicly held.  There is intense competition in the food service industries, and the majority of unitized meals bidding is done on a contract basis with terms ranging from one to five years, with the summer food programs as short as eight weeks.  Most contracts are secured through a competitive bidding process. With this competitive bidding environment, governmental units are more than likely required to accept the bid from the lowest qualified bidder, and we can win or lose a contract proposal for as little as ½ cents per meal.  In this type of business model, there is virtually no value to “customer relationships” or “customer loyalty” as each new contract has to be bid on its own.    These factors, among others, have led to intense competition within the industry, which has adversely affected the financial health of our core food service business.

We have experienced difficulty in generating an adequate level of revenue with food service margins to support the cash requirements of our overall business.  Our consolidated income statements and our statement of operating cash flows reveal significant losses and the utilization of significant amounts of cash to support our operating activities.  Although a substantial portion of the net loss has been related to non-cash charges, the cash flow from operations clearly reflect our cash burn rate. There can be no assurance that sufficient sources of financing will be obtained.

Alternatives Considered By Management: Business Strategy

Following the acquisitions of GlobalNet and RS Services, our management and the Board of Directors in November 2005, began to review strategic alternatives regarding the development of both our food service business and our new energy management and conservation business in order to maximize shareholder value in light of the continuing competitive challenges and disappointing financial results in our overall business. These alternatives included:

•
Create a new energy management and technology company; transfer the energy conservation technology licenses to that new company; finance this company privately as a stand-alone entity. Separately, continue to operate the food services division within the existing Host America entity.

•	Create a tax-free spinout of the food services subsidiary/divisions and fund them privately. Separately, build the energy management division within the existing Host America entity.
•	Sell the energy management division and continue to develop the food services division within the existing Host America entity.
•	Sell the food services division and develop the energy management division with a newly-created entity.

While each of these options possesses certain drawbacks, there are some which present significantly higher risk than the others.

We have been advised by Ardour Capital Investments, LLC, an investment banking and advisory firm who we engaged to act as a financial advisor and to assess our business plan, positioning, and entry and exit strategies for each business division, that private equity investors are appropriate for companies that do not have traditional financing sources available. These types of companies carry a higher degree of investment risk than more established ones. Private equity investors generally look for companies that have the potential to create value through new initiatives or through revolutionary product development and/or efficiencies. Early-stage entrepreneurial ventures are likely to grow rapidly and respond swiftly to the changing competitive environment. This is where a smaller company can take advantage of market opportunities.

These considerations favor the use of private equity to finance the energy management division through investment advisors that have access to investment  firms that specialize in private equity funding.  At the same time, these same considerations make it much more difficult to raise private financing for the food services division as a private entity. Due to the division’s lower margin and the low growth aspect of the food service business, the likelihood of obtaining reasonable financing for this division is minimal.  However, in order to create shareholder value and liquidity, and to continue to raise investor equity, public participation in energy conservation is required.

A company without a long operating history or one which is introducing a new product creates a wide range of potential outcomes for an investor to evaluate. The larger, more diverse the business plan, the greater the uncertainty of the outcome. By their very nature, young and developing companies are associated with significant levels of risk. This level of risk can be somewhat mitigated when a company is selling a “breakthrough” technology into an existing market, rather the trying to establish a new market.

In spite of our ability to secure initial orders for the EnerLume-EM™ product, uncertainty will continue to surround the product from a sales and marketing standpoint until critical mass is obtained. We believe that the financing of the energy conservation segment has a higher likelihood of success than financing the food services division.

Given the extremely difficult financial and market conditions in our food service business and its ability to carry the operations of the company as a whole that are described above, we believe that our decision to exit the food service business and focus on our energy management and conservation business is in the best interests of our customers, suppliers, employees and shareholders. In addition, our energy mission is to be committed to lead the marketplace to the new levels of efficient utilization of utilities demanded by the economic cost of energy and the global demand for conservation. We hope to research, develop and provide the customized products, services and responsible information expected of a business committed to the high technology energy management marketplace.

Discussions concerning the options available for the sale of our food service business included all members of our board of directors although Mr. Rossomando, a director, abstained on the final vote as he is considered a related party with respect to the sale of Lindley.  Messrs. Cerreta and Hayes did not participate in the decision making process, but were available to advise the board in their deliberations concerning possible alternatives.  After a review of the key customer accounts, management determined a key component of the ongoing value attributed to these two business divisions was the customer and supplier relationships that Messrs. Rossomando, Cerreta and Hayes had developed over a number of years.  We believe the intrinsic value of either of these entities to outside third parties would be severely diminished if these individuals were not involved in the day-to-day management and operational decision making processes.  As a result, we believe that any possible outside buyer would be required to absorb the costs of these key personnel inorder to maintain the established business continuity.  Therefore, the Board was receptive when Messrs. Rossomando, Cerreta and Hayes approached management, as more fully described below, regarding the purchase of the respective business divisions.

Alternatives Considered by Management: Pursue Inside Buyers

During 2002, management met to discuss the business divisions and the performance of the existing divisions.  At that time, we decided it was in the best interest to pursue opportunities to explore a possible spin-off of the business dining division, and concentrate our resources and energy into expanding the more profitable divisions at that time.

During 2002, we then consulted with the Elite Investment Group to manage the process of creating a market for possible sale of the division at that time.  Based on market conditions and a review of the financials of Corporate Dining, the investment group identified, after a nationwide search, that there could be a potential of up to 25 possible buyers for the division.

During 2002 the investment group contacted possible buyers to attempt to develop a market for the division, and based on these conversations, continued talks with the companies that displayed initial interest.  After extraordinary time and effort were consumed, the overall findings from the investment group discovered and concluded that the nature and size of Host America did not “fit” into the business operations of any potential buyer; as the larger firms identified Host as ‘too small’ and the small regional firms lacked sufficient capital to undertake the operations of Host.

In  early 2006 management had been approached by Timothy Hayes, Director of Operations of our Corporate Dining division, and Gilbert Rossomando and Mark Cerreta, principles of Lindley Food Service, regarding the potential sale of their respective divisions. As prior talks never materialized with any possible outside buyers, the Board of Directors concluded that it is in the best interests of shareholders not to expend additional financial resources and efforts to undertake additional external review of the potential markets as the external business market platform has not changed from 2002.  From a cost-efforts basis, management additionally concluded that it would expend inefficient financial resources to re-conclude what was experienced in the past.  In February 2007, we then hired Marshall & Stevens, an independent valuation firm to provide to us and Board of Directors a fairness opinion on the purchase price.

Final Negotiations and Documentation

Following the execution of the letters of intent in January 2007, negotiations between our management and the inside buyers continued and we began to negotiate the substance of the asset purchase agreements and related agreements, including the purchase price and non-competition agreement, each of which is described in further detail in this proxy statement.

In February 2007, the buyers submitted their preliminary draft of the asset purchase agreements and other related agreements to us. Subsequently, several telephonic and in-person meetings between us, the buyers and our and their respective advisors regarding the terms of the asset purchase agreements and related documents took place. The buyers provided revised drafts of the asset purchase agreements and other related agreements early in March 2007.

On February 23, 2007 at a special meeting of our Board of Directors, the Board initially reviewed the proposed terms of the Marshall & Stevens fairness valuation and its financial analysis of the consideration to be provided in the transaction.  The Board had required the Audit Committee to opine on the related party attributes of the agreements and the Audit Committee approved the transaction unanimously on April 4, 2007.   Our Board of Directors and Audit Committee have adopted written policies and procedures relating to approval or ratification of “related party transactions.” Under the  policies and procedures, our Audit Committee is required to review the material facts of all interested transactions and either approve or disapprove of the interested transactions.  In addition, subject to certain exceptions and other factors it deems appropriate, the Audit Committee takes into account whether the interested transaction contains terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person's interest in the transaction. No director may participate in any discussion or approval of an interested transaction for which he or she is a related party.

The Board determined, with guidance from the fairness opinion from Marshall & Stevens and the median value range reported within the fairness opinion, that the proposed transactions represented the fair value of the Company’s divisions and further determined that it would not accept a value lower than the median value range.  The Board further determined that the final asset purchase agreements, being subject to post-closing adjustments specific to inventory levels and/or potential loss or increases in business and client base, was a fair and equitable procedure . The Audit Committee evaluated the Marshall & Stevens opinion to determine whether the proposed transactions constitute a fair and reasonable related person transaction using the following factors:  i) financial conditions of the transaction; ii) the conditions of the contract; iii) the potential benefits to Host as compared to external transactions; and iv) the comparability and compatibility to an external arms length transaction.

During the decision process, the Audit Committee ensured that a fair and equitable procedure was carried out by considering the following factors pertaining to the Marshall & Stevens opinion: i) benchmarks with other open and effective competition; and ii) value for money.  Additionally the Audit Committee reviewed i) the benefit of the transaction in enhancing Host’s existing business; ii) potential risks, opportunity and protections; and iii) ethical behavior and fair dealing from the inside buyers.

 The Audit Committee consists of three independent members of our Board:  Chairman Patrick Healy, Nicholas Troiano and John D’Antona.  The Board subsequently confirmed at a special meeting of our Board of Directors on April 4, 2007 that, by written opinion of Marshall & Stevens as of the date provided in the opinion, as final, and based on and subject to the matters described in the opinions, the sale transaction as provided in the asset purchase agreements are fair, from a financial point of view, to our shareholders. At the conclusion of this meeting, the Board of Directors unanimously approved the sale of our food service business to the buyers pursuant to the asset purchase agreements and the other related agreements, and authorized management to finalize and execute the definitive agreements.

On April 4, 2007, our Board of Directors unanimously approved the execution and delivery of the asset purchase agreements with closing to be subject to the contingency, among other things, of shareholder approval.  On April 17, 2007, the buyers and Host executed the asset purchase agreements and on April 19, there was a public announcement of the transactions.

Reasons for the Corporate Dining and Lindley Sales

In considering the Corporate Dining Sale Agreement and the Corporate Dining Sale, and the Lindley Sale Agreement and the Lindley Sale, our Board of Directors consulted with Marshall & Stevens regarding the financial aspects of the sales and sought and received Marshall & Stevens’ written opinion as to the fairness, as of the date of such opinion, from a financial point of view, of the consideration to be received by the Company pursuant to the Corporate Dining and Lindley Sale Agreements, which opinion is described below under “Opinion of Marshall & Stevens.”  Based on the fairness opinion, consultations with our professional advisors and the factors discussed below, our Board of Directors unanimously (i) determined that the Corporate Dining Sale Agreement and the Corporate Dining Sale and the Lindley Sale Agreement and the Lindley Sale are advisable and in the best interests of our shareholders, (ii) approved the Corporate Dining and Lindley Sale Agreements and (iii) recommended that our shareholders vote in favor of the adoption of the Corporate Dining Sale Agreement and the Lindley Sale Agreement.

In the course of reaching that determination and recommendation, our Board of Directors considered a number of potentially supportive factors in its deliberations, in addition to those given in the preceding paragraph, including:

•
The financial performance and future prospects of our food service business, including its slower growth prospects as compared to the higher growth prospects of our energy conservation business, and the fairness of the transaction for the sale our food service business, which fairness is supported by the opinion of Marshall & Stevens.

•
The current economic and market conditions in the food service industry, and the current near and long-term prospects for improvement, any potential global economic recession, the difficulties in providing financial support for both the food service business and energy conservation business.

•
The sale of our food service business pursuant to the asset purchase agreements enables us to realize immediately the value of the food service business in cash, increasing our financial flexibility, including our ability pay down in full and terminate our term loan facility, which we plan to do with the proceeds from the sale.

•	The sale of our food service business also positions our shareholders to benefit from a company primarily focused on the faster growing energy conservation industry.
•
The inability of the food service industry to produce an efficient market for sale and the time and expense to solicit in such a non-efficient market in light of all the conditions previously experienced by Host management.

•	The fact that the purchase price payable by inside management is not subject to a financing contingency and is to be paid in cash and not in securities with a fluctuating share price.
•
Lindley Acquisition Corp. will assume and be responsible for substantially all existing preclosing trade liabilities of our Lindley Food Service business, including up to $2.1 million of accounts and trade payable and accrued expenses.

•
The sale provides a framework for us to increase liquidity and reduce our obligations relating to corporate dining and other short term unsecured obligations by approximately $1.0 million. If we are unsuccessful with the sale, we may be faced with a critical liquidity challenge and urgent need for additional capital to satisify the obligations under this and the Shelter Island Term Loan .

•
The inside management buyers have advised us that the their respective food service business, corporate dining, and unitized meals, are fundamental to their specific strategic plans and have advised us that they will use their infrastructure and resources to preserve the legacy of the Host America and Lindley Food Service names, and its customers, suppliers and employees.

•
The financial presentation of Marshall & Stevens  to our Board of Directors, including its opinion regarding the fairness, from a financial point of view, to our shareholders of the transactions provided for in the asset purchase agreements for the sale of our food service business, which is described more fully under the heading “Opinion of Marshall & Stevens.”

The Board of Directors also considered the following potential countervailing factors in making its determination. You should consider these in deciding whether to vote for the proposals:

•
The consummation of the sale of our food service business is conditioned upon a number of factors including approval by our shareholders, the accuracy of the representations and warranties of the parties and compliance by the parties with their obligations under the asset purchase agreements, the receipt of certain material third-party consents and valuations, and absence of any material adverse change related to our food service business.

•
The failure of the sale to be consummated for any reason could adversely affect our food service business through potential loss of customers, potential loss of business during  the period between the signing of the asset purchase agreements and the closing date of the sale, potential loss of employees and other potential factors.

•
After the consummation of the sale of our food service business, our energy conservation and services business will represent all of our business and, as a result, we will have a less diversified business which will leave us dependent on the performance of our energy conservation and services business.  The Board of Directors also considered that, as a result of the sale, there would be an increase in the relative importance of our revenues from and relationships with the significant customers of our energy conservation and services business.

•
Members of our management and Board of Directors have interests in the sale of our food service business that may conflict with the interests of our shareholders as described in this proxy statement under the heading “Interests of Host’s Management and Directors in the Asset Sales.”

•
Following the sale, we will be a much smaller company, with limited financial resources and no assurance that we will be able to obtain the financial or other resources necessary for our electrical energy conservation business. (See “Risk Factors”).

•	Our growth following the sale of our food service business would be heavily dependent upon successful business plan execution and continued development of new energy conservation products.
•	We are selling our overall core business that was the focus and mission of Host since the Company was founded in 1986.

The Board of Directors believes that, on balance, the possible benefits to our shareholders from the positive factors outweighed the possible detriments from the negative factors that are summarized above.

In view of the variety of factors considered, the Board of Directors found it impracticable to, and did not, quantify, rank or otherwise assign relative weights to the above factors considered or determine that any factor was of particular importance in reaching its determination. Rather, the Board of Directors views its position and its recommendation as being based upon its judgment, in light of the totality of the information presented and considered, both financial and otherwise, of the overall effect of the sale of our food service business on the shareholders compared to any reasonably available alternative.

With respect to liquidation value, the Board of Directors considered that the liquidation value of our food service business would likely be lower than the valuation of this business as a going concern because of the value placed on an existing customer base and an existing revenue stream.  As a result, the liquidation value of the business does not provide a useful comparison for assessing the fairness of the sale consideration. With respect to book value, the Board of Directors considered that the historic costs of the assets being sold would also undervalue our food service business because the historic costs do not take into account the present value of the revenue stream created by these assets.

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by our Board of Directors but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the Corporate Dining Sale and the Lindley Sale and the complexity of these matters, our Board of Directors did not quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. After taking into account all of the factors set forth above, as well as others, the Board of Directors unanimously agreed that the benefits of the Corporate Dining Sale Agreement and the Corporate Dining Sale and the Lindley Sale Agreement and the Lindley Sale outweigh the risks.

Recommendation of Our Board of Directors

At a meeting on April 4, 2007, our Board of Directors unanimously (i) determined that the Corporate Dining Sale Agreement and the Corporate Dining Sale and the Lindley Sale Agreement and the Lindley Sale are advisable and in the best interests of our shareholders, (ii) approved the Corporate Dining Sale Agreement and the Corporate Dining Sale, and the Lindley Sale Agreement and the Lindley Sale and (iii) recommended that our shareholders vote in favor of the adoption of the Corporate Dining Sale Agreement and the Lindley Sale Agreement.

PROPOSAL ONE:
THE CORPORATE DINING SALE

The following discussion summarizes the material terms of the Corporate Dining Sale. We urge you to read carefully the Corporate Dining Sale Agreement, which is attached as Annex A to this proxy statement.

Form of the Corporate Dining Sale

Subject to the terms and conditions of the Corporate Dining Sale Agreement, at the closing of the Corporate Dining Sale, Corporate Dining Buyer will acquire substantially all of the assets of the Company’s Corporate Dining operations and assume certain liabilities related to those operations.

The Corporate Dining Sale Agreement

The following summary describes material provisions of the Corporate Dining Sale Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Corporate Dining Sale Agreement, which is attached to this proxy statement as Annex A. Host urges you to read carefully the Corporate Dining Sale Agreement in its entirety because this summary may not contain all the information about the Corporate Dining Sale Agreement that is important to you.

The Corporate Dining Sale Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Host. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the Corporate Dining Sale Agreement were made by Host to Corporate Dining Buyer and by Corporate Dining Buyer to Host. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Host and Corporate Dining Buyer in connection with negotiating the terms of the Corporate Dining Sale Agreement. In addition, the representations and warranties may have been included in the Corporate Dining Sale Agreement for the purpose of allocating risk between Host and Corporate Dining Buyer rather than to establish matters as facts. The Corporate Dining Sale Agreement is described herein, and included as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Host or its business. Accordingly, the representations and warranties and other provisions of the Corporate Dining Sale Agreement should not be read alone, and you should read the information provided elsewhere in this document regarding Host and its business. See “Where You Can Find More Information” beginning on page [__].

Interests of Host’s Management and Directors in the Corporate Dining Sale

When considering the recommendation of our Board of Directors, you should be aware that the members of our Board of Directors and our executive officers may have interests in the Corporate Dining Sale other than their interests as Host shareholders. These interests may be different from, or in conflict with, your interests as a Host shareholder. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Corporate Dining Sale Agreement. See “Interests of Host’s Management and Directors in the Asset Sales” on page [__].

Closing of the Corporate Dining Sale

The closing of the Corporate Dining Sale will take place on the last Friday in the month after the satisfaction or waiver of each of the conditions to the closing of the Corporate Dining Sale set forth in the Corporate Dining Sale Agreement and as described in this proxy statement, or on such other date as Corporate Dining Buyer and Host may agree. We currently anticipate the Corporate Dining Sale to be completed by the end of our fiscal quarter ended September 30, 2007.

Purchase Price under Corporate Dining Sale Agreement

Upon consummation of the Corporate Dining Sale, Host will receive $1,200,000 cash, subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing.

Description of Assets to be Sold under Corporate Dining Sale Agreement

In connection with the proposed Corporate Dining Sale Agreement, we have agreed to sell to Corporate Dining Buyer certain assets (the “Purchased Assets”), including, but not limited to:

•	all equipment, furniture, furnishings, computer and office equipment and other tangible personal property owned by us and which are primarily used by us in our corporate dining business;
•	all inventory, including all raw materials, works in progress and finished goods owned by us at closing which are primarily used by us in our corporate dining business;
•
all of our rights, to the extent transferable, under all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents used or necessary in connection with the operation of our corporate dining business or any pending applications relating to any of the foregoing;

•
all intellectual property primarily relating to our corporate dining business, the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of any interest therein;

•	all customer, distributor, supplier and mailing lists for our corporate dining business;
•	all contracts, agreements, arrangements and undertakings (whether oral or written) to which we are a party relating to our corporate dining business;
•	all advertising, promotional and marketing materials, relating primarily to our corporate dining business, whether written or electronically stored or otherwise; and
•	all rights to the name “Host America.”

Description of Liabilities to be Assumed by Corporate Dining Buyer under Corporate Dining Sale Agreement

Subject to and upon the terms and conditions of the Corporate Dining Sale Agreement, Corporate Dining Buyer will assume the obligations under the assumed contracts and assumed leases and obligations after the closing relating to the conduct of the Purchased Assets, but will not assume any other liabilities.

Description of Assets to be Retained by Host under Corporate Dining Sale Agreement

If the Corporate Dining Sale is completed, Host will retain the following:

•	all of our accounts and notes receivable relating to our corporate dining business;
•	all of our assets primarily relating to Lindley Food Service and energy management business;
•	all of our books, minutes and general corporate records;
•	all books and records that we are required to retain pursuant to any statute, rule, regulation or ordinance;
•	all of our intercompany accounts receivable of our corporate dining business; and
•	all of our cash, cash equivalents, notes, loans receivable, and securities, investments of every nature relating to our corporate dining business, wherever located.

Description of Liabilities to be Retained by Host under Corporate Dining Sale Agreement

If the Corporate Dining Sale is completed, Host will retain the following:

•	all liabilities to the extent arising out of or relating to the operation or conduct by Host or any of its subsidiaries of any retained businesses, as set forth in the Corporate Dining Sale Agreement;
•	all liabilities to the extent arising out of or relating to any of the assets excluded from the Corporate Dining Sale;
•
all liabilities and commitments of Host and its subsidiaries in respect of taxes, other than those liabilities and commitments for which Corporate Dining Buyer is responsible pursuant to the Corporate Dining Sale Agreement; and

•
any compensation or benefits payable to present or past employees of Host or any of its subsidiaries, including without limitation, any liabilities arising under any employee plan or other employee benefit plan and any of the Company’s or its subsidiaries’ obligations for vacation, holiday or sick pay, including obligations thereof for vacation or holiday pay accrued prior to the closing for employees who are not employed by Corporate Dining Buyer.

Representations and Warranties under the Corporate Dining Sale Agreement

In the Corporate Dining Sale Agreement, we make certain representations and warranties to Corporate Dining Buyer and, subject to certain limitations, we have agreed to indemnify Corporate Dining Buyer for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•	due organization, valid existence, good standing and qualification to do business;
•	authority, approvals, validity and enforceability of the Corporate Dining Sale Agreement and the transactions contemplated thereby;
•
the absence of (i) violations under our articles of incorporation or bylaws or other governing documents, (ii) violations under any applicable laws, (iii) violations, breaches or defaults under any agreement or instrument binding on us, or (iv) the creation of any lien on the Purchased Assets, except for those liens permitted pursuant to the Corporate Dining Sale Agreement;

•	required consents;
•	our financial statements;
•	absence of certain changes and undisclosed liabilities;
•	ownership and title to the Purchased Assets and the absence of any liens or encumbrances on any of the Purchased Assets;
•	our material contracts;
•	our solvency;
•	litigation matters;
•	compliance with applicable laws;
•	our material licenses and permits used in the operation of our business;
•	quality and condition of our inventory;
•	certain employment matters;
•	our intellectual property;
•	environmental matters;
•	customer and supplier relationships; and
•	accounts receivable and accounts payable.

In the Corporate Dining Sale Agreement, Corporate Dining Buyer makes certain representations and warranties to us and, subject to certain limitations, Corporate Dining Buyer has agreed to indemnify us for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•	due organization, valid existence and good standing;
•	authority, approvals, validity and enforceability of the Corporate Dining Sale Agreement and the transactions contemplated thereby;

•	execution, delivery and performance of the transaction documents requiring no action from any governmental authority other than compliance with the HSR Act;
•	litigation matters;
•	review of agreements within Purchased Assets and satisfaction with same; and
•	no finder’s fee.

Conduct of Business Pending the Corporate Dining Sale

Under the Corporate Dining Sale Agreement, we have agreed that prior to the closing of the Corporate Dining Sale, subject to certain exceptions, Host will:

•	carry on its businesses in the ordinary course and in a manner consistent with past practice;
•	use reasonable best efforts to keep available the services of our current officers, employees and consultants and to preserve our present business relationships;
•	have in effect and maintain in all material respects insurance substantially of the kinds and in the amounts as are in effect as of the date of the Corporate Dining Sale Agreement; and
•	preserve intact our business organizations and maintain and preserve the Purchased Assets.

In addition, we have also agreed that until the closing of the Corporate Dining Sale, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice, or with Corporate Dining Buyer’s prior written consent, as necessary to comply with legal requirements, or as specified in the Corporate Dining Sale Agreement, Host will  comply with specific restrictions relating to, among others:

•	acquiring any business, corporation, partnership or any business organization or division thereof;
•	the sale, lease, license or other disposition of our or their assets;
•	amending our or their articles of incorporation or bylaws or similar organizational documents;
•
other than dividends from any wholly owned subsidiary of Host to its parent, declaring or paying any dividend or other distribution with respect to any shares of ours or their capital stock, or purchasing, redeeming or otherwise acquiring any shares of ours or their capital stock, other equity securities or other ownership interests;

•	splitting, combining or reclassifying any outstanding shares of our or their capital stock; and
•	incurring indebtedness or guaranteeing any such indebtedness of another person or entity.

In addition to the foregoing, except as specifically permitted by any other provisions in the Corporate Dining Sale Agreement, Host and its subsidiaries will not, prior to the closing of the Corporate Dining Sale, directly or indirectly, do any of the following without the prior written consent of Corporate Dining Buyer:

•	borrow any money or pledge any asset that is not discharged at closing;
•	sell or otherwise dispose of any asset;
•	enter into, amend, modify, renew, replace or terminate any material contract, or place, amend, modify or terminate any purchase orders relating primarily to the business; and
•	allow the assets to deteriorate beyond ordinary wear and tear.

We agree to use our reasonable best efforts to obtain all required consents.

For a period of five (5) years following the closing of the Corporate Dining Sale, we will not directly or indirectly, engage in or participate in any business or activity in any geographic area in the United States that is competitive with that of the Corporate Dining Buyer.  Additionally, David Murphy will enter into a non-compete agreement for a period of five (5) years following the closing of the Corporate Dining Sale and Corporate Dining Buyer has agreed to pay Mr. Murphy $34,218 as consideration for entering into that agreement.

We will not for a period of five years after the closing of the Corporate Dining Sale, and will cause our affiliates and representatives not to, for a period of five years after the closing, directly or indirectly, without the prior written consent of Corporate Dining Buyer, disclose to any third party any confidential or proprietary information included in the Purchased Assets.

As of and following the closing date of the Corporate Dining Sale, we will not use, transfer, license or grant or exercise any other right, title, or interest in or to the “Host America” name and/or any variants thereof and/or any names, trademarks, or service marks substantially similar thereto.

Before the closing of the Corporate Dining Sale, we will exercise complete control and supervision of our operations, consistent with the terms and conditions of the Corporate Dining Sale Agreement.

We have also agreed to certain other customary covenants, including to provide Corporate Dining Buyer and its representatives access at reasonable times to Host’s officers, employees, agents, properties, offices and other facilities, as well as to Host’s books and records. Host has also agreed to promptly furnish information concerning Host’s business, properties, contracts, assets, liabilities, taxes, personnel and other aspects of the company’s business, including internal reviews conducted by the Company relating to legal compliance. Corporate Dining Buyer’s access rights are subject to its obligations under its existing confidentiality agreement with Host.

Conditions to Closing of the Corporate Dining Sale

The Corporate Dining Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

Corporate Dining Buyer is not obligated to effect the Corporate Dining Sale unless the following conditions are satisfied or waived:

•	all approvals of governmental authorities listed in the Corporate Dining Sale Agreement shall have been obtained;
•
no provision of any applicable law shall prohibit the consummation of the closing or subject Corporate Dining Buyer or Host to any penalty or other condition that has, in the case of Corporate Dining Sellers, a Material Adverse Effect;

•	the Corporate Dining Sale Agreement has been approved by our shareholders at the Special Meeting;
•	we have performed in all material respects all of our obligations under the Corporate Dining Sale Agreement required to be performed by us on or prior to the closing date;
•	our representations and warranties contained in the Corporate Dining Sale Agreement are true in all respects when made at and as of the closing date, as if made at and as of such date;
•	we have operated the Corporate Dining business and held the Purchased Assets in the ordinary course of business consistent with past practices;
•
we have delivered to Corporate Dining Buyer a certificate, dated as of the closing date, certifying that attached thereto is a complete and correct copy of the charter, bylaws, or operating agreement, other applicable governance document and resolutions adopted by the Board of Directors or members of Host authorizing the execution, delivery and performance of the Corporate Dining Sale Agreement and the other agreements executed in connection therewith and the transfer of the Purchased Assets to Corporate Dining Buyer, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof;

•	all consents of third parties required by the agreements have been obtained;
•	we have delivered possession and control of all of the Purchased Assets to Corporate Dining Buyer, including, but not limited to, all material applicable keys, access cards and other entry devices;

•
all material governmental licenses, authorizations, permits, consents and approvals required to carry on the Corporate Dining business as currently conducted have been transferred to or otherwise obtained by Corporate Dining Buyer on or before the closing date;

•	since the date of the Corporate Dining Sale Agreement, there has been no event, development or state of facts that results in or would result in a material adverse effect;
•	we have delivered to Corporate Dining Buyer good standing certificates or the equivalent from our jurisdiction of incorporation;
•	no order of any governmental authority is in effect which restrains or prohibits the transactions contemplated by the Corporate Dining Sale Agreement;
•	Corporate Dining Buyer shall be satisfied with its due diligence review;
•	the Corporate Dining Sale Agreement shall not have been terminated; and
•	Corporate Dining Buyer shall have received a commitment for financing in the amount of at least $1,000,000.

We are not obligated to effect the Corporate Dining Sale unless the following conditions are satisfied or waived:

•	Corporate Dining Buyer has performed in all material respects all of its obligations under the Corporate Dining Sale Agreement required to be performed by it on or prior to the closing;
•
The representations and warranties of Corporate Dining Buyer contained in the Corporate Dining Sale Agreement are true in all respects (disregarding immateriality, materiality, material adverse effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made and at and as of the closing, as if made at and as of such date (except that any representation or warranty made as of a specified date other than the date of the Corporate Dining Sale Agreement shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be true in all respects would not result in a material adverse effect on the ability of Corporate Dining Buyer to consummate the transactions contemplated by the Corporate Dining Sale Agreement;

•	We have received a certificate signed by an officer of Corporate Dining Buyer to the foregoing effect;
•
Corporate Dining Buyer has delivered to us a certificate, dated as of the closing date, in form and substance reasonably satisfactory to us, of the Secretary or an Assistant Secretary of Corporate Dining Buyer certifying that attached thereto is a complete and correct copy of the charter, bylaws, and resolutions adopted by the Board of Directors of Corporate Dining Buyer authorizing the execution, delivery and performance of the Corporate Dining Sale Agreement and the other agreements executed in connection therewith by it; and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date of the Corporate Dining Sale Agreement;

•
no order of any governmental authority shall be in effect which restrains or prohibits the transactions contemplated by the Corporate Dining Sale Agreement, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Corporate Dining Sale Agreement or any of the transactions contemplated thereby, have been instituted by any person or entity, and which, in the reasonable judgment of Host (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible or unlawful to proceed with the consummation of the transactions contemplated thereby; and

•	the Corporate Dining Sale Agreement has been approved by our shareholders at the Special Meeting.

Indemnification under Corporate Dining Sale Agreement

Host and Corporate Dining Buyer have agreed to indemnify one another from and against any and all losses, obligations, deficiencies, liabilities, claims (whether actual or threatened), damages, costs and expenses, and all reasonable legal fees resulting from:

•	any misrepresentation contained in the Corporate Dining Sale Agreement; and
•	the breach by any party of any warranty or covenant made by any of them in the Corporate Dining Sale Agreement or any undisclosed holding thereunder.

No claim for indemnity may be made until the loss exceeds $100,000 and claims for indemnity must be made within one (1) year of closing.

Termination of the Corporate Dining Sale Agreement

Host and Corporate Dining Buyer can terminate the Corporate Dining Sale Agreement under certain circumstances, including:

•	by mutual written consent of Corporate Dining Buyer and us;
•	by either Corporate Dining Buyer or us if the Corporate Dining Sale has not been completed before June 17, 2007 (unless a further delay is the result of delay in obtaining regulatory approval);
•
by Corporate Dining Buyer, if Corporate Dining Buyer is not in material breach of any of its representations, warranties, covenants and agreements under the Corporate Dining Sale Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in Corporate Dining Sale Agreement on the part of Host or there is the non-fulfillment of any condition precedent to Corporate Dining Buyer’s obligations;

•
by Host, if Host is not in material breach of any of its representations, warranties, covenants and agreements under the agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the agreement on the part of Corporate Dining Buyer or there is the non-fulfillment of any condition precedent to Host’s obligations; and

•
by Host or Corporate Dining Buyer, if our shareholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the Corporate Dining Sale Agreement shall not be available to Host if the failure to obtain our shareholders’ approval shall have been caused by the action or failure to act by Host and such action or failure constitutes a material breach by Host.

Absence of Appraisal Rights

Holders of our Common Stock or Series B Preferred Stock are not entitled to appraisal rights in connection with the proposal to approve the Corporate Dining Sale Agreement under the Colorado Business Corporations Act, our Articles of Incorporation or our Bylaws.

Vote Required and Recommendation of the Board

The approval of the Corporate Dining Sale Agreement requires the affirmative vote of the holders of a majority of the shares of our Common Stock and Series B Preferred Stock, voting as a single class, outstanding. The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Corporate Dining Sale Agreement.

PROPOSAL TWO:
THE LINDLEY SALE

The following discussion summarizes the material terms of the Lindley Sale. We urge you to read carefully the Lindley Sale Agreement, which is attached as Annex B to this proxy statement.

Form of the Lindley Sale

Subject to the terms and conditions of the Lindley Sale Agreement, at the closing of the Lindley Sale, Lindley Buyer will acquire substantially all of the assets of the Company’s wholly owned subsidiary, Lindley Food Services, Inc. (“Lindley Seller” and collectively with Host, “Lindley Sellers”) and assume substantially all of the liabilities directly related to the operations of Lindley Seller.

The Lindley Sale Agreement

The following summary describes material provisions of the Lindley Sale Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Lindley Sale Agreement, which is attached to this proxy statement as Annex B. Host urges you to read carefully the Lindley Sale Agreement in its entirety because this summary may not contain all the information about the Lindley Sale Agreement that is important to you.

The Lindley Sale Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Host. Such information can be found elsewhere in this document and in the other public filings we make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the Lindley Sale Agreement were made by Host and Lindley Seller to Lindley Buyer and by Lindley Buyer to Host and Lindley Seller. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by Host, Lindley Seller and Lindley Buyer in connection with negotiating the terms of the Lindley Sale Agreement. In addition, the representations and warranties may have been included in the Lindley Sale Agreement for the purpose of allocating risk between Host, Lindley Seller and Lindley Buyer rather than to establish matters as facts. The Lindley Sale Agreement is described herein, and included as Annex B hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Host or its business. Accordingly, the representations and warranties and other provisions of the Lindley Sale Agreement should not be read alone, and you should read the information provided elsewhere in this document regarding Host and its business. See “Where You Can Find More Information” beginning on page [__].

Interests of Host’s Management and Directors in the Lindley Sale

When considering the recommendation of our Board of Directors, you should be aware that the members of our Board of Directors and our executive officers may have interests in the Lindley Sale other than their interests as Host shareholders. These interests may be different from, or in conflict with, your interests as a Host shareholder. The members of our Board of Directors were aware of these additional interests, and considered them, when they approved the Lindley Sale Agreement. See “Interests of Host’s Management and Directors in the Asset Sales” beginning on page [__].

Closing of the Lindley Sale

The closing of the Lindley Sale will take place on the last Friday in the month after the satisfaction or waiver of each of the conditions to the closing of the Lindley Sale set forth in the Lindley Sale Agreement and as described in this proxy statement, or on such other date as Lindley Buyer and Host may agree. We currently anticipate the Lindley Sale to be completed by the end of our fiscal quarter ended September 30, 2007.

Purchase Price under Lindley Sale Agreement

Upon consummation of the Lindley Sale, Host will receive $2,500,000 cash, subject to adjustment based on the net asset value of Lindley Seller two days prior to closing.

Description of Assets to be Sold under Lindley Sale Agreement

In connection with the proposed Lindley Sale Agreement, we have agreed to sell to Lindley Buyer certain assets (the “Purchased Assets”), including, but not limited to:

•	all equipment, furniture, furnishings, computer and office equipment and other tangible personal property owned by Lindley Seller;
•	all inventory, including all raw materials, works in progress and finished goods owned by Lindley Seller at closing;
•	all accounts receivable owned by Lindley Seller at closing;
•
all rights, to the extent transferable, under all licenses, permits, authorizations, orders, registrations, certificates, variances, approvals, consents used or necessary in connection with the operation of the Lindley Seller’s business or any pending applications relating to any of the foregoing;

•
all intellectual property owned by Lindley Seller and the goodwill associated therewith, licenses and sublicenses granted in respect thereto and rights thereunder, remedies against infringements thereof and rights to protection of any interest therein;

•	all customer, distributor, supplier and mailing lists for Lindley Seller;
•	all contracts, agreements, arrangements and undertakings (whether oral or written) to which Lindley Seller is a party;
•	all advertising, promotional and marketing materials, relating primarily to Lindley Seller’s business, whether written or electronically stored or otherwise;
•	all rights to the name “Lindley Food Services”;
•	all leases for Real Estate and Capital Services; and
•	all cash on hand of Lindley Seller at closing.

Description of Liabilities to be Assumed by Lindley Buyer under Lindley Sale Agreement

Subject to and upon the terms and conditions of the Lindley Sale Agreement, Lindley Buyer will assume the accounts payable of Lindley Seller in existence on the closing date, obligations under the assumed contracts and obligations after the closing relating to the conduct of the Purchased Assets after the closing, but will not assume any other liabilities.  Lindley Buyer will also assume all obligations owing to Food Brokers, Inc. pursuant to the October 29, 2004 Asset Purchase Agreement with FoodBrokers in which the  issuance of a $655,000 face value four year promissory note bearing interest at 7.5% per year.  The balance of the note as of June 30, 2007 is approximately $413,000.

Description of Assets to be Retained by Host under Lindley Sale Agreement

If the Lindley Sale is completed, Host will retain the following:

•	right to receive tax refunds;
•	net operating loss carryforwards;
•	refunds on insurance premiums;
•	rights under employee benefit plans; and
•	assets located at Host’s corporate headquarters.

Description of Liabilities to be Retained by Host under Lindley Sale Agreement

If the Lindley Sale is completed, Host will retain the following:

•	all liabilities to the extent arising out of or relating to any of the assets excluded from the Lindley Sale;
•
all liabilities and commitments of Host and its subsidiaries in respect of taxes, other than those liabilities and commitments for which Lindley Buyer is responsible pursuant to the Lindley Sale Agreement; and

•
any compensation or benefits payable to present or past employees of Host or any of its subsidiaries, including without limitation, any liabilities arising under any employee plan or other employee benefit plan and any of the Company’s or its subsidiaries’ obligations for vacation, holiday or sick pay, including obligations thereof for vacation or holiday pay accrued prior to the closing for employees who are not employed by Lindley Buyer;

Representations and Warranties under the Lindley Sale Agreement

In the Lindley Sale Agreement, Host and Lindley Seller make certain representations and warranties to Lindley Buyer and, subject to certain limitations, have agreed to indemnify Lindley Buyer for any breach of the representations and warranties. These representations and warranties include, but are not limited to, the following:

•	due organization, valid existence, good standing and qualification to do business;
•	authority, approvals, validity and enforceability of the Lindley Sale Agreement and the transactions contemplated thereby;
•
the absence of (i) violations under our articles of incorporation or bylaws or other governing documents, (ii) violations under any applicable laws, (iii) violations, breaches or defaults under any agreement or instrument binding on us, or (iv) the creation of any lien on the Purchased Assets, except for those liens permitted pursuant to the Lindley Sale Agreement;

•	required consents;
•	our financial statements;
•	absence of certain changes and undisclosed liabilities;
•	ownership and title to the Purchased Assets and the absence of any liens or encumbrances on any of the Purchased Assets;
•	Lindley Seller’s material contracts;
•	Lindley Seller’s solvency;
•	litigation matters;
•	compliance with applicable laws;
•	Lindley Seller’s material licenses and permits used in the operation of our business;
•	quality and condition of Lindley Seller’s inventory;
•	certain employment matters;
•	Lindley Seller’s intellectual property;
•	environmental matters;
•	customer and supplier relationships; and
•	accounts receivable and accounts payable.

In the Lindley Sale Agreement, Lindley Buyer makes certain representations and warranties to us and, subject to certain limitations, Lindley Buyer has agreed to indemnify us for any breach of the representations and warranties. These representations and warranties include, but are not limited to the following:

•	due organization, valid existence and good standing;
•	authority, approvals, validity and enforceability of the Lindley Sale Agreement and the transactions contemplated thereby;
•	execution, delivery and performance of the transaction documents requiring no action from any governmental authority other than compliance with the HSR Act;
•	litigation matters; and

•	no finder’s fee.

Conduct of Business Pending the Lindley Sale

Under the Lindley Sale Agreement, we have agreed that prior to the closing of the Lindley Sale, subject to certain exceptions, Lindley Seller will:

•	carry on its businesses in the ordinary course and in a manner consistent with past practice;
•	use reasonable best efforts to keep available the services of our current officers, employees and consultants and to preserve our present business relationships;
•	have in effect and maintain in all material respects insurance substantially of the kinds and in the amounts as are in effect as of the date of the Lindley Sale Agreement; and
•	preserve intact Lindley Sellers’ business organizations and maintain and preserve the Purchased Assets.

In addition, we have also agreed that until the closing of the Lindley Sale, subject to certain exceptions for actions taken in the ordinary course of business, consistent with past practice, or with Lindley Buyer’s prior written consent, as necessary to comply with legal requirements, or as specified in the Lindley Sale Agreement, Host and Lindley Seller will comply with specific restrictions relating to, among others:

•	acquiring any business, corporation, partnership or any business organization or division thereof;
•	the sale, lease, license or other disposition of assets;
•	amending articles of incorporation or bylaws or similar organizational documents;
•
other than dividends from any wholly owned subsidiary of Host to its parent, declaring or paying any dividend or other distribution with respect to any shares of capital stock, or purchasing, redeeming or otherwise acquiring any shares of capital stock, other equity securities or other ownership interests;

•	splitting, combining or reclassifying any outstanding shares of capital stock; and
•	incurring indebtedness or guaranteeing any such indebtedness of another person or entity.

In addition to the foregoing, except as specifically permitted by any other provisions in the Lindley Sale Agreement, Lindley Seller and its subsidiaries will not, prior to the closing of the Lindley Sale, directly or indirectly, do any of the following without the prior written consent of Lindley Buyer:

•	borrow any money or pledge any asset that is not discharged at closing;
•	sell or otherwise dispose of any asset;
•
enter into, amend, modify, renew, replace or terminate any material contract, or place, amend, modify or terminate any purchase orders in respect of Lindley Sellers relating primarily to the business; and

•	allow the assets to deteriorate beyond ordinary wear and tear.

We agree to use our reasonable best efforts to obtain all of required consents.

For a period of five (5) years following the closing of the Lindley Sale, we will not directly or indirectly, engage in or participate in any business or activity in any geographic area in the United States that is competitive with the Lindley Buyer.

We will not for a period of five years after the closing of the Lindley Sale, and will cause our affiliates and representatives not to, for a period of five years after the closing, directly or indirectly, without the prior written consent of Lindley Buyer, disclose to any third party any confidential or proprietary information included in the Purchased Assets.

Before the closing of the Lindley Sale, we will exercise complete control and supervision of our operations, consistent with the terms and conditions of the Lindley Sale Agreement.

We have also agreed to certain other customary covenants, including to provide Lindley Buyer and its representatives access at reasonable times to Host’s officers, employees, agents, properties, offices and other facilities, as well as to Host’s books and records. Host has also agreed to promptly furnish information concerning Host’s business, properties, contracts, assets, liabilities, taxes, personnel and other aspects of the company’s business, including internal reviews conducted by the Company relating to legal compliance. Lindley Buyer’s access rights are subject to its obligations under its existing confidentiality agreement with Host.

Conditions to Closing of the Lindley Sale

The Lindley Sale is subject to the satisfaction or waiver of various conditions, including those listed below.

Lindley Buyer is not obligated to effect the Lindley Sale unless the following conditions are satisfied or waived:

•	all approvals of governmental authorities listed in the Lindley Sale Agreement shall have been obtained;
•
no provision of any applicable law shall prohibit the consummation of the closing or subject Lindley Buyer or Lindley Sellers to any penalty or other condition that has, in the case of Lindley Sellers, a material adverse effect;

•	the Lindley Sale Agreement has been approved by our shareholders at the Special Meeting;
•	we have performed in all material respects all of our obligations under the Lindley Sale Agreement required to be performed by us on or prior to the closing date;
•	our representations and warranties contained in the Lindley Sale Agreement are true in all respects when made and at and as of the closing date, as if made at and as of such date;
•	we have operated the business and held the Purchased Assets in the ordinary course of business consistent with past practices;
•
we have delivered to Lindley Buyer a certificate, dated as of the closing date, certifying that attached thereto is a complete and correct copy of the charter, bylaws, or operating agreement, other applicable governance document and resolutions adopted by the Board of Directors of Host and Lindley authorizing the execution, delivery and performance of the Lindley Sale Agreement and the other agreements executed in connection therewith and the transfer of the Purchased Assets to Lindley Buyer, and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date thereof;

•	all consents of third parties required by the agreements have been obtained;
•	we have delivered possession and control of all of the Purchased Assets to Lindley Buyer, including, but not limited to, all material applicable keys, access cards and other entry devices;
•
all material governmental licenses, authorizations, permits, consents and approvals required to carry on the business as currently conducted have been transferred to or otherwise obtained by Lindley Buyer on or before the closing date;

•	since the date of the Lindley Sale Agreement, there has been no event, development or state of facts that results in or would result in a material adverse effect;
•	we have delivered to Lindley Buyer good standing certificates or the equivalent for Host and Lindley from our jurisdiction of incorporation;
•	no order of any governmental authority is in effect which restrains or prohibits the transactions contemplated by the Lindley Sale Agreement;
•	Lindley Buyer shall be satisfied with its due diligence review;
•	the Lindley Sale Agreement shall not have been terminated;

•	Lindley Buyer shall have received a commitment for financing in the amount of at least $2,400,000; and
•	Food Brokers, Inc. shall have approved the transaction, assigned to Lindley Buyer the $250,000 cash collateral account and assigned its non-compete and non-solicitation agreements to Lindley Buyer.

We are not obligated to effect the Lindley Sale unless the following conditions are satisfied or waived:

•	Lindley Buyer has performed in all material respects all of its obligations under the Lindley Sale Agreement required to be performed by it on or prior to the closing;
•
The representations and warranties of Lindley Buyer contained in the Lindley Sale Agreement are true in all respects (disregarding immateriality, materiality, material adverse effect or any other derivation of any of the foregoing contained in any such representations and warranties) when made at and as of the closing, as if made at and as of such date (except that any representation or warranty made as of a specified date other than the date of the Lindley Sale Agreement shall only be required to have been true on and as of such date), except where any failure of such representations and warranties to be true in all respects would not result in a material adverse effect on the ability of Lindley Buyer to consummate the transactions contemplated by the Lindley Sale Agreement;

•	We have received a certificate signed by an officer of Lindley Buyer to the foregoing effect;
•
Lindley Buyer has delivered to us a certificate, dated as of the closing date, in form and substance reasonably satisfactory to us, of the Secretary or an Assistant Secretary of Lindley Buyer certifying that attached thereto is a complete and correct copy of the charter, bylaws, and resolutions adopted by the Board of Directors of Lindley Buyer authorizing the execution, delivery and performance of the Lindley Sale Agreement and the other agreements executed in connection therewith by it; and that such resolutions, approvals and consents have not been amended or modified in any respect and remain in full force and effect as of the date of the Lindley Sale Agreement;

•
no order of any governmental authority shall be in effect which restrains or prohibits the transactions contemplated by the Lindley Sale Agreement, and no claim, suit, action, inquiry, investigation or proceeding in which it will be, or it is, sought to restrain, prohibit or change the terms of or obtain damages or other relief in connection with the Lindley Sale Agreement or any of the transactions contemplated thereby, have been instituted by any person or entity, and which, in the reasonable judgment of Host (based on the likelihood of success and material consequences of such claim, suit, action, inquiry or proceeding), makes it impossible or unlawful to proceed with the consummation of the transactions contemplated thereby; and

•	the Lindley Sale Agreement has been approved by our shareholders at the Special Meeting.

Indemnification under Lindley Sale Agreement

Host and Lindley Seller on the one hand and Lindley Buyer on the other hand have agreed to indemnify one another from and against any and all losses, obligations, deficiencies, liabilities, claims (whether actual or threatened), damages, costs and expenses, and all reasonable legal fees resulting from:

•	any misrepresentation contained in the Lindley Sale Agreement; and
•	the breach by any party of any warranty or covenant made by any of them in the Lindley Sale Agreement or any undisclosed holding thereunder.

No claim for indemnity may be made until the loss exceeds $25,000 and claims for indemnity must be made within one (1) year of closing.

Termination of the Lindley Sale Agreement

Host and Lindley Buyer can terminate the Lindley Sale Agreement under certain circumstances, including:

•	by mutual written consent of Lindley Buyer and us;
•	by either Lindley Buyer or us if the Lindley Sale has not been completed before July 17, 2007 (unless a further delay is the result of delay in obtaining regulatory approval);
•
by Lindley Buyer, if Lindley Buyer is not in material breach of any of its representations, warranties, covenants and agreements under the Lindley Sale Agreement and there has been a breach of any material representation, warranty, covenant or agreement contained in Lindley Sale Agreement on the part of Host or Lindley or there is the non-fulfillment of any condition precedent to Lindley Buyer’s obligations;

•
by Host and Lindley, if Host and Lindley are not in material breach of any of their representations, warranties, covenants and agreements under the agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in the agreement on the part of Lindley Buyer or there is the non-fulfillment of any condition precedent to Host’s and Lindley’s obligations; and

•
by Host and Lindley or Lindley Buyer, if our shareholders’ approval has not been obtained at the Special Meeting; provided, however, that the right to terminate the Lindley Sale Agreement shall not be available to Host and Lindley if the failure to obtain our shareholders’ approval shall have been caused by the action or failure to act by Host and Lindley and such action or failure constitutes a material breach by Host and Lindley.

Absence of Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposal to approve the Lindley Sale Agreement under the Colorado Business Corporations Act, our Articles of Incorporation or our Bylaws.

Vote Required and Recommendation of the Board

The approval of the Lindley Sale Agreement requires the affirmative vote of the holders of a majority of the shares of our Common Stock and Series B Preferred Stock, voting as a single class, outstanding. The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve the Lindley Sale Agreement.

OPINION OF OUR FINANCIAL ADVISOR REGARDING
THE FAIRNESS OF THE CORPORATE DINING AND LINDLEY SALES

Opinion of Marshall & Stevens

Our Board of Directors retained Marshall & Stevens to render its independent opinion as to whether our sale of our food service business to inside management is fair, from a financial point of view, to our shareholders. We retained Marshall & Stevens based upon its experience as a valuation and financial advisory firm with experience in the valuation of businesses and their securities in connection with mergers and acquisitions, divestitures, leveraged buyouts, private placements, and other situations. Prior to this engagement, Marshall & Stevens  rendered an opinion to our independent registered public accounting firm in connection with the valuation of each of Host’s business segments for the fiscal years ended 2004 and 2005.  Marshall & Stevens has not previously performed any other services for, or accepted any fees or other compensation from, us, other than in connection with the annual valuation of the business segments.

On April 16, 2007, Marshall & Stevens  delivered to our Board of Directors its opinion that as of that date and based upon and subject to the factors, procedures and assumptions set forth in its opinion, the transaction is fair, from a financial point of view, to our shareholders.

The full text of Marshall & Stevens’s opinion, which was confirmed in writing and is dated as of April 16, 2007, is attached as Annex D to this proxy statement. Marshall & Stevens has consented to the inclusion of the opinion (which includes the Statement of Assumptions and Limiting Conditions included in Annex D) in this proxy statement. Shareholders are urged to read the opinion in its entirety for assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at such opinion. Marshall & Stevens has reserved the right in its engagement to grant or withhold consent to the use of its opinion for purposes other than in inclusion in this proxy statement. The Marshall & Stevens’s opinion provides that no officer, director or shareholder of Marshall & Stevens shall be subject to any personal liability, nor will any such claim for personal liability be asserted by us or our affiliates. The opinion was directed to the Board of Directors and is limited to the fairness to our shareholders of the transaction from a financial point of view. The opinion does not address the merits of our underlying decision to effect the sale transaction or other business strategies considered by the Board of Directors. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Special Meeting. Finally, Marshall & Stevens’ opinion does not constitute an opinion or imply a conclusion as to the current price per share of our Common Stock or the price at which our Common Stock will trade at any future time.

We imposed no restrictions or limitations on Marshall & Stevens with respect to the investigations made or the procedure followed by Marshall & Stevens in rendering its opinion. In arriving at its opinion, Marshall & Stevens:

•	read the letters of intent and related agreements;
•	read our audited financial statements for the fiscal years ended June 30, 2005 and June 30, 2006 and our unaudited interim financial statements for the period ended December 31, 2006;
•	read certain operating and financial information, including projections, provided to Marshall & Stevens by management relating to our business prospects;
•	met with certain members of our senior and operating management to discuss our operations, historical financial results and future prospects;
•	evaluated the stock price history and reported events of the Company;
•	considered publicly available data and stock market performance data of public companies Marshall & Stevens deemed comparable to us; and
•	conducted such other studies, analyses, inquiries and investigations, as Marshall & Stevens deemed appropriate.

In the course of its investigation, Marshall & Stevens assumed and relied upon the accuracy and completeness of the financial and other information provided and represented to it by our management and

Marshall & Stevens further relied upon the assurances of management that it was unaware of any facts that would make the information provided to Marshall & Stevens incomplete or misleading. Marshall & Stevens has not assumed any responsibility for independent verification of such information or assurances.

In arriving at its opinion, Marshall & Stevens did not perform any independent appraisal of the assets of the Company taken as a whole. Marshall & Stevens’s analysis does not constitute an examination, review or compilation of prospective financial statements in accordance with standards established by the American Institute of Certified Public Accountants (AICPA). Marshall & Stevens did not express an opinion or any other form of assurance on the reasonableness of the underlying assumptions or whether any of the prospective financial statements, if used, are presented in conformity with AICPA presentation guidelines. Further, there will usually be differences between prospective and actual results because events and circumstances frequently do not occur as expected and those differences may be material. Marshall & Stevens also assumed that we are not currently involved in any material transaction other than the asset sale transactions, and those activities undertaken in the ordinary course of conducting our business.

Assignments are accepted by Marshall & Stevens with the understanding that there is no obligation by it to furnish services after completion of the original assignment. Marshall & Stevens has reserved the right to make adjustments to the analysis, opinion and conclusion set forth in the opinion as it deems necessary by consideration of additional or more reliable data that may become available.

Marshall & Stevens did not render any opinion as to legal fee or property title, which it assumed to be good and marketable. Marshall & Stevens also assumed that: no opinion was intended in matters that require legal, engineering or other professional advice which has been or will be obtained from professional sources; there are no regulations of any government entity to control or restrict the use of our property; and that our property will not operate in violation of any applicable government regulations, codes, ordinances or statutes.

Methodologies

Marshall & Stevens’s opinion and financial analyses were only one of many factors considered by our Board of Directors in its evaluation of the proposed sale of our food service business and should not be viewed as determinative of the views of our Board of Directors or management with respect to the sale of our food service business or the consideration provided for in the asset purchase agreements.  Marshall & Steven’s used the following methodologies in forumalting its opinion:

Market Approach -- Another valuation technique provides for the estimation of market value through the use of market multiples that consider the relationship between historical and current earnings, cash flows, sales and book value, and the market value of comparable publicly traded companies.  In addition, we will analyze past transactions of comparable companies recently bought or sold in the market and will establish multiples similar to those used for publicly traded companies.  The multiples considered typically include price-to-earnings before interest and taxes (EBIT); price-to-earnings before interest, taxes, depreciation, and amortization (EBITDA); price-to-sales; and price-to-book value.  This approach is contingent upon the existence of comparable companies and/or a sufficient number of transactions or comparable companies to provide meaningful valuation conclusions.

Income Approach -- The methodology of discounted cash flow analysis.  This approach provides an estimate of the market value of the business enterprise based upon the present value of anticipated future cash flows, discounted at an appropriate rate, recognizing the risk inherent in holding shares of a public company.  Projected cash flows are forecast through an analysis of adjusted historical results and our discussions with management concerning the outlook for the industry and the business being valued.  An appropriate discount rate and/or capitalization rate is determined through the use of various models such as the Capital Asset Pricing Model and the Gordon Model.  The Capital Asset Pricing Model (CAPM) is based on the concept that investors need to be compensated for (1) the time value of money and (2) level of risk. The time value of money is represented by the risk-free (rf), which compensates investors for placing money in a safe, low yield investment over a period of time. The risk free rate is typically associated with the yield of a Treasury Security with a duration of 5, 10 or 20 years. The other half of the formula represents risk and calculates the amount of compensation the investor needs for taking on additional risk. Additional risk is calculated by taking a risk measure (risk measure: beta (β) - a measure of the volatility, or systematic risk, of a security in comparison to the market as a whole) that compares the returns of the asset to the market (Rm) over a period of time and to the market premium (Rm-rf).

Capital Asset Pricing Model formula:
kE = rF + [β x rP] + α + rF
where:
▪	rF is the risk-free rate of return;
▪	rP is the expected premium earned by equity market investors over the risk-free rate of return;
▪	β is an industry-normal measure of the volatility of the equity of the average company in the same industry as the subject Company; and
▪	α is a measure of excess return specific to the Company
▪	rF is the additional risk rate of return.

The estimated rP to account for the average historical spread between small stocks and long-term government bonds, and α to account for the size of the company relative to its industry peers.  Both measures are obtained from Ibbotson Associates’ Stocks, Bonds, Bills and Inflation, 2006 Yearbook.

Gordon Growth Model

    The Gordon Growth model calculates the present value of a Company’s future earnings in perpetuity.

Formula
Terminal Value = E (1+g) / (k – g)

where:
▪	E is the Debt Free Cash Flow in the last year of the forecast period;
▪	g is the expected rate of growth into perpetuity; and
▪	k is the Weighted Average Cost of Capital or the required rate of return on debt and equity.

It is recommended that you read the full text of Marshall & Stevens’ opinion dated as of April 16, 2007, which is attached as Annex D to this proxy statement.

Based primarily upon the results of its analysis from the foregoing methodologies, on April 16, 2007, Marshall & Stevens  delivered to our Board of Directors its opinion that as of that date and based upon and subject to the factors, procedures and assumptions set forth in its opinion, the transaction is fair, from a financial point of view, to our shareholders.  On April 16, 2007, Marshall & Stevens confirmed its opinion in a written opinion, a copy of which is attached to this proxy statement as Annex D.

In connection with the financial advice rendered and the delivery of a final written opinion, we agreed to pay Marshall & Stevens an aggregate fee of $90,000.  In addition, we agreed to reimburse Marshall & Stevens for all out-of-pocket expenses reasonably incurred by Marshall & Stevens (including, without limitation, reasonable fees and expenses of counsel). We also agreed to indemnify and hold Marshall & Stevens and its personnel harmless from and against any claims, liabilities, obligations, costs and expenses (including, without limitation, reasonable attorneys’ fees, expenses and the time of Marshall & Stevens’ personnel involved) brought against, paid or incurred by Marshall & Stevens at any time and in any way arising out of or relating to Marshall & Stevens’ services under its engagement, except to the extent finally determined to have resulted from the gross negligence or willful misconduct of Marshall & Stevens’ personnel.

CORPORATE DINING

Income Approach Assumptions

Revenue

▪
Revenue projections for fiscal years 2007 to 2009 were provided by management of the Company. Projections for fiscal years 2010 and 2011 are based on historical financial data, discussions with management, and industry research.

▪
Revenue is projected to decrease by 8.3% between 2006 and 2007 from $12.1 million to $11.1 million.  In 2008, Revenue is projected to decrease by another 3.0% to $10.8 million.  2009 shows a growth of 3.0% to $11.1 million.  In the following two years, Revenue is forecasted to grow at an annual rate of 3.0% to $11.4 million and $11.8 million in 2010 and 2011, respectively.

▪	From 2007 to 2011, Revenue is forecasted to increase at a CAGR of 1.5%.

Cost of Goods Sold

▪
In absolute dollar value, the Cost of Goods Sold (COGS) is forecasted to increase at a CAGR of 1.5% from $10.1 million in full year 2007 to $10.8 million in 2011. As a percentage of Revenue, COGS are projected to equal 91.4% in each year of the forecasted period.

Total Operating Expenses

▪
In absolute dollar value, Operating Expenses are forecasted to increase at a CAGR of 3.0% from $627,000 in full year 2007 to $707,000 in 2011. Total Operating Expenses are projected to equal 5.6% as a percentage of Revenue in 2007 and 6.0% as a percentage of Revenue each year in 2008-2011.

Depreciation & Amortization

▪
Depreciation and Amortization expenses are forecasted to equal 0.2% as a percentage of Revenue in 2007-2011.  In absolute dollar value, Depreciation and Amortization is expected to equal $23,000, $20,000, $20,000, $23,000, and $24,000 in 2007 through 2011, respectively.

EBITDA

▪
In absolute dollar value, EBITDA is projected to decrease at a CAGR of 1.7% from $328,000 in full year 2007 to $306,000 in 2011. As a percentage of Revenue, EBITDA is forecasted to equal 3.0% in 2007 and 2.6% each year thereafter in 2008 to 2011.

EBIT

▪
In absolute dollar value, EBIT is projected to decrease at a CAGR of 1.9% from $305,000 in full year 2007 to $283,000 in 2011. As a percentage of Revenue, EBIT is forecasted to equal 2.7% in 2007 and 2.4% in each year thereafter in 2008 to 2011.

Capital Expenditures

▪	Since any new capital expenditures are paid for and maintained by the Company’s clients, there were only minimal capital expenditures estimated for the forecasted period. Capital Expenditures are expected to equal $11,000 in the five months between February and June 2007, and $20,000, $20,000, $23,000, and $24,000 in 2008 to 2011, respectively.

	Actual						Projected
	July-Dec	Feb-June					Feb 2007-
INCOME APPROACH	12/31/2006	2007	2008	2009	2010	2011	Jan 2008
(in thousands)
Revenue	6,596	4,508	10,784	11,108	11,441	11,784	10,799
Annual Growth Rate		N/A	-2.9%	3.0%	3.0%	3.0%

Cost of Goods Sold	6,028	4,121	9,859	10,155	10,457	10,771	9,872
Percentage of Revenue	91.4%	91.4%	91.4%	91.4%	91.4%	91.4%	91.4%

Gross Profit	568	387	926	953	984	1,013	927
Percentage of Revenue	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%	8.6%

Expenses	313	313	645	665	686	707	690
Percentage of Revenue	4.8%	7.0%	6.0%	6.0%	6.0%	6.0%	6.4%
EBITDA	254	74	280	289	297	306	237
EBITDA Margin	3.9%	1.6%	2.6%	2.6%	2.6%	2.6%

Depreciation & Amortization	11	11	20	20	23	24	23
Percentage of Revenue	0.2%	0.3%	0.2%	0.2%	0.2%	0.2%	0.2%
Operating Income	243	62	260	269	275	283	214
Operating Margin	3.7%	1.4%	2.4%	2.4%	2.4%	2.4%	2.0%

Interest Expenses/(Income)	-	-	-	-	-	-	-
Percentage of Revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Non-Operating Expenses/(Income)	-	-	-	-	-	-	-
Percentage of Revenue	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
Taxable Income	243	62	260	269	275	283	214
EBT Margin	3.7%	1.4%	2.4%	2.4%	2.4%	2.4%	2.0%

Income Taxes	-	26	108	111	114	117	89
Percentage of Revenue	0.0%	0.6%	1.0%	1.0%	1.0%	1.0%	0.8%
Net Income	243	36	152	157	161	165	125
Net Income Margin	3.7%	0.8%	1.4%	1.4%	1.4%	1.4%	1.2%

Sources of Funds:
Depreciation & Amortization	11	11	20	20	23	24	23

Uses of Funds:
Increase in Working Capital	-	(52)	(16)	17	17	18	(62)
Percentage of Revenue	0.0%	-1.2%	-0.2%	0.1%	0.1%	0.1%	-0.6%
Total Capital Expenditures	-	11	20	20	23	24	23
Percentage of Revenue	0.0%	0.3%	0.2%	0.2%	0.2%	0.2%	0.2%
Free Cash Flow	254	88	169	140	143	148	187
Percentage of Revenue	3.9%	2.0%	1.6%	1.3%	1.3%	1.3%	1.7%

Present Value Factor		0.970	0.873	0.752	0.649	0.559
Present Value, Free Cash Flow		86	147	106	93	83
Percentage of Revenue		1.9%	1.4%	1.0%	0.8%	0.7%

Income Approach - Analytical Conclusions

Analysis
Invested Capital (A)	514

Residual Value:
Cash Flow in Year 2011	148
Discount Rate (After Year 2011)	16.0%
Growth Rate (After Year 2011)	3.0%
Residual Value (After Year 2011)	1,171
Present Value Factor	0.559

Discounted Residual Value (B)	655

Total Invested Capital(A + B)	1,169

Add:
Non-Operating Assets	-

Less:
Interest-Bearing Debt	-

Value of Common Equity, Controlling Interest	$1,170

Sensitivity Tables

The prior analysis assumes a long-term rate of growth in free cash flow of 3.0%.  We varied the assumed long-term growth rate by ± 0.5% and the WACC by ± 0.5% to determine a range of value. Based upon the Income Approach, we concluded a range of value of $1.0 million to $1.3 million.

Terminal Growth Rate
Long Term Growth Rate of Free Cash Flow
000's	2.0%	2.5%	3.0%	3.5%	4.0%
15.0%	1,193	1,223	1,256	1,292	1,331
15.5%	1,153	1,181	1,211	1,243	1,278
16.0%	1,116	1,142	1,170	1,198	1,230
16.5%	1,082	1,105	1,130	1,157	1,186
17.0%	1,049	1,071	1,094	1,119	1,145

Public Market Approach Assumptions

For the public market approach, we computed the invested capital value of the Company as a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA); and earnings before interest and taxes (EBIT).

The selection of comparable companies was based on discussions with management. After selecting guideline publicly-traded companies, we gathered relevant financial information on size and expected growth, and calculated liquidity, profitability, asset turnover and leverage ratios, to establish a range of performance for each ratio. We then compared the subject company’s size, expected growth and financial ratios to those of the guideline companies.

We applied multiples of 4.0 and 5.0 to the Company’s EBITDA and EBIT, respectively, for the forecasted twelve months ending January 31, 2008.  These multiples were derived by taking the average range of multiples of the guideline companies followed by a downward adjustment based on the Company’s particular characteristics. We adjusted the multiples downward due to the Company’s historical operations compared to the comparable companies, small size, and uncertainty regarding economic and industry trends.

Following the calculation of Total Invested Capital for EBITDA and EBIT, we applied a control premium of 20.0% to each. The multiples associated with the guideline publicly-traded companies reflect a minority interest, that is, reflect a lack of control on the part of the common equity share holders. The subject transaction implies a controlling interest; therefore, to account for additional value afforded by a controlling interest a control premium was applied.

The aim of the public market approach is to obtain multiples that accurately reflect what a reasonable investor would pay for $1.00 of value per EBITDA and EBIT. It is our belief, after careful review of the Company’s historical operating results, that revenue is not as a reliable and/or accurate indication of value for the Company as EBITDA and EBIT. In accordance with this observation, we omitted the revenue multiple in calculating the Company’s Total Invested Capital value. Based on the Company’s projected profitability, which was provided by management, the Company does not generate a significant amount of cash flow that supports a higher revenue multiple such as the comparable companies. We firmly believe that EBITDA and EBIT are better indications of value. In accordance with this belief, we applied multiples that more accurately what the market is willing to pay for $1.00 of value per EBTDA and EBIT for the comparable companies. Therefore, the controlling interest values for EBITDA and EBIT were weighted 50.0% each, then averaged to conclude the Common Equity, Controlling Interest value.

Comparable Companies’ Multiples and Selected Multiples

MARKET APPROACH	Ticker	EV/ EBITDA	EV/ EBIT
TTM Multiples

Comparable Companies
Compass Group plc	CPG	11.3	16.2
Sodexho Alliance SA	SW	12.7	16.1

Multiple Ranges for Comparable Companies

		EBITDA	EBIT
Minimum		11.3	16.1
Average		12.0	16.2
Median		12.0	16.2
Maximum		12.7	16.2
Selected		4.0	5.0

Analytical Conclusions
	EBITDA	EBIT
Minimum	11.3	16.1
Average	12.0	16.2
Median	12.0	16.2
Maximum	12.7	16.2
Selected	4.0	5.0

	EBITDA	EBIT
FORECASTED 12 MONTHS ENDING JANUARY 31, 2008	$237	$214

Selected Multiple	4.0	5.0

Invested Capital, Minority Interest	948	1,069

Add:
Control Premium (20.0%)	190	214
Invested Capital, Controlling Interest	1,138	1,283

Weights	50%	50%

Invested Capital, Controlling Interest	1,210

Range of Values

We varied the EBITDA and EBIT multiples by ± 1.0 to determine a range of value on a controlling basis, based upon the Public Market Approach, of $0.9 million to $1.5 million.

						Common Equity, Controlling Interest
		Forecasted 12 Mos.	Range of			Range of Values
		Feb 2007 - Jan 2008	Multiples			(000s)
EBITDA		$237	3.0	-	5.0	$853	-	$1,422

EBIT		$214	4.0	-	6.0	$1,026	-	$1,539

Weightings:
EBITDA	50%
EBIT	50%
						Low Range		High Range
EBITDA						$ 427	-	$ 711

EBIT						$ 513	-	$ 770
Range of Values						$ 940		$ 1,481

Summary of Value

HOST AMERICA CORP. - CORPORATE DINING
$ in 000s

Summary of Value	Low	Mean	High

Income Approach	$1,049	$1,170	$1,331

Market Approach	$940	$1,210	$1,481

Value of Common Equity	$995	$1,190	$1,406

LINDLEY FOOD SERVICE

Income Approach Assumptions

Revenue

▪
Revenue projections for fiscal years 2007 - 2009 were provided by management of the Company. Projections for fiscal years 2010 - 2011 are based on historical financial data, discussions with management, and industry research.

▪
Revenue is projected to decreased 14.4% from $15.2 million in 2006 to $13.0 million in 2007. The reduction in revenue is due to lost contracts.  During the interim period, which equals the five months remaining in 2007, Revenue is anticipated to equal $5.4 million.

▪
Revenue is projected to increase 3.0% from $13.0 million in 2007 to $13.4 million in 2008 and rise 4.0% to $14.0 million in 2009. In 2010 and 2011, Revenue is forecasted to grow at an annual rate of 3.0% from $14.4 million to $14.8 million, respectively.

▪	From 2007 - 2011, Revenue is forecasted to increase at a compounded annual growth rate (CAGR) of 3.2%.

Cost of Goods Sold

▪
In absolute dollar value, the Cost of Goods Sold (COGS) is forecasted to increase at a CAGR of 2.9% from $10.4 million in 2007 to $11.6 million in 2011. During the interim period, which equals the five months remaining in 2007, COGS are anticipated to equal $4.3 million.

▪	As a percentage of Revenue, COGS is anticipated to equal 79.6% from 2007 - 2009 and 79.0% and 78.5% in 2010 and 2011, respectively.

Total Operating Expenses

▪
In absolute dollar value, the Total Operating Expenses are forecasted to increase at a CAGR of 3.6% from $2.3 million in 2007 to $2.7 million in 2011. During the interim period, which equals the five months remaining in 2007, Operating Expenses are anticipated to equal $963,000.

▪	As a percentage of Revenue, Total Operating Expenses are projected to equal 17.7% and 17.9% in 2007 and 2008, respectively. From 2009 - 2011, Operating Expenses are expected to equal 18.0% per year.

EBITDA

▪	During the interim period of 2007, EBITDA is anticipated to equal $147,000, or 2.7% of Revenue.

▪
From 2008 - 2011, EBITDA is projected to equal $342,000, $336,000, $431,000 and $518,000, respectively. During this period, EBITDA is forecasted to equal 2.5%, 2.4%, 3.0% and 3.5% of Revenue, respectively.

EBIT

▪	During the interim period of 2007, EBIT is anticipated to equal $40,000, or 0.7% of Revenue.

▪	From 2008 - 2012, EBIT is projected to equal $92,000, $86,000, $256,000, $368,000, respectively. During this period, EBIT is forecasted to equal 0.7%, 0.6%, 1.8% and 2.5% of Revenue, respectively.

Deprecation

▪	During the interim period of 2007, Depreciation is projected to equal $107,000, or 2.0% of Revenue.

▪	Based on information provided by management, Depreciation is forecasted to equal $250,000, $250,000, $175,000 and $150,000 from 2008 - 2011, respectively.

▪	From 2008 - 2011, Depreciation is projected to equal 1.9%, 1.8%, 1.2% and 1.0% of Revenue, respectively.

Capital Expenditures

▪	During the interim period of 2007, Capital Expenditures are projected to equal $48,000, or 2.0% of Revenue.

▪	Based on information provided by management, Capital Expenditures are forecasted to equal $115,000, $115,000, $50,000 and $25,000 from 2008 - 2011, respectively.

▪	From 2008 - 2011, Capital Expenditures are projected to equal 1.9%, 1.8%, 1.2% and 1.0% of Revenue, respectively.

Projected Income Statement

	5 Mos.
INCOME APPROACH	2007	2008	2009	2010	2011
(in thousands)
Revenue	5,432	13,427	13,964	14,383	14,814
Annual Growth Rate	N/A	N/A	4.0%	3.0%	3.0%

Cost of Goods Sold	4,321	10,682	11,109	11,362	11,629
Percentage of Revenue	79.6%	79.6%	79.6%	79.0%	78.5%

Gross Profit	1,110	2,745	2,854	3,020	3,185
Percentage of Revenue	20.4%	20.4%	20.4%	21.0%	21.5%

Expenses	963	2,403	2,519	2,589	2,667
Percentage of Revenue	17.7%	17.9%	18.0%	18.0%	18.0%
EBITDA	147	342	336	431	518
EBITDA Margin	2.7%	2.5%	2.4%	3.0%	3.5%

Depreciation & Amortization	107	250	250	175	150
Percentage of Revenue	2.0%	1.9%	1.8%	1.2%	1.0%
Operating Income	40	92	86	256	368
Operating Margin	0.7%	0.7%	0.6%	1.8%	2.5%

Taxable Income	40	92	86	256	368
EBT Margin	0.7%	0.7%	0.6%	1.8%	2.5%

Income Taxes	17	38	36	106	153
Percentage of Revenue	0.3%	0.3%	0.3%	0.7%	1.0%
Net Income	24	54	50	150	216
Net Income Margin	0.4%	0.4%	0.4%	1.0%	1.5%

Sources of Funds:
Depreciation & Amortization	107	250	250	175	150

Uses of Funds:
Increase in Working Capital	(109)	47	64	50	51
Percentage of Revenue	-2.0%	0.3%	0.5%	0.3%	0.3%
Total Capital Expenditures	48	115	115	50	25
Percentage of Revenue	2.0%	1.9%	1.8%	1.2%	1.0%
Free Cash Flow	192	142	121	225	289
Percentage of Revenue	3.5%	1.1%	0.9%	1.6%	2.0%

Present Value Factor	0.976	0.898	0.798	0.709	0.631
Present Value, Free Cash Flow	187	128	97	160	182
Percentage of Revenue	3.4%	1.0%	0.7%	1.1%	1.2%

Analytical Conclusions

Analysis
Invested Capital (A)	753

Residual Value:
Cash Flow in Year 2011	289
Discount Rate (After Year 2011)	12.5%
Growth Rate (After Year 2011)	3.0%
Residual Value (After Year 2011)	3,135
Present Value Factor	0.631

Discounted Residual Value (B)	1,977

Total Invested Capital(A + B)	2,730

Add:
Non-Operating Assets	-

Less:
Interest-Bearing Debt	(421)

Value of Common Equity, Controlling Interest	$2,310
Sensitivity Analysis

The prior analysis assumes a long-term rate of growth in free cash flow of 3.0%.  We varied the assumed long-term growth rate by ± 0.5% and the WACC by ± 0.5% to determine a range of value. Based upon the Income Approach, we concluded a range of value of $1.9 million to $3.0 million.

Terminal Growth Rate
Long Term Growth Rate of Free Cash Flow
000's	2.0%	2.5%	3.0%	3.5%	4.0%
11.5%	2,374	2,497	2,635	2,789	2,965
12.0%	2,232	2,342	2,463	2,599	2,752
12.5%	2,104	2,202	2,310	2,430	2,564
13.0%	1,988	2,075	2,172	2,278	2,397
13.5%	1,882	1,961	2,047	2,142	2,248

Public Market Approach Assumptions

For the public market approach, we computed the invested capital value of the Company as a multiple of earnings before interest, taxes, depreciation and amortization (EBITDA) and earnings before interest and taxes (EBIT).

The selection of comparable companies was based primarily on industry classification. After selecting guideline publicly-traded companies, we gathered relevant financial information on size and expected growth, and calculated liquidity, profitability, asset turnover and leverage ratios, to establish a range of performance for each ratio. We then compared the subject company’s size, expected growth and financial ratios to those of the guideline companies.

We applied multiples of 7.0 and 12.0 to Lindley Food Service’s projected EBITDA and EBIT, respectively, for the forecasted twelve month period ending January 31, 2008.  The multiples analyzed were those multiples of EBITDA and EBIT at which the selected public companies are trading based on their trailing twelve months of operations as of April 12, 2007. We adjusted these multiples downward due to the Company’s historical operations compared to the comparable companies. We deemed the downward adjustment of the comparable companies’ multiples appropriate due to the Company’s lack of size, diversification, profitability and uncertainty regarding economic and industry trends, which might negatively affect the Company’s operations.

The aim of the public market approach, in this particular case, is to obtain multiples that accurately reflect what a reasonable investor would pay for $1.00 of value per EBITDA and EBIT. It is our belief, after careful review of the Company’s historical operating results, that revenue is not a reliable and/or accurate indication of value for the Company. Therefore, we omitted revenue from our analysis. We also believe that EBITDA is a more accurate indication of value compared to the Company’s EBIT based on information regarding capital expenditures and depreciation expenses in the forecasted period. In accordance with the belief that EBITDA is the best indication of value, the EBITDA value was afforded greater weight in calculating the Company’s Total Invested Capital value. Following the calculation of Total invested capital for EBITDA and EBIT we applied a control premium of 20.0% to each.1 The multiples associated with the guideline publicly-traded companies reflect a minority interest, that is, reflect a lack of control on the part of the common equity share holders. The subject transaction implies a controlling interest, therefore, to account for additional value afforded by a controlling interest a control premium was applied. The controlling interest value for EBITDA and EBIT were weighted 80.0% and 20.0%, respectively, and then averaged to conclude the Common Equity, Controlling Interest value.

1 Control Premium obtained from Business Valuation Resources, Mergerstat

Comparable Companies’ Multiples and Selected Multiples

MARKET APPROACH	Ticker	EV/ EBITDA	EV/ EBIT
TTM Multiples

Comparable Companies
Compass Group plc	CPG	11.2	16.1
Sodexho Alliance SA	SW	12.7	16.0

Multiple Ranges for Comparable Companies

		EBITDA	EBIT
Minimum		11.2	16.0
Average		11.9	16.1
Maximum		12.7	16.1
Selected		7.0	12.0

Analytical Conclusions

	EBITDA	EBIT
Minimum	11.2	16.0
Average	11.9	16.1
Maximum	12.7	16.1
Selected	7.0	12.0

	EBITDA	EBIT
Forecasted Twelve Months ending January 31, 2008	$347	$94

Selected Multiple	7.0	12.0

Invested Capital, Minority Interest	2,427	1,126

Add:
Control Premium (20.0%)	485	225
Invested Capital, Controlling Interest	2,913	1,352

Invested Capital, Controlling Interest	2,601

Add:
Non-Operating Assets	-

Less:
Interest-Bearing Debt	(421)

Common Equity, Controlling Interest	$2,180

Range of Values

We varied the EBITDA multiple by ± 1.0 and the EBIT multiple by ± 1.0 to determine a range of value. After arriving at the Total Invested Capital, Controlling Interest value for both EBITDA and EBIT, we subtracted Interest Bearing Debt to conclude the Common Equity, Controlling Interest values per EBITDA and EBIT, respectively. Based upon the Public Market Approach, the concluded Common Equity, Controlling Interest values ranged from $1.2 million to $2.9 million.

Forecasted Twelve Months		Range of			Common Equity, Controlling Interest
January 31, 2008		Multiples			Range of Values (000s)

EBITDA	$347	6.0	-	8.0	$2,076	-	$2,908

EBIT	$94	11.0	-	13.0	$1,239	-	$1,464

Weighted Range of Values

The Common Equity, Controlling Interest weighted range of values was concluded by applying weights of 80.0% and 20.0% to EBITDA and EBIT, respectively. We employed this method based on our belief that EBITDA is a more accurate indication of value compared to EBIT, and a more precise range of values would be derived by affording weights to each indication of value. Based upon the Public Market Approach, the concluded Common Equity, Controlling Interest weighted values ranged from $1.8 million to $2.5 million.

Indication of Value	Weight	Low Range (000s)	High Range (000s)

EBITDA	80.0%	$1,997	$2,663
EBIT	20.0%	$248	$293

Invested Capital, Controlling Interest		$2,245	$2,956

Less:
Interest-Bearing Debt		($421)	($421)

Common Equity, Controlling Interest		$1,824	$2,535

Summary of Value

LINDLEY FOOD SERVICE CORP.

Summary of Value	Low	Mean	High

Income Approach	$1,882	$2,310	$2,965

Market Approach	$1,824	$2,180	$2,535

Value of Common Equity	$1,853	$2,245	$2,750

Premium Analysis

LINDLEY FOOD SERVICE CORP.

Summary of Value	Low	Mean	High

Income Approach	$1,882	$2,310	$2,965

Market Approach	$1,824	$2,180	$2,535

Value of Common Equity	$1,853	$2,245	$2,750

Purchase Price	$2,500	$2,500	$2,500

Purchase Price Premium	34.9%	11.4%	-9.1%

PROPOSAL THREE:
AMENDMENT OF THE COMPANY’S ARTICLES OF
INCORPORATION TO CHANGE OUR CORPORATE NAME

Pursuant to the terms of the Corporate Dining Sale Agreement, we have agreed to sell our Corporate Dining intellectual property to Corporate Dining Buyer, and have agreed to change our corporate name as a result. Our Board of Directors proposes to change our corporate name to “Certeran Corporation.”  If the name change is approved, we must amend our Articles of Incorporation to change our name. By voting to approve the amendment to the Articles of Incorporation, shareholders will authorize the Board of Directors to amend the Articles of Incorporation to change our name regardless of whether or not shareholders vote to approve the Corporate Dining or the Lindley Sale Agreements.

The full text of the amendment if approved as proposed will be in the form attached hereto as Annex C. We encourage you to read the amendment in its entirety, as it is the legal document that will effect the proposed name change.

Absence of Appraisal Rights

Holders of our Common Stock or Series B Preferred Stock are not entitled to appraisal rights in connection with the proposal to amend our Articles of Incorporation to change our corporate name under the Colorado Business Corporations Act, our Articles of Incorporation or our Bylaws.

Vote Required and Recommendation of the Board

The affirmative vote of the holders of a majority of the shares of outstanding Common Stock and Series B Preferred Stock, voting as a single class, is required for approval of the amendment of our Articles of Incorporation to change the Company’s corporate name to “Certeran Corporation” after completion of the Corporate Dining Sale. The Board of Directors unanimously recommends that you vote “FOR” the proposal to approve amendment of our Articles of Incorporation to change the Company’s corporate name to “Certeran Corporation” after the completion of the Corporate Dining Sale.

INTERESTS OF HOST’S MANAGEMENT AND DIRECTORS IN THE
ASSET SALES

When considering the recommendation of the Board of Directors with respect to the asset sales, shareholders should be aware that some directors and executive officers of Host may have interests in the transactions that could be different from, or in addition to, their interests as shareholders and the interests of Host shareholders.  Host’s Board of Directors was aware of these arrangements during its deliberations on the merits of the transactions set forth in this proxy statement, and in deciding to recommend that you vote for the approval of the Corporate Dining and Lindley Sale Agreements at the Special Meeting. These interests include:

•
Current and former directors of the Company and certain members of the Company’s senior management have loaned the Company approximately an aggregate $7750,000 pursuant to the purchase of promissory notes. Specifically, on July 5, 2006,  we sold $300,000 of secured promissory notes, due January 1, 2007, to Patrick Healy ($125,000), Michael Horton ($100,000), David Murphy ($50,000) and Lawrence Rosenthal ($25,000).  The notes bear interest at the rate of 10.00% per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. On January 11, 2007, we entered into a Modification Agreement with the noteholders to extend the final maturity date to January 5, 2008.  On June 30, 2007, the balance of the notes was $300,000.  As security for the payment of the notes and the performance by the Company its obligations, we have assigned to the noteholders a security interest in the right, title and interest in the Corporate Dining receivables.  Additionally, on July 23, 2007, we sold $475,000 of subordinated secured convertible promissory notes to Patrick Healy ($375,000) and  Nicholas Troiano ( $100,000).  The notes bear interest at the rate of 12.00% per annum, payable semi-annually on December 31, 2007 and June 30 2008.  The notes will mature on June 30, 2008, and the unpaid principle balance due and interest accruing on the notes is convertible at the option of the holder into the Company’s common stock at $2.12 per share on June 30, 2008.  As security for the payment of the notes and the performance by the Company its obligations, we have assigned to the noteholders a security interest in all of the Company’s right, title and interest in the patent and brand name rights relating to the EnerLume-EM™ energy saving-device.

If the asset sales are not consummated, it is likely that the Company would be required to seek extensions of the due dates of these promissory notes as it does not currently have sufficient cash resources to repay these notes in full.

•
Gilbert Rossomando, a current director and the President of our Lindley subsidiary, and Mark Cerreta, the Executive Vice President of our Lindley subsidiary, are the principals of Lindley Acquisition Corp, (the “Lindley Buyer”).  Mr. Rossomando refrained from voting with respect to the Board of Directors’ approval of the Lindley Sale Agreement and the related recommendation to our shareholders.

•	Timothy Hayes, our current Director of Operations of our Corporate Dining operations, is the principal of Host America Corporate Dining, Inc, (the “Corporate Dining Buyer”).
•
In connection with the Corporate Dining Sale, David Murphy, our President and Chief Executive Officer, will enter into a non-competition agreement with Corporate Dining Buyer for a period of five (5) years following the closing of the Corporate Dining Sale.  Corporate Dining Buyer will pay Mr. Murphy $34,218 as consideration for entering into the non-competition agreement.

USE OF PROCEEDS FROM THE ASSET SALE TRANSACTIONS

We expect that the net proceeds from the sale of our food service business will be approximately $3.5 million, after payment of legal and financial advisory fees and expenses and other costs of the transactions.  We intend to use the net proceeds to pay off the Shelter Island Term Loan  of $1.2 million, , partially pay down our accounts payable balances of approximately $1.0 million, provide funding for inventory of our EnerLume- EM™ product line of approximately $0.5 million, provide resources for marketing, training and ongoing research and development of our EnerLume- EM™ of approximately $0.4 million, and provide ongoing interim working capital for the existing business of approximately $0.4 million.  Following the asset sales, we will focus our business on the energy management and conservation industry and the sales of our current and to be developed products.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF ASSET SALES

The following is a summary of the principal material United States federal income tax consequences relating to the proposed asset sale transactions.  The summary does not consider the effect of any applicable foreign, state, local or other tax laws nor does it address tax consequences applicable to shareholders that may be subject to special federal income tax rules.  The following summary is based on the current provisions of the Internal Revenue Code, existing, temporary, and proposed Treasury regulations thereunder, and current administrative rulings and court decisions.  Further legislative, judicial or administrative actions or decisions, which may be retroactive in effect, may affect the accuracy of any statements in this summary with respect to the transactions entered into or contemplated prior to the effective date of those changes.

The sale of our food service business will be a taxable event to the Company. We will recognize gain on the consideration received in excess of the adjusted tax basis in the assets sold and will record income tax accordingly. Our gain less any cost associated with the transaction is estimated to decrease our existing net operating loss carry forward.

While we do not believe that any of our shareholders will recognize any gain or loss as a result of the sale of our food service business, each shareholder is urged to consult his or her own tax advisor as to the federal income tax consequences of the sales, and as to any state, local, foreign or other tax consequences based on his or her own particular facts and circumstances.

ACCOUNTING TREATMENT OF ASSET SALES

The proposed sale of our food service business is expected to be accounted for as a sale of certain assets and an assumption of certain liabilities, in accordance with accounting principles generally accepted in the United States of America. In the period in which the proposed sale of our food service business is consummated, the Company expects to recognize a gain in the consideration received in excess of the adjusted tax basis in the assets sold.

REGULATORY APPROVALS

We are not aware of any federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the asset sales other than the filing of this proxy statement with the SEC.

 SELECTED FINANCIAL DATA

The following selected financial data are derived from our consolidated financial statements.  This information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this proxy statement.  The selected consolidated balance sheet data as of June 30, 2006, 2005 and 2004 and the selected consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Mahoney Cohen & Company, CPA, P.C., independent registered public accounting firm.  The selected consolidated balance sheet data as of June 30, 2003 and 2002 and the selected consolidated statement of operations data for each of the years then ended has been derived from our consolidated financial statements audited by Carlin, Charron & Rosen, LLP and DiSanto, Bertoline & Company, P.C., respectively, after the effect of discontinued operations.  The selected consolidated balance sheet data as of March 31, 2007 and the selected consolidated statement of operations data for the nine months ended March 31, 2007 and 2006 have been derived from unaudited consolidated financial statements that are included elsewhere in this proxy statement.  The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair statement of our financial position and operating results for the periods presented.  Historical results are not necessarily indicative of the results to be expected in the future, and results of interim periods are not necessarily indicative of results for the entire year.

	Year Ended June 30,					Nine Months Ended March 31,
	2006	2005 (2)	2004 (1)	2003	2002	2007	2006
	(in thousands, except per share data)					(Unaudited)
Statement of Operations Data:

Net revenues	$36,995	$30,794	$24,935	$21,666	$23,904	$26,545	$26,686

Income (loss) from operations	(7,912)	(8,086)	(11,332)	(326)	325	(3,936)	(6,856)
Income (loss) from continuing operations before income taxes	(12,877)	(9,624)	(12,462)	(692)	64	(4,810)	(11,556)
Provision (benefit) for income taxes	60	39	55	29	(32)	45	45

Net income (loss)	(12,937)	(9,663)	(12,861)	(640)	32	(4,855)	(11,601)
Net income (loss) applicable to common stockholders	(12,969)	(9,695)	(13,290)	(640)	32	(4,879)	(11,625)
Income (loss) from continuing operations per share	(1.85)	(2.22)	(3.47)	(0.33)	0.02	(0.56)	(1.70)
Net income (loss) per share:
Basic and Diluted	(1.85)	(2.22)	(3.56)	(0.29)	0.02	(0.56)	(1.70)

Weighted average common shares used in computing net income (loss) per share:
Basic and Diluted	7,025	4,375	3,726	2,178	1,644	8,706	6,840

	June 30,					March 31,
	2006	2005	2004	2003	2002	2007
Selected Balance Sheet Data:	(in thousands)					(Unaudited)

Total assets	$9,785	$12,754	$15,691	$11,191	$11,575	$9,045
Total long-term liabilities, less current portion	3,784	8,755	9,392	2,045	57	3,168

Selected Financial Data Footnotes (in thousands)

1.	In 2004, we acquired all the issued and outstanding shares of GlobalNet which includes revenue of $58 and loss of $6,712.
2.	In 2005, we acquired all the issued and outstanding shares of RS Services which includes revenue of $3,200 and loss of $5,216.

PRO FORMA FINANCIAL INFORMATION

We are providing you with the following information to aid you in your financial analysis of the asset sales. The pro forma information that follows includes condensed consolidated financial statements of Host. The following unaudited pro forma condensed consolidated balance sheet gives effect to the asset sales assuming that the asset sales occurred on March 31, 2007.  The following unaudited pro forma condensed consolidated statement of operations gives effect to the asset sales assuming that the asset sales occurred on July 1, 2005 (for the year ended June 30, 2006) and on July 1, 2006 (for the nine months ended March 31, 2007).  All material adjustments required to reflect the sale of assets are set forth in the column labeled “Pro Forma Adjustments.” The data contained in the column labeled “As Previously Reported” is derived from our historical audited consolidated statement of operations for the year ended June 30, 2006 and unaudited Balance Sheet and Consolidated Statement of Operations as of and for the nine month period ended March 31, 2007. The pro forma statement of operations does not include any proceeds on sale resulting from the asset sales in order to provide information about the continuing impact of the asset sales had it been consummated at an earlier time.

The pro forma financial statements may not necessarily reflect our financial position or what our financial position would have been had we consummated the asset sales effective as of March 31, 2007 or our results of operations had we consummated the asset sale on July 1, 2005 (for the year ended June 30, 2006) and on July 1, 2006 (for the nine months ended March 31, 2007) and is not necessarily indicative of the results of our future operations or our future financial position or the actual results of operations or financial position that would have occurred had the asset sales been consummated as of the date indicated above. The unaudited pro forma consolidated financial statements should be read in conjunction with our historical consolidated financial statements and notes contained in our reports filed with the SEC.

The pro forma adjustments were based upon available information and upon certain assumptions as described in the notes to the unaudited pro forma condensed consolidated financial statements that our management believes are reasonable under the circumstances. The pro forma adjustments are based on the information available at the date of this filing.

The unaudited pro forma consolidated financial statements and accompanying notes should be read in conjunction with our historical consolidated financial statements and accompanying notes thereto, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, included as part of this proxy statement.

Pro Forma
Consolidated Balance Sheet
March 31, 2007
(Assumes Sale of Corporate Dining)

ASSETS		Pro Forma
	As Previously	Adjustments
	Reported	Sale of Corporate		Pro Forma
	March 31, 2007	Dining		March 31, 2007
CURRENT ASSETS
Cash	$437,390	1,200,000	(a)	1,637,390
Accounts receivable, net of allowance	5,092,057			5,092,057
Inventories	1,139,117	(205,564)	(b)	933,553
Prepaid expenses and other current assets	439,194	(75,173)	(c)	364,021
Total current assets	7,107,758	919,263		8,027,021

EQUIPMENT AND IMPROVEMENTS, net	1,067,668	(5,754)	(b)	1,061,914

OTHER ASSETS
Other	384,391			384,391
Deferred financing costs, net	312,535			312,535
Intangible assets, net	172,500			172,500
	869,426	-		869,426
	$9,044,852	913,509		9,958,361

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

Demand note payable	$498,223			498,223
Secured debt	884,910			884,910
Current portion of long-term debt	553,986			553,986
Current portion of unsecured debt	1,409,900			1,409,900
Accounts payable	5,312,284			5,312,284
Accrued expenses	2,855,241	100,000	(d)	2,955,241
Total current liabilities	11,514,544	100,000		11,614,544

LONG-TERM LIABILITIES
Long-term debt, less current portion	849,728			849,728
Unsecured debt, less current portion	1,704,303			1,704,303
Warrant Liability	613,503			613,503
	3,167,534	-		3,167,534
Total liabilities	14,682,078	100,000		14,782,078

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, Series B, $.001 par value	267			267
Common stock, $.001 par value	9,752			9,752
Additional paid-in capital	40,911,494			40,911,494
Accumulated deficit	(46,558,739)	813,509	(e)	(45,745,230)
Total stockholders' deficiency	(5,637,226)	813,509		(4,823,717)
	$9,044,852	913,509		9,958,361

Pro Forma
Consolidated Balance Sheet
March 31, 2007
(Assumes Sale of Lindley Food Service)

ASSETS		Pro Forma
	As Previously	Adjustments
	Reported	Sale of Lindley		Pro Forma
	March 31, 2007	Food Service		March 31, 2007
CURRENT ASSETS
Cash	$437,390	2,463,962	(f,g)	2,901,352
Accounts receivable, net of allowance	5,092,057	(2,881,977)	(h)	2,210,080
Inventories	1,139,117	(484,518)	(h)	654,599
Prepaid expenses and other current assets	439,194	(118,045)	(c,h)	321,149
Total current assets	7,107,758	(1,020,578)		6,087,180

EQUIPMENT AND IMPROVEMENTS, net	1,067,668	(467,208)	(h)	600,460

OTHER ASSETS
Other	384,391	(375,054)	(h)	9,337
Deferred financing costs, net	312,535			312,535
Intangible assets, net	172,500			172,500
	869,426	(375,054)		494,372
	$9,044,852	(1,862,840)		7,182,012

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

Demand note payable	$498,223			498,223
Secured debt	884,910			884,910
Current portion of long-term debt	553,986	(108,500)	(h)	445,486
Current portion of unsecured debt	1,409,900			1,409,900
Accounts payable	5,312,284	(1,530,446)	(h)	3,781,838
Accrued expenses	2,855,241	32,538	(h,i)	2,887,779
Total current liabilities	11,514,544	(1,606,408)		9,908,136

LONG-TERM LIABILITIES
Long-term debt, less current portion	849,728	(538,528)	(h)	311,200
Unsecured debt, less current portion	1,704,303			1,704,303
Warrant Liability	613,503			613,503
	3,167,534	(538,528)		2,629,006
Total liabilities	14,682,078	(2,144,936)		12,537,142

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, Series B, $.001 par value	267			267
Common stock, $.001 par value	9,752			9,752
Additional paid-in capital	40,911,494			40,911,494
Accumulated deficit	(46,558,739)	282,096	(j)	(46,276,643)
Total stockholders' deficiency	(5,637,226)	282,096		(5,355,130)
	$9,044,852	(1,862,840)		7,182,012

Pro Forma
Consolidated Balance Sheet
March 31, 2007
(Assumes Sale of Corporate Dining and Lindley Food Service)

ASSETS		Pro Forma		Pro Forma
	As Previously	Adjustments		Adjustments
	Reported	Sale of Corporate		Sale of Lindley		Pro Forma
	March 31, 2007	Dining		Food Service		March 31, 2007
CURRENT ASSETS
Cash	$437,390	1,200,000	(a)	2,463,962	(f,g)	4,101,352
Accounts receivable, net of allowance	5,092,057	-		(2,881,977)	(h)	2,210,080
Inventories	1,139,117	(205,564)	(b)	(484,518)	(h)	449,035
Prepaid expenses and other current assets	439,194	(75,173)	(c)	(118,045)	(c,h)	245,976
Total current assets	7,107,758	919,263		(1,020,578)		7,006,443

EQUIPMENT AND IMPROVEMENTS, net	1,067,668	(5,754)	(b)	(467,208)	(h)	594,706

OTHER ASSETS
Other	384,391	-		(375,054)	(h)	9,337
Deferred financing costs, net	312,535	-		-		312,535
Intangible assets, net	172,500	-		-		172,500
	869,426	-		(375,054)		494,372
	$9,044,852	913,509		(1,862,840)		8,095,521

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES

Demand note payable	$498,223	-		-		498,223
Secured debt	884,910	-		-		884,910
Current portion of long-term debt	553,986	-		(108,500)	(h)	445,486
Current portion of unsecured debt	1,409,900	-		-		1,409,900
Accounts payable	5,312,284	-		(1,530,446)	(h)	3,781,838
Accrued expenses	2,855,241	100,000	(d)	32,538	(h,i)	2,987,779
Total current liabilities	11,514,544	100,000		(1,606,408)		10,008,136

LONG-TERM LIABILITIES
Long-term debt, less current portion	849,728	-		(538,528)	(h)	311,200
Unsecured debt, less current portion	1,704,303	-		-		1,704,303
Warrant Liability	613,503	-		-		613,503
	3,167,534	-		(538,528)		2,629,006
Total liabilities	14,682,078	100,000		(2,144,936)		12,637,142

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, Series B, $.001 par value	267	-		-		267
Common stock, $.001 par value	9,752	-		-		9,752
Additional paid-in capital	40,911,494	-		-		40,911,494
Accumulated deficit	(46,558,739)	813,509	(e)	282,096	(j)	(45,463,134)
Total stockholders' deficiency	(5,637,226)	813,509		282,096		(4,541,621)
	$9,044,852	913,509		(1,862,840)		8,095,521

____________________
Notes to consolidated balance sheet items:

(a)	Proceeds from the sale of the Corporate Dining assets as per the Asset Purchase Agreement.

(b)	Reversal of the book basis of the select assets to be sold under the Corporate Dining Asset Purchase Agreement. Book basis of Corporate Dining assets are as follows:

Inventory	205,564
Unit equipment (net)	5,754

(c)	Reversal of the costs capitalized for the sale previously incurred. Lindley capitalized costs total $49,498 and Corporate Dining capitalized costs total $75,173.

(d)
Estimated additional expenses accrued of $100,000 associated with the sale of the Corporate Dining assets.  Additional costs are estimated and associated with proxy solicitation and legal and professional costs.

(e)	Estimated book basis gain on the sale of Corporate Dining assets.

(f)	Proceeds from the sale of the Lindley Food Service assets as per the Asset Purchase Agreement. The gross proceeds recorded are $2.5 million.

(g)	Reversal of the recorded book basis of the cash as part of the assets to be sold under the Asset Purchase Agreement. The cash as part of the Asset Purchase Agreement is recorded as $36,038.

(h)
Reversal of the book basis of the select assets to be sold (excluding the cash in (g) above) and liabilities assumed under the Lindley Food Service Asset Purchase Agreement.  Book basis of Lindley assets and liabilities are as follows:

Assets
Accounts receivable (net)	2,881,977
Rebates receivable	43,547
Inventory	484,518
Fixed assets (net)	467,208
Escrow deposited - FoodBrokers	250,000
Bid & performance bonds (includes $25,000 in other current assets)	96,750
Deposits	53,304

Liabilities assumed
Notes & lease payable	229,958
Notes payable FoodBrokers	417,070
Accounts payable	1,530,446
Accrued benefits	67,462

(i)
Estimated additional expenses accrued of $100,000 associated with the sale of the Lindley Food Service assets.  Additional costs are estimated and associated with proxy solicitation and legal and professional costs.

(j)	Estimated book basis gain on the sale of Lindley Food Service assets.

Pro Forma
Consolidated Statements of Operations
For the Nine Months Ended March 31, 2007
(Assumes Sale of Corporate Dining)

		Pro Forma
	As Previously	Adjustments
	Reported	Sale of	Pro Forma
	March 31, 2007	Corporate Dining	March 31, 2007

NET REVENUES	$26,545,282	(9,684,089)	16,861,193

OPERATING COSTS AND EXPENSES:
Cost of revenues	23,385,356	(8,889,475)	14,495,881
Selling, general and administrative expenses	6,601,368	(476,836)	6,124,532
Depreciation and amortization	356,845	(16,969)	339,876
Research and development costs	137,526	-	137,526
	30,481,095	(9,383,280)	21,097,815

Loss from operations	(3,935,813)	(300,809)	(4,236,622)

OTHER INCOME (EXPENSE)
Fair value gain on warrant	55,801	-	55,801
Other income	23,597	-	23,597
Amortization of deferred financing costs	(139,668)	-	(139,668)
Amortization of debt discount	(440,281)	-	(440,281)
Interest expense	(374,000)	-	(374,000)
	(874,551)	-	(874,551)

Loss before provision for income taxes	(4,810,364)	(300,809)	(5,111,173)
Provision for income taxes	45,000	-	45,000

Net loss	(4,855,364)	(300,809)	(5,156,173)

Preferred stock dividends	(24,000)		(24,000)

Loss applicable to common stockholders	$(4,879,364)	(300,809)	(5,180,173)

Net loss per share - basic and diluted	(0.56)		(0.60)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,706,104		8,706,104

Pro Forma
Consolidated Statements of Operations
For the Nine Months Ended March 31, 2007
(Assumes Sale of Lindley Food Service)

		Pro Forma
		Adjustments
	As Previously	Sale of
	Reported	Lindley	Pro Forma
	March 31, 2007	Food Service	March 31, 2007

NET REVENUES	$26,545,282	(11,579,523)	14,965,759

OPERATING COSTS AND EXPENSES:
Cost of revenues	23,385,356	(9,207,440)	14,177,916
Selling, general and administrative expenses	6,601,368	(1,559,891)	5,041,477
Depreciation and amortization	356,845	(195,153)	161,692
Research and development costs	137,526	-	137,526
	30,481,095	(10,962,484)	19,518,611

Loss from operations	(3,935,813)	(617,039)	(4,552,852)

OTHER INCOME (EXPENSE)
Fair value gain on warrant	55,801	-	55,801
Other income	23,597	(4,034)	19,563
Amortization of deferred financing costs	(139,668)	-	(139,668)
Amortization of debt discount	(440,281)	-	(440,281)
Interest expense	(374,000)	30,620	(343,380)
	(874,551)	26,586	(847,965)

Loss before provision for income taxes	(4,810,364)	(590,453)	(5,400,817)
Provision for income taxes	45,000	(36,000)	9,000

Net loss	(4,855,364)	(554,453)	(5,409,817)

Preferred stock dividends	(24,000)	-	(24,000)

Loss applicable to common stockholders	$(4,879,364)	(554,453)	(5,433,817)

Net loss per share - basic and diluted	(0.56)		(0.62)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,706,104		8,706,104

Pro Forma
Consolidated Statements of Operations
For the Nine Months Ended March 31, 2007
(Assumes Sale of Corporate Dining and Lindley Food Services)

		Pro Forma	Pro Forma
		Adjustments	Adjustments
	As Previously	Sale of	Sale of
	Reported	Corporate	Lindley	Pro Forma
	March 31, 2007	Dining	Food Service	March 31, 2007

NET REVENUES	$26,545,282	(9,684,089)	(11,579,523)	5,281,670

OPERATING COSTS AND EXPENSES:
Cost of revenues	23,385,356	(8,889,475)	(9,207,440)	5,288,441
Selling, general and administrative expenses	6,601,368	(476,836)	(1,559,891)	4,564,641
Depreciation and amortization	356,845	(16,969)	(195,153)	144,723
Research and development costs	137,526	-	-	137,526
	30,481,095	(9,383,280)	(10,962,484)	10,135,331

Loss from operations	(3,935,813)	(300,809)	(617,039)	(4,853,661)

OTHER INCOME (EXPENSE)
Fair value gain on warrant	55,801			55,801
Other income	23,597	-	(4,034)	19,563
Amortization of deferred financing costs	(139,668)	-	-	(139,668)
Amortization of debt discount	(440,281)	-	-	(440,281)
Interest expense	(374,000)	-	30,620	(343,380)
	(874,551)	-	26,586	(847,965)

Loss before provision for income taxes	(4,810,364)	(300,809)	(590,453)	(5,701,626)
Provision for income taxes	45,000	-	(36,000)	9,000

Net loss	(4,855,364)	(300,809)	(554,453)	(5,710,626)

Preferred stock dividends	(24,000)			(24,000)

Loss applicable to common stockholders	$(4,879,364)	(300,809)	(554,453)	(5,734,626)

Net loss per share - basic and diluted	(0.56)			(0.66)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,706,104			8,706,104

Pro Forma
Consolidated Statements of Operations
For the Year Ended June 30, 2006
(Assumes Sale of Corporate Dining)

		Pro Forma
		Adjustments
	As Previously	Sale of
	Reported	Corporate	Pro Forma
	June 30, 2006	Dining	June 30, 2006

NET REVENUES	$36,995,437	(12,112,976)	24,882,461

OPERATING COSTS AND EXPENSES:
Cost of revenues	31,982,823	(10,944,181)	21,038,642
Selling, general and administrative expenses	11,455,418	(611,143)	10,844,275
Depreciation and amortization	550,285	(29,643)	520,642
Research and development costs	919,406	-	919,406
	44,907,932	(11,584,967)	33,322,965

Loss from operations	(7,912,495)	(528,009)	(8,440,504)

OTHER INCOME (EXPENSE)
Fair value loss on warrant	(1,295,160)	-	(1,295,160)
Other income	33,199	-	33,199
Amortization and write off of deferred financing costs	(1,094,064)	-	(1,094,064)
Amortization and write off of debt discount	(1,996,966)	-	(1,996,966)
Interest expense	(611,428)	-	(611,428)
	(4,964,419)	-	(4,964,419)

Loss before provision for income taxes	(12,876,914)	(528,009)	(13,404,923)
Provision for income taxes	60,000	-	60,000

Net loss	(12,936,914)	(528,009)	(13,464,923)
Preferred stock dividends	(32,004)		(32,004)

Loss applicable to common stockholders	$(12,968,918)	(528,009)	(13,496,927)

Net loss per share - basic and diluted	(1.85)		(1.92)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,024,536		7,024,536

Pro Forma
Consolidated Statements of Operations
For the Year Ended June 30, 2006
(Assumes Sale of Lindley Food Service)

		Pro Forma
		Adjustments
	As Previously	Sale of
	Reported	Lindley	Pro Forma
	June 30, 2006	Food Service	June 30, 2006

NET REVENUES	$36,995,437	(15,228,113)	21,767,324

OPERATING COSTS AND EXPENSES:
Cost of revenues	31,982,823	(12,051,617)	19,931,206
Selling, general and administrative expenses	11,455,418	(2,265,209)	9,190,209
Depreciation and amortization	550,285	(267,129)	283,156
Research and development costs	919,406	-	919,406
	44,907,932	(14,583,955)	30,323,977

Loss from operations	(7,912,495)	(644,158)	(8,556,653)

OTHER INCOME (EXPENSE)
Fair value loss on warrant	(1,295,160)	-	(1,295,160)
Other income	33,199	(10)	33,189
Amortization and write off of deferred financing costs	(1,094,064)	-	(1,094,064)
Amortization and write off of debt discount	(1,996,966)	-	(1,996,966)
Interest expense	(611,428)	45,147	(566,281)
	(4,964,419)	45,137	(4,919,282)

Loss before provision for income taxes	(12,876,914)	(599,021)	(13,475,935)
Provision for income taxes	60,000	(48,000)	12,000

Net loss	(12,936,914)	(551,021)	(13,487,935)
Preferred stock dividends	(32,004)		(32,004)

Loss applicable to common stockholders	$(12,968,918)	(551,021)	(13,519,939)

Net loss per share - basic and diluted	(1.85)		(1.92)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,024,536		7,024,536

Pro Forma
Consolidated Statements of Operations
For the Year Ended June 30, 2006
(Assumes Sale of Corporate Dining and Lindley Food Service)

		Pro Forma	Pro Forma
		Adjustments	Adjustments
	As Previously	Sale of	Sale of
	Reported	Corporate	Lindley	Pro Forma
	June 30, 2006	Dining	Food Service	June 30, 2006

NET REVENUES	$36,995,437	(12,112,976)	(15,228,113)	9,654,348

OPERATING COSTS AND EXPENSES:
Cost of revenues	31,982,823	(10,944,181)	(12,051,617)	8,987,025
Selling, general and administrative expenses	11,455,418	(611,143)	(2,265,209)	8,579,066
Depreciation and amortization	550,285	(29,643)	(267,129)	253,513
Research and development costs	919,406	-	-	919,406
	44,907,932	(11,584,967)	(14,583,955)	18,739,010

Loss from operations	(7,912,495)	(528,009)	(644,158)	(9,084,662)

OTHER INCOME (EXPENSE)
Fair value loss on warrant	(1,295,160)	-	-	(1,295,160)
Other income	33,199	-	(10)	33,189
Amortization and write off of deferred financing costs	(1,094,064)	-	-	(1,094,064)
Amortization and write off of debt discount	(1,996,966)	-	-	(1,996,966)
Interest expense	(611,428)	-	45,147	(566,281)
	(4,964,419)	-	45,137	(4,919,282)

Loss before provision for income taxes	(12,876,914)	(528,009)	(599,021)	(14,003,944)
Provision for income taxes	60,000	-	(48,000)	12,000

Net loss	(12,936,914)	(528,009)	(551,021)	(14,015,944)
Preferred stock dividends	(32,004)			(32,004)

Loss applicable to common stockholders	$(12,968,918)	(528,009)	(551,021)	(14,047,948)

Net loss per share - basic and diluted	(1.85)			(2.00)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,024,536			7,024,536

PROPOSAL FOUR:
GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL PROXIES

Although it is not expected, the Special Meeting may be adjourned for the purpose of soliciting additional proxies.  Any such adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of our Common Stock and Series B Preferred Stock present in person or by proxy and entitled to vote at the Special Meeting, whether or not a quorum exists.  We are soliciting proxies to grant discretionary authority to the persons named as proxies to adjourn the Special Meeting for the purpose of soliciting additional proxies in favor of Proposals 1, 2 and 3.  The individuals to whom proxies are granted will have the discretion to decide whether or not to use the authority granted to them pursuant to Proposal 4 to adjourn the Special Meeting.

Vote Required and Recommendation of the Board

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of our Common Stock and Series B Preferred Stock, voting as a single class, present in person or by proxy and entitled to vote at the Special Meeting.  The Board of Directors unanimously recommends that you vote “FOR” the proposal to grant management the discretionary authority to adjourn the Special Meeting to solicit additional proxies in favor of Proposals 1, 2 and 3.

SECURITY OWNERSHIP

The following tables set forth certain information regarding the beneficial ownership of our shares of Common Stock as of July 20, 2007 (except where another date is indicated) by: each person known by us to beneficially own more than five percent of our Common Stock, each director and nominee for director, each of the named executive officers listed in the Summary Compensation Table within this proxy statement, and all of our directors and executive officers as a group.   This information is based upon filings made by such persons with the Securities and Exchange Commission and upon information provided to us.

Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or warrants held by that person that are currently exercisable or that are or may become exercisable within 60 days of July 20, 2007 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and under applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder’s name. Applicable percentage ownership in the following table is based on 10,878,514 shares of Common Stock outstanding as of July 20, 2007.  In addition, there are currently 266,667 shares of our Series B Preferred Stock issued and outstanding, 100% of which are held by Roger Lockhart, 20 Blue Water Circle, Holiday Island, Arkansas  72631.

Unless otherwise indicated below, the address of each of the principal shareholders is c/o Host America Corporation, Two Broadway, Hamden, Connecticut  06518.

Securities Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

MidSouth Investor Fund LP 201 4th Avenue North, Suite 1950 Nashville, Tennessee 37219	819,000	(1)	7.66%

First New York Securities L.L.C. 850 Third Avenue, 17th Floor New York, New York 10022	610,015	(2)	5.8%

(1)
Lyman O. Heidtke, as the President of Heidtke & Company, which serves as the manager and investment advisor for MidSouth Investor Fund, LP, has discretionary authority to vote and dispose of the securities held by MidSouth Investor Fund, LP, and thus is deemed to have indirect beneficial ownership thereof. MidSouth Investor Fund, LP owns 490,000 shares of common stock and warrants to purchase 147,000 shares of common stock.  Additionally, Mr. Heidtke directly owns 140,000 shares of common stock and warrants to purchase 42,000 shares of common stock, which have been aggregated with the beneficial ownership of MidSouth Investor Fund, LP.

(2)
Amount beneficially owned as a group pursuant to Section 13(d)(3) of the Exchange Act.  Includes 277,015 shares of common stock beneficially owned by First New York Securities L.L.C. (“FNYS”), 84,000 shares of common stock and warrants to purchase 15,000 shares of common stock beneficially owned by Steve Heinemann, an employee of FNYS, 109,500 shares of common stock and warrants to purchase 15,000 shares of common stock beneficially owned by Doug Lipton, a partner of FNYS, and 109,500 shares of common stock beneficially owned by Jay Goldstein, a partner of FNYS.

Security Ownership of Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding

David J. Murphy, Chief Executive Officer	529,180	(1)	4.74%
Gilbert Rossomando, President, Lindley	102,395	(2)	*
Mark Cerreta, Executive Vice President, Lindley	114,895	(3)	1.05%
Ronald R. Sparks, President, RS Services	510,277	(4)	4.68%
John D’Antona, Director	64,674	(5)	*
Patrick J. Healy, Chairman of the Board	150,197	(6)	1.37%
Michael C. Malota, Chief Financial Officer	140,000	(7)	1.28%
Nicholas M. Troiano, Director	27,050	(8)	*

All Directors and Executive Officers as a Group (9 persons)	1,638,668		14.90%

*	Less than 1%.
(1)	Mr. Murphy is the beneficial owner of 242,100 shares of common stock, options to purchase 280,000 shares of common stock and warrants to purchase 7,080 shares of common stock.
(2)	Mr. Rossomando is the beneficial owner of 41,395 shares of common stock and options to purchase 61,000 shares of common stock.
(3)	Mr. Cerreta is the beneficial owner of 53,895 shares of common stock and options to purchase 61,000 shares of common stock.
(4)	Mr. Sparks is the beneficial owner of 492,277 shares of common stock and 18,000 stock options.
(5)	Mr. D’Antona is the beneficial owner of 74 shares of common stock, options to purchase 64,500 shares of common stock and warrants to purchase 100 shares of common stock.
(6)	Mr. Healy is the beneficial owner of 38,037 shares of common stock, options to purchase 83,000 shares of common stock and warrants to purchase 29,160 shares of common stock.
(7)	Mr. Malota is the beneficial owner of 100,000 shares of common stock, and options to purchase 40,000 shares of common stock.
(8)	Mr. Troiano is the beneficial owner of 1,250 shares of common stock, warrants to purchase 300 shares of common stock and options to purchase 25,500 shares of common stock.

MARKET PRICES AND DIVIDEND DATA

Our common stock is currently quoted on the Pink Sheets under the symbol “CAFE.PK” and was previously quoted on the NASDAQ Small Cap Market System under the symbol “CAFE” prior to our delisting effective September 12, 2005.  For the periods during our listing on the NASDAQ Small Cap Market System, the following table sets forth the high and low sales prices for our common stock.  For the periods during our quotation on the Pink Sheets, the following table sets forth the high and low bid quotations as reported by the Pink Sheets, and represents prices between dealers, does not include retail markups, markdowns or commissions, and may not represent actual transactions:

	High	Low
Year ending June 30, 2007
First Quarter	$1.50	$1.01
Second Quarter	1.98	1.25
Third Quarter	1.95	1.50
Fourth Quarter	2.40	1.60
Year ended June 30, 2006
First Quarter	$14.58	$0.83
Second Quarter	1.70	0.80
Third Quarter	2.98	1.40
Fourth Quarter	2.10	1.03
Year ended June 30, 2005
First Quarter	$5.45	$4.01
Second Quarter	5.05	3.85
Third Quarter	4.27	3.48
Fourth Quarter	4.66	2.92

On July 20, 2007, the closing sale price for our common stock as reported on the Pink Sheets was $2.69.  On July 23, 2007, we announced that our publicly traded warrants to purchase common stock expired by their terms on July 21, 2007.  The warrants were out of the money with a strike price of $5.50.  Accordingly, the Company filed a Form 15 with respect to the warrants with the Securities and Exchange Commission pursuant to Rule 12g-4(a)(1)(i).  The warrants were traded under the symbol CAFEW.PK.

Holders

As of July 20, 2007, we had 10,878,514 shares of our common stock issued and outstanding, and there were approximately 2,400 shareholders of record.

Dividend Policy

We have never paid or declared any cash dividends.  Future payment of dividends, if any, will be at the discretion of our Board of Directors and will depend, among other criteria, upon our earnings, capital requirements, and financial condition as well as other relative factors.  Management intends to retain any and all earnings to finance the development of our business, at least in the foreseeable future.  Such a policy is likely to be maintained as long as necessary to provide working capital for our operations.

BUSINESS

History

We were formed as a Delaware corporation on February 6, 1986 under the name University Dining Services, Inc.  Our initial business strategy was to provide food service to colleges and preparatory schools in the New England area.  After several years, we determined it was more profitable to concentrate on larger, more densely populated customer bases.  Accordingly, in 1992, we became a full service food management company providing employee dining and special events catering to large office complexes.  On March 9, 1998, we filed a Certificate of Amendment with the Delaware Secretary of State changing our name to Host America Corporation.  On April 30, 1999, we filed Articles of Merger in the State of Colorado to change our corporate domicile, merging Host Delaware into Host Colorado.  Host Delaware ceased to exist as of that date.  We changed our corporate domicile to reduce the amount of franchise tax required in the State of Delaware.

On July 31, 2000, we purchased all of the issued and outstanding shares of Lindley Food Service Corporation of Bridgeport, Connecticut.  We paid approximately $3,700,000 in cash and issued 198,122 shares of our common stock. Lindley is engaged in the preparation and sale of fresh and frozen unitized meals for senior food programs, school lunches, and various governmental programs, under fixed-price contracts.

On December 23, 2003, we acquired GlobalNet Energy Investors, Inc. pursuant to the terms and conditions of an amended and restated merger agreement dated December 2, 2003.  The shareholders of GlobalNet received in the aggregate 550,000 shares of our common stock in exchange for all of their outstanding GlobalNet common stock. GlobalNet was a development stage corporation formed for the purpose of marketing, selling, installing and maintaining energy saving products and technology.  As described below, following the acquisition of RS Services, Inc., we merged GlobalNet into RS Services and all of our energy management business is now conducted through that subsidiary.

On October 29, 2004, we closed an asset purchase agreement with FoodBrokers, Inc., a Connecticut-based food service company.  Pursuant to the agreement, we acquired certain assets constituting FoodBrokers’ food service business, including machinery and equipment.  The inclusion of FoodBrokers to our Lindley subsidiary enabled us to increase our market share of the unitized meals market in the local geographic area in which Lindley operates.  At the closing, FoodBrokers and its principals executed a six-year non-competition agreement pursuant to which each agreed not to compete, directly or indirectly, with us in the food service business within the United States.

On February 16, 2005, we acquired RS Services, Inc. pursuant to the terms and conditions of an agreement of merger and plan of reorganization dated September 29, 2004.  RS Services is an electrical services contracting firm.

On April 7, 2005, a plan of merger was approved and adopted by GlobalNet Energy Investors and RS Services by resolution of our Board of Directors.  Pursuant to the plan of merger, GlobalNet was merged into RS Services and the separate existence of GlobalNet ceased.

Industry and Market Overview

Food Service Industry

Host Business Dining and Lindley Food Service are both focused on the food service marketplace.  A nationally recognized food consultant and research company estimates that the United States food service industry is a multi-billion dollar industry, encompassing corporate services, educational markets, hospital/health care, correctional facilities, military facilities and transportation facilities The senior feeding market, the market Lindley Food Services primarily serves, is also estimated as collectively a multi-billion dollar sector.  The food service market is characterized by a large concentration of corporate and industry populations in a multitude of geographic locations.  We believe the geographic locations in which we operate contain:

•     the most concentrated dollar volumes in the overall marketplace;
•	high population density;
•     numerous corporate office parks and industrial facilities; and
•     high concentration of medium-size corporations.

Although we have a relatively small share of the food service provider market, we compete favorably with other regional food service providers and those national companies that have operations in the northeastern United States.  We believe we are able to remain competitive because of the quality, selection and value of the food and services that we provide.

Energy Management Industry

The United States Department of Energy indicates that electrical consumption, on which expenditures exceed approximately $200 billion dollars annually, is projected to grow at an average annual rate of 1.6% per year through the year 2025.  In addition, the Department of Energy anticipates that increasing electrical demand may exceed the generation industry’s ability to produce sufficient electrical power.  During 2004, the northeastern region of the United States and portions of Canada experienced total grid power failure, in part as a result of insufficient electrical energy to satisfy the increase in demand.  In addition, certain states continue to experience high rate increases and brownouts.  To combat this growing problem, public utility companies throughout the United States have implemented programs to implement energy conservation and management at the customer level  to promote the replacement or retrofitting of inefficient lighting, heating and cooling equipment.  In addition, the increase in business operating costs due to increased utility costs will continue to diminish operating margins unless companies and residential consumers take proactive measures to increase electrical efficiencies and reduce waste.

These factors, plus continuing deregulation of utilities and increased competition are forcing electric utilities to become pro-active in promoting the purchase and installation of energy saving products and services similar to those currently being offered to our customers by our energy conservation division.

Operations

Host is made up of two operating divisions:  our food services division, consisting of Host Business Dining and Lindley Food Service, and our energy management division, consisting of RS Services, electrical contracting services and our energy conservation product segment.  A description of our operations follows.

Food Service Division

Host Business Dining

Since our formation in 1986, we have grown from a food service provider to institutions of higher education primarily in Connecticut to a regional, full-service food service provider for major corporations.  Our primary clients are medium-size corporate accounts with annual food sales of between $250,000 and $2 million.  These accounts provide a wide variety of food services in a single corporate location.  At each location, we may provide any or all of the following customized services:

•	cafeteria services;
•	special event catering;
•	office coffee services; and
•	employee gift and sundry stores.

At most locations, we are the exclusive provider of food and beverages and are responsible for hiring and training personnel.  Our on-site managers work closely with our corporate officers to ensure continuing food quality and customer satisfaction.

New accounts are assigned to a member of management who develops a comprehensive plan to meet each client’s specific needs.  After extensive interviews and on-site visits, an operating strategy is formulated to best meet the needs of each individual client.  We consider various factors to maximize our profit potential without sacrificing client satisfaction, including a thorough review of:

•	labor and product costs;
•	facility and menu design;
•	training and recruiting;
•	specialized needs of the client or its employees; and
•	equipment needs.

Each location is continually reviewed to monitor client employee satisfaction, evolving menu requirements and quality of food and service.  Based upon reports supplied by on-site managers, additional services are added as demand changes, including upgrades of catering facilities and food selection.

In an effort to reduce costs and increase profitability, we began to outsource our vending operation during 2003.  We sold our vending equipment and inventory and eliminated our vending staff.  Host Business Dining entered into agreements with the companies that purchased the equipment and inventory.  The agreements provide that we will receive monthly commissions on the vending sales generated at the various unit locations.

We may be required to grant credit to some of our customers to fund their initial purchase of equipment and supplies at our various food service facilities.  Before granting credit, we review a client’s credit history and establish a credit limit based upon factors surrounding the credit risk of specific clients, industry historical trends and other types of credit information.  To reduce the risk of default, our contracts provide for buyback provisions requiring each client to buy the equipment and supplies in the event of an early termination of the contract.

Client accounts are staffed by several levels of management-level employees who are responsible for our clients’ complete satisfaction.  We employ district managers with sales and administrative backgrounds who are responsible for overseeing the client accounts in their region, as well as forecasting the budget for each account and assisting the on-site management at each location.  The on-site manager is responsible for the day-to-day activities of the account and for ensuring continuing food quality and satisfaction.  In the smaller accounts, a chef/manager will perform these duties.  The supporting personnel at each location may include:

•	an executive chef;
•	sous chef;
•	grill cook;
•	deli servers;
•	cashiers;
•	dishwashers;
•	catering personnel; and
•	general kitchen help.

Our managers, chefs and cooks have experience from larger food service organizations, are graduates of a culinary school or graduates with a degree in hotel and restaurant management. Other support personnel are hired locally and trained on-site by our on-site manager, chef/managers and/or district managers.

Lindley Food Service

Our Lindley subsidiary prepares meals for various governmental programs under fixed-price contracts and has a different operational structure than Host Business Dining.  Lindley bids on government feeding contracts involving schools and senior citizen programs and operates three kitchens in Connecticut, which have high volume production capabilities for breakfast, lunch and after-school programs.  Lindley has additional production facilities in Indiana and Massachusetts.  Lindley’s production staff prepares the meals daily and delivers the meals using its own trucks and drivers, directly from the kitchens to each client’s facility.  Lindley also does congregate feeding and offers packaged microwavable senior meals for its “Meals-on-Wheels” programs.  A staff nutritionist monitors the nutritional content of the food produced at each of Lindley’s facilities.  Lindley is one of the largest providers of fresh unitized meals in the Northeast, operating out of its various production sites.

Lindley’s strengths include professional management of large-volume accounts, custom designed meals for special needs and available plan capacity to expand production.

Energy Management Division

Our energy management division currently consists of RS Services and our energy conservation product line segment.

RS Services is an electrical contract services firm.  Our energy conservation product is the EnerLume-EM™, which is a computerized controller capable of reducing energy consumption on lighting systems.  Our goal is to provide both large and small customers with significant savings on their electrical energy usage and minimize downtime costs associated with power outages.  In addition, we believe that the increase in energy efficiency related to the use of our product and services has the future potential for reducing repairs and maintenance expenses by reducing operating temperatures of existing equipment.

The energy management product and services that we currently provide are as follows:

•
EnerLume-EM™– This product is a lighting energy management system that is designed to reduce excess kilowatts ordinarily required for operating magnetic or electronic ballasts used in fluorescent lighting systems, and manages the incoming power so the ballasts draw energy when the power transmission is most efficient.  This greatly reduces energy costs while minimally reducing light levels so that virtually no light loss can be detected by the human eye.  The light controller can be managed from a remote location, which provides what we believe to be a unique benefit to multi-locations customers.

•	Installation and Maintenance Services - We offer product enhancements, installation and product servicing and maintenance support to our customers.
•
Switchgear and Retrofit Contracts – We offer services as both contractor and subcontractor for multi-location switchgear and retrofit contracts nationwide These services include replacing older, less efficient equipment and similar electrical devices and replacing them with new, and more updated energy efficient devices, such as circuit breakers and florescent lighting tubes and ballasts..

Our long-term goal is to target the commercial, industrial and governmental markets, utilizing direct sales by the executive team, master channel partners, sub-distributors and an in-house sales staff.  The division also plans to conduct research and development efforts, which may include new product launches and product expansions with a view to increasing revenues, market expansion, name brand recognition and client loyalty.  We will also continue to develop our relationships with large electrical contractors, national large retail chains, office locations and property management companies.

Business Strategy

Food Service Division

Host Business Dining

We introduced our “Food Serve 2000” as a means of working with customers to evaluate and adapt our existing food operations to maximize and maintain client satisfaction.  We study the basic elements of our food service at each location, including:

•	traffic flows and waiting times;
•	menu variety and food presentation;
•	nutritional assessment;
•	work preparation; and
•	labor qualifications.

Through our continuing evaluations, on-site managers strive to maintain:

•	custom designed menus to meet regional and ethnic tastes;
•	facilities with state-of-the-art equipment;
•	strict cost containment policies; and
•	nutritional programs for better health.

After our comprehensive evaluations, each facility is reviewed with the client to select the best possible combination of food and service.  Food Serve 2000 allows us to make rapid changes at a given location before employee dissatisfaction results in a termination of a contract. If a problem develops at a local level, management has the ability to rapidly deploy individuals specializing in that area and seek a solution.

Lindley Food Service

We have aggressively pursued higher margin business for our pre-packaged unitized meal production.  This has been accomplished by increasing our customer base for Meals-on-Wheels, senior assisted living facilities, pre-school Head Start programs, School Lunch, After-School Enhanced Snack programs and Summer School Breakfast and Lunch Programs.  We have focused on these markets by participating in industry trade shows like Meals-on-Wheels Association of America, NANASP and the National Head Start Conference.  This exposure has enabled Lindley to continue to expand its customer base throughout the Northeast and Midwest.

Energy Management Division

We intend to market our energy saving product via channel partners to market leaders in industry segments (retail, commercial, industrial, and institutional), which we believe will lend credibility and name brand recognition to our product. In addition, we intend to establish relationships with trade organizations that will endorse our product, and offer the sale to companies that comprise their industry.  This process should streamline our energy management operations entry into the marketplace.

The energy management division’s mission is to lead its marketplace to the new levels of efficient utilization of utilities demanded by the economic cost of energy and the global demand for conservation. The division will research, develop and provide the customized products, services and responsible information expected of a business committed to the high technology energy management marketplace.

Marketing

Food Service Division

We have selectively bid for privately owned facility contracts and contracts awarded by governmental and quasi-governmental agencies.  Other potential food service contracts come to our attention through:

•	mail and telephone;
•	conversations with suppliers, such as purveyors and vending machine suppliers;
•	state listings;
•	trade shows and conventions; and
•	client referrals.

New clients generally require that we submit a bid and make a proposal outlining a capital investment (if required) and other financial terms.  We may be required to make capital improvements to the client’s facility at the start of the contract to secure an account.  We also expend a great deal of time and effort preparing proposals and negotiating contracts.  In certain cases, a private facility owner may choose to negotiate with us exclusively, in which case we do not have to participate in any bidding process.

In attracting office building clients, we have constantly upgraded the quality of our food service and customer services.  We strive to provide menu items which are healthy and higher in quality than typical fast food or cafeteria style products.  Our philosophy is that to the extent our customers are able to satisfy their meal needs at their employer’s cafeteria, the less time those employees are away from their office setting.  We believe this results in an increase in corporate and individual productivity.  Further, if we can satisfy the employees with more diverse and higher quality food items, employers will frequently subsidize all or a portion of the costs.

We believe that we can compete with our larger competitors because:

•	we provide direct, hands-on management contact with our client facilities on a weekly basis;
•	we offer flexible menus to satisfy customer wants and desires; and
•	we intensively train our managers.

Host implemented new marketing programs at its facilities such as “cruisin’ cuisine” and “celebrity chefs” to help maximize sales growth.  In our cruisin’ cuisine program, our corporate chefs travel from location to location in a custom outfitted vehicle and present a complete specialty theme promotion menu such as fresh sushi, a taste of Havana, or authentic Japanese stir-fry.  In our celebrity chefs program, the recipes and culinary style of featured world class chefs are presented in the business dining location.  Every three months, a different celebrity chef is featured.  Our clients’ responses to these programs have been very favorable.

Energy Management Division

We utilize management, master channel partners, sub-distributors and in-house sales staff to pursue a multi-channel approach with our marketing and sales strategy.  Focusing on commercial and industrial customers, we will implement brand awareness of our product and services through advertising, business to business, websites, industry and energy conservation seminars and trade exhibits.  The division will attempt direct sales efforts to potential customers who we believe are extremely sensitive to our nation’s growing energy costs.  Management will be responsible for identifying potential customers in a particular industry group and those persons within an organization to implement an energy savings program.  We can determine which products and services will most benefit the customer and arrange for an onsite beta testing program and product modifications prior to installation.  Extensive follow-up and testing of our system will be conducted by an in-house technical staff and channel partners to insure customer satisfaction.   We believe satisfied customers who have experienced energy savings first-hand are a key component to marketing the product to future customers.

Major Clients and Contracts

Food Service Division

Host Business Dining

Host Business Dining has a large number of multi-year contracts.  These contracts are with Fortune 500 businesses in the Connecticut area, each with multiple locations serving over 4,500 total contracted employees.  In the past, we have had to close facilities due to price competition and relocation.

Our two largest contracts accounted for approximately 15% percent of our total revenue for the fiscal year ended June 30, 2006.  Collectively, contracts with our two largest customers constituted approximately 27% percent and 18% percent of business dining revenues, respectively.  If we lose either of these major contracts, such loss may have a material adverse effect on us.

Lindley Food Service

Our Lindley subsidiary has numerous Meals-on-Wheels and congregate feeding accounts, the largest of which are in New Haven, Bridgeport and Waterbury, Connecticut; Muncie, Indiana; and Everett, Massachusetts.  Lindley provides school breakfasts and lunches for the New Haven, Bridgeport and Waterbury public schools.  Lindley was also awarded the contract with the Boston, Massachusetts public schools to provide emergency replacement meals for breakfast and sandwich items. Lindley was awarded the contract after successfully bidding for the business.  As the majority of the division’s business is with government agencies, Lindley secures the majority of its business through the bidding process.  Lindley continues to be awarded feeding programs for the elderly throughout the northeast region.

One of Lindley’s largest contracts, Mystic Valley, accounted for approximately 10% percent of our total revenue for the fiscal year ended June 30, 2006.  If we were to lose this major contract, such loss may have a material adverse effect on us.

Lindley is currently involved in bids for several other senior feeding, Meals-on-Wheels, and Head Start contracts in various states, and intends to continue aggressively pursuing this type of business.

Energy Management Division

RS Services pursues new contract services customers through the marketing and promoting of the division’s current network by developing relationships with restaurant, retail, commercial chains, general contractors and manufactures.  RS Services installs test sites of new products if the customer has the potential for a large number of installations.

One of RS’s largest contracts, Eaton/Araon accounted for approximately 11% percent of our total revenue for the fiscal year ended June 30, 2006.  If we were to lose this major contract, such loss may have a material adverse effect on us.

Seasonality

Our food service division’s operations are somewhat seasonal in nature.  Many of our corporate clients are less busy in the summer months due to the vacation schedules of their employees and shift reductions.  Special events catering tends to peak at various times of the year depending on corporate meetings, holiday parties and the frequency of special events.  We adjust our labor staffing and inventories as necessary during these periods. In our energy management division, we experience seasonality fluctuations during the last two months of each calendar year.

Competition

Host Business Dining and Lindley Food Service

We have encountered significant competition locally and nationally in the contract food service market. Food service companies compete for clients on the basis of:

•	quality and service standards;
•	local economic conditions;
•	innovative approaches to food service facility design; and
•	maximization of sales and price (including the making of loans, advances and investments in client facilities and equipment).

Competition may result in price reductions, decreased gross margins and loss of market share.  Host competes with several companies that provide service on a national basis who have greater overall resources at their disposal.  In addition, existing or potential clients may elect to “self operate” their food service, eliminating the opportunity for us to compete for their business.

Energy Management Division

There are currently a number of products and services on the market that directly or indirectly compete with our product and services.  Many of these are offered by companies that are larger and better financed.  However, we believe that although energy saving technology currently exists, our EnerLume-EM™ light controller is capable of controlling, monitoring and saving electric kilowatt hours through a unique mechanism that has a limiting effect to luminosity.  Our product will also be capable of providing real-time variability of savings levels and operational control at off-site locations.  Further, our equipment processor is digital, which is faster, more compact and more efficient than our competitors’ products.  We believe that the installation of our equipment is less invasive and creates less of a disruption to a customer’s operation than that of our competition.

Government Regulation

Food Service

Our business is subject to various government regulations including environmental, employment, privacy and safety regulations.  In addition, our food service facilities are subject to state health department regulations, periodic health inspections, sanitation and safety standards, and state and local licensing of the sale of food products.  The cost of compliance with these various regulations is not material; however, we cannot provide assurance that additional federal and state legislation or changes in the regulatory environment will not limit our activities in the future or increase the cost of compliance.

Energy Management

Favorable government regulations, through The Energy Policy Act of 2005 ("EPACT"), are improving the environment for organizations to take advantage and utilize energy conservation products.  EPACT has brought sweeping changes to the benefit of organizations willing to participate in programs that curtail energy consumption. These changes include immediate tax deductions for qualifying investments that reduce energy costs on commercial applications of up to a maximum of $1.80 per square foot utilizing a 50% energy cost reduction based on historical benchmark standards. This allows organizations a larger return on their investment via direct tax reductions and reduces the breakeven level associated with their costs incurred, allowing organizations the added incentive to install energy saving products.  The U.S. Department of Energy’s longer term goal is for organizations to achieve a “Zero Energy Based” system, through which the net of total energy generated at an organization’s site and the total energy utilized at the site is zero, therefore eliminating the necessity to require energy from the power grid.

Employees

As of June 1, 2007, Host Corporate and Business Dining had approximately 168 full-time employees and 4 part-time employees employed for special occasions and seasonal busy times.  Our Lindley subsidiary had 150 full-time employees and 11 part-time employees.  Our RS Services subsidiary had approximately 48 full-time employees and 2 part-time employees.  None of our employees are represented by a union.

Properties

Our corporate offices are located at Two Broadway, Hamden, Connecticut 06518.  Our telephone number is (203) 248-4100.  Lindley’s corporate offices are located at 201 Wallace Street, New Haven, Connecticut 06511 and RS Services’ offices are located at 7806 N. Highway 81, Duncan, Oklahoma 73533.

We lease our corporate offices in Hamden under the terms of a month-to-month lease agreement, with a monthly payment of $3,770.  We lease our Lindley executive office facility in New Haven, Connecticut pursuant to a five-year lease extension that commenced on April 1, 2005, with a current monthly payment of $3,000.  We also lease approximately 3,000 square feet of office space for Lindley for $3,090 per month from Gilbert Rossomando and Mark Cerreta, the principal officers of Lindley.  We lease RS Services’ offices in Duncan, Oklahoma from Ronald Sparks, the President of our RS Services subsidiary, pursuant to the terms of a five-year agreement with a monthly payment of $5,000. The Lindley and RS Services leases have been determined to be at market rates.

Legal Proceedings

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004.  K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building.  At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers.  The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin.  As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host.

Host has proceeded in another, related case in the District Court in Utah in which Host maintains rights to the inventory under the Uniform Commercial Code.  Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral.  The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case was filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected.

On January 24, 2007, the United States District Court of Utah released an order disbursing funds on deposit at the Registry of the court pursuant to a December 22, 2006 Assignment and Release Agreement with Coastline Financial in regards to the outstanding litigation.  Under the terms of the Assignment and Release, Host agreed to transfer the cash bond in the amount of $300,000 plus accumulated interest to Coastline, and Coastline agreed to transfer and assign to Host all of its rights and interest in the K.W.M. case, including without limitation the default judgment, as well as all K.W.M. assets claimed by Coastline in the first and second case.  In addition, both Host and Coastline agreed to settle, compromise, release and forever discharge each other and its affiliates, shareholders, related entities, predecessors, successors, employees, agents, insurance companies, and each other from any claim and all claims, demands, or causes of action whatsoever, including without limitation the first case and the second case, that both Host and Coastline may have against each other arising from or out of any and all events up to the date of the Assignment and Release Agreement.  The funds were disbursed on February 14, 2007.

Federal Class and Derivative Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy.  One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc.   On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (VLB) (the “Class Action”).  On February 12, 2007, lead plaintiffs filed an amended Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”), which named as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purported to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005.  In general, plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaint alleged that the statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period.  Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A.  On March 27, 2007, all defendants filed motions to dismiss the Class Action.

Host was also named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut.  The captions of those actions were Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The plaintiffs did not make presuit demand on the Board of Directors.  By order dated October 20, 2005, the court consolidated the derivative actions (hereinafter, the “Federal Derivative Action”), and administratively consolidated that action with the Class Action under the caption,  In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (VLB). On June 22, 2006, the plaintiffs filed a Verified Amended Derivative Complaint, which named as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart,  Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint was based on substantially the same allegations as the Class Action Consolidated Complaint.  It asserted causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint sought an unspecified amount of damages and other relief purportedly on behalf of Host.   On March 27, 2007, all defendants filed motions to dismiss the Federal Derivative Action.

On May 22 and 23, 2007, Host America, its past and present directors and officers named as defendants in the Class and Derivative Actions (the “Host America defendants”), and the plaintiffs filed agreements to settle and fully resolve all claims against the Host America defendants in both actions.  In the Class Action, the Host defendants will use the available proceeds from a directors and officers insurance policy, and have released the carrier from further liability for claims concerning the Company’s July 12, 2005 press release, provided that the settlements are finally approved.  Under the Derivative Action settlement, Host has agreed to adopt certain corporate governance policies and to pay plaintiffs’ attorneys fees.  The parties have asked the Court to grant preliminary approval of both settlements.  If preliminary approval is granted, the settlements will remain subject to additional requirements, including issuance of notice to Class members and Host stockholders and final approval by the Court.  There is no assurance that the Court will grant the requisite approvals, or that the settlements will become final.  If the settlement agreements are approved in their present form, the available proceeds from defendants’ insurance policy will be used up, and the insurer will be released from further liability for any claims concerning the Company’s July 12, 2005 press release.

The Company believes that final settlement of the Class and Derivative actions is probable.  If the settlement does not occur and litigation against the Company continues, the Company believes that it has meritorious defenses and intends to defend the case vigorously. If the litigation continues, the Company cannot estimate whether the result of the litigation would have a material adverse effect on its financial condition, results of operations or cash flows.

State Court Derivative Action

Host was also named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action).  The action named as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona.  The Hester complaint contained allegations and claims substantially similar to those of the Federal Derivative Action.  described above, and asserted six counts for breach of fiduciary duty for insider selling and misappropriation.  On June 13, 2006, the

Superior Court granted Host’s motion to stay all proceedings in Hester in light of the earlier filed Federal Derivative Action.  The Hester action will remained stayed until further order of the Court.

By motion filed on August 8, 2007, Hester has sought to intervene in the Federal Derivative Action purportedly for the purpose of objecting to the settlement.  Defendants will oppose the motion.

State Court Individual Suit

On May 2, 2006, 47 plaintiffs who alleged that they had purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant in  Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 064013754-S.  The Contreras complaint is based on substantially the same allegations as the Class Action. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.   On January 18, 2007, the Company filed a request to revise the complaint, and has also moved to stay discovery pending a disposition on its contemplated motion to dismiss.  The Court has scheduled a status conference for August 28, 2007.  The Company believes it has substantial and meritorious defenses to the action.

Federal Court Individual Suit

On June 25, 2007, substantially the same group of plaintiffs in the state court Contreras matter filed a complaint in the United States District Court for the District of Connecticut against David J. Murphy, Geoffrey Ramsey, Peter Sarmanian, and Roger D. Lockhart in the matter Anil Sawant, et al. v. Geoffrey W. Ramsey, et. al., Civil Action No. 07-cv-980 (CFD).  The Company is not named as a defendant.  The Sawant complaint asserts the same allegations and claims as the Class Action Consolidated Complaint.   The Company is not aware of any service of the Sawant complaint on any defendant.

SEC Investigation

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a press release issued by the Company on July 12, 2005.  On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and initiated a suspension in the trading of our securities.  On July 17, 2007, we announced that the staff of the Fort Worth Regional Office of the Securities and Exchange Commission  notified the Company that the Commission’s investigation, which was previously announced by the Company on July 19, 2005, has been terminated as to the Company and no enforcement action has been recommended to the Commission.

CEO Termination

On December 12, 2005, Geoffrey Ramsey, former President and Chief Executive Officer of the Company, filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and the covenant of good faith and fair dealing. He seeks severance and fringe benefits until 2009, as well as attorneys’ fees and other economic damages.  Mr. Ramsey initially sought special severance equal to six months of his salary for each calendar year that he was employed by the Company, but subsequently withdrew this claim.

The arbitration was heard on March 26th, 27th, 28th, April 2nd and April 3rd, 2007. Simultaneous briefs were filed on May 29, 2007 and the Arbitrator issued a ruling on July 19, 2007 finding that the Company had just cause to terminate Mr. Ramsey’s employment and that Mr. Ramsey was entitled to thirteen weeks of salary from September 2, 2005 through November 28, 2005.
Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with the Company.  Anne Ramsey, the sister of Geoffrey Ramsey, was the Company’s former Human Resource Director and has served on the Board of Directors since June 18, 2007. Debra Ramsey is the wife of Geoffrey Ramsey and was a former administrative assistant for the Company. The Company terminated both individuals on November 23, 2005.  On or about March 20, 2006, the Company instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that the Company never authorized the employment agreements relied upon by Anne and Debra and therefore such contracts were void. The matter was tried in November, 2006 and the Court rendered a decision on January 8, 2007 denying a permanent injunction. On January 26, 2007 the Company filed an appeal of the Superior Court decision in the Connecticut Appellate Court and thereafter filed a Motion for Stay with the Superior Court which was granted.   On July 5, 2007 the Company filed its brief with the Appellate Court and it is anticipated that oral argument will occur in the next few months.

Other

In addition, as with most business, there exists routine litigation incidental to our business, none of which is anticipated to have a material adverse impact on our financial position, results of operations, liquidity or cash flows.

MANAGEMENT DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this proxy statement.  This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in these forward-looking statements.

Executive Overview

We are an outsource provider of food service management and energy management conservation.  Host Business Dining and Lindley Food Service comprise our food service division and RS Services comprises our energy management division.

In 2000, we started building organizations in both of our divisions that provided solutions to the needs of large businesses and institutions.  The two operating divisions either have locations or clients in the following states: Connecticut, Indiana, Massachusetts, New Jersey, New York, Oklahoma, Rhode Island and Texas.

We utilize sophisticated technologies in our management services and energy conservation products and systems. These products and systems enable us to design solutions to problems and develop cost reduction answers for building owners and managers.  We employ a professional sales and marketing force that services both national and individual accounts and is headed up by a management team that has many years experience in food service and energy conservation management.

Results of Operations
Three months ended March 31, 2007 (the “2007 Period”) vs. three months ended March 31, 2006 (the “2006 Period”)

The following are our net revenues for the:

	2007 Period	2006 Period	$ Variance	% Variance

Corporate Dining	$3,088,445	$3,079,832	$8,613	0.3%
Unitized Meals	3,932,585	3,835,569	97,016	2.5%
Energy Management	1,312,545	2,651,920	(1,339,375)	-50.5%

Total Revenues	$8,333,575	$9,567,321	$(1,233,746)	-12.9%

We have experienced an aggregate revenue decrease of 12.9% as compared to the three months ended from the fiscal quarter prior. The reduction in revenues we have experienced resulted from our RS Services division. The Corporate Dining accounts and unitized meals accounts resulted in notional increases in revenues as steady progress in maintaining our existing customer base occurred within the quarter as compared to the 2006 Period.  Our new corporate dining contracts established in our first quarter 2007 have been favorable to offset the client loss due to cancellation of service we experienced in the second quarter.  Our food service divisions primarily operate on a contract basis with terms ranging from one to five years, and due to the fact that most food service business is awarded as a result of a competitive bidding process, we cannot predict if either business will be successful in securing new contracts or renewing existing ones.  RS Services’ revenue decrease is a direct reflection of our decision not to pursue ground-up construction type contracts with newly established retail locations, and we expect this unfavorable variance to continue in the future.  We believe that ground-up construction type contracts are not part of our overall mission of energy conservation, and that the servicing of these type contracts channel resources away from further development of our energy products and higher margin businesses.  RS Services has an established business in the electrical and energy management field on a national scale as well as having a UL-approved panel shop for the assembly of products.  Our energy management product, the EnerLume-EM™, is continuing in its developmental stages, as we expect to continue to grow and develop the product in future periods. We signed on a master channel partner distributor in the third quarter and recorded revenues with EnerLume-EM™ sales of approximately $322,400.

The following are our direct costs and margins for the:

	2007 Period	2006 Period	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$2,861,445	$2,805,229	$56,216	2.0%
Unitized Meals	3,123,317	2,900,039	223,278	7.7%
Energy Management	1,280,178	2,796,760	(1,516,582)	-54.2%

Total costs of revenues	$7,264,940	$8,502,028	$(1,237,088)	-14.6%

	2007 Period	2006 Period	Variance
Direct cost margins from:
Corporate Dining	7.3%	8.9%	-1.6%
Unitized Meals	20.6%	24.4%	-3.8%
Energy Management	2.5%	-5.5%	7.9%

Combined direct cost margin	12.8%	11.1%	1.7%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. The substantial decrease in cost of revenues within our energy management division resulted mainly from exiting our ground-up construction type contracts which has historically contributed to additional reliance on subcontractor services and increases in copper costs and other related supplies within our construction division.  These construction contract jobs at our RS Services subsidiary had provided negative margins in the past resulting from ineffective budgeting and forecasting resulting from unexpected increases in associated materials and labor.  Our decision to exit out of ground-up construction type contracts is anticipated to produce more favorable overall margins within our RS Services division.  The third quarter trend of decreasing costs in energy management is anticipated to continue for the balance of the fiscal year as a direct reflection of the decrease in revenues associated with contract and other construction work. Our corporate dining and unitized meals operating margins reflect a decrease from the 2006 Period primarily resulting from continued increased costs in fuel and overall food and supply prices on both perishable and non perishable purchases.

The following is our other operating costs for the:

	2007 Period	2006 Period	$ Variance

SG&A	$2,293,262	$1,617,643	$(657,619)
Depreciation and amortization	115,807	124,014	8,207
Research and development	-	371,000	371,000

Total other operating costs	$2,409,069	$2,112,657	$(296,412)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs.  The substantial SG&A increase over the 2006 Period is primarily attributable to an increase in legal and professional fees of approximately $240,000 for the continued defense of our outstanding litigation,  the 2006 Period reversal of an accrual for settlement of the Sherwins litigation of approximately $191,000, non-cash stock compensation costs for the sign-on of senior management of approximately $134,000, and overall additional costs associated with various fees and expenses of approximately $93,000. Depreciation and amortization decreased by $8,207 in the 2007 Period.  The balance of the decrease in operating costs and expenses is the 2006 Period research and development costs relating to the development of our EnerLume-EM™. We anticipate a substantial decrease in research and development costs associated with our energy management product as development has been completed and the product is ready for market.

Other Costs:

In the 2006 Period, we recognized a non-cash gain on the mark to market value of the warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, which required us to record the effects of implementing the Black-Scholes method of valuing the warrant liability on a mark-to-market basis.  The non cash gain on the fair value of the warrant liability was $626 in the 2006 Period. The 2007 Period includes a loss on the mark to market value of the warrant liability of $37,200 resulting from the recognition of a warrant liability with the Shelter Island Term Loan.

Other costs include unfavorable variances from the amortization of deferred financing of $62,179 and debt discount of $224,074 as compared to the 2006 Period resulted in the amortization of the deferred costs and the inclusion of the original issue discount charges associated with the Shelter Island Term Loan.  Interest expense remained flat as compared to the 2006 Period.

Net Loss:

Host incurred a net loss of $1,869,507 for the 2007 Period, as compared to a net loss of $1,266,917 for the 2006 Period.  The net loss in the 2007 Period resulted largely from additional SG&A costs primarily associated with professional and compensation costs and the non-cash amortization costs associated with Shelter Island Term Loan.  The net loss in the 2006 Period was primarily a result of increased research and development and lower margins from our energy management division.

Results of Operations
Nine months ended March 31, 2007 (the “2007 Period”) vs. nine months ended March 31, 2006 (the “2006 Period”)

The following are our net revenues for the:

	2007 Period	2006 Period	$ Variance	% Variance

Corporate Dining	$9,684,089	$9,090,649	$593,440	6.5%
Unitized Meals	11,579,523	11,401,189	178,334	1.6%
Energy Management	5,281,670	6,194,020	(912,350)	-14.7%

Total Revenues	$26,545,282	$26,685,858	$(140,576)	-0.5%

We have experienced a nominal aggregate revenue decrease of 0.5% as compared to the nine months ended in the 2006 Period. The improvement in revenues from both our food service divisions resulted from favorable variances experienced in the prior quarters. The increase in Corporate Dining accounts was largely due to securing a new contract and new locations with an existing client that contributed to approximately an additional $1,401,000 in new revenues, which was partially offset by a cancellation by a major 10% customer account due to that account being acquired by a larger firm, with a loss of revenue of approximately $627,000 for that location.  The acquirer in the merger, anticipating synergies, merged their existing food service operations with our prior client. Other client cancellations contributed to approximately $155,000 of forgone revenue, and other reductions attributable to other various fluctuations contributed to the loss of approximately $26,000.  Marginal revenue increases in our unitized meals division resulted from the effects of the current nine months price increases being offset by market softening in our summer feeding programs from the prior nine months.  Our food service divisions operate primarily on a contract basis with terms ranging from one to five years, and due to the fact that most food service business is awarded as a result of a competitive bidding process, we cannot predict if either business will be successful in securing new contracts or renewing existing ones. The decrease in RS Services revenue is a direct reflection of the contracts related to ground-up construction with newly established retail locations, and we expect this unfavorable variance to continue in the future.

The following are our direct costs and margins for the:

	2007 Period	2006 Period	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$8,889,475	$8,196,421	$693,054	8.5%
Unitized Meals	9,207,440	8,945,728	261,712	2.9%
Energy Management	5,288,441	5,794,838	(506,397)	-8.7%

Total costs of revenues	$23,385,356	$22,936,987	$448,369	2.0%

	2007 Period	2006 Period	Variance
Direct cost margins from:
Corporate Dining	8.2%	9.8%	-1.6%
Unitized Meals	20.5%	21.5%	-1.0%
Energy Management	-0.1%	6.4%	-6.5%

Combined direct cost margin	11.9%	14.0%	-2.1%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. The decrease in cost of revenues within our energy management division resulted mainly from additional reliance on subcontractor services and increases in copper costs, other related supplies and fuel charges within our construction division.  These construction contract jobs at our RS Services subsidiary were not costed effectively and did not account for the unexpected increases in associated materials and labor.  The third quarter trend of decreased costs is anticipated to continue for the balance of the fiscal year as a result of exiting our ground-up construction type contracts which has historically contributed to the previous reliance on subcontractor services and increases in copper costs and other related supplies within our construction division.  Our corporate dining operating costs increased as compared to the prior fiscal nine months period primarily resulting from increases in non perishable product purchasing and increases in labor and associated benefits associated with our newer accounts.  Unitized meals margins were slightly increased as a similar increase in revenues from summer feeding programs effected margin results.

The following is our other operating costs for the:

	2007 Period	2006 Period	$ Variance

SG&A	$6,601,368	$9,458,015	$(2,856,647)
Depreciation and amortization	356,845	426,228	(69,383)
Research and development	137,526	720,500	(582,974)

Total other operating costs	$7,095,739	$10,604,743	$(3,509,004)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs.  The large SG&A decrease over the 2006 Period is primarily attributable to the 2006 Period recording of the estimated potential accrued costs to resolve the pending lawsuits, and the inclusion of non-cash compensation for stock options. Depreciation and amortization decreased by $69,383 in the 2007 Period.  The balance of the decrease in operating costs and expenses is the 2006 Period research and development costs relating to the development of the EnerLume-EM™. We recognized a substantial decrease in research and development costs of $582,974 associated with our energy management product as development has been completed and the product is ready for market.  SG&A costs incurred in the 2007 Period also include the additional substantial professional fees associated with the audits and reviews of prior years and prior quarters respectively which was charged as expense in the current period.  We expect our other operating costs generally to increase over the balance of fiscal 2007 due to costs with additional legal and professional fees.

Other Costs:

In the 2006 Period, we recognized a Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, which required us to record the effects of implementing the Black-Scholes method of valuing the warrant liability on a mark-to-market basis.  The non cash loss on the fair value of the warrant liability was $1,295,160 in the 2006 Period. The 2007 Period includes a gain on the mark to market value of the warrant liability of $55,801 resulting from the recognition of a warrant liability with the Shelter Island Term Loan.

In the 2006 Period, we recorded the Laurus conversion of long term notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share.  Liabilities of approximately $7.8 million were converted into equity and Host received approximately $1.8 million from the exercise of the warrants.  As a result, the decrease in the 2007 Period for amortization of deferred financing costs as compared to the 2006 Period was $931,018, and amortization of debt discount costs decreased $1,477,039 for the 2007 Period when compared to the 2006 Period.  Additionally, interest expense decreased $116,026 for the 2007 Period when compared to the 2006 Period.

Net Loss:

Host incurred a net loss of $4,855,364 for the 2007 Period, as compared to a net loss of $11,600,992 for the 2006 Period.  The net loss in the 2007 Period resulted largely from professional costs incurred that included additional substantial professional fees associated with the audits and reviews of prior years and prior quarters respectively, as well as continued legal costs to defend our positions from associated legal actions.  The net loss in the 2006 Period was primarily a result of the non-cash charges incurred as a result of the conversion of the Laurus notes, the loss associated with the mark-to-market of the warrant liability and additional costs incurred for legal, non-cash compensation charges associated with a new accounting pronouncement.

Results of Operations
For the Year Ended June 30, 2006 (the “2006 period”) vs. the Year Ended June 30, 2005 (the “2005 period”)

The following is our net revenues for:

	Fiscal 2006	Fiscal 2005	$ Variance	% Variance

Corporate Dining	$12,112,975	$13,135,230	$(1,022,255)	-7.8%
Unitized Meals	15,228,113	14,458,945	769,168	5.3%
Energy Management	9,654,349	3,199,661	6,454,688	201.7%

Total Revenues	$36,995,437	$30,793,836	$6,201,601	20.1%

We have experienced an aggregate revenue increase of 20.1% as compared to the full year ended from the fiscal year prior. The improvement in revenues was largely attributable to the full year inclusion of RS Services revenue which resulted in an increase of $6,399,071 in fiscal 2006 versus the 2005 Period, which operations we acquired in February 2005.  RS Services revenue is associated with contract construction, electrical switchgear and retrofit applications.  RS Services has an established business in the electrical and energy management field on a national scale as well as having a UL approved panel shop for the assembly of products. Our energy management products are currently in their developmental stages, and did not generate revenues during fiscal 2006.  We expect to generate revenue from the sale of our energy management products in the first quarter of fiscal 2007.  An increase in unitized meals of $769,168 as compared to the 2005 Period was largely attributable to additional revenues of approximately $433,700 primarily generated from the incremental 3% cost of living adjustment established in the prior quarters coupled with the full year inclusion of the accounts from FoodBrokers which we acquired in the second quarter of Fiscal 2005, providing an approximate incremental $402,600 of revenue.  These increases were partially offset by the non-renewal of the senior feeding facility in Massachusetts of approximately $67,200. The majority of unitized meals work is done on a contract basis with terms ranging from one to five years.  Due to the fact that most of unitized meals business is awarded as a result of a competitive bidding process, we cannot predict if unitized meals will be successful in securing new contracts or renewing existing ones; however, we feel in the near term that the prospect of increasing revenue for unitized meals is probable.  Our corporate dining accounts continued a revenue shortfall of $1,022,255 associated with lower attendance in multi-tenant facilities and business closures where we provide dining services of approximately $429,600, being partially offset with additional business contracts with new clients as well as decline from existing clients of approximately $593,000.

The following is our direct costs and margins for:

	Fiscal 2006	Fiscal 2005	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$10,944,181	$12,002,099	$(1,057,918)	(8.8%)
Unitized Meals	12,051,617	11,808,693	242,924	2.1%
Energy Management	8,987,025	3,417,278	(5,569,747)	n/a

Total costs of revenues	$31,982,823	$27,228,070	$4,754,753	17.5%

	Fiscal 2006	Fiscal 2005	Variance
Direct cost margins from:
Corporate Dining	9.6%	8.6%	1.0%
Unitized Meals	20.9%	18.3%	2.6%
Energy Management	6.9%	-6.8%	13.7%

Total direct cost margin	13.5%	11.6%	1.9%

Our cost of revenues represent the direct cost of food and paper products and related labor costs to prepare and host food associated services, as well as business dining unit direct costs for the production and display for business dining, and the cost of contracted services, job materials and direct wages for electrical installations. Cost of revenues within our corporate dining accounts decreased $1,057,918 as compared to the prior fiscal year primarily from the reduction in net revenue and the benefit of increased margins resulting from our efforts of re-negotiating selected account contracts and utilizing more effective measures designed to control existing costs. The increased margins on the selected accounts contributed approximately $224,600 of the variance. Unitized meals costs increased as a direct result of increased revenues. The FoodBrokers acquisition occurred in the second quarter of fiscal 2005.  Our energy management costs throughout the fiscal 2006 period experienced an upswing from increased reliance on sub-contractor work of approximately 37% of the total cost of revenues within energy management during the third quarter which created downward pressure on the margins.  During 2005, our energy management division experienced additional expansion costs and prior inventory corrections as incremental cost of revenue adjustments were experienced with the acquisition and merger of GlobalNet and RS Services.

The following is our other operating costs for:

	Fiscal 2006	Fiscal 2005	$ Variance

SG&A	$11,455,418	$7,366,603	$4,088,815
Depreciation and amortization	550,285	496,830	53,455
Research and development	919,406	93,087	826,319
Impairment charge	-	3,695,024	(3,695,024)

Total other operating costs	$12,925,109	$11,651,544	$1,273,565

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rentals, repairs, maintenance, utilities, commissions, travel and various other costs.  The large SG&A increase over the 2005 Period is primarily attributable to the inclusion of the estimated potential accrued costs to resolve the pending class action lawsuits and legal costs incurred in the 2006 Period of approximately $3,650,000, compared to approximately $275,000 in the 2005 Period, the full year inclusion of the acquired subsidiary RS Services of approximately $2,496,000 and the non-cash compensation for stock options of $493,884.  Legal costs incurred during the 2006 Period resulted from the events surrounding the July 12, 2005 press release and the associated litigation and special investigations that ensued subsequent to the event.  Depreciation and amortization increased by $53,455 in the 2006 Period, primarily resulting from the inclusion of additional fixed assets and the non-compete amortization from the RS Services acquisition.  Impairment charges in the 2005 Period reflect the write down of Lindley goodwill from the FoodBrokers acquisition of $1,102,056 and the write-down of energy management goodwill of $2,592,968. The impairment resulted from the aggregate earnings based valuation analysis of forecasted discounted net cash flows that did not exceed the carrying value of the net assets.  The balance of the increase in operating costs and expenses is the research and development costs of $826,319 relating to the development of our EnerLume-EM™ light controller.  We anticipate our energy management product sales to commence in the first quarter fiscal 2007 period.

Other Costs:

The recognition of the Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, required us to record the effects of implementing the Black-Scholes method of valuing the warrant liability on a mark-to-market basis.  This accounting application of the warrant liability concluded in the third quarter, as a release and cancellation agreement was executed in January 2006.  The full year non cash loss on the fair value of the warrant liability was $1,295,160 in the 2006 Period as compared to a non-cash gain of $1,082,757 in the 2005 Period.

In July 2005, Laurus exercised their right to convert their notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share.  Liabilities of approximately $7.8 million net of debt discount, were converted into equity and Host received approximately $1.8 million from the exercise of the warrants.  Primarily as a result, amortization of deferred financing costs increased by $500,227 for the 2006 Period when compared to the 2005 Period.  Amortization of debt discount costs increased $888,252 for the 2006 Period when compared to the 2005 Period.  Interest expense decreased $325,049 for the 2006 Period when compared to the 2005 Period primarily resulting from the Laurus conversion.

Net Loss:

Host incurred a net loss of $12,936,914 for the 2006 Period, as compared to a net loss of $9,663,155 for the 2005 Period.  The large net loss in the 2006 Period was primarily a result of the non-cash charges incurred as a result of the conversion of the Laurus notes, the loss associated with the mark-to-market of the warrant liability, additional costs incurred for legal services and legal related accruals, non-cash compensation charges associated with a new accounting pronouncement and the full year inclusion of costs associated with our energy management division.

For the Year Ended June 30, 2005 (the “2005 Period”) vs. the Year Ended June 30, 2004 (the “2004 Period”)

Note:  Our results for 2004 reflect the SelectForce subsidiary as discontinued operations.  We sold all of our shares in SelectForce, a wholly-owned subsidiary, our employment screening segment.  We decided to sell SelectForce in order to concentrate resources on our energy management division.

The following is our net revenues for:

	Fiscal 2005	Fiscal 2004	$ Variance	% Variance

Corporate Dining	$13,135,230	$12,820,482	$314,748	2.5%
Unitized Meals	14,458,945	12,057,002	2,401,943	19.9%
Energy Management	3,199,661	57,823	3,141,838	n/a

Total Revenues	$30,793,836	$24,935,307	$5,858,529	23.5%

Net revenues for the fiscal year ended June 30, 2005 were $30,793,836 as compared to $24,935,307 for the year ended June 30, 2004, an increase of $5,858,529 or approximately 23%.  The increase in net revenues was primarily attributable to the inclusion of the recent RS Services energy management acquisition which contributed approximately $3.2 million.  Our energy management division currently consists primarily of contract service work, contract construction, electrical switchgear and retrofit applications.  Our EnerLume-EM™ test-market product consists of a computerized controller capable of reducing energy consumption on fluorescent lighting systems.  The increase in energy efficiency can reduce repairs and maintenance expenses by prolonging the life of a customers’ equipment.  We anticipate future growth with our energy management operations directly related to this technology.  Unitized meals had a revenue increase of approximately $2.4 million primarily due to the acquisition of the assets of FoodBrokers.  The majority of unitized meals work is done on a contract basis with terms ranging from one to five years; the summer food programs are as short as eight weeks.  Most contracts are secured through a competitive bidding process, however, food quality, service and other factors may also enter into the decision making process.

The following is our direct costs and margins for:

	Fiscal 2005	Fiscal 2004	$ Variance	% Variance
Cost of revenues from:
Corporate Dining	$12,002,099	$11,653,076	$349,023	3.0%
Unitized Meals	11,808,693	9,496,064	2,312,629	24.4%
Energy Management	3,417,278	380,580	3,036,698	n/a

Total costs of revenues	$27,228,070	$21,529,720	$5,698,350	26.5%

	Fiscal 2005	Fiscal 2004	Variance
Direct cost margins from:
Corporate Dining	8.6%	9.1%	-0.5%
Unitized Meals	18.3%	21.2%	-2.9%
Energy Management	-6.8%	n/a	n/a

Total direct cost margin	11.6%	13.7%	-2.1%

Increases in operating costs during the 2005 Period are largely attributable to the cost of revenues associated with the increase in top line revenue growth and the inclusion of both acquisitions during the 2005 Period.  Gross margins remained overall stable for corporate dining and operating costs in unitized meals increased with the introduction of the FoodBrokers acquisition from the second quarter fiscal 2005. The incremental cost of revenues of the FoodBrokers asset acquisition at Lindley was approximately $1.6 million.  Additionally, we incurred an increase of labor costs associated with the cost of revenue of approximately $1.0 million. However, additional expansion costs as an accompanying cost of revenue was experienced with the introduction of RS Services.

Our cost of revenues represent the cost of food and paper products, job materials for energy installations, direct labor, costs for electrical products, various business dining unit related costs and the cost of shipping our products to our customers.  Our food service operations experienced pass-through price increases in food and paper products purchases and we expect this trend to continue; moreover, we cannot predict if any weather, economic conditions or other factors will have a significant impact on future food supplies and prices.  Since our energy management operations are in the early stages, its cost of revenues was significantly higher as a percentage of net sales and negatively impacted our margin for 2005.

The following are our other operating costs for:

	Fiscal 2005	Fiscal 2004	$ Variance

SG&A	$7,366,603	$4,561,643	$2,804,960
Depreciation and amortization	496,830	507,822	(10,992)
Research and development	93,087	101,880	(8,793)
Impairment charges	3,695,024	9,566,042	(5,871,018)

Total other operating costs	$11,651,544	$14,737,387	$(3,085,843)

Selling, general and administrative expenses consist primarily of management and clerical salaries, legal, accounting and other professional fees, liability insurance, facility rental, repairs, maintenance, utilities, commissions and various other costs.  The large increase is primarily attributable to the inclusion of RS Services and the increased usage of legal and professional services.  Impairment charges in the 2005 Period reflect the write down of Lindley goodwill from the FoodBrokers acquisition of $1,102,056 and the write-down of energy management goodwill of $2,592,968.  The impairment resulted from the aggregate earnings based valuation analysis of forecasted discounted net cash flows which did not exceed the carrying value of the net assets.  This is attributable to the sales and net income growth forecasted not exceeding the cash flow discount rate.  Although our energy management sales have been forecasted to increase approximately 10% to 15% year over year, the earnings based analysis utilized a required return that exceeded the increase in sales.

Our research and development costs include the amount charged in fiscal 2005 for Pyramid Technologies of $50,000 to develop our EnerLume-EM™ technology with our light controller for our energy management operations.

Other Costs:

The recognition of the Laurus warrant liability resulting from the application of EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, required us to record the effects of implementing the Black-Scholes method of valuing the warrant liability.  The non cash gain on the fair value of the warrant liability was $1,082,757 as compared to a non-cash loss of $552,103 in Fiscal 2004.

Amortization of debt discount was $1,108,714 for the 2005 Period as compared to $169,661 for the 2004 Period.  This increase is a result of the additional private placements of subordinated debt and Laurus debt incurred in 2005.  Amortization of deferred financing costs was $593,787 for the 2005 Period as compared to $58,648 for the 2004 Period.  This increase is a result of the financing costs associated with Laurus debt.  Interest expense increased by $560,649 for the 2005 Period when compared to the 2004 Period.  The increase in interest expense is a result of the inclusion of the Laurus debt for a full fiscal year.

Net Loss:

We incurred a net loss of $9,663,155, after a provision for income taxes of $39,000 for the year ended June 30, 2005, as compared to a net loss of $12,860,893 for the year ended June 30, 2004.  There was a $55,000 provision for income taxes in the 2004 Period.  The 2005 increases in non-cash charges such as an impairment charge, amortization of the debt discount and the amortization of deferred financing charges, as well as the increased interest expense resulting from our obligations in 2005, significantly reduced the favorable impact of our revenue growth.

Liquidity and Capital Resources

Contractual Obligations

The following are our contractual obligations as of June 30, 2006:

		Payments due by period:
	Total	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years
Contractual Obligations:
Long term debt obligations	$1,504,977	$449,029	$911,893	$144,055	-
Interest on long term obligations (1)	256,973	142,973	100,315	13,685	-
Unsecured debt obligations (2)	3,525,000	250,000	3,275,000	-	-
Interest on unsecured debt obligations	646,875	320,125	326,750	-	-
Operating lease obligations	1,767,005	696,558	868,457	201,990	-
Demand note obligations (3)	378,646	378,646	-	-	-
Interest on demand note obligations (4)	26,269	26,269	-	-	-
Employment contracts	2,566,747	818,419	1,748,328	-	-
Franchise agreement	242,800	40,400	100,400	102,000	-
____________________
(1)         Interest is estimated based on average rate charged at June 30, 2006 of approximately 9.5%.
(2)         Before debt discount.
(3)         Demand note is less than one year because the financial institution may demand payment at any time.
(4)         Interest is estimated based on rate charged at June 30, 2006 of 9.25% and assumes maturity in March 2007.

In our current fiscal year 2007, we are dependent on debt and equity financing to fund our operations, product development, working capital and acquisitions.  Our cash flow has been mainly consumed by costs associated with legal and professional fees resulting from the events and circumstances surrounding the press release of July 12, 2005, and from increasing research and development of our EnerLume-EM™ energy management product.  We expect to continue to secure additional debt and equity financing until we can sustain positive free cash flow, which we anticipate will commence in the fiscal 2008 period.

We plan to obtain profitability through increased product sales and incremental services associated with energy management and conservation.  We also plan to continue our strategic review of our business operations and efforts to obtain positive free cash flow by seeking and implementing higher margin products and services primarily in energy management and energy conservation. To fund the execution of our strategic plans, we will pursue equity financings through institutional capital sources.  Ongoing funding efforts and our business and operational initiatives are expected to achieve our forecast for profitability and positive cash flow.  However, there can be no assurance that we will be successful with any or all of our strategic initiatives.

We have experienced a cash decrease in the third fiscal quarter 2007 of $180,756.  The net cash used in operating activities was $3,074,887.  Net cash used in investing activities for purchases of equipment was $101,482.  This was funded by net cash received from financing activities of $2,995,613 as a result of the cash received from equity and debt fundraisings.

We anticipate continued cash outflows in fiscal 2007 related to attorneys’ fees associated with the current SEC investigation and the lawsuits filed against us as well as potential settlements that could negatively impact our cash flow.  As these actions are in preliminary stages, we cannot successfully measure the timing or the effect of the potential future cash outflow, nor are able to measure the extent of our insurance to adequately cover these potential outflows.

In fiscal 2006, our cash decreased by $397,081.  This has been mainly attributable to net cash used in operating activities from continuing operations of $3,960,592 being funded by net cash provided by investing activities from continuing operations of $1,020,892 and financing activities from continuing operations of $2,542,619.  We have experienced a significant increase in our operating accounts payable in 2006 as a result of unpaid outstanding legal invoices.  Our net cash provided by financing activities were associated with proceeds from our private placements.  Investing activities consisted of a release in Laurus Master Funds restricted cash account of $1,630,000 being partially offset by equipment purchases and the payment for the purchase of the UCC lien on the former technology.

In fiscal 2005, our cash decreased by $2,860,685.  This has been mainly attributable to net cash used in operating activities from continuing operations of $4,653,950 and financing activities from continuing operations of $704,949 being offset by net cash provided by investing activities from continuing operations of $2,365,427.  We have experienced a significant increase in our operating accounts receivable in 2005 as a result of outstanding billings at year end with our subsidiary RS Services.  Our net cash used in financing activities were associated with principal payments of the Laurus debt partially offset by proceeds from debt and common stock offerings.  Investing activities consisted of a decrease in Laurus Master Funds restricted cash account and proceeds from the sale of the discontinued segment SelectForce, being partially offset by equipment purchases and cash used for the purchase of FoodBrokers and RS Services.

Our liquidity as evidenced by our current ratio has decreased. The current ratio at March 31, 2007 was 0.62. The current ratio at June 30, 2006 and June 30, 2005 was 0.83 and 1.12, respectively.  The increases in our accounts payable balances and accrued expenses primarily associated with legal costs and accrued anticipated costs to resolve outstanding litigation contributed to the decrease in our current ratio, as well as the inclusion of the demand note payable and related party private placement unsecured debt becoming due in the short term.

In July 2005, Laurus exercised its right to convert its notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share.  Liabilities of approximately $7.8 million net of debt discount, were converted into equity and we received approximately $1.8 million from the exercise of the warrants.  In addition, on July 13, 2005, H.C. Wainwright & Co., the placement agent that assisted us in the Laurus financing, and three of its principals exercised their warrants through a cashless exercise option.  Accordingly, 76,597 shares were issued at a conversion price of $5.43.

On February 17, 2006, we closed a private placement of 440,000 shares of common stock and 132,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.25 per share for aggregate proceeds of approximately $550,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share.

On May 10, 2006, we closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $125,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share.

On July 5, 2006, we completed the private placement of $350,000 aggregate principal amount of secured promissory notes with five individuals within Host, including certain of our officers and directors, and entered into a security agreement with respect to the notes. The notes bear interest at the rate of ten percent per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the notes shall be 180 days from July 5th, on which date the entire indebtedness evidenced by the notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.  On January 11, 2007, we entered into a Modification Agreement with four of the five individuals holding these notes to extend the final maturity date to January 5, 2008.  However, all indebtedness owing by Host to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes.  On January 11, 2007, the balance of the notes was $300,000.

On July 31, 2006, we closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The offer and sale was made by our officers and directors and no commissions were paid in connection with the transaction.

On October 11, 2006, Host completed a private placement of 627,000 shares of common stock and 188,100 common stock purchase warrants to a limited number of accredited investors.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The securities were sold at a price of $1.00 per share for aggregate proceeds of $627,000.  The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 33,000 shares of common stock and 9,900 common stock purchase warrants exercisable at $1.75 per share.

On October 12th through the 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of Host by a NASD licensed broker-dealer who received a sales commission of 5% of the gross proceeds of the offering and 9,000 common stock purchase warrants exercisable at $1.75 per share.

On December 19, 2006, we entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC, an accredited investor, for the issuance of a Secured Term Promissory Note for $1,240,000, at an original issue discount of $1,000,000. The final maturity date of the note is 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable. The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance.

In connection with the issuance of the note, we issued to Shelter Island a common stock purchase warrant for 372,000 shares of our common stock exercisable for a five-year period at a conversion price in the aggregate of $372. We also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement, of which this prospectus is a part, is required to be filed with the SEC within 60 days of the closing of this transaction, and be declared effective within 90 days of the date of filing. Should we fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, we are required to pay Shelter Island in cash, as liquidated damages: (a) 1% of the original principal amount of the note for the first 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the note.

Shelter Island has the right to require us to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if we repay the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, we may require Shelter Island to sell two-thirds of the warrant shares at a price of $200,000. This right expires on the six month anniversary of closing of the note.

Our obligations under the note are guaranteed by Lindley Food Services, Inc., our wholly-owned subsidiary, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, our obligations under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006.  It is anticipated for the note to be paid in full upon the sale of Lindley assets.

On December 22, 2006, we closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $100,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The offer and sale was conducted on behalf of us by a NASD licensed broker-dealer who received a sales commission of 7.75% of the gross proceeds of the offering and 7,750 common stock purchase warrants exercisable at $1.75 per share.

On March 30, 2007, we closed a private placement of 700,000 shares of common stock and 210,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $700,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The offer and sale of the common stock and warrants was conducted by our officers and directors who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a 7.75% sales commission of $19,375 and 19,375 warrants exercisable under the same terms as those warrants sold as part of the offering.

On April 17, 2007, we entered into an Asset Purchase Agreement with Host America Corporate Dining, Inc. (the “Host Purchaser”) for the sale of substantially all of the assets relating to our corporate dining business that specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee services. The proposed sale of assets includes the “Host America” name. The consideration to be paid to us pursuant to the Host Purchase Agreement consists of cash in the amount of $1.2 million, which is subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing.   We anticipate closing in early fiscal 2008.

Completion of the transaction is subject to, among other things, the Host Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, our receipt of shareholder approval to amend our articles of incorporation to change our corporate name, and the execution of a non-compete agreement as well as all other customary closing conditions.

On April 17, 2007, we entered into an Asset Purchase Agreement with Lindley Acquisition Corporation (the “Lindley Purchaser”) for the sale of substantially all of the assets relating to our Lindley Food Services subsidiary that engages in contract packaging, school meals and senior feeding services. The consideration to be paid to us pursuant to the Lindley Purchase Agreement consists of cash in the amount of $2.5 million, which is subject to adjustment based on the net asset value of the Lindley subsidiary two days prior to closing. Mr. Rossomando, a Director, has abstained from voting on this transaction.  We anticipate closing in early fiscal 2008.

Completion of the transaction is subject to, among other things, the Lindley Purchaser obtaining satisfactory financing, our receipt of shareholder approval to consummate the transaction contemplated by the agreement, the execution of non-compete agreements by Host and Lindley Food Services, as well as all other customary closing conditions.

On April 19, 2007, we closed a private placement of 755,000 shares of common stock and 226,500 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $775,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The offer and sale of the common stock and warrants was conducted by our officers and directors who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a sales commission of $18,988 and 18,988 warrants exercisable under the same terms as those warrants sold as part of the offering.

We are currently involved in significant litigation that can have an adverse effect on our operations.  We have been subject to an SEC investigation and have been named defendant in numerous litigations, including shareholder lawsuits and rights to technology.  If an adverse ruling with any or all of these legal matters occurs, we may be forced to either restructure operations, or take other necessary and appropriate matters that could potentially limit our ability to continue operations. At March 31, 2007, we had a working capital deficiency and a stockholders’ deficiency of $4,406,786 and $5,637,226, respectively. These matters raise substantial doubt about our ability to continue as a going concern.

We incurred net losses of $12,936,914, $9,663,155 and $12,860,893 for the years ended June 30, 2006, 2005 and 2004, respectively, and had an accumulated deficit of $41,679,375 as of June 30, 2006. The 2006 loss included charges of $4,185,392 related to the liquidation of the Laurus debt.  The 2005 and 2004 losses included a full impairment of significantly all intangibles of $3,695,024 and $9,566,042 respectively.  We had $3,960,592, $4,653,950 and $2,120,152 of cash that was used in operating activities during 2006, 2005 and 2004, respectively.

As discussed above, we have also suffered recurring losses from continuing operations, have negative cash flows from operations, have a stockholders’ deficiency at June 30, 2006 and are currently involved in significant litigations that can have an adverse effect on our operations. These conditions raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

We plan to improve cash flow through continued focus, deployment and promotion of our energy conservation segment and the underlying technology associated with our EnerLume-EM™ light controller.  We also plan to continue our efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing.  Moreover, we have entered into agreements with institutional investment firms that could provide additional equity financing. The completion of the equity funding and the operational initiatives are expected to improve our cash flow and to help foster the implementation of our current initiatives and business plan.

Accounts Receivable:

Our accounts receivable have increased significantly since 2004 as a result of the consolidation in the financial statements of our subsidiary RS Services, Inc., which was acquired in 2005.  The receivable turnover decreased in fiscal 2005 primarily from the recording of the ending balance of RS Services, Inc. against the short period sales since the February 2005 acquisition date.  The decrease in accounts receivable turnover during fiscal 2004 resulted primarily from our corporate dining division’s change in focus with respect to our dining clients starting in 2004.  During 2004 to the present, we signed more contracts with clients with multi-tenant facilities, which possess additional collection risks and who are less predictable with regards to payment of their accounts payable.

Critical Accounting Policies

Our consolidated financial statements include the accounts of Host and all of its consolidated subsidiaries.  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of our consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  While we do not believe the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates.  We evaluate our estimates and judgments, including those related to the impairment of long-lived assets, on an ongoing basis.  We base our estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances.  All of our significant accounting policies are disclosed in the notes to our consolidated financial statements.  The following represent certain critical accounting policies that require us to exercise our business judgment or make significant estimates:

Warrant, Conversion and Registration Rights Features

In connection with the Shelter Island Term Loan in December 2006 and the Laurus transaction in June 2004, we issued convertible notes and warrants that would require us to register the resale of the shares of common stock upon conversion or exercise of these securities. We account for the fair value of these outstanding warrants to purchase common stock and conversion feature of the convertible notes in accordance with SFAS No. 133, Accounting For Derivative Instruments And Hedging Activities, EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock, and EITF Issue No. 05-04, The Effect of a Liquidated Damages Clause

on a Freestanding Instrument Subject to EITF Issue No. 00-19, which requires us to separately account for the warrants and the registration rights agreement as an embedded derivative contained in our convertible notes. Pursuant to these rulings, we allocated the fair value of the warrants from the convertible notes, and registration rights agreement and the convertible note is considered together as one unit under view a of EITF 05-04.  The conventional convertible note was not subject to EITF 00-19.  In addition, since the effective registration of the securities underlying the warrants is an event outside of the control of Host, pursuant to EITF Issue No. 00-19, we recorded the fair value of the warrants as long-term liabilities as it was assumed that we would be required to net-cash settle the underlying securities. We are required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operation as “Gain (loss) on change in fair value of warrants.”  This non-cash credit totaled $37,200 on March 31, 2007 with Shelter Island, a non-cash charge of $1,295,160 in fiscal 2006, and a non-cash credit of $1,082,757 in fiscal 2005 for Laurus.

As the valuation of the warrant liability under the Black-Scholes method produced adjustments to the fair value of the Laurus warrant, we recorded those respective fair value adjustments as a component of the Statement of Operations.  Under the Black-Scholes method, the mark-to-market approach was utilized to record the fair value gain or loss by including the term of the warrant of 10 years, the market value of the I stock, aggregate volatility rate and the average risk free interest rate for each measurement period.  During the measurement period up to the sale of a substantial portion of the Laurus position during the first quarter of fiscal 2006, Host experienced an increase in our stock price, which created the fair value loss as the liability had increased, versus gains in fair value in 2005, when our stock price was declining, and created a decrease in liability during the fiscal 2005 year.  The 2004 fair value mark-to-market adjustment to the warrants reflected a loss as a result of an increase in Host’s stock price, which created an increase in the liability.

Acquisition Accounting/Impairment of Long-Lived Assets and Goodwill

The acquisition of both RS Services and FoodBrokers was accounted for under the purchase method of accounting for business combinations.  Under the purchase method of accounting, the cost, including transaction costs, is allocated to the underlying net assets based on their respective estimated fair values.  The excess of the purchase price over the estimated fair values of net assets acquired was recorded as goodwill for RS Services.

The judgments made in determining the estimated fair value and expected useful lives assigned to each class of assets acquired and liabilities assumed can significantly impact net income (loss).  Determining the fair value of certain assets acquired and liabilities assumed is judgmental in nature and often involves the use of significant estimates and assumptions.  One of the areas that require more judgment in determining fair values and useful lives is intangible assets.  Some of the more significant estimates and assumptions inherent in this approach are the projected future cash flows (including timing), the discount rate reflecting the risk inherent in the future cash flows, and the average life of a customer.  Most of the assumptions were made based on available historical information.

The value of our intangible assets, including goodwill, with the exception of the covenant not to compete, was fully impaired as of fiscal 2005 as we experienced declines in operating results.  We have reviewed goodwill and other intangible assets for impairment using the guidance of applicable accounting literature.  We utilized the services of an independent valuation firm to estimate the fair value relating to these acquisitions in connection with testing the related goodwill and other long-lived assets for impairment.

Depreciation and Amortization Expense

Depreciation expense is based on the estimated useful life of our assets, and amortization expense for leasehold improvements is the shorter of the lease term or the estimated useful life of the related assets. The lives of the assets are based on a number of assumptions including cost and timing of capital expenditures to maintain and refurbish the assets, as well as specific market and economic conditions. While management believes its estimates are reasonable, a change in the estimated lives could affect depreciation expense and net income or the gain or loss on the sale of any of our assets.

Valuation of Deferred Tax Assets

We have established a full valuation allowance of $9,127,547 as of March 31, 2007, $7,512,098 as of June 30, 2006 and an allowance of $4,173,431 as of June 30, 2005.  SFAS 109, Accounting for Income Taxes, establishes financial accounting and reporting standards for income taxes, the objectives of which are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in a company’s financial statements or tax returns.  We have considered various factors, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies in determining a valuation allowance for our deferred tax assets, and we believe that it is more likely than not that we will not be able to realize our deferred tax asset in the future.  When a determination is made that all, or a portion, of the deferred tax assets may not be realized, an increase in income tax expense would be recorded in that period.

Allowance for Doubtful Accounts

Our accounts receivable balance, net of allowance for doubtful accounts, was $5,092,057 on March 31, 2007 and $5,376,032 as of June 30, 2006, compared with $5,190,539 as of June 30, 2005.  The allowance for doubtful accounts as of March 31, 2007 and June 30, 2006 was $109,709 and $214,533, respectively, compared with $52,495 as of June 30, 2005.  The increases in the accounts receivable and allowance balances resulted from the write off of specific RS Services accounts.  The allowance is based on our assessment of the collectibility of customer accounts.  We regularly review the allowance by considering factors such as historical experience, credit quality, the age of the accounts receivable balances, and current economic conditions that may affect a customer’s ability to pay.  If a major customer’s credit worthiness deteriorates, or if actual defaults are higher than our historical experience, or if other circumstances arise, our estimates of the recoverability of amounts due to us could be overstated, and additional allowances could be required, which could have an adverse impact on our revenue.

Stock Options

Estimates are required for stock based compensation.  The fair value of options and warrants issued by us and pro-forma disclosures, in 2004 have been determined using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2006, 2005, and 2004; expected volatility of between 68% and 72% for 2006, 72% for 2005 and 77% for 2004; average risk-free interest rate of between 3.83% and 4.18% for 2006, 4.2% for 2005 and 4.4% for 2004; and expected option holding period of 10 years for 2006, 2005 and 2004.

Options granted to non employees are accounted for under the guidelines of EITF Issue No 96-18, Accounting for Equity Instruments that are Issued To Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services.  The accounting for non-employee options are recorded at fair value under the Black-Scholes method with the same assumptions as described above.

Inventory

Inventory consists primarily of food, paper products and electrical components and is carried at the lower of cost or market on a first-in, first-out basis. Management writes down inventory for estimated obsolescence, slow moving or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Net Revenues

Our net revenues are primarily comprised of cafeteria and catering services, fixed priced contracts with various governmental agencies and contract electrical installations on a percentage of completion basis and the installation of computerized products. Net revenues from cafeteria and catering services are recognized at the time of point of sale when delivery is assured and food service is performed.  Net revenues from unitized meals are recognized when the meals are delivered daily to the various congregate feeding sites and schools. Net revenues from our energy management division are recognized specifically with construction contracts on a percentage of completion basis that extend beyond the fiscal reporting periods.  These contracts are mainly for construction projects from the ‘ground up’.  As work in progress continues, the contracts specify for progress payments and the acceptance of the work from the buyer as delivered.  The measurement of performance during the recognition process is calculated by the contract value of the total work to date.  The contract billings require a set invoicing schedule either on a monthly and/or quarterly basis.  Revenue is recognized based on the performance rendered at the measurement date.  Service revenues are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) we have performed a service in accordance with our contractual obligations; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured.

Net revenues from the installation of computerized products are recognized when the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) title and risk of loss transfers to the customer; (3) the selling price is fixed or determinable; and (4) collectibility is reasonably assured.  With respect to recognizing revenues from our Master Channel Partner distributors: (1) the prices are fixed at the date of shipment from our facilities; (2) we do not have any obligations for future performance relating to the resale of the product; and (3) the amount of future returns, allowances, refunds and costs to be incurred can be reasonably estimated and are accrued accordingly.

We record as a reduction to revenue discount fees from merchant credit cards and sales discounts with customer sales, if any. We recognize reductions for credit card discount fees from charges associated with credit card merchant service providers against our respective gross credit card sales, and we recognize customer sales discounts on payments for select clients who pay on a timely basis on a 3/14 net discount.

We warranty our products for up to one year from the date of shipment. A liability is recorded for estimated claims to be incurred under product warranties and is based primarily on historical experience. As of March 31, 2007 we had a warranty liability established in the amount of $50,000 which is included in accrued expenses on the consolidated balance sheet. We had no material warranty claims during the nine months ended March 31, 2007 and the year ended June 30, 2006.  Should future warranty claims differ from our estimated current liability, there could be adjustments (either favorable or unfavorable) to our SG&A.

Quantitative and Qualitative Disclosures About Market Risk

Market risks related to our operations result primarily from interest rate exposure and stock price fluctuation.  Our interest rate exposure relates primarily to debt obligations and our demand note payable.  A significant portion of our interest expense is based upon interest from subordinated debt.  Host’s stock price fluctuation exposure is evidenced by the effects of the classification of the warrant liability derivative being subject to the guidance from EITF Issue No. 00-19, Accounting For Derivative Financial Instruments Indexed To And Potentially Settled In A Company’s Own Stock.   As fair value accounting is implemented, utilizing the variable of CAFÉ.PK stock, the quarterly mark to market of the warrant liability derivative was subject to fluctuations in the Company’s stock price.  As of January 2006, this risk was mitigated from the Release and Cancellation Agreement executed by Laurus Master Funds, L.P.

Change of Independent Registered Public Accounting Firm

On May 2, 2006, we were notified of the resignation of our independent registered public accounting firm, J.H. Cohn LLP, effective that date. Our Audit Committee Chairman accepted the resignation upon receipt of the notification and commenced a search for a new independent public accounting firm.

No report of J.H. Cohn LLP on our financial statements for the fiscal year ended June 30, 2004 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope, or accounting principles. J.H. Cohn LLP, at the time of resignation, had not yet released a report or opinion regarding our financial statements for the fiscal year ended June 30, 2005.

J.H. Cohn LLP advised us that information had come to its attention causing it to no longer be able to rely on management’s representations. Further, J.H. Cohn LLP advised that its report on our 2004 consolidated financial statements dated September 7, 2004 may no longer be relied upon. J.H. Cohn LLP advised our Audit Chairman of such non-reliance on the 2004 fiscal year report. On May 2, 2006, J.H. Cohn LLP advised our Audit Chairman that its advice is based upon the inability of the auditors to rely on management’s representations, and the need for a restatement of the 2004 financial statements.  The basis for restatement exists with respect to I) the allocation and valuation of the purchase price of the acquisitions transacted in fiscal 2005 and in fiscal 2004, ii) with respect to the reclassification of the warrant liability pursuant to EITF No. 00-19, iii) with respect to the 2004 preferred stock dividend beneficial conversion adjustment, and iv) with respect to the re-audit of fiscal 2004 financial statements.

On June 29, 2006, our Audit Committee of the Board of Directors engaged Mahoney Cohen & Company, CPA, P.C. as our independent registered public accounting firm to audit our financial statements for the fiscal years ending June 30, 2004, 2005 and 2006, including the review of the interim periods in fiscal 2006.

During the two most recent fiscal years and through June 29, 2006, neither we or anyone on our behalf has consulted with Mahoney Cohen & Company, CPA, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us concluding there was an important factor to be considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

FINANCIAL STATEMENTS

The audited balance sheets for Host America Corporation as of June 30, 2006 and 2005 and the related audited statements of operations, stockholders’ equity and cash flows for each of the three years ended June 30, 2006, 2005 and 2004, together with the report of our independent registered public accounting firm, Mahoney Cohen & Company, CPA, P.C., are attached to this proxy statement as Annex E.  The unaudited balance sheets for Host America Corporation as of March 31, 2007 and the related unaudited statements of operations, stockholders’ equity and cash flows for the nine months ended March 31, 2007 are attached to this proxy statement as Annex F.  You are encouraged to review such financial statements in their entirety.

OTHER MATTERS

At this time, we know of no other matters to be submitted at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as our Board of Directors may recommend.

It is important that your shares be represented at the Special Meeting, regardless of the number of shares which you hold. Therefore, we urge you to complete, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose, or vote via the Internet or by telephone per the instructions on the enclosed proxy card or voting form.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file with the SEC at the SEC’s public reference room at the following location: 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at http://www.sec.gov under the “Search for Company Filings” button.

MISCELLANEOUS

If you have any questions about this proxy statement, the Special Meeting, the Corporate Dining Sale, the Lindley Sale, the proposal to amend our Articles of Incorporation to change our corporate name, or need assistance with voting procedures, you should contact:

Host America Corporation
Two Broadway
Hamden, Connecticut 06518
Attention: Michael C. Malota, Chief Financial Officer
Telephone: (203) 248-4100
FaxL203) 230-8667
Email:  mmalota@hostamericacorp.com

You should rely only on the information contained in this proxy statement to vote on the proposals related to the Corporate Dining Sale, the Lindley Sale and the amendment of the Articles of Incorporation to change the Company’s name. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [_________________], 2007.

You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Your vote is important. To vote your shares, please complete, date, sign and return the enclosed proxy card (if you are a holder of record) or voting form (if you were forwarded these materials by your broker or nominee) as soon as possible in the enclosed envelope, or vote via the Internet or by telephone per the instructions on the attached proxy card or voting form. Please call our proxy solicitor, The Broadridge Group, at (631) 254-1824 if you have any questions about this proxy statement, the Corporate Dining Sale, the Lindley Sale, the amendment of the Articles of Incorporation to change the Company’s name, or need assistance with the voting procedures.

ANNEX A

CORPORATE DINING SALE AGREEMENT

ASSETS PURCHASE AGREEMENT

THIS IS AN AGREEMENT made as of the 17th day of April, 2007 by and among:

HOST AMERICA CORPORATE DINING, INC.
a Connecticut corporation
with a place of business at
147 Ledge Drive
Berlin, CT 06037                                                                                            ("Buyer")

and

HOST AMERICA CORPORATION
a Colorado corporation
with a place of business at
2 Broadway, Hamden, CT 06518                                                                    ("Seller")

and

TIMOTHY HAYES
of 147 Lodge Drive
Berlin, CT 06037                                                                                              (“Hayes”)

WHEREAS, the Seller owns and operates a business which specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee service to various business and industry accounts (the "Business"); and

WHEREAS, the Seller desires to sell certain of the personal property assets of the Business, tangible and intangible, including without limitation all rights to the name "Host America" (but excluding the Excluded Assets as hereinafter defined); and

WHEREAS, the Buyer is willing to purchase said assets on the terms and subject to the conditions hereinafter set forth; and

WHEREAS, neither the Seller nor the Buyer intends that the Buyer shall assume any Seller's liabilities or obligations of any kind, except as set forth herein.

NOW, THEREFORE, IN VIEW OF THE FOREGOING AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES HERETO DO HEREBY REPRESENT, WARRANT, COVENANT AND AGREE AS FOLLOWS:

(reference being hereby made to Appendix I for the definition of certain capitalized terms.)

1. Sale and Purchase of Certain Assets.

On the terms and subject to the conditions contained herein, at the Closing, the Seller will sell, transfer, assign, convey and deliver to the Buyer, and the Buyer will purchase from the Seller, for the consideration hereinafter set forth, certain of the Seller’s assets relating to the Business, tangible and intangible, of every kind, nature and description, wherever located and whether or not recorded on the books of Seller, in connection with the operation of the Business, as described below:

(a) the Business as a going concern;

(b) all of Seller's inventory (including food and non-food inventory) relating to the Business as shall exist on the Closing Date (the “Inventory”);

(c) all of Seller's machinery, equipment, furniture, vehicles, fixtures (excluding any fixtures located at 2 Broadway, Hamden, Connecticut), computer equipment (excluding any computer equipment located at 2 Broadway, Hamden, Connecticut and any computer equipment at locations that are leased by Seller), and other personal property which is related to the Business, all as described on Schedule 1(c) attached hereto (all such assets being hereinafter referred to as the "Other Tangible Assets");

(d) Other than any accounts receivable or any Indebtedness owing to Seller, Seller's rights in respect of orders, contracts and agreements for the purchase or sale of goods, services, including, without limitation, any existing service agreements (including all agreements to provide refreshment vending through third party vendors which are in force at the Closing), customer accounts, and work in process, all of which specifically relate to the Business (all such assets being hereinafter referred to as the "Purchased Contracts");

(e) all of Seller's good will, prospect sales lists, sales reports, costs sheets, processes, relations with customers, customer lists, relations with suppliers, supplier lists, know-how and copyrights, all of which are specifically related to the Business and the rights of Seller to the trademarks, service marks, copyrights, copyrightable materials and trade names relating to “Host America” (all such assets being hereinafter referred to as the "Intangible Assets"); and

(f) the leases for capital equipment relating to the Business as set forth on Schedule 1(f) (the “Assumed Capital Leases”); and

((a) - (f) being hereinafter collectively referred to as the "Purchased Assets")

(g) Anything to the contrary in this Section 1 notwithstanding, the Purchased Assets shall not include the following assets of the Seller (the "Excluded Assets"): (i) any cash or cash equivalents; (ii) any accounts receivable and any other Indebtedness owing to Host, allowances and/or credits other than amounts billed to customers of the Business for services not performed as of the Closing Date (“Prebillings”); (iii) deferred Taxes, and the right to receive any refunds of Taxes paid by Seller prior to the Closing; (iv) any and all net operating loss carryforwards; (v) any refunds of unearned insurance premiums; (vi) any and all employee pension, retirement, profit sharing, bonus, incentive, deferred compensation or other employee benefit plans, and any related trust or assets thereof; (vii) the rights of Seller under this Agreement and any agreement entered into pursuant hereto; (viii) all assets, rights and properties of Seller relating to its corporate governance and administration, including corporate minute books, corporate seals and stockholder records; (ix) Seller's Tax records and Tax returns; (x) any tangible assets located at 2 Broadway, Hamden, Connecticut; and (xi) any other item not specifically listed in (a) through (f) above.

(h) Seller will wire transfer to the Buyer the actual amounts collected after the Closing for Prebillings. Such transfer will take place after the receipt of such Prebilling amounts by Seller and upon the clearing of such amounts in the Seller’s bank account.

2. Consideration.

(a) Purchase Price. In consideration for the Purchased Assets to be sold to the Buyer hereunder, and the other covenants and provisions hereof to be performed by the Seller and subject to the adjustments and set-offs provided for hereunder, Buyer shall pay $1,200,000to the Seller (as the same may be adjusted as described herein, "Purchase Price") at the Closing upon fulfillment of all conditions as described herein.

(b) Adjustments.

(i) The Purchase Price has been agreed upon based on the Seller transferring the rights to operate dining and related services to twenty-four (24) locations as described on Schedule 2(b)(i) attached hereto (“Purchased Contracts”). On the day that is two (2) business days prior to the Closing, the Seller shall deliver to Buyer a listing of the Closing Date Purchased Contracts. The Purchase Price to be paid by the Buyer on the Closing Date pursuant to Section 2(a) above shall be (a) increased by $0.05 for each $1.00 of annual revenue for new accounts that are listed on the Closing Date Purchased Contracts and are not listed on the Purchased Contracts and (b) decreased, for each account on the Purchased Contracts but not on the Closing Date Purchased Contracts (each a “Terminated Contract”), by the Purchase Price Adjustment amount for each Terminated Contract that is listed on Schedule 2(b)(i), but not below the Valuation determined pursuant to paragraph 2(c) below.

(ii) In the event the Closing Inventory exceeds the average Inventory, as measured on the same day of the month as the day of the month that is the Closing Date for the period prior to Closing commencing on January 1, 2007 and ending March 31, 2007, which the parties have agreed is in the amount of $205,801.00, the Purchase Price will be adjusted by $1.00 for every $1.00 of Inventory in excess ofsuch amount.

(c) Valuation. Prior to the Closing, Seller will have an independent valuation of the Business conducted in order to determine the fairness of the Purchase Price. In the event such Valuation places a value on the Business in excess of the Purchase Price, then the Purchase Price shall be increased to such value.

3. Closing.

The Closing of the sale and purchase of the Purchased Assets hereunder shall be held at the offices of Rogin, Nassau, Caplan, Lassman & Hirtle, LLC, 195 Church Street, New Haven, Connecticut or at such other location as may be reasonably required by Buyer’s Lender at 10:00 a.m. on the last Friday in the month after the fulfillment of the condition precedent set forth in Section 9(e) below, or at such other place, time or date as the Buyer and the Seller may mutually agree (such closing herein called the "Closing" and such date on which the Closing actually takes place is herein called the "Closing Date"), time being of the essence of this Agreement. In any event, the Closing Date shall be as early as practicable.

(a) Deliveries by Buyer at the Closing:

1. The Purchase Price in U.S. Dollars, wired to the Seller in accordance with the Seller’s instructions.

2. A Good Standing Certificate of the Buyer.

3. A Certificate of the Buyer, dated as of the Closing Date, certifying in such detail as Seller may reasonably request to the fulfillment of the conditions set forth in Section 9;

(b)  Deliveries by Seller at the Closing:

1. Good Standing Certificates of Seller in their respective states of incorporation.

2. A Certificate of Seller, dated as of the Closing Date, certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions set forth in Section 8.

3. the Non-Compete Agreements.

4. Warranty bills of sale and other good and sufficient instruments of transfer, assignment and conveyance as shall be effective to transfer to and vest in the Buyer good and marketable fee simple title to the Purchased Assets, free and clear of any and all liens, claims and encumbrances of any kind, nature and description, all in form satisfactory to counsel for the Buyer.

5. Any and all records relating to any and all of the Purchased Assets and the Business, including without limitation any and all customer lists, supplier lists, purchase orders, employee records and such other records and documents as Buyer shall reasonably require.

6. If available, originally signed or copies of all the contracts or similar type items evidencing the Purchased Contracts.

(c) Buyer and Seller shall deliver to the other such other documents, including certified resolutions of their Board of Directors (and or shareholders) , as applicable, authorizing the transactions contemplated hereunder, and take such other action as may be provided for herein or contemplated hereby.

(d) Buyer and Seller shall execute and deliver to one another such other instruments and documents as shall be necessary and proper to carry out this Agreement, including, but no limited to, an assignment and assumption agreement(s) in form, substance and content reasonably satisfactory to the parties, fully executed by Buyer and Seller to which Buyer assumes and Seller assigns, as of the Closing Date, the future payment and performance of the Assumed Obligations and the Assumed Capital Leases.

(e) Personal property Taxes, deposits, prepayments and/or payments under Assumed Obligations (hereinafter defined), employee benefits and vacation pay, and all other continuing items relating to the operation of the Business being purchased as set forth herein shall be adjusted at the Closing as of the Closing Date in accordance with the local custom in New Haven County, Connecticut. All Taxes relating to the transfer of the Purchased Assets, including without limitation sales, use, conveyancing, and all other governmental or municipal fees or charges shall be paid by the Buyer.

(f) On the day of the Closing Date, representatives of Seller and Buyer shall prepare a Schedule (Schedule 3(f)) to this Agreement which shall be executed by Seller and Buyer and which shall establish the final Purchase Price as adjusted as described herein. Such Schedule 3(f) shall be appended hereto, shall be a part hereof and shall represent the final determination of the Purchase Price for purposes of the Closing.

(g) In connection with the Closing, Seller shall take or cause to be taken all actions as may reasonably be required by Buyer to take actual possession and control of the Purchased Assets. Buyer shall be solely responsible for any costs it incurs which are associated with the physical removal and delivery of the Purchased Assets to Buyer and shall be responsible for any costs or damages associated with such physical removal or delivery of the Purchased Assets which are incurred by Seller and which are not the result of Seller’s negligence.

(h) Buyer and Seller shall execute mutual releases of all obligations each has to the other except those arising on and after the Closing Date.

4. Access.

Between the date hereof and the Closing Date, Seller will (a) provide, to the officers and other authorized representatives of Buyer, full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Business and will cause its officers to furnish to Buyer and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Business and properties of the Business and (b) make available for inspection and copying by Buyer true and complete copies of any documents relating to the foregoing.

5. Liabilities.

Except for the Assumed Capital Leases and the Assumed Obligations, Buyer does not assume any liabilities or obligations of Seller, including without limitation any liabilities relating to the Purchased Assets or relating to the Business operated with the Purchased Assets, whatsoever. Attached hereto as Schedule 5 is a listing of the Purchased Contracts and other items which Buyer shall assume (the "Assumed Obligations"). The Assumed Obligations and the Assumed Capital Leases shall be the only liabilities or obligations of Seller which are assumed hereunder by Buyer. Any and all obligations of Seller, or related to the Assets, which are not Assumed Capital Leases or Assumed Obligations, shall remain the liabilities and obligations of the Seller, and Seller shall remain solely responsible for their payment and performance when due. The Buyer agrees to honor the Seller’s obligations under the Assumed Obligations and the Assumed Capital Leases in accordance with the terms of such items.

6. Assumed Obligations.

It is the intent of the parties hereto that Buyer and Hayes shall assume the responsibility to perform services with respect to the Assumed Obligations and the Assumed Capital Leases as of the Closing Date.

(a) Buyer shall be entitled to all revenue generated from the rendering of services with respect to Assumed Obligations on and after the Closing Date and shall be responsible for all expenses related to the Assumed Obligations on and after the Closing Date. Any payments respecting such services received by Seller for any period after the Closing Date shall be promptly remitted in kind, by Seller to Buyer. Any expenses incurred in connection with the Assumed Obligations or the Assumed Capital Leases prior to the Closing Date shall be paid by Seller.

(b) Seller shall be entitled to all revenue generated from the rendering of services with respect to Assumed Obligations prior to the Closing Date and shall be responsible for all expenses related to the Assumed Obligations prior to the Closing Date. Any payments respecting such services received by Buyer for any period prior to the Closing Date shall be promptly remitted, in kind, by Buyer and/or Hayes to Seller. Any expenses incurred in connection with the Assumed Obligations or the Assumed Capital Leases on and after the Closing Date shall be paid by Buyer and/or Hayes.

7. Seller’s Employees.

It is anticipated that in connection with the consummation of the transactions contemplated by this Agreement, Buyer will employ all employees of Seller in connection with the Business. Buyer will be responsible for all obligations to such employees arising after the Closing Date.

8. Conditions Precedent to Buyer's Obligations.

Buyer's obligation to close the transactions described herein are expressly conditioned upon the fulfillment of each and all of the following:

(a) All obligations of Seller hereunder shall have been fully performed to the satisfaction of Buyer.

(b) The Business being operated between the date hereof and the Closing Date in the ordinary course and there having occurred since February 1, 2006, it being acknowledged however that the shareholders of Buyer will continue to operate the Business as an employee of Seller until the Closing shall have been consummated.

(c) All warranties and representations hereinafter of the Seller set forth being true when made and being true on the Closing Date as though made at and respecting each such time and all of Seller’s covenants having been fully performed on such date.

(d) Neither Seller, nor the Business nor any of the Purchased Assets being subject to any material litigation and no such litigation being in any way pending or threatened.

(e) All other parties to any of the Assumed Obligations having consented to Buyer's assuming the Assumed Obligations and agreeing to Buyer's performance thereunder from and after the Closing Date.

(f) All actions to be taken by the Seller in connection with consummation of each of the transactions contemplated hereby and all documents, instruments or agreements required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

(g) Buyer shall have completed a due diligence review of the Purchased Assets and the Business, the results of which shall be reasonably satisfactory to Buyer.

(h) Buyer shall have received a commitment for financing in the amount of at least $1,000,000 upon generally available market terms.

(i) Buyer and Seller shall have received and approved SEC Form 8K prepared by Seller with respect to the transactions described herein.

(j) In the event Buyer has not provided notice to Seller that any such condition has not been fulfilled within 45 days after the date hereof, all conditions described above shall be deemed to be fulfilled.

9. Conditions Precedent to Seller’s Obligations.

(a) All obligations of Buyer hereunder shall have been fully performed to the satisfaction of Seller.

(b) All warranties and representations of the Buyer hereinafter set forth being true when made and being true on the Closing Date as though made at and respecting each such time and all of Seller’s covenants having been fully performed on such date.

(c) The Buyer not being subject to any material litigation and no such litigation being in any way pending or threatened.

(d) All actions to be taken by the Buyer in connection with consummation of each of the transactions contemplated hereby and all documents, instruments or agreements required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

(e) Seller shall have received the authorization of its board of directors and shareholders and of the United States Securities and Exchange Commission and any other governmental authority having jurisdiction over Seller or Parent to consummate the transactions contemplated by this Agreement and amend its certificate of incorporation such that Seller shall change its corporate name.

(f) Buyer and Seller shall have received and approved SEC Form 8K prepared by Seller with respect to the transactions described herein.

(g) In the event Seller has not provided notice to Buyer that any such condition has not been fulfilled within 45 days after the date hereof, all conditions described above shall be deemed to be fulfilled. This time limitation shall not apply to Section 9(e) above.

10. Representations and warranties of the Seller.

Seller represents and warrants to and agrees with the Buyer as follows:

(a) Seller is a corporation duly organized and validly existing under the laws of the State of Colorado with full authority to conduct its business as presently conducted. Seller has all licenses and permits required by any governmental authority to own and operate its properties and to carry on the Business activities as presently conducted in all states in which it conducts business.

(b) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Seller (including without limitation the consent of Seller's Board of Directors.) and does not, and the performance of the transactions contemplated hereby will not, materially breach or materially violate any of the provisions of Seller's Articles of Incorporation, By-Laws, code of ethics, or any material agreement, judgment or law respecting which Seller is a party or is bound or affected.

(c)  No Tax which is or may result in a lien on any of the Purchased Assets that is due at the time of Closing will be unpaid at the time of Closing.

(d) To Seller’s knowledge, there is no legal action, suit or governmental proceeding or investigation pending or threatened against or affecting the Purchased Assets and no Seller is subject to any order, writ, injunction or decree of any court or governmental authority with respect to the Purchased Assets. The Seller’s conduct of the Business is in compliance with all laws, ordinances, rules, regulations or orders that are applicable to it or them and that would affect the Business. Schedule 10(d) lists all permits, consents, approvals, licenses and other like instruments issued under health, safety or environmental protection laws which are currently held by Seller relating to the Business. In extension of the foregoing, certain class action litigation currently pending against Seller will not in any way affect the transactions contemplated hereby nor constitute a lien on any of the Purchased Assets and Seller will indemnify and hold harmless Buyer against any claims arising out of any such actions.

(e) No representation or warranty of Seller contained herein, or information with respect to Seller contained herein or in any Schedule hereto or in any statement, certificate or other document furnished or to be furnished to the Buyer by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein and the Schedules hereto not false or misleading.

(f) The Seller has good and marketable title to all of the Purchased Assets free and clear of all tile defects, liens, claims or other encumbrances. All the Purchased Assets are in good operating condition (reasonable wear and tear excepted) and are adequate for their use in the Business as presently conducted. Any Equipment (as defined in the Connecticut Uniform Commercial Code) which is part of the Purchased Assets is sold “As Is”, and where is, and without representation of any kind, including without limitation warranties as to merchantability or fitness for a particular purpose.

(g) No other party has any right to or interest in any of the Purchased Assets or any right to acquire any interest in the Business or any of the Purchased Assets.

(i) To Seller’s knowledge, there is no labor strike, grievance, procedure, arbitration proceeding or organizational drive pending or threatened against Seller.

(j) Neither Seller nor the other parties to the Purchased Contracts are in default thereof and all such Purchased Contracts are valid and in effect.  No Seller has received notice of default under any Purchased Contracts, and knows of no event that has occurred or that is expected to occur which (after notice and lapse of time or both) would become a breach or default under any such Purchased Contract.

11. Representations and Warranties of the Buyer and Hayes.

Buyer represents and warrants to and agrees with Seller as follows:

(a) Buyer has all requisite power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

(b) The execution and delivery of this Agreement has been duly authorized by all necessary action of Buyer and does not, and the performance of the transactions contemplated hereby will not, materially breach or materially violate any material agreement, judgment or law respecting which any Buyer is a party or is bound or affected.

(c) Buyer has been provided with adequate opportunities to review contracts, assess the Purchased Assets and otherwise satisfy itself with the value of the Purchased Assets.

(d) Buyer has all necessary licenses, permits and other approvals necessary to conduct its affairs and operate the Business post-Closing.

(e) To Buyer’s knowledge, there is no legal action, suit or governmental proceeding or investigation pending or threatened against or affecting the Purchased Assets and Buyer is mot subject to any order, writ, injunction or decree of any court or governmental authority with respect to the Purchased Assets.

(f) Buyer acknowledges that it has operated the Business on a day-to-day basis as an employee of Seller. Buyer has no knowledge of any breach of the representations of Seller contained in Sections 10(d), (i) or (j) above.

12. Conduct of Business.

(a) From the date hereof until the Closing Date, the Seller and Hayes will: (i) conduct the Business only in the ordinary course; (ii) maintain the general character of the Business; (iii) maintain the Purchased Assets in good repair and condition, ordinary wear and tear alone excepted; (iv) maintain in all material respects all necessary insurance coverage and all necessary licenses and permits, governmental or otherwise; (v) use its best efforts to preserve its good will and the good will of its suppliers, customers and others having business re1ationships with it; (vi) provide the Buyer with all such information concerning its business, affairs, products and the like, as the Buyer may reasonably request; and (vii) permit the Buyer and its representatives to examine its books, records and properties, and its auditor's work papers associated with and supporting its financial statements, at all reasonable times, provided reasonable notice shall have been given to the Seller.

(b) From the date hereof until the Closing, the Seller will not: (i) mortgage, pledge or borrow or subject to lien or other encumbrance any of the Purchased Assets that will not be fully paid and discharged on the Closing Date; (ii) sell or otherwise dispose of any of the Purchased Assets, except Inventory in the ordinary course of business; and (iii) in connection with the Business, enter into any agreement, contract, or commitment other than in the ordinary course of business.

13. Confidentiality.

(a) Confidentiality Obligations of Seller

(1)   Seller acknowledges and agrees that it possesses confidential information related to the Buyer, the Business and the Purchased Assets, the improper disclosure or misuse of which would materially adversely affect the ability of Buyer to make use of the Purchased Assets.

(2) Other than as may be required by any applicable law, rule or regulation, Seller, and any agent or representative of it, shall not, without prior written consent of the Buyer, disclose any proprietary information relating to the Buyer, the Business or the Purchased Assets (“Confidential Information"). Confidential Information shall not include information that becomes publicly available through no act of the disclosing party, is received rightfully from a third party without duty of confidentiality, is disclosed under operation of law, or is disclosed with the prior written permission of the Buyer.

(3) Other than in connection with the Business, Seller agrees that it will not at any time or in any manner, either directly or indirectly, use any Confidential Information for their own benefit, and that they will protect such information and treat it as strictly confidential. Buyer shall be entitled to an injunction to restrain Seller from disclosing, in whole or in part, any Confidential Information, or from providing any services to any party to whom such information has been disclosed or may be disclosed. Buyer shall not be prohibited by this provision from pursuing other remedies, including claims for losses or damages.

(b) Confidentiality Obligations of Buyer and Hayes

(1) Buyer will hold in confidence, and will not use to the detriment of Seller, any data and information obtained from Seller in connection with this Agreement. Upon termination of this Agreement for any reason, Buyer shall return promptly to Seller all printed information received by Buyer from Seller in connection with the proposed transaction and deliver to Seller or destroy all copies of such printed material which may have been made by Buyer or its representatives.

(2) In the event Buyer does not purchase the Purchased Assets, Buyer shall not, unless required by any applicable law, rule or regulation, without prior permission of Seller, disclose any proprietary information relating to Seller, the Business or the Purchased Assets (collectively, "Seller's Confidential Information"). Seller's Confidential Information shall not include any other information that becomes publicly available through no act of the disclosing party, is received rightfully from a third party without duty of confidentiality, is disclosed under operation of law, or is disclosed with the prior written permission of the Seller.

(3) Buyer agrees that it will not at any time or in any manner, either directly or indirectly, use any of Seller's Confidential Information for its own benefit, and that it will protect such information and treat it as strictly confidential. Seller shall be entitled to an injunction to restrain Buyer from disclosing, in whole or in part, Seller’s Confidential Information, or from providing any services to any party to whom such information has been disclosed or may be disclosed. Buyer shall not be prohibited by this provision from pursuing other remedies, including claims for losses or damages.

14. Disclosure.

The parties mutually agree not to disclose the terms of this Agreement except only in a form mutually agreed to in writing, in advance by the parties, or as required by any applicable laws, regulations, rules, or in accordance with any the rules and regulations of any exchange on which any capital stock of Seller is listed, or except as required by court order. If disclosure is required, the disclosing party agrees to notify the other party in advance of the content of the information being disclosed and to whom the disclosure is being made.

         15. Termination.

(a) At any time prior to the Closing, the Buyer may terminate this Agreement and all liability of the Buyer hereunder in the event:

(i) the Buyer, in its reasonable discretion shall determine that there has been a material misrepresentation and/or breach of warranty on the part of Seller or the Parent and/or the nonfulfillment of any condition precedent or covenant required to be fulfilled by Seller or the Parent under this Agreement;

(iii) the transaction contemplated herein is not closed by sixty (60) days after the date hereof unless full approval of the transaction by all governmental and regulatory authorities having jurisdiction over any activities of Parent shall not have been unconditionally obtained, in which event the Closing may be postponed until all such approvals have been obtained, or unless caused by the act or failure to act of Buyer.

(b) Seller may terminate this Agreement if:

(i) the transaction contemplated herein is not closed by sixty (60) days after the date hereof unless full approval of the transaction by all governmental and regulatory authorities having jurisdiction over any activities of Parent shall not have been unconditionally obtained, in which event the Closing may be postponed until all such approvals have been obtained, or unless caused by the act or failure to act of Seller;

(ii) Seller, in its reasonable discretion, shall determine that there has been a material misrepresentation or breach of warranty on the part of the Buyer and/or the nonfulfillment of any condition precedent or covenant required to be fulfilled by the Buyer under this Agreement.

16. Brokerage and Other Expenses.

The parties hereto represent to each other that neither of their representatives has incurred any liability for any broker's, finders or similar fee in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto shall pay such party's respective expenses, including, without limitation, attorney's fees, in connection with this Agreement and the transactions contemplated hereby, and neither of the parties hereto shall in anyway be liable for such expenses of the other.

17. Survival of Representations, Warranties and Covenants; Indemnification.

(a) Survival Period. Except as described in this Section 17, the representations, warranties, covenants and agreements of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing but only until the date one (1) year after the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled). Except as set forth in Section 17(e), no action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 21 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in this Section 17 for such representation, warranty, covenant or agreement.

(b) Threshold and Cap. Notwithstanding anything to the contrary herein, in no event shall the Buyer be liable to Seller or any of its Affiliates nor shall Seller be liable to Buyer or any of its Affiliates, pursuant to this Section 17 or otherwise, nor shall Buyer, or any of its Affiliates be liable to Seller, nor Seller or any of its Affiliates be liable to Buyer, for any matter related in any way to this Agreement until the total amount of Damages to either of such parties exceeds $100,000 (the “Threshold Amount”), and then only to the extent such Damages exceed the Threshold Amount. Furthermore, in no event shall: (i) Seller be liable to Buyer, or any of its Affiliates pursuant to this Section 17 or otherwise, for any matter related in any way to this Agreement in an amount in excess of $1,000,000, or (ii) Buyer, or any of its Affiliates, be liable to Seller, pursuant to this Section 17 or otherwise, for any matter related in any way to this Agreement in an amount in excess of $1,000,000.

(c) Mitigation. In computing any Damages under this Section 17, the amount of any insurance proceeds (including title insurance proceeds), Tax benefits, and any indemnity, contribution or other similar payment from any third party to which any party is entitled with respect to any matter shall be deducted from such Damages. Such party shall also be required to take all necessary and desirable steps to mitigate any Damages for which any claims under this Section 17 may be brought upon and after becoming aware of any event that could reasonably be expected it to give rise to any such Damages, including taking all commercially reasonable efforts to collect any amounts available under any applicable insurance coverage or from any third party.

(d) Limited Remedies. Notwithstanding anything to the contrary in this Agreement, the remedies described in this Section 17 shall be the sole and exclusive remedies available to any party for any Damages a party may incur. Furthermore, anything in this Agreement to the contrary notwithstanding, in no event shall any party have any liability for any consequential, incidental, lost profits, punitive or exemplary damages, howsoever caused, arising out of, or relating to this Agreement, even if such party has been advised to the possibility of any such damages or losses.

(e) Exceptions to Survival Period. Nothing contained in this Section 17 shall be deemed to limit any party’s right to enforce any of the other parties’ covenants under Sections 5-6 (Liabilities and Assumed Obligations), 13 (Confidentiality), 14 (Disclosure), 20 (Allocation), 22 (Arbitration) and 23 (Covenant of Further Assurances).

18. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nominees, as applicable.

19. Non-Compete Agreements.

In furtherance of the sale to Buyer of the Purchased Assets, Seller and David Murphy will enter into agreements (the "Non-Compete Agreements") whereby each of Seller and David Murphy agrees that for a period of five (5) years after the Closing Date it shall not, and David Murphy shall not: (a) compete, directly or indirectly, with the Business as conducted as of the Closing Date; (b) communicate with or contact any of the customers of Buyer for the purpose of soliciting such customers to purchase any goods, products or services of the type being manufactured, offered or sold by the Business as of the Closing Date; (c) use or disclose to others any trade secrets or other confidential information relating to the Purchased Assets or Business. The Non-Compete Agreements shall be in the forms attached hereto as Schedule 19.

20. Allocation.

 The Buyer and the Seller shall use reasonable commercial efforts to agree on a reasonable and fair allocation of the Purchase Price among the Purchased Assets, which shall value Inventory, the Other Tangible Assets, the Assumed Capital Leases and the Purchased Contracts at their estimated fair market values as of the Closing Date, and shall allocate the remainder of the Purchase Price to the Intangible Assets. The Buyer and the Seller agree that each party shall report the transactions contemplated by this Agreement for income Tax purposes in accordance with the agreed-upon allocation of the Purchase Price, pursuant to Section 1060 of the Federal Internal Revenue Code and the regulations thereunder, and agree not to take, in any filing with or accompanying any Tax return reporting any part of the transaction undertaken herein, a position inconsistent with such allocations; provided, however, that if the Buyer and the Seller are unable in good faith to reach an agreement with respect to the allocation of the Purchase Price consistent with the foregoing, each such party may allocate the Purchase Price among the Purchased Assets as it deems appropriate but generally consistent with the foregoing.

21. Notices.

Any notice, demand, request or other communication made, given, required or permitted pursuant to this Agreement shall be (a) in writing, (b) delivered personally, transmitted by facsimile, delivered by a commercial overnight courier service or mailed by certified or registered United States first class mail, return receipt requested, postage prepaid, and (c) addressed to the party for whom intended, as follows:

(a) If to Seller, addressed to:

David Murphy, CEO
Host America Corporation
2 Broadway
Hamden, CT 06518

Copy to:

Steven A. Berman, Esq.
Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
185 Asylum Street
22nd Floor
Hartford, CT 06103

(b) If to the Buyer, addressed to:

Host America Corporate Dining, Inc.
147 Ledge Drive
Berlin, CT 06037
Attn: Timothy Hayes

Copy to:

Richard Hartley, Esq.
Kane Hartley & Kane
972 New London Tpke
Glastonbury, CT 06033

Any party may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

22. Arbitration of Disputes. It is acknowledged by the parties that a quick and efficient resolution of all claims, disputes and other matters in question under this Agreement after the Closing ("Disputes") is critical to the implementation of the terms of this Agreement. In order to effectuate such intent, the parties do hereby establish this Dispute procedure for use during the term of this Agreement. All Disputes shall be subject to this Section 22, it being the intention of the parties that all such Disputes be subject hereto regardless of any specific reference or absence of such reference to arbitrability herein. Prior to submission of any Dispute for resolution in accordance with this Section 22, the parties will negotiate in good faith to resolve such Dispute. Only if such parties cannot reach agreement within ten (10) days of written notice by any party to the other party that a Dispute exists, the Dispute will be submitted for resolution in accordance with the American Arbitration Association in Hartford, Connecticut. Upon such Dispute being submitted to the American Arbitration Association for resolution, the arbitrators shall assume exclusive jurisdiction over the Dispute and the decisions of such arbitrators shall be binding upon the parties hereto and may be entered in any court of competent jurisdiction.

23. Covenant of Further Assurances. The parties hereto shall execute such other and further instruments and/or documents as shall be necessary to implement and carry out the intents and purposes of this Agreement. Without limiting the foregoing, in the event of any modification to the terms hereof as shall be mutually agreed upon by such parties, the parties shall execute and deliver an amendment to this Agreement.

24. Complete Agreement.

This Agreement contains the complete agreement between the parties hereto with respect to the sale and purchase of the Purchased Assets and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such sale and purchase and such other transactions.

25. Governing Law.

This Agreement is being executed and delivered and is being closed in the State of Connecticut. This Agreement shall be construed and enforced under the applicable procedural, statutory and common law of the State of Connecticut. The parties hereto hereby consent and submit themselves to the jurisdiction of the Courts of the State of Connecticut with respect to any controversy arising under or relating to this Agreement. Service of process may be effected on any party hereto which is not a resident of the State of Connecticut by certified or registered United States Mail, postage prepaid, addressed to such party at the address described in Section 21 hereof.

26. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

27. Headings.

The various section and subsection headings and titles are for convenience only and shall be subject to no independent substantive interpretation or meaning.

28. Calculation of Time. Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days; provided, however, that when any period of time so stated would end upon a Saturday, Sunday or legal holiday, such period shall be deemed to end upon the next day following which is not a Saturday, Sunday or legal holiday. For the purposes of this Agreement, a "legal holiday" is any day on which banks are legally closed for business in the State of Connecticut.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER

By: /s/ TIMOTHY HAYES
Name: Timothy Hayes
Title:    President

SELLER

HOST AMERICA CORPORATION

By: /s/ DAVID MURPHY
Name: David Murphy
Title:    CEO

APPENDIX OF DEFINITIONS

Affiliate: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect controlling interest or by which such Person is directly or indirectly controlled or is under direct or indirect common control with such Person.

Assumed Capital Leases: the meaning set forth in Section 1(f).

Assumed Obligations: the meaning set forth in Section 5.

Business: the meaning set forth in the Recitals.

Buyer: the meaning set forth on Page 1 of this Agreement.

Closing: the meaning set forth in Section 3.

Closing Date: the meaning set forth in Section 3.

Damages: any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel, and other out-of-pocket costs and expenses incurred in connection with investigating, preparing or defending or preventing any action, suit or proceeding, commenced or threatened, or any claim whatsoever.

GAAP: United States generally accepted accounting principles and practices consistently applied from accounting period to accounting period.

Indebtedness: (a) all items which in accordance with generally accepted accounting principles and practices would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date of which indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such Person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

Intangible Assets: the meaning set forth in Section 1(e).

Inventory: the meaning set forth in Section 1(b).

Non-Compete Agreements: the meaning set forth in Section 19.

Other Tangible Assets: the meaning set forth in Section 1(c).

Person: any natural person or legal entity.

Purchase Price: the meaning set forth in Section 2(a).

Purchased Assets: the meaning specified in Section 1.

Purchased Contracts: the meaning set forth in Section 1(d).

Seller: the meaning set forth on Page 1.

Taxes: federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise, controlling interest transfer or other taxes, easements or charges and estimated taxes relating thereto, and any and all interest, penalties and additions to tax on any of the foregoing.

SCHEDULE OF SCHEDULES

Schedule
Reference              Section  Description

1(c)                 1(c)            Other Tangible Assets
1(f)                  1(f)             Assumed Capital Leases
2(b)(i) 2(b)(i)   Purchased Contracts
3(a)(2)             3(a)(2)       Form of Assumption Agreement
3(f)                  3(f)            Adjustment to Purchase Price
5                      5               Assumed Obligations
10(d)               10(d)         Permits
19                    19             Form of Non-Compete Agreements

ANNEX B

LINDLEY SALE AGREEMENT

ASSETS PURCHASE AGREEMENT

THIS IS AN AGREEMENT made as of the 17th day of April, 2007 by and among:

LINDLEY ACQUISITION CORP.
a Connecticut corporation
with a place of business at
83 Red Barn Road
Monroe, CT 06408                                                                                             ("Buyer")

and

LINDLEY FOOD SERVICES CORPORATION
a Connecticut corporation
with a place of business at
201 Wallace Street
New Haven, CT 06511                                                           ("Lindley Food Service")

and

HOST AMERICA CORPORATION
a Colorado corporation
with a place of business at
2 Broadway
Hamden, CT 06518                                                                                           ("Parent")

WHEREAS, Lindley Food Service and Parent are hereinafter collectively referred to as the “Seller”; and

WHEREAS, the Seller owns and operates a business which engages in the food service business consisting of contract packaging, school meals and senior feeding services (the "Business"); and

WHEREAS, the Seller desires to sell substantially all of the assets of the Business, tangible and intangible, including without limitation all rights to the name "Lindley Food Services" (but excluding the Excluded Assets as hereinafter defined); and

WHEREAS, the Buyer is willing to purchase said assets on the terms and subject to the conditions hereinafter set forth; and

NOW, THEREFORE, IN VIEW OF THE FOREGOING AND IN CONSIDERATION OF THE MUTUAL PROMISES HEREINAFTER SET FORTH, THE PARTIES HERETO DO HEREBY REPRESENT, WARRANT, COVENANT AND AGREE AS FOLLOWS:

(reference being hereby made to Appendix I for the definition of certain capitalized terms.)

1. Sale and Purchase of Certain Assets.

On the terms and subject to the conditions contained herein, at the Closing, the Seller will sell, transfer, assign, convey and deliver to the Buyer, and the Buyer will purchase from the Seller, for the consideration hereinafter set forth, substantially all of the Seller’s assets relating to the Business, tangible and intangible, of every kind, nature and description, wherever located and whether or not recorded on the books of Seller, in connection with the operation of the Business, as described below:

(a) the Business as a going concern;

(b) all of Seller's inventory (including food and non-food inventory) relating to the Business as shall exist on the Closing Date (the “Inventory”). Such Inventory in existence as of the date hereof is described on attached Schedule 1(b);

(c) all of Seller's machinery, equipment, furniture, vehicles, fixtures (excluding any fixtures located at 2 Broadway, Hamden, Connecticut), computer equipment (excluding any computer equipment located at 2 Broadway, Hamden, Connecticut), and other personal property which is related to the Business, all as described on Schedule 1(c) attached hereto (all such assets being hereinafter referred to as the "Other Tangible Assets");

(d) All of Seller’s accounts receivable relating to the Business as shall exist on the Closing Date (“Accounts Receivable”) and any Indebtedness owing to Seller, Seller's rights in respect of orders, contracts and agreements for the purchase or sale of goods, services, including, without limitation, any existing service agreements, customer accounts, bid and performance bonds, deposits, and work in process, all of which specifically relate to the Business and, as exist on the date hereof, are as described on Schedule 1(d) attached hereto (all such assets being hereinafter referred to as the "Purchased Contracts");

(e) all of Seller's good will, prospect sales lists, sales reports, costs sheets, processes, relations with customers, customer lists, relations with suppliers, supplier lists, know-how and copyrights, all of which are specifically related to the Business and are as described in Schedule 1(e) and the rights of Seller to the trademarks, service marks, copyrights, copyrightable materials, the name “Lindley Food Service” in all of its various trade styles and trade names (all such assets being hereinafter referred to as the "Intangible Assets"); and

(f) the leases for real estate and capital equipment relating to the Business as set forth on Schedule 1(f) (the “Assumed Leases”); and

(g) all cash on hand in collected funds of the Business on the Closing Date;

((a) - (g) being hereinafter collectively referred to as the "Purchased Assets").

(h) Anything to the contrary in this Section 1 notwithstanding, the Purchased Assets shall not include the following assets of the Seller (the "Excluded Assets"): (i) deferred Taxes, and the right to receive any refunds of Taxes paid by Seller prior to the Closing; (ii) any and all net operating loss carryforwards; (iii) any refunds of unearned insurance premiums; (iv) any and all employee pension, retirement, profit sharing, bonus, incentive, deferred compensation or other employee benefit plans, and any related trust or assets thereof; (v) the rights of Seller under this Agreement and any agreement entered into pursuant hereto; (vi) all assets, rights and properties of Seller relating to its corporate governance and administration, including corporate minute books, corporate seals and stockholder records; (vii) Seller's Tax records and Tax returns; (viii) any tangible assets located at 2 Broadway, Hamden, Connecticut; and (ix) any other item not specifically listed in (a) through (f) above.

2. Consideration.

(a) Purchase Price. In consideration for the Purchased Assets to be sold to the Buyer hereunder, and the other covenants and provisions hereof to be performed by the Seller and subject to the adjustments and set-offs provided for hereunder, Buyer shall pay $2,500,000 to the Seller (as the same may be adjusted as described herein, "Purchase Price") at the Closing upon fulfillment of all conditions as described herein.

(b) Adjustments. The Purchase Price has been agreed upon based on an initial Net Asset Value of $2,395,193.00 (collectively, the “Initial Net Asset Value”) determined as set forth on Schedule 2(b) attached hereto. The Net Asset Value as of a given date shall mean the amount calculated by subtracting the Assumed Liabilities as of that date from the Total Assets of the Company all as calculated in accordance with the methods used in determining the Initial Net Asset Value as shown on Schedule 2(b) On the day that is two (2) business days prior to the Closing, the Seller and the Buyer shall determine the Net Asset Value as of such date (the “Estimated Closing Net Asset Value”). Based upon the entries on the Estimated Closing Net Asset Value plus $104,807, the Purchase Price to be paid by the Buyer on the Closing Date pursuant to Section 2(a) above shall be (a) increased by $1.00 for each $1.00 by which the Estimated Closing Net Asset Value exceeds the Initial Net Asset Value and (b) decreased by $1.00 for each $1.00 that the Estimated Closing Net Asset Value is less than the Initial Net Asset Value but in no circumstances will the purchase price be adjusted below $2,245,000 so long as the Estimated Closing Net Asset Value (and actual Net asset Value on the Closing date) is not less than $2,145, 000.00 . The adjustments in the Purchase shall be rounded to the nearest whole dollar amount. The Estimated Closing Net Asset Value shall be executed by the Buyer and the Seller.

(c) Specific Inventory Adjustment. Buyer and Seller acknowledge that for the 12 month period of calendar year 2006, Lindley’s cost of goods sold as reflected on its monthly income statements did not exceed 48% of sales (as more particularly set forth on Schedule 2(c)) for any month during such period. As a result, Buyer and Seller have agreed that, on the Estimated Closing Net Asset Value, the value of Inventory shall be $459,781 which represents the monthly average Inventory for the 12 month period of calendar year 2006. The Inventory used in calculating the Post Closing Valuation described below will be adjusted upward if necessary to equal such 48% of sales for the last completed month prior to the Closing Date and the Purchase Price will be increased accordingly. In the event the value of the Inventory determined by the Post Closing Valuation described below results in a cost of goods sold less than or equal to 48% of sales for the last completed month prior to the Closing Date, there will be no adjustments made to the Purchase Price as a result of this paragraph. For example, if sales for the last completed month prior to the Closing Date equaled $1,300,000 and cost of goods sold was $663,000 or 51% of such sales, then the purchase price will be increased by $39,000 which represents the 3% of cost of goods sold above 48%. Provided the provisions of this paragraph shall have been complied with, nothing herein shall affect other adjustments to the Purchase Price provided for elsewhere herein.

(d) Valuation. It is acknowledged by Buyer and Seller that Host must obtain an independent valuation of the Business to determine if the Purchase Price is a fair purchase price (the “Valuation”).

(e) Post Closing Valuation. During the 90 day period following the Closing (the “Review Period”), Buyer and Seller shall each have the independent right to review the final determinations of the Estimated Closing Net Asset Value and all other closing adjustments, including without limitation any costs paid by Buyer which under the terms hereof were to have been the obligation of Seller, occurring either before or after the Closing Date (such closing adjustments being hereinafter referred to as the “Closing Adjustments”). At or before the conclusion of the Review Period, the following terms shall apply:

(i) If Buyer and Seller mutually agree that the actual Net Asset Value on the Closing Date was less than the Estimated Closing Net Asset Value, or that Purchase Price has been otherwise overstated based on a review of the Closing Adjustments (in either case, an “Overpayment”), then at the end of the Review Period, or such earlier time as Buyer and Seller agree to in writing, Seller shall pay, in cash or current funds $1.00 for each $1.00 of Overpayment to Buyer but not in an amount which reduces the Purchase Price below that determined under Section 2(c) above. In the event the Seller fails to pay the Overpayment to Buyer as and when due, said Overpayment shall accrue interest thereon at the rate of 12% per annum from and after the expiration of the Review Period, and such interest shall be due and payable with said Overpayment.

(ii) If Buyer and Seller mutually agree that the actual Net Asset Value on the Closing Date was greater than that contained in the Estimated Closing Net Asset Value, or that the Purchase Price has been otherwise understated based on a review of the Closing Adjustments (in either case, an “Underpayment”), then at the end of the Review Period, or at such earlier time as Buyer and Seller agree to in writing, Buyer shall pay, in cash or current funds, $1.00 for each $1.00 of Underpayment to Seller. In the event the Buyer fails to pay the Underpayment to Seller as and when due, said Underpayment shall accrue interest thereon at the rate of 12% per annum from and after the expiration of the Review Period, and such interest shall be due and payable with said Underpayment.

(iv) If Seller and Buyer cannot agree as to whether the Purchase Price has been overstated or understated, then the matter shall be arbitrated in accordance with the provisions of Section 22 hereof.

3. Closing.

The Closing of the sale and purchase of the Purchased Assets hereunder shall be held at the offices of Rogin, Nassau, Caplan, Lassman & Hirtle, LLC, 195 Church Street, New Haven, Connecticut at 2:00 p.m. on the last Friday of the month after the satisfaction of the condition set forth in Section 9(e) below, or at such other place, time or date as the Buyer and the Seller may mutually agree (such closing herein called the "Closing" and such date on which the Closing actually takes place is herein called the "Closing Date"), time being of the essence of this Agreement. In any event, the Closing Date shall be as early as practicable.

(a) Deliveries by Buyer at the Closing:

1. The Purchase Price in U.S. Dollars, wired to the Seller in accordance with the Seller’s instructions.

2. A Good Standing Certificate of the Buyer.

3. A Certificate of the Buyer, dated as of the Closing Date, certifying in such detail as Seller may reasonably request to the fulfillment of the conditions set forth in Section 9;

(b)  Deliveries by Seller at the Closing:

1. Good Standing Certificates of Seller in their respective states of incorporation.

2. A Certificate of Seller, dated as of the Closing Date, certifying in such detail as Buyer may reasonably request to the fulfillment of the conditions set forth in Section 8.

3. Warranty bills of sale and other good and sufficient instruments of transfer, assignment and conveyance as shall be effective to transfer to and vest in the Buyer good and marketable fee simple title to the Purchased Assets, free and clear of any and all liens, claims and encumbrances of any kind, nature and description, all in form satisfactory to counsel for the Buyer.

4. Any and all records relating to any and all of the Purchased Assets and the Business, including without limitation any and all customer lists, supplier lists, purchase orders, employee records and such other records and documents as Buyer shall reasonably require.

5. Originally signed contracts or similar type items evidencing the Purchased Contracts.

6. A release of all Liens against the Purchased Assets .

7. Letters issued of recent date by the State of Connecticut Department of Revenue Services with respect to the payment of taxes by Lindley.

8. The Non-Competes referenced in Section 19 below.

9. The documents evidencing the assumption of the Food Broker’s Loan as described in Section 8(h) below.

10. An original executed change of name of Lindley Food Service to a dissimilar name on forms prescribed by the Connecticut Secretary of State, together with the applicable filing fee.

11. Assignments of current disability and life insurance policies issued on the life of, or for the benefit of Mark Cerreta and Gilbert Rossomondo to the extent the same are assignable.

(c) Buyer and Seller shall deliver to the other such other documents, including certified resolutions of their Board of Directors (and or shareholders), as applicable, authorizing the transactions contemplated hereunder, and take such other action as may be provided for herein or contemplated hereby.

(d) Buyer, Seller and/or Parent shall execute and deliver to one another such other instruments and documents as shall be necessary and proper to carry out this Agreement, including, but no limited to, the Estimated Closing Net Asset Value, a listing of all Accounts Receivable, accounts payable and Inventory as used to determine Estimated Closing Net Asset Value, an assignment and assumption agreement(s) including without limitation with respect to the Food Brokers Loan and assignments and assumptions of leases in form, substance and content reasonably satisfactory to the parties, fully executed by Buyer and Seller to which Buyer assumes and Seller assigns, as of the Closing Date, the future payment and performance of the Assumed Liabilities and the Assumed Leases.

(e) Personal property Taxes, deposits, prepayments and/or payments under Assumed Liabilities (hereinafter defined), employee benefits and sick and vacation pay and all other continuing items relating to the operation of the Business being purchased as set forth herein shall be adjusted at the Closing as of the Closing Date in accordance with the local custom in New Haven County, Connecticut. All sales, use and excise taxes shall be paid by Buyer.

(f) Parent, Seller and Gilbert Rossomando and Mark Cerreta shall enter into an agreement terminating all agreements between Seller and/or Parent on the one hand and said Rossomando and/or Cerreta on the other hand, except that Gilbert Rossomando may continue as a director of Parent pending subsequent election of directors pursuant to Parent’s governing documents.

(g) On the day of the Closing Date, representatives of Seller and Buyer shall prepare a Schedule (Schedule 3(g)) to this Agreement which shall be executed by Seller and Buyer and which shall establish the final Purchase Price as adjusted as described herein. Such Schedule 3(g) shall be appended hereto, shall be a part hereof and shall represent the final determination of the Purchase Price for purposes of the Closing.

(h) In connection with the Closing, Seller shall take or cause to be taken all actions as may reasonably be required by Buyer to take actual possession and control of the Purchased Assets. Buyer shall be solely responsible for any costs it incurs which are associated with the physical removal and delivery of the Purchased Assets to Buyer and shall be responsible for any costs or damages associated with such physical removal or delivery of the Purchased Assets which are incurred by Seller and which are not the result of Seller’s negligence.

4. Access.

Between the date hereof and the Closing Date, Seller will (a) provide, to the officers and other authorized representatives of Buyer, full access, during normal business hours, to any and all premises, properties, files, books, records, documents, and other information of the Business and will cause its officers to furnish to Buyer and its authorized representatives any and all financial, technical and operating data and other information pertaining to the Business and properties of the Business and (b) make available for inspection and copying by Buyer true and complete copies of any documents relating to the foregoing.

5. Liabilities.

Except for the Assumed Leases and the Assumed Liabilities, Buyer does not assume any liabilities or obligations of Seller. Attached hereto as Schedule 5 is a listing of the Purchased Contracts, the Assumed Leases, the Assumed Liabilities, including without limitation the Food Broker Loan, and other items which Buyer shall assume (collectively, the "Assumed Liabilities"). The Assumed Liabilities shall be the only liabilities or obligations of Seller which are assumed hereunder by Buyer. Any and all obligations of Seller, or related to the Assets, which are not Assumed Liabilities, shall remain the liabilities and obligations of the Seller, and Seller shall remain solely responsible for their payment and performance when due. The Buyer agrees to honor the Seller’s obligations under the Assumed Liabilities and the Assumed Leases in accordance with the terms of such items and to indemnify Seller against any liability in connection therewith in accordance with Section 11 hereof.

6. Assumed Liabilities.

It is the intent of the parties hereto that Buyer shall assume the responsibility to perform services with respect to the Assumed Liabilities as of the Closing Date. Buyer shall be responsible for all expenses related to the Assumed Liabilities on and after the Closing Date. Any payments respecting such services received by Seller for any period after the Closing Date shall be promptly remitted in kind, by such Seller to Buyer. Any expenses incurred in connection with the Assumed Liabilities on and after the Closing Date shall be repaid by Buyer.

7. Seller’s Employees.

It is anticipated that in connection with the consummation of the transactions contemplated by this Agreement, Seller will terminate the employment all employees of Seller in connection with the Business. Buyer will be responsible for all obligations to such employees arising after the Closing Date.

8. Conditions Precedent to Buyer's Obligations.

Buyer's obligation to close the transactions described herein are expressly conditioned upon the fulfillment of each and all of the following:

(a) All obligations of Seller hereunder shall have been fully performed to the satisfaction of Buyer.

(b) The Business being operated between the date hereof and the Closing Date in the ordinary course and there having occurred since January 1, 2007, it being acknowledged however that the shareholders of Buyer will continue to operate the Business as employees of Seller or Parent as the case may be until the Closing shall have been consummated.

(c) All warranties and representations hereinafter of the Seller set forth being true when made and being true on the Closing Date as though made at and respecting each such time and all of Seller’s covenants having been fully performed on such date.

(d) Neither Seller, nor the Business nor any of the Purchased Assets being subject to any material litigation and no such litigation being in any way pending or threatened.

(e) All other parties to any of the Assumed Liabilities having consented to Buyer's assuming the Assumed Liabilities and agreeing to Buyer's performance thereunder from and after the Closing Date.

(f) All actions to be taken by the Seller in connection with consummation of each of the transactions contemplated hereby and all documents, instruments or agreements required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Buyer.

(g) Buyer shall have completed a due diligence review of the Purchased Assets and the Business, the results of which shall be reasonably satisfactory to Buyer.

(h) With respect to the assumption of the Food Brokers Loan, execution of acceptable assignment and assumption agreements between Parent, the Buyer, and Food Brokers, Inc.confirming or relating to :

(i) there being no uncured default which has been declared and is continuing under the documents evidencing the Food Brokers Loan;

(ii) Parent’s assignment of the rights it has in the $250,000.00 cash collateral account presently being held in connection with the Food Brokers Loan;

(iii) the assignment to the Buyer of all non-competition and non-solicitation and indemnity agreements from Food Brokers, Inc. and its principals to Parent and/or the Seller (the “Food Broker’s Non-Competes”) in form and substance reasonably acceptable to Buyer;

(iv) Food Brokers, Inc. agreement to the Buyer’s assumption of the Food Broker’s Loan and the Food Broker’s Non-Competes and the execution of documents evidencing all of the above in form and substance satisfactory to the parties..

(i) Buyer shall have received a commitment for financing in the amount of at least $2,400,000 upon generally available market terms.

(j) In the event Buyer has not provided notice to Seller that any such condition has not been fulfilled within 90 days after the date hereof, all conditions described above shall be deemed to be fulfilled. Notwithstanding Buyer shall use its best efforts to fulfill such conditions as soon as possible. This time limitation shall not apply to Section 8(h) and (i) above

9. Conditions Precedent to Seller’s and Parent’s Obligations.

(a) All obligations of Buyer hereunder shall have been fully performed to the satisfaction of Seller.

(b) All warranties and representations of the Buyer hereinafter set forth being true when made and being true on the Closing Date as though made at and respecting each such time and all of Seller’s covenants having been fully performed on such date.

(c) The Buyer not being subject to any material litigation and no such litigation being in any way pending or threatened.

(d) All actions to be taken by the Buyer in connection with consummation of each of the transactions contemplated hereby and all documents, instruments or agreements required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Seller.

(e) Parent shall have received the authorization of its board of directors and shareholders and of the United States Securities and Exchange Commission (“SEC”) and any other governmental authority having jurisdiction over Seller or Parent to consummate the transactions contemplated by this Agreement.

(f) In the event Seller has not provided notice to Buyer that any such condition has not been fulfilled within 90 days after the date hereof, all conditions described above shall be deemed to be fulfilled. This time limitation shall not apply to Section 9(e) above. Notwithstanding, Seller and Parent shall use their best efforts to fulfill such conditions as soon as possible.

10. Representations and Warranties of the Seller and Parent.

Seller and Parent represents and warrants to and agrees with the Buyer as follows:

(a) Lindley Food Service is a corporation duly organized and validly existing under the laws of the State of Connecticut with full authority to conduct its business as presently conducted. Lindley Food Service has all licenses and permits required by any governmental authority to own and operate its properties and to carry on the Business activities as presently conducted in all states in which it conducts business. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Parent has full corporate power and authority to own its properties and conduct the business presently being conducted by it, to execute this Agreement, and to consummate the transactions contemplated by this Agreement

(b) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Seller and Parent (including without limitation the consent of Parent's shareholders, if required) and does not, and the performance of the transactions contemplated hereby will not, materially breach or materially violate any of the provisions of Seller's or Parent’s Articles of Incorporation or By-Laws or any material agreement, judgment or law respecting which Seller is a party or is bound or affected.

(c)  No Tax which is or may result in a lien on any of the Purchased Assets that is due at the time of Closing will be unpaid at the time of Closing. With respect to Taxes: (i) Seller shall be responsible for and pay when due all of Seller’s Taxes attributable to, levied or imposed upon or incurred in connection with the Purchased Assets or the Business relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date, and Buyer shall be responsible for and pay when due all taxes attributable to, levied or imposed upon or incurred in connection with the Purchased Assets or the Business relating or pertaining to the period (or that portion of any period) ending after the Closing Date. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller’s Tax Returns required to be filed in connection with the Purchased Assets and such Tax Returns shall be true and correct and completed in accordance with applicable laws.

(ii) No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Purchased Assets shall be made after the date of this Agreement without the prior written consent of Buyer.

(iii) Seller and Buyer shall each (i) provide the other with such assistance as may reasonably be requested by any of them in connection with the preparation of any Return, audit or other examination by any taxing authority or judicial or administrative proceeding relating to liability for Taxes, (ii) retain and provide the other with any records or other information which may be relevant to such Return, audit or examination, proceeding or determination, and (iii) provide the other with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Return of the other for any period. Without limiting the generality of the foregoing, Buyer and Seller shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns, supporting work schedules and other records or information which may be relevant to such Returns for all tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same.

(d) To Seller’s knowledge, there is no legal action, suit or governmental proceeding or investigation pending or threatened against or affecting the Purchased Assets and Seller is not subject to any order, writ, injunction or decree of any court or governmental authority with respect to the sale of the Purchased Assets. The Seller’s conduct of the Business is in material compliance with all laws, ordinances, rules, regulations or orders that are applicable to it or them and that would affect the Business. Schedule 10(d) lists all permits, consents, approvals, licenses and other like instruments issued under health, safety or environmental protection laws which are currently held by Seller relating to the Business.

(e) No representation or warranty of Seller contained herein, or information with respect to Seller contained herein or in any Schedule hereto or in any statement, certificate or other document furnished or to be furnished to the Buyer by Seller pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary to make the statements herein and the Schedules hereto not false or misleading.

(f) The Seller has good and marketable title to all of the Purchased Assets free and clear of all tile defects, liens, claims or other encumbrances. All of the Purchased Assets are sold “As Is”, and where is, and without warranties as to merchantability or fitness for a particular purpose. Notwithstanding the foregoing, all Inventory shall be saleable on the Closing Date as reported by Lindley to Host in a manner consistent with such reporting over the 12 month period prior to the Closing Date. If any Inventory is considered by Buyer to be non-salable, a listing of such Inventory will be provided by Buyer to Seller at least two (2) days prior to the Closing. Any such non-salable inventory will not affect the adjustment provided for in Section 2(c) above.

(g) No other party will, on the Closing Date, have any right to or interest in any of the Purchased Assets or any right to acquire any interest in the Business or any of the Purchased Assets.

(h) To Seller’s knowledge, the financial statements attached hereto as Schedule 10(h), including the comments and notes contained therein are true and complete and fairly present, with respect to the Business: (i) the financial position of Seller at the date thereof and the results of its operations for the period purported to be covered thereby and (ii) the book values of all the Purchased Assets at the date thereof. Each such financial statement has been prepared in conformity with GAAP applied on a consistent basis throughout all periods involved.

(i) To Seller’s knowledge, there is no labor strike, grievance, procedure, arbitration proceeding or organizational drive pending or threatened against Seller.

(j) All Purchased Contracts are valid and in effect.  Seller has not received notice of default under any Purchased Contracts, and knows of no event that has occurred or that is expected to occur which (after notice and lapse of time or both) would become a breach or default under any such Purchased Contract.

11. Representations and Warranties of the Buyer.

Buyer represents and warrants to and agrees with Seller as follows:

(a) Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Connecticut. Buyer has all requisite corporate power and authority to own, lease and operate its properties, to carry on its business as now being conducted and to execute, deliver and perform this Agreement and all writings relating hereto.

(b) The execution and delivery of this Agreement has been duly authorized by all necessary corporate action of Buyer (including without limitation the consent of Buyer’s shareholders, if required) and does not, and the performance of the transactions contemplated hereby will not, materially breach or materially violate any of the provisions of the Buyer’s Articles of Incorporation or By-Laws or any material agreement, judgment or law respecting which any Buyer is a party or is bound or affected.

(c) Buyer has been provided with adequate opportunities to review contracts, assess the Purchased Assets and otherwise satisfy itself with the value of the Purchased Assets.

(d) Buyer has all necessary licenses, permits and other approvals necessary to conduct its affairs and operate the Business post-Closing.

(e) To Buyer’s knowledge, there is no legal action, suit or governmental proceeding or investigation pending or threatened against or affecting the Purchased Assets and Buyer is mot subject to any order, writ, injunction or decree of any court or governmental authority with respect to the Purchased Assets.

(f) Buyer acknowledges that its shareholders have operated the Business on a day-to-day basis as employees of Seller. Buyer has no knowledge of any breach of the representations of Seller contained in Sections 10(d), (i) or (j) above.

12. Conduct of Business.

(a) From the date hereof until the Closing Date, the Seller will: (i) conduct the Business only in the ordinary course; (ii) maintain the general character of the Business; (iii) maintain the Purchased Assets in good repair and condition, ordinary wear and tear alone excepted; (iv) maintain in all material respects all necessary insurance coverage and all necessary licenses and permits, governmental or otherwise; (v) use its best efforts to preserve its good will and the good will of its suppliers, customers and others having business re1ationships with it; (vi) provide the Buyer with all such information concerning its business, affairs, products and the like, as the Buyer may reasonably request; and (vii) permit the Buyer and its representatives to examine its books, records and properties, and its auditor's work papers associated with and supporting its financial statements, at all reasonable times, provided reasonable notice shall have been given to the Seller.

(b) From the date hereof until the Closing, the Seller will not: (i) mortgage, pledge or borrow or subject to lien or other encumbrance any of the Purchased Assets that will not be fully paid and discharged on the Closing Date; (ii) sell or otherwise dispose of any of the Purchased Assets, except Inventory in the ordinary course of business; and (iii) in connection with the Business, enter into any agreement, contract, or commitment other than in the ordinary course of business.

13. Confidentiality.

(a) Confidentiality Obligations of Seller

(1)    Seller acknowledges and agrees that it possesses confidential information related to the Buyer, the Business and the Purchased Assets, the improper disclosure or misuse of which would materially adversely affect the ability of Buyer to make use of the Purchased Assets.

(2) Other than as may be required by any applicable law, rule or regulation, Seller, and any agent or representative of it, shall not, without prior written consent of the Buyer, disclose any proprietary information relating to the Buyer, the Business or the Purchased Assets (“Confidential Information"). Confidential Information shall not include information that becomes publicly available through no act of the disclosing party, is received rightfully from a third party without duty of confidentiality, is disclosed under operation of law, or is disclosed with the prior written permission of the Buyer.

(3) Other than in connection with the Business, Seller agrees that it will not at any time or in any manner, either directly or indirectly, use any Confidential Information for their own benefit, and that they will protect such information and treat it as strictly confidential. Buyer shall be entitled to an injunction to restrain Seller from disclosing, in whole or in part, any Confidential Information, or from providing any services to any party to whom such information has been disclosed or may be disclosed. Buyer shall not be prohibited by this provision from pursuing other remedies, including claims for losses or damages.

(b) Confidentiality Obligations of Buyer

(1) Buyer will hold in confidence, and will not use to the detriment of Seller, any data and information obtained from Seller or Parent in connection with this Agreement. Upon termination of this Agreement for any reason, Buyer shall return promptly to Seller all printed information received by Buyer from Seller in connection with the proposed transaction and deliver to Seller or destroy all copies of such printed material which may have been made by Buyer or its representatives.

(2) In the event Buyer does not purchase the Purchased Assets, Buyer shall not, unless required by any applicable law, rule or regulation, without prior permission of Seller, disclose any proprietary information relating to Seller, the Business or the Purchased Assets (collectively, "Seller's Confidential Information"). Seller's Confidential Information shall not include any other information that becomes publicly available through no act of the disclosing party, is received rightfully from a third party without duty of confidentiality, is disclosed under operation of law, or is disclosed with the prior written permission of the Seller.

(3) Buyer agrees that it will not at any time or in any manner, either directly or indirectly, use any of Seller's Confidential Information for its own benefit, and that it will protect such information and treat it as strictly confidential. Seller shall be entitled to an injunction to restrain Buyer from disclosing, in whole or in part, Seller’s Confidential Information, or from providing any services to any party to whom such information has been disclosed or may be disclosed. Buyer shall not be prohibited by this provision from pursuing other remedies, including claims for losses or damages.

14. Disclosure.

The parties mutually agree not to disclose the terms of this Agreement except only in a form mutually agreed to in writing, in advance by the parties, or as required by any applicable laws, regulations, rules, or in accordance with any of the rules and regulations of any exchange on which any capital stock of Parent is listed, or except as required by court order. If disclosure is required, the disclosing party agrees to notify the other party in advance of the content of the information being disclosed and to whom the disclosure is being made. It is understood that certain or all parts of this agreement will be included in a proxy statement filed with the SEC prior to the Closing Date by Parent. It is also understood that the proxy statement filed with the SEC is a public document.

15. Termination.

(a) At any time prior to the Closing, the Buyer may terminate this Agreement and all liability of the Buyer hereunder in the event:

(i) the Buyer, in its reasonable discretion shall determine that there has been a material misrepresentation and/or breach of warranty on the part of Seller or the Parent and/or the nonfulfillment of any condition precedent or covenant required to be fulfilled by Seller or the Parent under this Agreement;

(ii) the transaction contemplated herein is not closed by ninety (90) days after the date hereof unless full approval of the transaction by all governmental and regulatory authorities having jurisdiction over any activities of Parent shall not have been unconditionally obtained, in which event the Closing may be postponed until all such approvals have been obtained, or unless caused by the act or failure to act of Buyer.

(iii) the loan described in Section 8(i) fails to fund.

(b) Seller may terminate this Agreement if:

(i) the transaction contemplated herein is not closed by ninety (90) days after the date hereof unless full approval of the transaction by all governmental and regulatory authorities having jurisdiction over any activities of Parent shall not have been unconditionally obtained, in which event the Closing may be postponed until all such approvals have been obtained, or unless caused by the act or failure to act of Seller;

(ii) Seller, in its reasonable discretion, shall determine that there has been a material misrepresentation or breach of warranty on the part of the Buyer and/or the nonfulfillment of any condition precedent or covenant required to be fulfilled by the Buyer under this Agreement.

16. Brokerage and Other Expenses.

The parties hereto represent to each other that neither of their representatives has incurred any liability for any broker's, finders or similar fee in connection with this Agreement and the transactions contemplated hereby. Each of the parties hereto shall pay such party's respective expenses, including, without limitation, attorney's fees, in connection with this Agreement and the transactions contemplated hereby, and neither of the parties hereto shall in anyway be liable for such expenses of the other.

17. Indemnification; Survival of Representations, Warranties and Covenants;

(a) Indemnification. Seller on the one hand, and Buyer on the other hand, shall hold harmless and indemnify one another from and against any and all liability, loss, damage or expense, including attorneys’ fees and other expenses, resulting from the breach by the indemnifying party of its representations, warranties and covenants under this Agreement. Seller shall hold harmless and indemnify Buyer from and against any and all liability, loss, damage or expense, including attorneys’ fees and other expenses, resulting from any account payable, liability or obligation of Seller or the Business as operated by Seller through the Closing Date (other than the Assumed Liabilities), whether or not such liability or obligation was disclosed to Buyer. Buyer shall hold harmless and indemnify Seller from and against any and all liability, loss, damage or expense, including attorneys’ fees and other expenses, resulting from any account payable, liability or obligation of Buyer or the Business as operated by Buyer after the Closing Date.

(b)  Set-Off. Buyer shall be entitled to claim a set-off against the unpaid portions of the Purchase Price for any alleged liabilities, losses, damages or expenses which are incurred by

Buyer or the Business and for which Seller has indemnified Buyer pursuant to the terms of this Agreement, including Purchase Price Adjustments made pursuant to Sections 2.3 and 2.4 of this Agreement and the indemnified claims set forth in Section 17 of this Agreement (a “Claimed Set-Off”). Prior to effecting (solely in the manner provided herein) any such Claimed Set-Off, Buyer shall give Seller written notice of such Claimed Set-Off with supporting documentation establishing the amount of the Claimed Set-Off. Seller shall have ten (10) business days within which to respond, in writing, to Buyer’s Claimed Set-Off. In the event Seller disputes the asserted basis for the Claimed Set-Off and the parties are unable to resolve the matter within thirty (30) days of Seller’s receipt of Buyer’s notice of a Claimed Set-Off then in such event Seller shall deposit the amount of the Claimed Set-Off in escrow as set forth in the Set-Off Escrow Agreement.

Seller shall be entitled to claim a set-off against the unpaid portions of the Purchase Price for any alleged liabilities, losses, damages or expenses which are incurred by Seller or the Business and for which Buyer has indemnified Seller pursuant to the terms of this Agreement, including Purchase Price Adjustments made pursuant to Sections 2.3 and 2.4 of this Agreement and the indemnified claims set forth in Section 17 of this Agreement (a “Seller Claimed Set-Off”). Prior to effecting (solely in the manner provided herein) any such Seller Claimed Set-Off, Seller shall give Buyer written notice of such Seller Claimed Set-Off with supporting documentation establishing the amount of the Seller Claimed Set-Off. Buyer shall have ten (10) business days within which to respond, in writing, to Seller’s Claimed Set-Off. In the event Buyer disputes the asserted basis for the Seller Claimed Set-Off and the parties are unable to resolve the matter within thirty (30) days of Buyer’s receipt of Seller’s notice of a Seller Claimed Set-Off then in such event Buyer shall deposit the amount of the Seller Claimed Set-Off in escrow as set forth in the Set-Off Escrow Agreement.

(c) Survival Period. Except as described in this Section 17, the representations, warranties, covenants and agreements of the parties in this Agreement shall survive the execution and delivery of this Agreement and the Closing but only until the date one (1) year after the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled). Except as set forth in Section 17(e), no action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 21 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in this Section 17 for such representation, warranty, covenant or agreement.

(d) Threshold and Cap. Notwithstanding anything to the contrary herein, in no event shall the Buyer be liable to Seller, or any of their Affiliates, pursuant to this Section 17 or otherwise, nor shall Buyer, or any of its Affiliates be liable to Seller, for any matter related in any way to this Agreement until the total amount of Damages to such parties exceeds $25,000.00 (the “Threshold Amount”), and then only to the extent such Damages exceed the Threshold Amount. .

(e) Mitigation. In computing any Damages under this Section 17, the amount of any insurance proceeds (including title insurance proceeds), Tax benefits, and any indemnity,

contribution or other similar payment from any third party to which any party is entitled with respect to any matter shall be deducted from such Damages. Such party shall also be required to take all necessary and desirable steps to mitigate any Damages for which any claims under this Section 17 may be brought upon and after becoming aware of any event that could reasonably be expected it to give rise to any such Damages, including taking all commercially reasonable efforts to collect any amounts available under any applicable insurance coverage or from any third party.

(f) Limited Remedies. Notwithstanding anything to the contrary in this Agreement, the remedies described in this Section 17 shall be the sole and exclusive remedies available to any party for any Damages a party may incur. Furthermore, anything in this Agreement to the contrary notwithstanding, in no event shall any party have any liability for any consequential, incidental, lost profits, punitive or exemplary damages, howsoever caused, arising out of, or relating to this Agreement, even if such party has been advised to the possibility of any such damages or losses.

(g) Exceptions to Survival Period. Nothing contained in this Section 17 shall be deemed to limit any party’s right to enforce any of the other parties’ covenants under Sections 5-6 (Liabilities and Assumed Liabilities), 13 (Confidentiality), 14 (Disclosure), 20 (Allocation), 22 (Arbitration) and 23 (Covenant of Further Assurances).

18. Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and nominees, as applicable.

19. Non-Compete Agreements.

In furtherance of the sale to Buyer of the Purchased Assets, Seller [and Parent] will enter into agreements (the "Non-Compete Agreements") whereby Seller and Parent each agree that for a period of five (5) years after the Closing Date it shall not: (a) compete, directly or indirectly, with the Business as conducted as of the Closing Date; (b) communicate with or contact any of the customers of Buyer for the purpose of soliciting such customers to purchase any goods, products or services of the type being manufactured, offered or sold by the Business as of the Closing Date; (c) use or disclose to others any trade secrets or other confidential information relating to the Purchased Assets or Business. The Non-Compete Agreements shall be in the forms attached hereto as Schedule 19.

20. Allocation.

The Buyer and the Seller shall use reasonable commercial efforts to agree on a reasonable and fair allocation of the Purchase Price among the Purchased Assets, which shall value Inventory, the Other Tangible Assets, the Assumed Leases and the Purchased Contracts at their estimated fair market values as of the Closing Date, and shall allocate the remainder of the Purchase Price to the Intangible Assets. The Buyer and the Seller agree that each party shall report the transactions contemplated by this Agreement for income Tax purposes in accordance with the agreed-upon allocation of the Purchase Price, pursuant to Section 1060 of the Federal Internal Revenue Code and

the regulations thereunder, and agree not to take, in any filing with or accompanying any Tax return reporting any part of the transaction undertaken herein, a position inconsistent with such allocations; provided, however, that if the Buyer and the Seller are unable in good faith to reach an agreement with respect to the allocation of the Purchase Price consistent with the foregoing, each such party may allocate the Purchase Price among the Purchased Assets as it deems appropriate but generally consistent with the foregoing.

21. Notices.

Any notice, demand, request or other communication made, given, required or permitted pursuant to this Agreement shall be (a) in writing, (b) delivered personally, transmitted by facsimile, delivered by a commercial overnight courier service or mailed by certified or registered United States first class mail, return receipt requested, postage prepaid, and (c) addressed to the party for whom intended, as follows:

(a) If to Seller, addressed to:

David Murphy, CEO
Host America Corporation
2 Broadway
Hamden, CT 06518

Copy to:

Steven A. Berman, Esq.
Rogin, Nassau, Caplan, Lassman & Hirtle, LLC
185 Asylum Street
22nd Floor
Hartford, CT 06103

(b) If to the Buyer, addressed to:

Gilbert Rossomondo, President
Lindley Acquisition Corp.
   83 Red Barn Road
Monroe, CT 06408

Copy to:

William M. Petroccio, Esq.
Quatrella & Riziio, LLC
One Post Road
Fairfield, CT

Any party may change the address or telecopier number to which notices hereunder are to be sent to it by giving written notice of such change as herein provided. Any notice given hereunder shall be deemed given on the date of hand delivery, transmission by telecopier, deposit with the U.S. Postal Service or delivery to a courier service, as appropriate.

22. Arbitration of Disputes. It is acknowledged by the parties that a quick and efficient resolution of all claims, disputes and other matters in question under this Agreement after the Closing ("Disputes") is critical to the implementation of the terms of this Agreement. In order to effectuate such intent, the parties do hereby establish this Dispute procedure for use during the term of this Agreement. All Disputes shall be subject to this Section 22, it being the intention of the parties that all such Disputes be subject hereto regardless of any specific reference or absence of such reference to arbitrability herein. Prior to submission of any Dispute for resolution in accordance with this Section 22, the parties will negotiate in good faith to resolve such Dispute. Only if such parties cannot reach agreement within ten (10) days of written notice by any party to the other party that a Dispute exists, the Dispute will be submitted for resolution in accordance with the American Arbitration Association in Hartford, Connecticut. Upon such Dispute being submitted to the American Arbitration Association for resolution, the arbitrators shall assume exclusive jurisdiction over the Dispute and the decisions of such arbitrators shall be binding upon the parties hereto and may be entered in any court of competent jurisdiction.

23. Covenant of Further Assurances. The parties hereto shall execute such other and further instruments and/or documents as shall be necessary to implement and carry out the intents and purposes of this Agreement. Without limiting the foregoing, in the event of any modification to the terms hereof as shall be mutually agreed upon by such parties, the parties shall execute and deliver an amendment to this Agreement.

24. Complete Agreement.

This Agreement contains the complete agreement between the parties hereto with respect to the sale and purchase of the Purchased Assets and other transactions contemplated hereby and supersedes all prior agreements and understandings between the parties with respect to such sale and purchase and such other transactions.

25. Governing Law.

This Agreement is being executed and delivered and is being closed in the State of Connecticut. This Agreement shall be construed and enforced under the applicable procedural, statutory and common law of the State of Connecticut. The parties hereto hereby consent and submit themselves to the jurisdiction of the Courts of the State of Connecticut with respect to any controversy arising under or relating to this Agreement. Service of process may be effected on any party hereto which is not a resident of the State of Connecticut by certified or registered United States Mail, postage prepaid, addressed to such party at the address described in Section 21 hereof.

26. Counterparts.

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

27. Headings.

The various section and subsection headings and titles are for convenience only and shall be subject to no independent substantive interpretation or meaning.

28. Calculation of Time. Whenever in this Agreement a period of time is stated as a number of days, it shall be construed to mean calendar days; provided, however, that when any period of time so stated would end upon a Saturday, Sunday or legal holiday, such period shall be deemed to end upon the next day following which is not a Saturday, Sunday or legal holiday. For the purposes of this Agreement, a "legal holiday" is any day on which banks are legally closed for business in the State of Connecticut.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BUYER:

LINDLEY ACQUISITION CORP.

By: /s/ GILBERT J. ROSSOMANDO
Name: Gilbert J. Rossomando
Title:    President

SELLER:

LINDLEY FOOD SERVICES CORPORATION

By: /s/ DAVID MURPHY
Name: David Murphy
Title:    CEO

HOST AMERICA CORPORATION

By: /s/ DAVID MURPHY
Name: David Murphy
Title:    CEO

APPENDIX OF DEFINITIONS

Accounts Receivable: the meaning set forth in Section 1(d).

Affiliate: with reference to any Person, any director, officer or employee of such Person, any corporation, association, firm or other entity in which such Person has a direct or indirect controlling interest or by which such Person is directly or indirectly controlled or is under direct or indirect common control with such Person.

Assumed Leases: the meaning set forth in Section 1(f).

Assumed Liabilities: the meaning set forth in Section 5.

Business: the meaning set forth in the Recitals.

Buyer: the meaning set forth on Page 1 of this Agreement.

Closing: the meaning set forth in Section 3.

Closing Date: the meaning set forth in Section 3.

Damages: any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and expenses, including without limitation, reasonable fees and disbursements of counsel, and other out-of-pocket costs and expenses incurred in connection with investigating, preparing or defending or preventing any action, suit or proceeding, commenced or threatened, or any claim whatsoever.

Estimated Closing Net Asset Value: the meaning set forth in Section 2(b).

Food Brokers Loan: loan evidenced by a certain promissory note between Host America and Food Brokers.

GAAP: United States generally accepted accounting principles and practices consistently applied from accounting period to accounting period.

Indebtedness: (a) all items which in accordance with generally accepted accounting principles and practices would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date of which indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lease, lien or conditional sale or other title retention agreement existing on any property or asset owned or held by such Person subject thereto, whether or not such indebtedness shall have been assumed, and (c) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed, discounted or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become liable directly or indirectly with respect thereto.

Initial Net Asset Value: the meaning set forth in Section 2(b).

Intangible Assets: the meaning set forth in Section 1(e).

Inventory: the meaning set forth in Section 1(b).

Net Asset Value: the meaning set forth in Section 2(b).

Non-Compete Agreements: the meaning set forth in Section 19.

Other Tangible Assets: the meaning set forth in Section 1(c).

Parent: the meaning set forth on Page 1.

Person: any natural person or legal entity.

Product Expense %: the meaning set forth in Section 2(d)(iii).

Purchase Price: the meaning set forth in Section 2(a).

Purchased Assets: the meaning specified in Section 1.

Purchased Contracts: the meaning set forth in Section 1(d).

Seller: the meaning set forth on Page 1.

SEC: the Securities and Exchange Commission of the United States.

Taxes: federal, state, local, foreign and provincial income, capital gains, property transfer, payroll, withholding, excise, sales, use, use and occupancy, mercantile, real estate, personal property, value added, capital stock, franchise, controlling interest transfer or other taxes, easements or charges and estimated taxes relating thereto, and any and all interest, penalties and additions to tax on any of the foregoing.

Total Assets: The items listed above the term “Total Assets” of Schedule 2(b) attached hereto.

SCHEDULE OF SCHEDULES
Schedule
Reference	Section	Description

1(b)	1(b)	Inventory
1(c)	1(c)	Other Tangible Assets
1(d)	1(d)	Purchased Contracts
1(e)	1(e)	Intangible Assets
1(f)	1(f)	Assumed Leases
2(b)	2(b)	Determination of Initial Net Asset Value
2(c)	2(c)	Determination of Cost of Goods Sold
3(g)	3(g)	Closing Purchase Price (to be attached at closing)
5	5	Assumed Liabilities
10(d)	10(d)	Permits
10(h)	10(h)	Financial Statements
19	19	Form of Non-Compete Agreements

ANNEX C

AMENDMENT TO ARTICLES OF INCORPORATION

C-1

HOST AMERICA CORPORATION

ARTICLES OF AMENDMENT

HOST AMERICA CORPORATION, a Colorado corporation (hereinafter referred to as the “Corporation”), hereby certifies to the Secretary of State of the State of Colorado that:

FIRST:  The name of the Corporation is HOST AMERICA CORPORATION.

SECOND: The Articles of Incorporation of the Corporation are hereby amended by striking in its entirety the first article and by substituting in lieu thereof the following:

“The name of the corporation is Certeran Corporation.”

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

C-2

ANNEX D

FAIRNESS OPINION OF MARSHALL & STEVENS

                                                                                                                                               FAIRNESS OPINION FOR
                                                                                                                                               HOST AMERICA CORPORATION
                                                                                                                                               (CORPORATE DINING)

[LOGO]

April 16, 2007

Board of Directors of
Host America Corporation
2 Broadway
Hamden, CT 06518

Dear Board of Directors:

It is our understanding that Mr. Timothy Hayes (hereinafter referred to as Mr. Hayes or the Buyer), delivered to Host America Corporation (hereinafter referred to as Host America or the Company) a Letter of Intent (hereinafter referred to as the LOI) delineating its interest in acquiring certain assets of Host America’s Business and Industry Services (Corporate Dining) Division (hereinafter referred to as Corporate Dining).

Marshall & Stevens, Inc. (hereinafter referred to as “Marshall & Stevens”) was engaged to render an opinion as to the fairness, from a financial perspective, of the consideration to be received by the shareholders of Host America (hereinafter referred to as the Shareholders) should Host America accept the Buyer’s current offer.

You have requested our Opinion as to whether the Transaction is fair from a financial point of view, pursuant to the terms and conditions set forth in the LOI between the Buyer and Seller. We have not been engaged to give advice on whether the shareholders should approve the Buyer’s offer, nor have we been requested to seek or identify alternative business strategies and no such advice or alternative business strategy is given or provided.  The date of this Opinion is as of April 16, 2007.

In arriving at our Opinion, we made such reviews, analyses and inquiries of other information as we deemed necessary and appropriate, such as, but not limited to:

1.	Host America’s financial statements for the Fiscal Years ended June 30, 2004, 2005 and 2006, the six month period ended December 31, 2006, and the trailing twelve months ended December 31, 2006;

2.
The nature of Host America’s business, history, revenue, earnings before interest and taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), book capital, and total assets for fiscal years ended June 30, 2004, 2005 and 2006, the six months ended December 31, 2006, and the trailing twelve months ended December 31, 2006;

3.	Host America’s latest 10-K filed with the Securities and Exchange Commission for the fiscal year ended June 30, 2006;

4.	Publicly available financial data concerning certain companies deemed comparable, by Marshall & Stevens;

5.	Third party reports concerning the food contracting services industry;

6.	Research analyst reports regarding Host America, particularly the Host America’s food contracting services segment of operations;

7.	Brochures and literature related to Host America;

8.	Considered Host America’s future revenue, EBITDA, EBIT, dividend-paying capacity, and overall financial health;

9.	Analyzed financial statements, prices and other materials regarding certain comparable and publicly traded companies involved in the food contracting services industry;

10.	Compared particular statistical and financial information of Host America to particular statistical and financial information of certain comparable and publicly traded companies;

11.	Analyzed prevailing rates of return on debt and equity capital;

12.	Analyzed materials discussing the general industry and specific economic outlook; and

13.	Conducted interviews with management.

In addition to reviewing the above information, we have among other things:

1.
Analyzed financial statements, prices and other materials regarding guideline publicly traded companies in the food service contracting industry; required rates of return on debt and equity capital; materials discussing the economic outlook, in general; and the specific outlook for the food service industry;

2.	Compared certain statistical and financial information of the Company with similar information for certain guideline publicly traded companies in the food service contracting industry;

3.
Visited the Company’s headquarters in Hamden Connecticut, conducted interviews with management and relied upon their representations concerning the operations, financial condition, future prospects, and projected operations and performance of the Company; and

4.	Conducted such other financial studies, analyses and inquiries, and considered such other matters as we deemed necessary and appropriate for our Opinion.

In rendering our Opinion, we have not independently verified the accuracy and completeness of the financial information or other information furnished by the Company, orally or in writing, or other information obtained from publicly available sources.  We reviewed most current and best available estimates and judgments of the management of the Company, as to the expected future financial and operating performance of the Company, and did not undertake any obligation to assess whether such forecasts, estimates or judgments were reasonable or were likely to be accurate, nor did we undertake any obligation independently to verify the underlying assumptions made in connection with such forecasts, estimates or judgments.  In addition, we did not make an independent valuation of any particular assets or liabilities of the Company.  Our Opinion is based on business, economic, market and other conditions as they exist as of the date of this Opinion.

We have assumed that the factual circumstances, agreements and terms, as they exist at the date of this Opinion, will remain substantially unchanged through the time the Transaction is completed.  Marshall & Stevens did not (i) opine as to the tax or accounting treatment of the Transaction or any related matter thereto, (ii) assess the impact of compliance with any labor laws, including without limitations, the Federal Warn Act, or (iii) rely upon any third party appraisals in arriving at this Opinion.

This Opinion has been prepared for the benefit of the Board of Directors of the Seller in connection with the Transaction. Our fee for this Opinion is not contingent upon our conclusion regarding the fairness of the consideration received by the stockholders of the Company other than the Buyer.

Based upon the foregoing and upon such other factors as deemed relevant, including the attached assumptions and limiting conditions, it is our Opinion, that as of the date of this Opinion, the Transaction is fair to the stockholders of the Company, from a financial point of view, pursuant to the terms and subject to the conditions set forth in the Agreement.

Very truly yours,

/s/ MARSHALL & STEVENS INCORPORATED

MARSHALL & STEVENS INCORPORATED

ASSUMPTIONS AND LIMITING CONDITIONS

Title
No investigation of legal title was made, and we render no opinion as to ownership of Host America Corporation (the Company or the Seller) or the underlying assets.

Date of Value
The date of this Opinion is April 16, 2007.  The dollar amount reported is based on the purchasing power of the U.S. dollar as of that date.  The analyst assumes no responsibility for economic or physical factors occurring subsequent to the date of this Opinion that may affect the Opinion reported.

Visitation
The Company was visited by senior analysts of Marshall & Stevens. When the date of our visit differs from the date of our Opinion, we assume no material change in the operations of the Company or the underlying assets unless otherwise noted in the report.

Non-Valuation Expertise
No opinion is intended to be expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by financial analysts.

Information and Data
Information supplied by others that was considered in this analysis is from sources believed to be reliable, and no further responsibility is assumed for its accuracy.  We reserve the right to make such adjustments to the Opinion herein reported based upon consideration of additional or more reliable data that may become available subsequent to the issuance of this Opinion.

Litigation Support
Depositions, expert testimony, attendance in court, and all preparations/support for same arising from this Opinion shall not be required unless arrangements for such services have been previously made.

Management
The Opinion expressed herein assumes the continuation of prudent management policies over whatever period of time is deemed reasonable and necessary to maintain the character and integrity of the Company or the underlying assets.

Purpose
We have presented Marshall & Stevens’ considered Opinion based on the facts and data obtained during the course of this investigation.  This Opinion has been prepared for the sole purpose stated herein and shall not be used for any other purpose.

Unexpected Conditions
We assume there are no hidden or unexpected conditions associated with the Company or the underlying assets that might adversely affect value.  We also assume no responsibility for changes in market condition that may require an adjustment to our Opinion.

Hazardous Substances
Hazardous substances, if present within a business, can introduce an actual or potential liability that may adversely affect the marketability and value of the Company or the underlying assets.  In this Opinion, no consideration has been given to such liability or its impact on value.

Contingent Liabilities
Our conclusions do not consider the impact of any contingent liabilities of the Company, either known or unknown.  According to the Management of the Company, as of the date of this Opinion, there were no contingent liabilities that were considered material.

Future Events/Projections
The reader is advised that this Opinion is heavily dependent upon future events with respect to industry performance, economic conditions, and the ability of the Company to meet certain operating projections.  In this Opinion, the operating projections have been developed from information supplied by the Management of the Company.  The operating projections incorporate various assumptions including, but not limited to, net sales, net sales growth, profit margins, income taxes, depreciation, capital expenditures, working capital levels, and discount rates, all of which are critical to the Opinion.  The operating projections are deemed to be reasonable and valid at the date of this Opinion; however, there is no assurance or implied guarantee that the assumed facts will be validated or that the circumstances will actually occur.  We reserve the right to make adjustments to this Opinion herein reported as may be required by any modifications in the prospective outlook for the economy, the industry, and/or the operations of the Company.

                                                                                                                                                     FAIRNESS OPINION FOR
                                                                                                                                                     LINDLEY FOOD SERVICE CORPORATION

[logo]

April 16, 2007

Board of Directors of
Lindley Food Service Corporation
Two Broadway
Hamden, CT 06518-2697

Dear Board of Directors:

On January 16, 2007, Lindley Acquisition Corporation (herein referred to as “Lindley Acquisition Corporation” or the “Buyer”) delivered to Lindley Food Service Corporation (herein referred to as “Lindley Food Service” or the “Company”) a Letter of Intent (herein referred to as the “LOI”) delineating its interest in acquiring 100% of the assets utilized by the Company in connection with its contract packaging, school meals and senior food service business. The Board of Directors of the Seller has requested Marshall & Stevens, Inc. (herein referred to as “Marshall & Stevens”) to prepare a Fairness Opinion (herein referred to as the “Opinion”) on behalf of the Board of Directors of the Company.

You have requested our Opinion as to whether the Transaction is fair from a financial point of view, pursuant to the terms and conditions set forth in the Agreement between the Buyer and Seller. We have not been engaged to give advice on whether the shareholders should approve the Buyer’s offer, nor have we been requested to seek or identify alternative business strategies and no such advice or alternative business strategy is given or provided.  The date of this Opinion is as of April 16, 2007.

In arriving at our Opinion, we inquired into, analyzed and reviewed, as deemed necessary and appropriate by us, information including, but not limited to:

1.	Lindley Food Service’s audited financial statements for the Fiscal Years ended June 30, 2004, 2005 and 2006 and the trailing twelve month (TTM) period ending December 31, 2006.

2.
Considered the nature of Lindley Food Service ’s business, history, revenue, earnings before interest and taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), book capital, and total assets for fiscal years ended June 30, 2004, 2005 and 2006 and the TTM period ending December 31, 2006;

3.	Considered Lindley Food Service ’s future revenue, EBITDA, EBIT, dividend-paying capacity, and overall financial health;

4.	Brochures and literature related to Lindley Food Service;

Board of Directors
Lindley Food Service Corporation
April 16, 2007

5.	Publicly available financial data of certain companies deemed comparable, by Marshall & Stevens;

6.	Analyzed financial statements, prices and other materials regarding certain comparable and publicly traded companies involved in the food contracting services industry;

7.	Compared particular statistical and financial information of Lindley Food Service to particular statistical and financial information of certain comparable and publicly traded companies;

8.	Third party reports concerning the food contracting services industry;

9.	Analyzed materials discussing the general industry and specific economic outlook; and

10.	Analyzed prevailing rates of return on debt and equity capital;

In rendering this Opinion, we have relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or furnished to us by the Company.  We have assumed there has been no material adverse change in the business or financial condition of the Company subsequent to the date of the latest financial information provided to us or subsequent to the time that such information was provided to us.

In addition to reviewing the above information, we have among other things:

1.
Analyzed financial statements, prices and other materials regarding guideline publicly traded companies in the food contracting services industry; required rates of return on debt and equity capital; materials discussing the economic outlook, in general; and the specific outlook for the food contracting services industry; and such other material as we deemed appropriate;

2.
Visited the Company’s headquarters in Hamden, Connecticut, conducted interviews with management and relied upon their representations concerning the operations, financial condition, future prospects, and projected operations and performance of the Company; and

3.	Conducted such other financial studies, analyses and inquiries, and considered such other matters as we deemed necessary and appropriate for our Opinion.

Board of Directors
Lindley Food Service Corporation
April 16, 2007

In rendering our Opinion, we have not independently verified the accuracy and completeness of the financial information or other information furnished by the Company, orally or in writing, or other information obtained from publicly available sources.  We reviewed most current and best available estimates and judgments of the management of the Company, as to the expected future financial and operating performance of the Company, and did not undertake any obligation to assess whether such forecasts, estimates or judgments were reasonable or were likely to be accurate, nor did we undertake any obligation independently to verify the underlying assumptions made in connection with such forecasts, estimates or judgments.  In addition, we did not make an independent valuation of any particular assets or liabilities of the Company.  Our Opinion is based on business, economic, market and other conditions as they exist as of the date of this Opinion.

We have assumed that the factual circumstances, agreements and terms, as they exist at the date of this Opinion, will remain substantially unchanged through the time the Transaction is completed.  Marshall & Stevens did not (i) opine as to the tax or accounting treatment of the Transaction or any related matter thereto, (ii) assess the impact of compliance with any labor laws, including without limitations, the Federal Warn Act, or (iii) rely upon any third party appraisals in arriving at this Opinion.

This Opinion has been prepared for the benefit of the Board of Directors of the Seller in connection with the Transaction. Our fee for this Opinion is not contingent upon our conclusion regarding the fairness of the consideration received by the stockholders of the Company other than the Buyer.

Based upon the foregoing and upon such other factors as deemed relevant, including the attached assumptions and limiting conditions, it is our Opinion, that as of the date of this Opinion, the Transaction is fair to the stockholders of the Company, from a financial point of view, pursuant to the terms and subject to the conditions set forth in the Agreement.

Very truly yours,

/s/ MARSHALL & STEVENS INCORPORATED

MARSHALL & STEVENS INCORPORATED

        ASSUMPTIONS AND LIMITING CONDITIONS

Title
No investigation of legal title was made, and we render no opinion as to ownership of Lindley Food Service Corporation (the Company or the Seller) or the underlying assets.

Date of Value
The date of this Opinion is April 16, 2007.  The dollar amount reported is based on the purchasing power of the U.S. dollar as of that date.  The analyst assumes no responsibility for economic or physical factors occurring subsequent to the date of this Opinion that may affect the Opinion reported.

Visitation
The Company’s headquarters was visited by senior analysts of Marshall Stevens. When the date of our visit differs from the date of our Opinion, we assume no material change in the operations of the Company or the underlying assets unless otherwise noted in the report.

Non-Valuation Expertise
No opinion is intended to be expressed for matters that require legal or specialized expertise, investigation, or knowledge beyond that customarily employed by financial analysts.

Information and Data
Information supplied by others that was considered in this analysis is from sources believed to be reliable, and no further responsibility is assumed for its accuracy.  We reserve the right to make such adjustments to the Opinion herein reported based upon consideration of additional or more reliable data that may become available subsequent to the issuance of this Opinion.

Litigation Support
Depositions, expert testimony, attendance in court, and all preparations/support for same arising from this Opinion shall not be required unless arrangements for such services have been previously made.

Management
The Opinion expressed herein assumes the continuation of prudent management policies over whatever period of time is deemed reasonable and necessary to maintain the character and integrity of the Company or the underlying assets.

Purpose
We have presented Marshall Stevens’ considered Opinion based on the facts and data obtained during the course of this investigation.  This Opinion has been prepared for the sole purpose stated herein and shall not be used for any other purpose.

Unexpected Conditions
We assume there are no hidden or unexpected conditions associated with the Company or the underlying assets that might adversely affect value.  We also assume no responsibility for changes in market condition that may require an adjustment to our Opinion.

Hazardous Substances
Hazardous substances, if present within a business, can introduce an actual or potential liability that may adversely affect the marketability and value of the Company or the underlying assets.  In this Opinion, no consideration has been given to such liability or its impact on value.

        ASSUMPTIONS AND LIMITING CONDITIONS

Contingent Liabilities
Our conclusions do not consider the impact of any contingent liabilities of the Company, either known or unknown.  According to the Management of the Company, as of the date of this Opinion, there were no contingent liabilities that were considered material.

Future Events/Projections
The reader is advised that this Opinion is heavily dependent upon future events with respect to industry performance, economic conditions, and the ability of the Company to meet certain operating projections.  In this Opinion, the operating projections have been developed from information supplied by the Management of the Company.  The operating projections incorporate various assumptions including, but not limited to, net sales, net sales growth, profit margins, income taxes, depreciation, capital expenditures, working capital levels, and discount rates, all of which are critical to the Opinion.  The operating projections are deemed to be reasonable and valid at the date of this Opinion; however, there is no assurance or implied guarantee that the assumed facts will be validated or that the circumstances will actually occur.  We reserve the right to make adjustments to this Opinion herein reported as may be required by any modifications in the prospective outlook for the economy, the industry, and/or the operations of the Company.

ANNEX E

AUDITED FINANCIAL STATEMENTS OF HOST AMERICA CORPORATION (as amended)
(Year Ended June 30, 2006)

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
Host America Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheets of Host America Corporation and Subsidiaries as of June 30, 2006 and 2005, and the related consolidated statements of operations, changes in stockholders’ equity (deficiency) and cash flows for each of the three years in the period ended June 30, 2006. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Host America Corporation and Subsidiaries as of June 30, 2006 and 2005, and the consolidated results of their operations and their cash flows for each of the three years in the period ended June 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations, has negative cash flows from operations, has a stockholders’ deficiency at June 30, 2006 and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Mahoney Cohen & Company, CPA, P.C.
New York, New York
November 7, 2006

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006 AND 2005

ASSETS
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$618,146	$1,015,227
Cash - restricted	-	1,630,000
Accounts receivable, net of allowance for doubtful accounts of $214,533 and $52,495 at June 30, 2006 and 2005, respectively	5,376,032	5,190,539
Inventories	1,000,825	875,159
Prepaid expenses and other current assets	653,044	178,706
Total current assets	7,648,047	8,889,631

EQUIPMENT AND IMPROVEMENTS, net	1,351,780	1,789,801

OTHER ASSETS
Other	364,391	514,891
Deferred financing costs, net	203,487	1,297,551
Intangible assets, net	217,500	262,500
	785,378	2,074,942
Total Assets	$9,785,205	$12,754,374

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Demand note payable	$378,646	$-
Current portion of long-term debt	449,029	2,077,296
Current portion of unsecured debt	250,000	-
Accounts payable	5,004,316	3,655,068
Accrued expenses	3,182,912	2,236,763
Total current liabilities	9,264,903	7,969,127

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,055,948	5,131,579
Unsecured debt, less current portion (Subordinated at June 30, 2005)	2,728,136	2,702,668
Warrant liability	-	921,382
	3,784,084	8,755,629
Total liabilities	13,048,987	16,724,756

COMMITMENTS & CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 2,000,000 shares authorized	-	-
Preferred stock, Series B, $.001 par value, 266,667 shares issued and outstanding	267	267
Common stock, $.001 par value, 80,000,000 shares authorized; 7,626,514 and 4,926,494 issued and outstanding at June 30, 2006 and 2005, respectively	7,627	4,926
Additional paid-in capital	38,407,699	24,734,882
Accumulated deficit	(41,679,375)	(28,710,457)
Total stockholders' deficiency	(3,263,782)	(3,970,382)
Total Liabilities and Stockholders’ Equity (Deficiency)	$9,785,205	$12,754,374
See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
NET REVENUES	$36,995,437	$30,793,836	$24,935,307

OPERATING COSTS AND EXPENSES
Cost of revenues	31,982,823	27,228,070	21,529,720
Selling, general and administrative expenses	11,455,418	7,366,603	4,561,643
Depreciation and amortization	550,285	496,830	507,822
Research and development costs	919,406	93,087	101,880
Goodwill impairment charges	-	3,695,024	8,658,719
Intangible impairment charges	-	-	907,323
	44,907,932	38,879,614	36,267,107

Loss from operations	(7,912,495)	(8,085,778)	(11,331,800)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	(1,295,160)	1,082,757	(552,103)
Other income	33,199	17,813	26,327
Amortization and write off of deferred financing costs	(1,094,064)	(593,787)	(58,648)
Amortization and write off of debt discount	(1,996,966)	(1,108,714)	(169,661)
Interest expense	(611,428)	(936,476)	(375,827)
	(4,964,419)	(1,538,377)	(1,129,912)

Loss from continuing operations before provision for income taxes	(12,876,914)	(9,624,155)	(12,461,712)
Provision for income taxes	(60,000)	(39,000)	(55,000)
Loss from continuing operations	(12,936,914)	(9,663,155)	(12,516,712)

Income from discontinued operations	-	172,063	(147,374)
Impairment charge of discontinued operations	-	-	(491,555)
Loss on sale of discontinued operations	-	(172,063)	-
Loss from discontinued operations	-	-	(344,181)
Net loss	(12,936,914)	(9,663,155)	(12,860,893)

Preferred stock dividends, including charges for beneficial conversion in 2004	(32,004)	(32,000)	(428,800)

Net loss applicable to common stockholders	$(12,968,918)	$(9,695,155)	$(13,289,693)

Loss per share - basic and diluted:
Loss from continuing operations	$(1.85)	$(2.22)	$(3.47)
Loss from discontinued operations	-	-	(0.09)
Net loss per share	$(1.85)	$(2.22)	$(3.56)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	7,024,536	4,374,918	3,725,721

See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Equity

Balance, June 30, 2003	700,000	$700	2,183,344	$2,183	$11,339,406	$(5,725,609)	$(29,099)	$5,587,581

Conversion of convertible series “A” preferred stock to common stock	(700,000)	(700)	700,000	700				-
Issuance of convertible preferred stock series “B”, net of issuance costs	266,667	267			386,674			386,941

Beneficial conversion charge on convertible series "B" preferred stock					400,000	(400,000)		-
Beneficial conversion charge on Laurus note					1,154,072			1,154,072

Convertible preferred stock series “B” dividend declared						(28,800)		(28,800)
Value assigned to warrants in connection with private placement of subordinated debt					932,730			932,730
Value assigned to warrants in connection with Laurus Fund financing					600,000			600,000
Issuance of common stock:
For employee benefit plan			5,157	5	11,391			11,396
In connection with vendor non-cash compensation			5,000	5	25,695			25,700
Upon exercise of options and warrants			123,990	125	347,061			347,186
In connection with private placement offering, net of issuance costs			500,000	500	2,214,717			2,215,217
Pursuant to GlobalNet acquisition			550,000	550	3,205,950			3,206,500
Pursuant to acquisition of patent			50,000	50	347,450			347,500
Cancellation of escrow shares			(60,500)	(61)	(41,143)			(41,204)
Net loss						(12,860,893)		(12,860,893)
Unrealized gain on interest rate swap							29,099	29,099
Comprehensive loss								(12,831,794)

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIENCY) (continued)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity (Deficiency)

Balance, June 30, 2004	266,667	$267	4,056,991	$4,057	$20,924,003	$(19,015,302)	$1,913,025
Issuance of common stock:
In connection with the conversion of Laurus debt and interest payable			169,531	170	605,056		605,226
Upon exercise private placement warrants			169,420	169	338,671		338,840
In connection with private placement offerings			82,525	82	249,583		249,665
Upon exercise of options			16,250	16	34,890		34,906
Pursuant to RS Services acquisition			431,777	432	2,022,874		2,023,306
Beneficial conversion in connection with Laurus Fund financing					113,386		113,386
Beneficial conversion in connection with private placement offering					28,744		28,744
Value assigned to warrants in connection with Laurus Fund financing					77,000		77,000
Options issued for services rendered					340,675		340,675

Convertible preferred stock series “B” dividend declared						(32,000)	(32,000)
Net loss						(9,663,155)	(9,663,155)

Balance, June 30, 2005	266,667	267	4,926,494	4,926	24,734,882	(28,710,457)	(3,970,382)

Issuance of common stock:
In connection with the conversion of Laurus debt and interest payable			1,502,885	1,503	7,576,215		7,577,718
Upon exercise private placement warrants			76,597	77	(77)		-
In connection with private placement offerings			540,000	540	674,460		675,000
Laurus exercise of warrants			303,038	303	1,811,864		1,812,167
Laurus release and cancellation agreement			20,000	20	29,580		29,600
Pursuant to 2004 asset purchase agreement - FoodBrokers			62,500	63	240,375		240,438
Pursuant to legal claims			175,000	175	341,075		341,250
Upon exercise of options			20,000	20	46,793		46,813
Beneficial conversion in connection with Laurus Fund financing					138,583		138,583
Reclassification of warrant liability					2,216,542		2,216,542
Options issued for services rendered					103,523		103,523
Expense of Stock Options as compensation					493,884		493,884
Convertible preferred stock series “B” dividend declared						(32,004)	(32,004)
Net loss						(12,936,914)	(12,936,914)

Balance, June 30, 2006	266,667	$267	7,626,514	$7,627	$38,407,699	$(41,679,375)	$(3,263,782)
See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(12,936,914)	$(9,663,155)	$(12,860,893)
Income (loss) from discontinued operations	-	172,063	(344,181)
Income (loss) on sale of discontinued operations		(172,063)	-
Loss from continuing operations	(12,936,914)	(9,663,155)	(12,516,712)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	751,131	578,886	507,822
Impairment charge	-	3,695,024	9,566,042
Bad debt expense & write-off of note receivable - related party	175,348	221,945	133,744
Write off of UCC lien on technology	771,230	-	-
Revaluation of warrant liability	1,295,160	(1,082,757)	552,103
Amortization and write off of debt discount	1,996,966	1,108,714	169,661
Non-cash compensation	133,123	417,675	37,096
Amortization and write off of deferred financing costs	1,094,064	593,787	58,648
Non-cash interest expense	13,640	-	-
Beneficial conversion charge to interest expense	138,583	113,386	-
Stock compensation costs	493,884	-	-
Loss on disposal of property and equipment	43,445	23,766	3,199
Inventory obsolescence	-	123,844	358,080
Deferred tax expense	-	-	30,000
Changes in operating assets and liabilities, net of acquisitions:
Increase in accounts receivable	(360,842)	(2,296,006)	(108,973)
Increase in inventories	(125,666)	(47,669)	(400,328)
(Increase) decrease in prepaid expenses and other current assets	(474,338)	(52,607)	196,229
Decrease (increase) in other assets	150,500	(311,224)	(133,906)
Increase in accounts payable	1,349,248	858,758	705,541
Increase (decrease) in accrued expenses	1,530,846	1,063,683	(1,278,398)
Net cash used in operating activities of continuing operations	(3,960,592)	(4,653,950)	(2,120,152)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of equipment	-	-	15,145
Proceeds from sale of discontinued operations, net	-	878,522	-
Purchases of equipment and improvements	(209,108)	(277,385)	(273,137)
Payment for purchase of UCC lien on technology	(400,000)	-	-
Payment for purchase of GlobalNet, net of cash received	-	-	(162,088)
Payment for purchase of RS Services, net of cash received	-	(278,654)	-
Payment for purchase of Foodbrokers, net of cash received	-	(327,056)	-
Purchase of patents	-	-	(64,298)
Issuance of note receivable - related party	-	-	(125,000)
(Increase) decrease in restricted cash	1,630,000	2,370,000	(4,000,000)
Net cash provided by (used in) investing activities of continuing operations	1,020,892	2,365,427	(4,609,378)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt and warrants	-	-	8,000,000
Proceeds from issuance of common stock, net	2,533,980	623,411	2,562,403
Proceeds from issuance of subordinated debt and warrants	-	250,000	2,000,000
Proceeds from issuance of preferred stock, net	-	-	386,941
Net proceeds from (payments on) demand note	378,646	-	(424,889)
Payments for deferred financing costs		(13,959)	(1,090,330)
Principal payments on long-term debt	(370,007)	(1,564,401)	(1,425,168)
Net cash provided by (used in) financing activities of continuing operations	2,542,619	(704,949)	10,008,957

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
FOR THE YEARS ENDED JUNE 30, 2006, 2005 AND 2004

	2006	2005	2004
Net cash (used in) provided by continuing operations	$(397,081)	$(2,993,472)	3,279,427
Net cash provided by discontinued operations:
Net cash provided by operating activities	-	133,467	220,539
Net cash used in investing activities	-	(680)	(2,806)
Net cash provided by financing activities	-	-	-
Total net cash provided by discontinued operations	-	132,787	217,733

NET INCREASE (DECREASE) IN CASH	(397,081)	(2,860,685)	3,497,160

Cash, beginning of year	1,015,227	3,875,912	378,752
Cash and cash equivalents, end of year	$618,146	$1,015,227	$3,875,912

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

	2006	2005	2004
Cash paid during the year for:
Interest	$456,141	$629,903	$380,214
Income taxes	33,744	22,103	38,554

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES AND OTHER INFORMATION:

The Company purchased all of the outstanding stock of RS Services and certain assets of FoodBrokers for $2,678,679 in 2005 and GlobalNet for $3,449,831 in 2004, respectively. In connection with the acquisitions, liabilities were assumed as follows:

	2006	2005	2004
Fair value of assets acquired	$-	$5,259,062	$5,091,147
Less, liabilities assumed	-	2,580,383	1,641,316
Net purchase price	$-	$2,678,679	$3,449,831

Equipment acquired through assumption of notes payable and capital leases	$102,446	$645,669	$180,507
Issuance of common stock to acquire patents	-	-	347,500
Issuance of common stock upon conversion of long-term debt and accrued interest	7,577,718	605,226	-
Fair value of warrants issued in connection with debt financing	-	-	1,436,131
Dividends on preferred stock, including beneficial conversion charge	32,004	32,000	428,800
Conversion of preferred stock to common stock	-	-	700
Cancellation of escrow shares due to non-payment of receivable	-	-	41,204
Issuance of common stock in connection with the FoodBrokers acquisition	240,438	-	-
Reclassification of warrant liability to additional paid in capital	2,216,542	-	-
Issuance on note on purchase of UCC lien on technology	371,230	-	-
Issuance of common stock for legal claims previously accrued	341,250	-	-

See accompanying notes to the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Host America Corporation (“Host”) was incorporated in Delaware on February 6, 1986 with the name University Dining Services, Inc. On March 9, 1998, Host filed a certificate of amendment changing its name to Host America Corporation, and during fiscal 1999 changed its state of incorporation from Delaware to Colorado. Host is a contract food management and energy management organization, which specializes in providing management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee service to business and industry accounts located in the Northeast area of the United States. In July 2000, Host purchased all of the issued and outstanding shares of Lindley Food Service Corporation (“Lindley”). Lindley provides unitized meals primarily under fixed-price contracts for governmental programs. On March 28, 2002, Host purchased all of the issued and outstanding shares of SelectForce, Inc. (“SelectForce”), a regional employment and drug screening company located in Oklahoma City, Oklahoma. On March 31, 2005, Host and T.E.D. Corporation (“Purchaser”) entered into a Share Purchase Agreement whereby Host sold to the Purchaser all of its shares in SelectForce. Host decided to sell SelectForce in order to concentrate its resources on its food and energy management operations, to streamline its overall operation and to raise capital. On December 23, 2003, Host purchased all of the issued and outstanding shares of GlobalNet Energy Investors, Inc. (“GlobalNet”). GlobalNet, which is located in Carrollton, Texas, markets, sells, installs and manages energy saving products and technology. On October 29, 2004, Host purchased the operating assets of FoodBrokers, Inc. (“FoodBrokers”), a food service company located in Bridgeport, Connecticut. On February 16, 2005, GlobalNet Acquisition Corp. (“Global”), a newly-formed, wholly-owned subsidiary of Host, acquired and merged with RS Services, an Oklahoma corporation, pursuant to the terms and conditions of the Agreement of Merger and Plan of Reorganization dated September 29, 2004. As a result, Global, as the surviving corporation, changed its name to RS Services, Inc. (“RS Services”), a Connecticut corporation, and will conduct the electrical installation and energy management business formerly conducted by RS Services, Inc. On April 7, 2005, GlobalNet was merged into RS Services. As used herein, “RS Services” or “RS” refers to RS Services, Inc. before the Merger and RS Services, Inc. together with Global after the Merger.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Host and its wholly-owned subsidiaries since the date of acquisition (collectively the “Company”). The consolidated financial statements also reflect the accounts and results of SelectForce as a discontinued segment in the 2005 and 2004 period. All material intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

The Company defines cash equivalents as highly liquid instruments with a maturity when acquired of three months or less. The Company had no cash equivalents at June 30, 2005.

ACCOUNTS RECEIVABLE

Accounts receivable are stated at amounts due from customers net of an allowance for doubtful accounts. We specifically reserve for customers with known disputes or collectibility issues. The remaining reserve recorded in the allowance for doubtful accounts is our best estimate of the amount of probable losses in our existing accounts receivable based on our actual write-off experience.

INVENTORIES

Inventories consist primarily of food, paper products and electrical components and are stated at the lower of cost or market, with cost determined on a first-in, first-out basis.

Inventories consist of the following:

	2006	2005
Raw materials	$809,337	$707,543
Finished goods	191,488	167,616
Totals	$1,000,825	$875,159

EQUIPMENT AND IMPROVEMENTS

Equipment and improvements are stated at cost. Upon retirement or disposition of depreciable properties, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the results of operations. Depreciation and amortization are computed by applying the straight-line method over the estimated useful lives of the related assets:

Equipment and fixtures	3-5 years
Vehicles	3-5 years
Leasehold improvements:	Lesser of life of the asset or life of lease

Maintenance, repairs, small tools and minor renewals are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining the debt described in Notes 11 and 12, have been deferred and are being amortized over the term of the related borrowings, using the straight-line method. Additionally, capitalized costs reflected in the June 30, 2005 consolidated balance sheet in connection with obtaining the Laurus debt have been expensed in July 2005 as a result of the conversion of the Laurus debt into equity.

INTANGIBLE ASSETS

Intangible assets consist of the following:

Covenant Not to Compete

The carrying value of the covenant not to compete, acquired pursuant to the RS Services acquisition on February 16, 2005, expires on February 16, 2010, and is amortized on the straight line method over 5 years.

GOODWILL

Effective July 1, 2001, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), which requires companies to stop amortizing goodwill and certain intangible assets with indefinite useful lives. Instead, goodwill and intangible assets deemed to have an indefinite useful life are subject to an annual review for impairment. Goodwill and other intangible assets with indefinite useful lives are deemed impaired only when the carrying amount of a reporting unit exceeds the fair value, including goodwill, and the carrying amount of the goodwill exceeds the estimated fair value which is determined based on models that incorporate estimates of future profitability and cash flows (see Note 5). As of June 30, 2005 all goodwill has been fully impaired.

IMPAIRMENT OF LONG-LIVED ASSETS

Impairment losses on long-lived tangible and intangible assets that do not have indefinite lives, such as equipment, patented technology and customer lists, are generally recognized when events or changes in circumstances which may not be recoverable, such as the occurrence of significant adverse changes in the environment in which the Company’s business operates, indicate that the sum of the undiscounted cash flows estimated to be generated by such assets are less than their carrying amount. Impairment losses are then measured by comparing the fair value of assets to their carrying amounts. Impairment losses for goodwill and other intangible assets with indefinite useful lives are discussed in Note 5 and Note 6. The Company has determined that all intangible assets in fiscal 2005 required full impairment with the exception of the covenant not to compete relating to the RS Services acquisition. (See Note 6).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

WARRANT LIABILITY

As the valuation of the warrant liability under the Black Scholes method produced adjustments to the fair value of the Laurus warrant, Host recorded those respective fair value adjustments as a component of the Statement of Operations. Under the Black Scholes method, the mark-to-market approach was utilized to record the fair value gain or loss by including the term of the warrant of 10 years, the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate for each measurement period. During the measurement period up to the sale of a substantial portion of the Laurus position during the first quarter of fiscal 2006, Host experienced an increase in our stock price, which created the fair value loss as the liability had increased, versus gains in fair value in 2005, when our stock price was declining, and created a decrease in liability during the fiscal 2005 year. The 2004 fair value mark-to-market adjustment to the warrants reflected a loss as a result of an increase in Host’s stock price, which created an increase in the liability.

BENEFICIAL CONVERSION RIGHTS

The Company accounts for the intrinsic value of beneficial conversion rights arising from the issuance of convertible debt and equity instruments with non-detachable conversion options pursuant to the consensus for EITF Issue No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF Issue No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. Such beneficially converted value is allocated to additional paid-in capital and the resulting discount is charged to interest expense or preferred stock dividends using the effective yield method over the period to the stated maturity or redemption date, if any. If there is no stated maturity or redemption date, the discount is charged over the period to the first date the instrument may be converted. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange.

The beneficial conversion calculation was determined by identifying the fair value of the respective warrants associated with the debt placements and adding that value to the fair value of the debt to determine a total fair value. Host then subtracted the warrant value and recorded the value as a warrant liability. Host subtracted the warrant fair value from the total value to determine the relative fair value of the debt portion that will be beneficially converted. The shares entitled to receive are calculated based on the fair value of the debt divided by the fixed conversion price as per the debt placement contracts. The price per share value the holder is entitled to receive is the relative fair value divided by shares the holder is entitled to receive. This price per share value is compared against the closing price of Host’s stock on the measurement date (contract date). The difference is the value of the shares to be beneficially converted, based on the market price per share on the contract date subtracted by the allocated price per share on conversion.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

BENEFICIAL CONVERSION RIGHTS (Continued)

The market price of Host’s shares when Host committed to the initial Laurus contract was $5.05 per share and when Host amended the Laurus contract was $4.00 per share. Host recorded a beneficial conversion charge from the amendment to interest expense of $113,386 and $138,583 in fiscal 2005 and 2006 respectively. Additionally, in fiscal 2004, Host recorded beneficial conversion to debt discount of $1,154,072. This allocation to debt discount was amortized over the life of the loan specific to the monthly amount conversion criteria pursuant to the terms of the Laurus note, as the Laurus terms specify monthly conversions exercisable based on the average closing price of common shares for five (5) trading days prior to conversion to be greater than or equal to 110% of the fixed conversion price of $5.03 in order for conversion to be exercisable for the Term Note A and $5.83 for the Term Note B.  The closing price of Host common shares did not meet the initial conversion criteria until fiscal 2006, where the unamortized balance was fully recognized as interest expense. The conversion expense to interest for the amended portion of the Laurus note was recognized when principal was actually converted in those years as a result of the conversion terms as mentioned above in Term Note A and Term Note B as a variable to the stock price. Additionally, the Note was not convertible at inception as a registration statement was not effective.

The market price of Host’s shares when Host committed to the June 17, 2005 private placement was $3.14 per share and when we committed to the June 23, 2005 private placement was $3.02 per share. There were no warrants issued with respect to these private placements. Host recorded a beneficial conversion charge to interest expense in aggregate of $28,744 in fiscal 2006. There was no expense recorded to interest expense in fiscal 2005 relating to this beneficial conversion.

The beneficial conversion with respect to the Series B preferred shares that are convertible into common shares was recorded at the total value of the conversion. The series B stock is convertible for a period of five years from the issue date into shares of Host’s common stock according to the conversion ratio of 1.5 to 1 as set forth in the Amendment to Host’s Articles of Incorporation. The excess of the fair value of the common stock into which the series B stock is convertible over the purchase price at the date of sale of $400,000 is a beneficial conversion feature that is analogous to a dividend on the Series B stock. Therefore, it has been reflected as an increase to the accumulated deficit and additional paid-in capital and an increase in the net loss applicable to common stockholders during the fiscal year ended June 30, 2004. There were no warrants issued with respect to the issuance of the Series B preferred shares. Host recorded this beneficial conversion charge to preferred dividend in the aggregate of $400,000 in fiscal 2004. The market price of Host’s common shares when Host issued the Series B preferred shares was $3.50 per share.

REVENUE RECOGNITION

The Company derives its revenues from business dining management, the sale of unitized meals and electrical customer contracts for service work performed. We recognize revenue when persuasive evidence of an arrangement exists, we have delivered the product or performed the service, the fee is fixed or determinable and collectibility is reasonably assured.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION (Continued)

Corporate Business Dining. Host recognizes business dining revenues at the time the cafeteria and catering services are performed. In addition, Host recognizes commissions on vending sales from third parties during the period in which the commissions are earned.

Unitized Meals. Most of Lindley’s unitized meals programs are awarded through a competitive bidding process for fixed priced contracts of various governmental agencies. Lindley recognizes revenues generated by these senior feeding and school breakfast and lunch programs when the meals are delivered daily to the various congregate feeding sites and schools, respectively.

Energy Management. Our energy management division recognizes revenues from contract installations on a percentage of completion basis and the installation of computerized products when the products are delivered and the installation is complete.

Host’s calculation of net revenues includes reductions for credit card discount fees and customer sales discounts on payments. Host recognize reductions for credit card discount fees from charges associated with credit card merchant service providers against our respective gross credit card sales, and recognize customer sales discounts on payments for select clients who pay on a timely basis on a 3/14 net discount. The net reductions is 0.2% or less than total revenue.

Contract installations with the RS Services, Inc. subsidiary specifically included construction contracts that extend beyond the fiscal reporting periods. These contracts are mainly for construction projects from the ‘ground up’. Host accounts for these projects on a percentage of completion basis, which is governed by SOP 81-1. As work in progress continues, the contracts specify for progress payments and the acceptance of the work from the buyer as delivered. The measurement of performance during the recognition process is calculated by the contract value of the total work to date. The contract billings require a set invoicing schedule either on a monthly and/or quarterly basis. Revenue is recognized based on the performance rendered at the measurement date. During the fiscal year ended 2006, and in accordance with SOP 81-1, Host has incurred costs and estimated earnings in excess of billings of $325,774 which is included in accounts receivable.

RESEARCH AND DEVELOPMENT

Research and development costs related to our energy management division are expensed when incurred. The amount charged to expense for the years ended June 30, 2006, June 30, 2005 and June 30, 2004 was $919,406, $93,087 and $101,880 respectively.

INCOME TAXES

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Deferred tax liabilities and assets are determined based on the temporary differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount realizable. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets or liabilities.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NET LOSS PER COMMON SHARE

The Company presents “basic” earnings (loss) per share and, if applicable, “diluted” earnings per share pursuant to the provisions of SFAS No. 128, Earnings per Share. Basic earnings (loss) per share is calculated by dividing net income or loss applicable to common shareholders by the weighted average number of common shares outstanding during the period.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities. Diluted earnings per common share are not presented as the effects of potentially dilutive convertible preferred stock, stock options and stock warrants are anti-dilutive.

The 2006 preferred stock dividend declared of $32,004 has been added to the net loss of $12,936,914 for the year ended June 30, 2006 to calculate the net loss applicable to common stockholders of $12,968,918 and the corresponding net loss per common share of $1.85. The 2005 preferred stock dividend declared of $32,000 has been added to the net loss of $9,663,155 for the year ended June 30, 2005 to calculate the net loss applicable to common stockholders of $9,695,155 and the corresponding net loss per common share of $2.22. The 2004 preferred stock charge of $400,000, which represents the recorded discount resulting from the allocation of proceeds from the sale of the beneficial conversion feature at the date of issuance, and the $28,800 preferred stock dividend declared have been added to the net loss of $12,860,893 for the year ended June 30, 2004 to calculate the net loss applicable to common stockholders of $13,289,693 and the corresponding net loss per common share of $3.56.

Convertible preferred shares subject to potential dilution totaled 266,667 for 2006, 2005 and 2004. Shares under stock purchase options totaled 1,171,978, 1,403,078 and 1,030,650 for 2006, 2005 and 2004 respectively. Shares under warrants totaled 2,414,779, 2,763,518 and 2,710,422 for 2006, 2005 and 2004 respectively.

COMPREHENSIVE LOSS

Comprehensive loss, which is reported on the accompanying consolidated statement of changes in stockholders’ equity as a component of accumulated other comprehensive income, consists of net loss and other gains and losses affecting stockholders’ equity that, under accounting principles generally accepted in the United States of America, are excluded from net loss. For the Company, comprehensive loss consisted of unrealized gains on the Company’s interest rate swap agreement, which was unwound by the Company in fiscal 2004.

SEGMENT INFORMATION

The Company’s primary operating segments are the management of corporate dining (Host), the preparation of unitized meals (Lindley) and energy management (RS Services).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

DERIVATIVES

The Company accounts for derivative values arising from the issuance of convertible debt and equity instruments with non-detachable conversion options and registration rights agreements pursuant to SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities and incorporating the consensus of EITF 00-19 and EITF 05-04. Such value is allocated with each respective derivative according to the method and manner prescribed within the above standard and consensus.

STOCK COMPENSATION PLANS

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which amends FASB Statement No. 123. The new standard requires the Company to expense employee stock options and other share-based payments over the service periods.  The new standard may be adopted in one of three ways - the modified prospective transition method, a variation of the modified prospective transition method or the modified retrospective transition method. We have adopted the standard as required on July 1, 2005 utilizing the modified prospective transition method and recorded the effects for stock option awards granted to officers, directors and employees (collectively “employees”) in accordance with the provisions of SFAS 123(R), and related interpretations of the Emerging Issues Task Force (the “EITF”) of the Financial Accounting Standards Board (the “FASB”). The fair value of any options, warrants or similar equity instruments issued is estimated based on the Black-Scholes option-pricing model.

The Company recorded the cost of stock options in the June 30, 2006 fiscal year of $493,884. Had compensation cost for the Company’s stock option plans for June 30, 2005 and 2004 been determined in accordance with the fair value-based method prescribed under SFAS 123 and amortized over the vesting period, the Company’s net loss and net loss per share for the full year ended June 30, 2006, 2005 and 2004 would have approximated the pro forma amounts indicated below:

	2006	2005	2004
Net loss - as reported	$(12,936,914)	$(9,663,155)	$(12,860,893)
Add: Total stock-based employee compensation expense, included in reported net loss, net of taxes	493,884	-	-
Deduct: Total stock-based employee compensation determined under fair value based method for all awards, net of taxes	(493,884)	(87,827)	(1,621,961)
Pro forma net loss	(12,936,914)	(9,750,982)	(14,482,854)
Preferred stock dividends and charges for beneficial conversion in 2004	(32,004)	(32,000)	(428,800)

Pro forma net loss applicable to common Stockholders	$(12,968,918)	$(9,782,982)	$(14,911,654)
Net loss per common share, as reported	$(1.85)	$(2.22)	$(3.90)
Pro forma net loss per common share applicable to common stockholders	$(1.85)	$(2.24)	$(4.00)

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK COMPENSATION PLANS (Continued)

The fair value of stock options issued by the Company and all pro-forma disclosures have been determined using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2006, 2005 and 2004; expected volatility range of 68% to 72% for 2006, 72% for 2005 and 77% for 2004; average risk-free interest rate range of 3.83% to 4.18% for 2006, 4.2% for 2005 and 4.4% for 2004; and expected option holding period of 10 years for 2006, 2005 and 2004.

ADVERTISING

The Company expenses advertising costs when incurred. Advertising costs incurred for the years ending June 30, 2006, 2005 and 2004 were $25,147, $18,229 and $24,905, respectively.

RECENTLY ISSUED ACCOUNTING STANDARDS

In February 2006, the FASB issued SFAS 155, Accounting for Certain Hybrid Financial Instrument”. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets. This Statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. The effective date for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 155 will have an impact on the Company’s overall results of operations of financial position.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

In March 2006, the FASB issued SFAS 156 Accounting for Servicing of Financial Assets. This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in specifically identified situations, requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, permits an entity to choose either of the Amortization method or the Fair value measurement method for each class of separately recognized servicing assets and servicing liabilities, at its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity’s exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value, and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. The effective date is as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company does not anticipate that the adoption of SFAS 156 will have an impact on the Company’s overall results of operations of financial position.

In June 2006, the FASB issued Summary of Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109. This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Interpretation No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not anticipate that the adoption of Interpretation No. 48 will have an impact on the Company’s overall results of operations of financial position.

In September 2006, the FASB issued SFAS 157 Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The effective date is for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

No other new accounting pronouncement issued or effective during the fiscal year has had or is expected to have a material impact on the consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2 -	GOING CONCERN

The Company incurred net losses of $12,936,914, $9,663,155 and $12,860,893 for the years ended June 30, 2006, 2005 and 2004, respectively, and had an accumulated deficit of $41,679,375 as of June 30, 2006. The 2006 loss included charges of $4,185,392 related to the liquidation of the Laurus debt. The 2005 and 2004 losses included a full impairment of significantly all intangibles of $3,695,024 and $9,566,042 respectively. The Company had $3,960,592, $4,653,950 and $2,120,152 of cash that was used in operating activities during 2006, 2005 and 2004, respectively.

In addition, as described in Note 15, the Company is currently involved in significant litigation that can have an adverse effect on the Company’s operations. The Company has been subject to an SEC investigation and has been named defendant in numerous litigations, including shareholder lawsuits. If an adverse ruling with any or all of these legal matters occurs, the Company may be forced to either make material payments, restructure operations, sell off a significant portion of our assets or take other necessary and appropriate matters to ensure our ability to continue operations.

As discussed above, the Company has also suffered recurring losses from continuing operations, has negative cash flows from operations, has a stockholders’ deficiency at June 30, 2006 and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company plans to improve cash flow through continued focus, deployment and promotion of its energy management segment and the underlying technology associated with our newly designed light controller. The Company also plans to continue its efforts to identify ways of reducing operating costs and to increase liquidity through additional equity financing. Moreover, the Company has entered into agreements with institutional investment firms that could provide additional equity financing. The completion of the equity funding and the operational initiatives are expected to improve the Company’s cash flow and to help foster the implementation of the Company’s current initiatives and business plan.

NOTE 3 -	ACQUISITIONS

GLOBALNET

On December 23, 2003, the Company issued 550,000 shares of Host’s common stock valued at $3,206,500 in exchange for all of the outstanding shares of GlobalNet plus net liabilities assumed of $1,641,316. In addition, the Company incurred direct acquisition costs of $243,331, for a total purchase price of $5,091,147. GlobalNet was purchased to form the Company’s energy management division. The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets purchased and the liabilities assumed based upon their fair values at the date of acquisition. The value of the 550,000 shares was determined as of December 2, 2003, the date the merger agreement was executed. The results of operations of GlobalNet have been included in the consolidated financial statements since the date of acquisition.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

GLOBALNET (Continued)

As a result of the acquisition of GlobalNet on December 23, 2003, Host is related to certain entities through common ownership. Specifically, former GlobalNet shareholders who are now shareholders in Host were principals in RS Services.

The purchase price of GlobalNet was allocated to the assets acquired and liabilities assumed based upon their estimated fair values as follows:

Cash	$66,893
Accounts receivable	136,649
Other assets	11,718
Equipment	196,006
Goodwill	4,679,881
Total assets purchased	5,091,147
Less, liabilities assumed:
Current liabilities	1,342,453
Long-term debt	298,863
Total liabilities	1,641,316
Purchase price	$3,449,831

The $4,679,881 goodwill has been fully impaired at June 30, 2004. See Note 5 below. The Company believes the goodwill is not deductible for tax purposes.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

FOOD BROKERS

On October 29, 2004, Host closed on its Asset Purchase Agreement with FoodBrokers. Pursuant to the agreement, which was accounted for as a purchase, Host acquired certain assets constituting FoodBrokers’ food service business, including machinery and equipment in consideration for (i) a cash payment of $295,000, (ii) the issuance of a $655,000 promissory note bearing interest at 7.5% per year and maturing on November 1, 2008, and (iii) the issuance of $250,000 in shares of Host common stock. In addition, Host incurred direct acquisition costs of $32,056 for a total purchase price of $1,232,056. FoodBrokers was purchased to increase the unitized meals market share. At closing, FoodBrokers and its principals executed a six-year non-competition agreement pursuant to which each agreed not to compete, directly or indirectly, with Host in the food service business within the United States. The results of operations of FoodBrokers have been included in the consolidated financial statements since the date of acquisition.

Accordingly, the purchase price was allocated to assets acquired and liabilities assumed at their current fair value at the date of acquisition including goodwill, which has been fully impaired at year end fiscal 2005.

Equipment	$130,000
Goodwill	1,102,056
Purchase price	$1,232,056

The $1,102,056 goodwill has been fully impaired at June 30, 2005. The Company believes the goodwill is deductible for tax purposes.

RS SERVICES

On February 16, 2005, Host acquired RS Services, Inc. pursuant to the terms and conditions of the Agreement of Merger and Plan of Reorganization dated September 29, 2004. RS Services is an electrical contracting firm, which also has the initial capacity to assemble the Company’s future energy saving products in Duncan, Oklahoma. RS Services’ panel shop is U.L. recognized and assembles the Company’s specialized panels. Some of the factors Host considered in determining its decision to acquire RS Services were: RS had an established business in the electrical and energy management field with experience in the installation and servicing of energy savings products; RS had a U.L. approved panel shop and RS had a history of contract installations for national accounts. RS Services will continue to conduct its electrical installation and energy management business as a wholly-owned subsidiary of Host. The results of operations of RS Services have been included in the consolidated financial statements since the date of acquisition.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

RS SERVICES (Continued)

The aggregate purchase price of $2,351,623 consisted of $200,000 in cash, 431,777 shares of restricted common stock valued at $2,023,307 and direct acquisition costs of $128,316. The value of the 431,777 shares of restricted common stock was determined based on five consecutive trading days including two days prior to and two days after, September 29, 2004. In addition to the aforementioned Host common stock and cash consideration, Ronald Sparks, the former sole shareholder of RS Services, is eligible to earn additional cash and Host common stock based on the performance of Host’s energy management segment.

Mr. Sparks will receive an additional $200,000 in cash and $872,500 worth of Host’s restricted common stock if the energy management division generates a total of $20 million in sales for the 24-month period after the closing date of the merger. If $30 million in divisional sales are reached for the 30-month period after the closing date of the merger, another $200,000 in cash and $336,250 worth of Host’s restricted common stock will be issued to Mr. Sparks. If $40 million in divisional sales are reached in the 36-month period after the closing date of the merger, $536,250 worth of Host common stock will be issued to Mr. Sparks. If over $40 million division sales goal is reached for the 36-month period after the closing date of the merger, Host will issue to Mr. Sparks additional common stock based on a ratio of sales achieved with the numerator of the sales achieved and the denominator of $40 million in sales, as described in the merger agreement, multiplied by $536,250 worth of Host common stock. If the $40 million division sales goal is not reached for the 36-month period after the closing date of the merger, but division sales exceed $30 million, Host will issue to Mr. Sparks additional common stock based on a ratio of sales achieved, as described in the merger agreement. These “earn-out” periods expire three years from the closing date of the merger. Any such amounts earned will result in a charge to operations as compensation expense.

Concurrent with the closing of the merger, Host entered into an employment agreement with Mr. Sparks providing that Mr. Sparks will serve as the President of RS Services and receive an initial annual salary of $125,000, incentive stock options to purchase 18,000 shares of Host’s common stock and such other executive benefits as are afforded to similar officers of Host and its subsidiaries. The employment agreement is for a period of three years and provides Mr. Sparks with certain severance benefits in the event of his termination.

The Company has also entered into a Covenant Not to Compete with Mr. Sparks for a term of five years from the acquisition date.

The purchase price of RS Services was allocated to the assets acquired and liabilities assumed based upon their estimated fair values at the acquisition date as follows:

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3 -	ACQUISITIONS (Continued)

RS SERVICES (Continued)

Cash	$49,663
Accounts receivable, net	407,401
Inventory	253,398
Other assets	70,214
Equipment	353,362
Non-compete	300,000
Goodwill	2,592,968
Total assets purchased	4,027,006

Less, liabilities assumed:
Current liabilities	524,022
Long-term debt	1,151,361
Total liabilities	1,675,383
Purchase price	$2,351,623

The $2,592,968 goodwill has been fully impaired as of June 30, 2005. The Company believes the goodwill is not deductible for tax purposes. (See Note 5.)

The following information reflects the unaudited pro forma results of operations of the Company for the years ended June 30, 2005 and 2004, assuming that the aforementioned acquisitions had occurred as of the beginning of 2004. These unaudited pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations.

	2005	2004
	(Pro Forma)	(Pro Forma)
Net revenues	$33,771,312	$30,657,376
Loss from continuing operations	(10,256,622)	(12,759,316)
Net loss	(10,256,622)	(13,103,497)
Loss applicable to common stockholders*	(10,288,622)	(13,532,297)
Loss per common share - basic and diluted	$(2.35)	$(3.63)

* Includes $32,000 and $28,800 of preferred stock dividends for the years ended June 30, 2005 and 2004 respectively, and $400,000 of beneficial conversion charge in June 30, 2004.

MERGER OF GLOBALNET INTO RS SERVICES

On April 7, 2005 a plan of merger was approved and adopted by GlobalNet Energy Investors and RS Services by resolution by the Board of Directors. The plan called for the merger of GlobalNet into RS Services, for which RS Services exists as the surviving corporation. The separate existence of GlobalNet ceased upon the effective date of the plan of merger. As both entities are wholly owned by Host, the merger had no effect on the Company’s consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4 -	DISCONTINUED OPERATIONS OF SELECTFORCE

On March 31, 2005, Host and Purchaser entered into a Share Purchase Agreement (“Agreement”) whereby Host sold to the Purchaser all of its shares in SelectForce, a wholly owned subsidiary of Host, which was its employment screening segment. Host decided to sell SelectForce in order to concentrate its resources on its food and energy management operations, to streamline its overall operation and to raise capital. The President of the Purchaser is a former director of Host and an officer of SelectForce.

Pursuant to the Agreement, the sales price of $2,070,000 was payable as follows: (i) $896,482 in cash at the closing; (ii) cancellation of $973,518 of obligations owed by Host to SelectForce; and (iii) the assumption of two of Host’s subordinated promissory notes in the principal amount of $200,000. The assets sold consisted primarily of cash, accounts receivable, property and equipment and other assets and the other liabilities assumed consisted of certain accounts payable and accrued liabilities. As a result of this transaction, Host incurred a loss on the sale of discontinued operations of $172,063, including transaction costs of $17,960.

The Agreement contains numerous representations, warranties and covenants by Host and the Purchaser, including a two-year covenant not to compete by Host and its officers and directors in the ownership, management, operation or control of an employment screening business.

Summarized operating data for the discontinued operations of SelectForce are outlined below:

	Fiscal Year 2005	Fiscal Year 2004
Net revenue	$1,590,149	$1,892,191
Income/(loss) before taxes	183,063	(333,181)
Income taxes	11,000	11,000
Income/(loss) from discontinued operations	$172,063	$(344,181)

Summarized balance sheet data of SelectForce as of March 31, 2005, the date of disposition, are outlined below:

March 31, 2005

Cash	$186,351
Accounts receivable	256,142
Other assets	978,733
Equipment	7,062
Intangible assets	920,680
Total assets	2,348,968

Accounts payable	97,733
Accrued expenses	27,132
Total liabilities	124,865
Net assets of discontinued operations	$2,224,103

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 -	GOODWILL

The changes in the carrying amount of goodwill for the year ended June 30, 2005 by business segment were as follows:

	Unitized Meals	Energy Management	Total
Balance, beginning of year	$-	$-	$-
Goodwill acquired during the year	1,102,056	2,592,968	3,695,024
Goodwill impairment loss	(1,102,056)	(2,592,968)	(3,695,024)
Balance, end of year	$-	$-	$-

The changes in the carrying amount of goodwill for the year ended June 30, 2004 by business segment were as follows:

	Unitized Meals	Energy Management	Screening Services	Total
Balance, beginning of year	$3,978,838	$-	$1,301,962	$5,280,800
Goodwill acquired during the year	-	4,679,881	-	4,679,881
Goodwill from discontinued operations	-	-	(1,301,962)	(1,301,962)
Goodwill impairment loss	(3,978,838)	(4,679,881)	-	(8,658,719)
Balance, end of year	$-	$-	$-	$-

As of June 30, 2004, Lindley and GlobalNet goodwill for the unitized meals and energy management divisions respectively were tested for impairment. Based on the results of these tests, management has determined that there has been a full impairment of goodwill for our unitized meals division of $3,978,838 and a full impairment of $4,679,881 for our energy management division. The separate carrying value of both our unitized meals division and energy management division was substantially higher than its fair value. As of June 30, 2005, RS Services and GlobalNet merged within our energy management division, with RS Services being the surviving corporation. However, the projections associated with the combined entity fell short of expectations. Likewise, in fiscal 2005 our unitized meals division, which includes the FoodBrokers acquisition, experienced a decline in the fair value of its net assets resulting from continued flat margins within a mature market of limited growth potential compared with management’s expectations upon acquisition. Accordingly, acquired goodwill was tested for and impaired at fiscal 2005 year end which resulted in an impairment loss of $1,102,056. Additionally, an impairment loss of $2,592,968 for the RS Services acquisition was recorded for the year ended June 30, 2005, also resulting from lower than anticipated growth.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5 -	GOODWILL (Continued)

The RS Services acquisition initially was anticipated to produce the growth and profitability potential seen from the initial energy controllers and it was the marketing rights that provided the basis for the future income. Our initial estimations of revenue and cash flows were delayed as a result of setbacks relating to integrating the synergistic opportunities between GlobalNet and RS Services. However, our energy management division has incorporated and progressed into new technology and more efficient designs for our energy conservation systems. Therefore, support for the initial acquired technology based on estimated future cash flows was deemed impaired based on a discounted cash flow basis. The Selectforce goodwill was tested for impairment and was deemed to be partially impaired due to the future cash flows resulting from the sale price of the subsidiary. The impairment charge recorded in fiscal 2004 was $491,555, which is included in loss from discontinued operations.

NOTE 6 -	INTANGIBLE ASSETS

At June 30, 2006 and 2005, intangible assets consist of a noncompete agreement of $217,500 and $262,500, respectively, which is net of accumulated amortization of $82,500 and $37,500, respectively.

Future amortization expense for each of the fiscal years succeeding June 30, 2006 is as follows:

Year ending June 30,
2007	60,000
2008	60,000
2009	60,000
2010	37,500
$217,500

In 2004, a full impairment of our customer lists was required to substantiate the current fair value of the equity in the unitized meals division and the Company recorded an impairment charge of $507,617.

The patented technology acquired in 2004 was tested for impairment. With very limited cash flows, and no realistic projection, the patent was fully impaired and, accordingly, the Company recorded an impairment charge of $399,706.

Aggregate amortization of intangible assets for the years ended June 30, 2006, 2005 and 2004 totaled $45,000, $37,500 and $57,892 respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 -	FINANCIAL INSTRUMENTS

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable.

•
Cash - The Company places its cash and temporary cash investments with high credit quality institutions. At times, balances may be in excess of the federal depository insurance limit. The Company has cash balances on deposit with banks at June 30, 2006 that exceed federal depository insurance limits by approximately $628,000.

•
Accounts receivable - Two major customers comprise approximately 9.2% and 7.2% of accounts receivable as of June 30, 2006, and two major customers comprise approximately 12.9% and 13.0% of accounts receivable as of June 30, 2005. Net revenues from individual customers which exceeded ten percent of total net revenues were 10% and 10.89% in fiscal 2006, 11.7%, 10.7% and 10.0% for fiscal 2005 and 14.9% and 10.5% for fiscal 2004. The Company reviews a customer’s credit history before extending credit and typically does not require collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Such losses have been within management’s expectations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards (SFAS) No. 107, Fair Value of Financial Instruments, requires disclosure of the fair value of financial instruments for which the determination of fair value is practicable. SFAS No. 107 defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

The carrying amount of the Company’s financial instruments approximates their fair value as outlined below:

• Cash and cash equivalent, accounts receivable and accounts payable - The carrying amounts approximate their fair value because of the short maturity of those instruments.

•
Warrant liability - The warrants issued by the Company pursuant to the Laurus transaction, were classified as a liability on the Consolidated Balance Sheets up to January 2006 when the Company entered into the Release and Cancellation Agreement with Laurus. The estimated fair value of this liability was calculated using the Black Scholes model at each reporting date. The warrants were reclassified to stockholders’ equity in January 2006 as set forth in ETIF 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7 -	FINANCIAL INSTRUMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

• Long-term debt - The carrying amounts approximate their fair value as the interest rates on the debt approximate the Company’s current incremental borrowing rate.

• Unsecured debt - The carrying amounts approximate their fair value as the interest rates on the debt approximate the Company’s current incremental borrowing rate.

The Company’s financial instruments are held for other than trading purposes.

NOTE 8 -	EQUIPMENT AND IMPROVEMENTS

A summary of equipment and improvements as of June 30, 2006 and 2005 is as follows:
	2006	2005
Equipment and fixtures	$2,136,800	$2,160,364
Vehicles	1,364,739	1,241,124
Leasehold improvements	365,122	456,162
	3,866,661	3,857,650
Less: accumulated depreciation and amortization	2,514,881	2,067,849
	$1,351,780	$1,789,801

Equipment and improvements include amounts acquired under capital leases of $284,246 and $302,940 with related accumulated depreciation of $157,158 and $144,390 as of June 30, 2006 and 2005, respectively.

Depreciation and amortization expense for equipment and improvements included in continuing operations for the years ended June 30, 2006, 2005 and 2004 totaled $706,131, $541,386 and $449,930 respectively.

NOTE 9 -	ACCRUED EXPENSES

Accrued expenses consist of the following:

	June 30, 2006	June 30, 2005
Payroll and related costs	$411,557	$502,016
Legal settlements and legal fees	2,170,445	977,454
Other	600,910	757,293
Total Accrued Expenses	$3,182,912	$2,236,763

NOTE 10 -	DEMAND NOTE PAYABLE

RS Services has a revolving line of credit with a bank which provides for borrowings up to a maximum on $500,000 and a maturity of less than one year. Interest is calculated based on a variable rate index equal to the Wall Street Journal prime rate daily plus 1% per annum (9.25% at June 30, 2006). The note is collateralized by certain assets of RS and has an outstanding balance of $378,646 at June 30, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT

	Long-term debt consists of the following as of June 30:
		2006	2005

Laurus Funds notes, net of unamortized debt discount of $1,721,498 at June 30, 2005. Fixed price convertible note “A” for $4,000,000, with a stated interest rate of prime plus 1%, with a maturity date of June 2007. Fixed price convertible note “B” for $4,000,000, for which, at June 30, 2005, $1,630,000 has been placed in a restricted cash account, bearing interest equal to the interest received by the Company in the restricted cash account (net interest expense to the Company of Nil). Amounts released from restricted cash beared the interest rate for Note “A.” These notes were secured by substantially all of the Company’s assets. In fiscal 2006 these notes were converted into common stock.
		-	$5,807,566

	Various vehicle notes payable at stated interest rates ranging from 6.5% to 13%, maturing through fiscal 2011. The notes are collateralized by the related vehicles.	720,350	810,882

	FoodBrokers, balance from the issuance of a $655,000 promissory note bearing an interest rate of 7.5% per year and maturing in November 2008 as per the asset purchase agreement (see Note 3). There is a $250,000 escrow held by an escrow agent as security for payment of the note.	427,654	450,000

	Note payable Burton Sack, balance from the issuance of a $371,230 promissory note bearing an interest rate of 8.5% per year and maturing in December 2007.	293,891	-

	Notes payable shareholder. There are two outstanding promissory notes to a major shareholder. These notes, which bear interest at 15%, mature in fiscal 2006 and fiscal 2007.	21,001	67,182

	Various capital leases payable at stated interest rates ranging from 8.0% to 18.0%, maturing through fiscal 2008. The capital leases are collateralized by the related equipment.	42,081	73,245
	Total, net of debt discount of $1,721,498 at June 30, 2005	1,504,977	7,208,875
	Less: current portion	449,029	2,077,296
		$1,055,948	$5,131,579

Aggregate amount of maturities of long-term debt at June 30, 2006 are as follows:

Year ending June 30,
2007	$449,029
2008	317,672
2009	594,221
2010	127,405
2011	16,650
$1,504,977

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

Interest expense associated with the long term debt was $282,179, $611,939 and $152,801 for the fiscal years ended 2006, 2005 and 2004 respectively.

On June 23, 2004, the Company entered into a Securities Purchase Agreement with Laurus Master Fund, Ltd. (“Laurus”). The Company issued Laurus a secured convertible term note “A” (the “Note A”) due June 23, 2007 in the principal amount of $4,000,000. The Company also issued Laurus a secured convertible term note “B” (the “Note B”) due June 23, 2007 in the amount of $4,000,000, the proceeds of which had been placed in a restricted cash account under the dominion of Laurus. Initially, the restricted cash was to be released in an amount up to 50% of gross revenues to be earned from a customer upon delivery of customer contracts/purchase orders satisfactory to Laurus, subject to an effective registration statement as defined. Cash that had been released to the Company in fiscal 2006 amounted to $1,630,000. Note A bore interest at the prime rate as defined, plus 1%, which was subject to reduction if the market price of the Company’s common stock exceeded certain designated thresholds. Note A also provided for monthly principal amortization, commencing on January 1, 2005, of $129,032, plus accrued interest, per month, with the balance payable on the maturity date. Note B bore interest at a net rate of 1% between the borrowing cost and the restricted cash. Both notes were for a term of three years and were collateralized by a first lien security interest on all of the assets of the Company, including the restricted cash collateral account described above.

In connection with the initial agreement, the Company also issued a ten-year common stock purchase warrant, entitling Laurus to purchase 300,000 and 150,000 shares of common stock at $5.98 and $6.23 per share, respectively. The Company recorded in fiscal 2005 an aggregate discount of $2,606,107 (as adjusted as described below) for the fair value of the 450,000 warrants issued determined by using the Black-Scholes pricing model and to record the beneficial conversion feature associated with the notes. This discount was being amortized over the period of the related debt using the straight-line method. Amortization of the discount began in June 2004.

Since the fair value of the common stock that Laurus could have received on conversion at the date of the initial agreement exceeded the amount paid by Laurus after the allocation of a portion of the proceeds to the warrants, the company recorded a beneficial conversion charge up to the proceeds received in the amount of $1,154,072, which was recorded as debt discount in June 2004.

In connection with the Laurus transaction, the Company paid fees of 10% of the total gross proceeds as follows: Laurus received $280,000 (3.5% of the total gross proceeds) and H.C. Wainwright & Co., Inc. (“HCW”), the placement agent, received $520,000 (6.5% of the total gross proceeds). In addition, HCW received warrants to purchase 197,516 shares of the Company’s common stock at a weighted average exercise price of $5.43 per share that were exercised in July 2005. The Company determined the fair value of these warrants by using the Black-Scholes pricing model. The Company included the fair value of these warrants in deferred financing costs.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

On February 15, 2005, Host entered into an amendment of the securities purchase agreement dated June 23, 2004 and amending certain terms of note A and note B and certain related loan documents. Pursuant to the amendment, note A was amended to provide that the initial fixed conversion price remained at $5.03 per share, provided, however, that the first $1,000,000 aggregate principal amount of note A and/or note B, collectively, converted into shares of common stock on or after February 15, 2005 would be converted at a fixed conversion price of $3.50 per share. In addition, scheduled principal payments under note A were deferred until May 1, 2005. The amendment also modified applicable provisions of certain related loan documents to be consistent with the modification to the fixed conversion price described above. Host recorded a beneficial conversion charge to interest expense and an increase in additional paid in capital of $138,583 and $113,386 in 2006 and 2005, respectively, for the intrinsic value of the beneficial conversion feature of the amendment to the Laurus debt. In addition, pursuant to the amendment, Host also issued to Laurus an additional warrant for 25,000 shares of our common stock that was exercisable through June 23, 2014 at $5.98 per share. Accordingly, Host recorded as expense the fair value of the warrant of $77,000, determined by using the Black-Scholes pricing model.

In July 2005, Laurus exercised the right to convert their notes into 1,502,885 shares of Host common stock at conversion prices of $3.50, $5.03 and $5.48 per share and exercised a total of 303,038 warrants at $5.98 per share. As a result, all obligations to Laurus have been terminated, and all of the restricted cash has been released in fiscal 2006. Liabilities of approximately $7.8 million net of debt discount were converted into equity and the Company received approximately $1.8 million from the exercise of the warrants. Accordingly, the debt discount of $1,721,498 and deferred financing costs of $1,000,551 were charged to expense in July 2005.

On January 11, 2006, Host signed a Release and Cancellation Agreement with Laurus Master Funds, Ltd. The agreement provides that in consideration for the issuance of 20,000 shares of our common stock, Laurus consents to the cancellation of a warrant to purchase 25,000 shares of our common stock issued in February 2005 and agrees to release all security interests and liens that the Company and its subsidiaries previously granted to Laurus in connection with prior financing agreements between the parties. The agreement also gives Laurus piggyback registration rights with respect to the 20,000 shares described above and with respect to 146,962 additional shares underlying a warrant currently held by Laurus (see Note 13).

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11 -	LONG-TERM DEBT (Continued)

On December 9, 2005, pursuant to a sale and assignment agreement, Host acquired all of Burton M. Sack’s right, title and interest to a $550,000 loan Mr. Sack had previously made to K.W.M. on May 9, 2003. The loan was secured by a first security interest in certain technology purportedly owned by K.W.M. pertaining to an energy saving light controller and certain other assets. We acquired the interests in the loan from Mr. Sack to secure ownership of the energy saving light controller technology previously marketed by our RS Services subsidiary.

K.W.M. subsequently defaulted on the loan and Mr. Sack filed an action against K.W.M. and two guarantors of the loan, Charlie Stevenson and Scott Feldhacker, who are former employees of RS Services, Inc.

Under the terms of the sale agreement, we paid Mr. Sack the total principal and interest amount of $771,230, $400,000 of which was paid in cash at the closing and the remainder of which was paid by a promissory note in the principal amount of $371,230. The note currently bears interest at a rate of 8.5%, which interest rate is subject to increases in an amount equal to the amount which the Prime Rate, as reported in the Money Rate Section of the Wall Street Journal, exceeds 8.5%. The note is repayable in equal monthly installments of principal of $15,467 and each such payment is to be accompanied by a payment of interest in arrears at the prevailing rate thereon. The note is due and payable in full on December 15, 2007.

On May 30, 2006, a Federal District Court in Utah, by judgment, determined that a third party, Coastline Financial was in fact superior to the rights purchased by Host from Mr. Sack. Host has argued that the existence of this prior claim violates representations and warranties made by Mr. Sack in the documentation by which Host has bought its position. As a result of these violations, Host ceased payments in June 2006 under this note and advised Mr. Sack that it reserves its rights to demand recovery of amounts paid to Mr. Sack.

Mr. Sack is the stepfather of Peter Sarmanian, our current director. Mr. Sarmanian did not participate in any discussion or deliberations regarding the sale agreement nor did he participate in the vote by our board approving the sale agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT

	Unsecured debt consists of the following as of June 30:
	2006	2005

Unsecured debt due January 31, 2008, net of unamortized debt discount of $130,200 and $217,000, respectively. On November 1, 2002, the Company commenced a private placement offering of $1,500,000 or sixty units at $25,000 per unit. Each unit consisted of one 12% unsecured promissory note in the amount of $25,000 due January 31, 2008 and a warrant to purchase 7,080 shares of common stock at an exercise price of $2.00 per share, exercisable from December 31, 2003 until January 31, 2008. Interest began to accrue on January 1, 2003 and is payable semi-annually on June 30 and December 31. The principal balance of the notes payable to officers, directors, and other affiliated persons totaled $575,000 at June 30, 2006 and 2005. The Company sold a total of 59 units and received gross proceeds of $1,475,000 from the offering and it issued warrants to purchase 417,720 shares. The Company paid $122,500 to the Selling Agent for commissions in connection with the 49 units that were sold by the Selling Agent. The fair value of the warrants of $434,000 has been recorded as debt discount, resulting in a reduction in the carrying value of the related debt. The debt discount is being amortized on a straight-line basis over the period of the related debt at an annual amount of $86,800. At June 30, 2005 the debt was subordinated to the Laurus debt.
	$ 1,144,800	$ 1,058,000

Unsecured debt due January 31, 2009, net of unamortized debt discount of $416,663 and $576,588, respectively. On January 8, 2004, the Company commenced a private placement offering of $2,000,000 or eighty units at $25,000 per unit. Each unit consisted of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and warrants to purchase 7,500 shares of common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 until January 31, 2009. Interest began to accrue from the date of issuance, payable semi-annually on June 30 and December 31. Unsecured notes payable to directors and other affiliated persons totaled $175,000 at June 30, 2006 and 2005. The Company sold a total of 80 units and received gross proceeds of $2,000,000 from the offering and issued warrants to purchase 600,000 shares. The fair value of the warrants of $803,467 has been recorded as debt discount, resulting in a reduction in the carrying value of the related debt. The debt discount is being amortized on a straight-line basis over the period of the related debt at an annual amount of $159,924. At June 30, 2005 the debt was subordinated to the Laurus debt.
	1,583,337	1,423,412

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT (Continued)

Unsecured debt due January 19, 2007. On January 15, 2005, Host issued and sold one unit in a private placement to a current member of its Board of Directors. The unit consists of 24,390 shares of its common stock sold at $4.10 per share, the approximate fair value, or $100,000 and one 7.5% unsecured convertible promissory note sold at the gross face amount of $100,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after January 19, 2006 at $4.10 per share. The promissory note is due and payable on January 19, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. At June 30, 2005 the debt was subordinated to the Laurus debt.
		$ 100,000	$ 100,000

Unsecured debt due June 7 and June 16, 2007. On June 7, 2005, Host issued and sold two units in a private placement to two current members of its Board of Directors. The first unit consists of 37,037 shares of its common stock sold at $2.70 per share, the approximate fair value, or $100,000 and one 8.5% unsecured convertible promissory note sold at the gross face amount of $100,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after June 16, 2006 at $2.70 per share. The promissory note is due and payable on June 7, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. The second unit consists of 21,098 shares of its common stock sold at $2.37 per share, the approximate fair value of the shares, or $50,000 and one 8.5% unsecured convertible promissory note sold at the face amount of $50,000. The outstanding principal balance due on the promissory note is convertible at the election of the holder into shares of Host’s common stock at anytime after June 21, 2006 at $2.37 per share. The promissory note is due and payable on June 21, 2007. The offer and sale was made by Host’s officers and directors and no commission or other remuneration was paid in connection with the private placement. Host recorded debt discount of $28,744 on this note in 2006. At June 30, 2005 the debt was subordinated to the Laurus debt.
		150,000	121,256
	Total, net of unamortized debt discount of $546,863 and $822,332 respectively.	2,978,137	2,702,668
	Less: Current Portion	250,000	-
		$2,728,137	$2,702,668

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12 -	UNSECURED DEBT (Continued)

Interest expense, including amortization of debt discount associated with the unsecured debt was $604,718, $572,031 and $388,362 for the fiscal years ended 2006, 2005 and 2004 respectively.

Aggregate amount of maturities of the unsecured debt before debt discount for each of the three fiscal years succeeding June 30, 2006 are as follows:

Year ending June 30,
2007	$250,000
2008	1,275,000
2009	2,000,000
$3,525,000

NOTE 13 -	STOCKHOLDERS’ EQUITY

STOCK OPTIONS

On March 10, 2005, the Company adopted the 2005 Stock Option Plan reserving 500,000 shares of the Company’s common stock for issuance pursuant to options at an exercise price equal to the market value at the date of grant.

The Company granted 276,500 stock options during fiscal 2006 with an exercise price ranging from $2.87 to $3.15 per share. All of the granted stock options were issued to employees with vesting dates immediate or not exceeding 2 years. All stock options granted have a 10 year exercise period. Host recorded a charge to expense of $493,884 in 2006 in accordance with SFAS 123R based upon the fair value of these options. Additionally, the Company recorded an aggregate forfeiture of 426,022 from all stock option plans as actual terminations according to the plan policy.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

STOCK OPTIONS (Continued)

A summary of the status of the Company’s stock options and changes during each year is presented below. In all instances, the exercise price of the options equals the market price of the stock on the grant date:

The following table summarizes information about the stock options outstanding and exercisable at June 30, 2006:

	June 30, 2006			June 30, 2005			June 30, 2004
	Outstanding	Price	Weighted	Outstanding	Price	Weighted	Outstanding	Price	Weighted
			Average			Average			Average
			Exercise			Exercise			Exercise
			Price			Price			Price
Outstanding at beginning of year	1,403,078	$1.39-7.40	$4.19	1,030,650	$2.00-7.40	$4.42	700,850	$2.00-5.00	$2.54
Granted	276,500	$2.87-3.15	2.91	388,678	$1.39-4.04	3.49	407,550	5.82-7.40	7.22
Exercised	(20,000)	$2.00-2.69	2.34	(16,250)	$2.00-2.69	2.15	(77,750)	2.00-2.69	2.15
Forfeited	(487,600)	$2.00-7.40	4.66	-	-	-	-	-	-
Outstanding at end of year	1,171,978	$1.39-7.40	$3.47	1,403,078	$1.39-7.40	$4.19	1,030,650	$2.00-7.40	$4.42
Exercisable at end of year	1,148,145	$1.39-7.40	$3.44	1,386,578	$1.39-7.40	$4.15	1,008,150	$2.00-7.40	$4.35
Weighted average fair value of options issued during the year	$2.23			$4.25			$5.79

	Outstanding:			Exercisable:
Range of	Number	Weighted Avg.	Weighted	Exercisable	Weighted Avg.	Weighted
Exercise	Outstanding	Remaining	Avg. Exercise	at June 30,	Remaining	Avg. Exercise
Prices	at 6/30/06	Contractual Life	Price	2006	Contractual Life	Price
$1.39	175,000	9.00 years	$1.39	175,000	9.00 years	$1.39

$2.00 to $2.87	490,600	6.38 years	$2.51	490,600	6.38 years	$2.51

$3.04 to $3.92	234,978	8.74 years	$3.72	221,645	9.22 years	$3.76

$4.00 to $5.00	81,250	4.55 years	$4.16	81,250	4.55 years	$4.16

$5.82	2,400	7.35 years	$5.82	2,400	7.35 years	$5.82

$7.05 to $7.40	187,750	7.75 years	$7.29	177,250	8.21 years	$7.29
	1,171,978			1,148,145

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

STOCK OPTIONS (Continued)

The total intrinsic value of options exercised during the years ended June 30, 2006, 2005 and 2004 was $46,813, $34,906 and $ 167,175 respectively. The total fair value of shares vested during the years ended June 30, 2006, 2005 and 2004 were $493,884, $87,827 and $1,692,961 respectively. The aggregate intrinsic value of options outstanding and options currently exercisable at June 30, 2006 was $4,072,576 and $3,952,326 respectively.

A summary of the status of the Company’s non-vested shares as of June 30, 2006 and changes during the year ended June 30, 2006 is presented below:

		Weighted
		Average Grant
Non Vested Shares:	Shares	Date Fair Value

Non vested at July 1, 2005	16,500	$4.13
Granted	40,000	2.44
Vested	(32,667)	2.75

Non Vested at June 30, 2006	23,833	$2.32

All stock options are granted at fair market value of the common stock at the grant date. As of June 30 2006, there was $75,925 of total unrecognized compensation cost related to non-vested share based compensation arraignments granted under the plans. The cost is expected to be recognized over a weighted average period of approximately 1.5 years.

On March 10, 2005, the Company adopted the 2005 Stock Option Plan (the “2005 Plan”), which was subsequently approved by the shareholders at the 2005 Annual Meeting. The purpose of the 2005 Plan is to provide a means whereby directors and selected employees, officers, agents, consultants and independent contractors of the Company or any subsidiary thereof, each as defined through reference to a 50% ownership threshold, may be granted incentive stock options and/or nonqualified stock options to purchase shares of common stock in order to attract and retain the services or advice of such directors, employees, officers, agents, consultants, and independent contractors and to provide an additional incentive for such persons to exert maximum efforts for the success of the Company and its affiliates by encouraging stock ownership.

The maximum number of shares of common stock with respect to which awards may be presently granted pursuant to the 2005 Plan is 500,000 shares. Shares issuable under the 2005 Plan may be either treasury shares or authorized but unissued shares. The number of shares available for issuance will be subject to adjustment to prevent dilution in the event of stock splits, stock dividends or other changes in the capitalization of the Company. As of June 30, 2006 the Company issued 500,000 shares under the 2005 Plan.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

PREFERRED STOCK

Prior to fiscal 2003, the Company had issued 700,000 shares of series A preferred stock to certain officers and directors of the Company. Each share of series A preferred stock was automatically convertible, at no additional cost to the holder into one share of common stock. The Company converted the 700,000 shares of series A preferred stock into 700,000 shares of its common stock in fiscal 2004.

In fiscal 2004, the Board of Directors of Host authorized and approved the designation, issuance and sale of 266,667 shares of series B convertible preferred stock (the “series B stock”). Host privately offered and sold 266,667 shares of the series B stock to an individual investor for a gross aggregate purchase price of $400,000, or $1.50 per share.

The series B stock has various preferences and conversion rights, including the right to receive a cumulative dividend at the rate of 8% per share per annum, payable semi-annually on or before the last day of Host’s fiscal quarters ending December 31 and June 30. Accordingly, the Company recorded a $32,004 dividend liability in accrued expenses and other which has been reflected as an increase to the accumulated deficit during the fiscal year ended June 30, 2006 for an aggregate liability of $92,804. Furthermore, the series B stock is convertible for a period of five years from the issue date into shares of Host’s common stock according to the conversion ratio set forth in the Articles of Amendment to the Articles of Incorporation of Host, which were filed with the Colorado Secretary of State on August 11, 2003. The conversion price will initially be equal to the purchase price as defined, subject to anti-dilution provisions. Except as required by law, the series B stock will vote together with the common stock. Each series B share shall have a right to that number of votes equal to the number of shares of common stock issuable, upon conversion of such stock.

The excess of the fair value of the common stock into which the series B stock is convertible over the purchase price at the date of sale of $400,000 is a beneficial conversion feature that is analogous to a dividend on the series B stock. Therefore, it has been reflected as an increase to the accumulated deficit and additional paid-in capital and an increase in the net loss applicable to common stock during the fiscal year ended June 30, 2004.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK

During fiscal 2004, Host privately placed 500,000 shares of common stock at $5.00 per share with twenty-four accredited investors. The shares were offered and sold on a best efforts basis by officers and directors of Host and by a licensed NASD broker-dealer (“Selling Agent”). Host paid the Selling Agent a commission of 10% of the gross proceeds from the shares sold. In addition, for every ten shares of common stock sold, the Selling Agent received one warrant to purchase one share of common stock at $5.50 per share, exercisable for a period of five years. A registered representative of the Selling Agent is a major shareholder of Host. Officers and directors of Host also offered and sold shares but no commissions or other remuneration were paid to these individuals.

The Company received gross proceeds of $2,500,000 from the offering, which closed on December 19, 2003. The Company paid $242,500 to the Selling Agent for commissions in connection with this offering. The Company also incurred other expenses in connection with this offering of $42,283. In connection with the number of shares it sold, the Selling Agent also received warrants to purchase 48,500 shares of common stock at an exercise price of $5.50 per share which expire on October 1, 2008.

In fiscal 2004 the Company issued 5,157 shares of common stock with a value of $11,396 in connection with the 401K plan’s employee stock match provision. The required company share match is determined based upon a formula.

The Company issued 20,000, 16,250 and 77,750 shares of common stock for options exercised during the fiscal years ended June 30, 2006, 2005 and 2004, respectively. During fiscal years ended June 30, 2006, 2005 and 2004, the Company received $46,813, $34,906 and $167,175 respectively, in gross proceeds from these options, which were exercised at various prices ranging from $2.00 to $2.69 per share.

In fiscal 2005, in accordance with the terms of its Securities Purchase Agreement, Laurus Master Fund, Ltd., exercised its right to convert both principal and interest payable by the Company into shares of Host’s common stock. Accordingly, Host issued 10,000 shares of its common stock at the initial “Fixed Conversion Price” of $5.03 per share in payment of $30,000 of principal and $20,300 of accrued interest on the Laurus Note A (see Note 11). Host also issued 34,325 shares of its common stock at a mutually agreed upon one-time conversion price of $3.40 per share in payment of $99,032 of principal and $17,673 of accrued interest on the Laurus Note A. In addition, in accordance with the terms of Amendment No. 1 and Consent to its Securities Purchase Agreement, Host issued 125,206 shares of its common stock at $3.50 per share in payment of $341,904 of principal, and $96,317 of accrued interest.

On January 19, 2005, Host sold 24,390 shares of its common stock with a gross fair value of $100,000 and a 7.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $100,000 to Mr. C. Michael Horton, a current director through a private placement. Mr. Horton purchased the unit for $200,000. Beginning January 19, 2006 through January 29, 2007, Mr. Horton will have the option of having Host pay off the $100,000 unsecured convertible promissory note in cash or by issuing an additional 24,390 shares of common stock.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK (Continued)

On June 17, 2005, Host sold 37,037 shares of its common stock with a gross fair value of $100,000 and an 8.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $100,000 to Mr. Patrick Healy, a current director through a private placement. Mr. Healy purchased the unit for $200,000. The note is due and payable on June 16, 2007 and is convertible after one year, in whole or in part, into shares of common stock at $2.70 per share.

On June 23, 2005, Host sold 21,098 shares of its common stock with a gross fair value of $50,000 and an 8.5% per annum, unsecured, subordinated convertible promissory note with a face amount of $50,000 to Mr. Horton, through a private placement. Mr. Horton purchased the unit for $100,000. The note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of common stock at $2.37 per share.

The discount value of the shares of common stock issued to two directors was based on variables associated with the higher than normal risk associated with Host’s common stock due to the declining market price of Host’s shares, the risks of going concern and the restricted nature of the shares associated with the registration and the timing of liquidity under Rule 144. The price of the shares issued on January 19, 2005 was $3.86, the price of the shares issued on June 17, 2005 was $3.14, and the price of the shares issued on June 23, 2005 was $3.02. The notes issued on June 17, 2005 and June 23, 2005 were convertible below the market value and had a beneficial conversion feature which was recorded at fair value pursuant to the consensus for EITF Issue No. 98-5.

In July 2005, Laurus exercised their right to convert their notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million net of debt discount were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. A non-cash charge of approximately $2.7 million has been recorded in the first quarter of fiscal 2006 associated with the write off of the unamortized debt discount and deferred financing charges.

On January 11, 2006, Host America signed a Release and Cancellation Agreement with Laurus Master Funds, Ltd.  The agreement provides that in consideration for the issuance of 20,000 shares of our common stock, Laurus consents to the cancellation of a warrant to purchase 25,000 shares of our common stock issued in February 2005 and agrees to release all security interests and liens which Host and its subsidiaries previously granted to Laurus in connection with prior financing agreements between the parties. The agreement also gives Laurus piggyback registration rights with respect to the 20,000 shares described above and with respect to 146,962 additional shares underlying a warrant currently held by Laurus.

On February 17, 2006 and May 10, 2006, Host closed a private placement of 440,000 and 100,000 shares of common stock and 132,000 and 30,000 common stock purchase warrants respectively, to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of $675,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and a 7% commission was paid to a Broker in connection with the transaction.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK (Continued)

On March 16, 2006, Host issued 175,000 shares of restricted common stock in partial consideration for the settlement of the Sherwins’ lawsuit (see Note 15). The shares of common stock that were issued in the settlement of the Sherwin litigation were based on Host’s share market price on the settlement date. Common shares issued for convertible debt were recorded based on the contract price of conversion. Options issued in exchange for services are priced based on the Black Scholes method and recorded as an expense to the related service.

On March 22, 2006, Host issued 62,500 shares of common stock to FoodBrokers in accordance with the terms of the October 29, 2004 Asset Purchase Agreement.

WARRANTS

	June 30, 2006			June 30, 2005			June 30, 2004
	Outstanding	Price	Weighted	Outstanding	Price	Weighted	Outstanding	Price	Weighted
			Average			Average			Average
			Exercise			Exercise			Exercise
			Price			Price			Price
Outstanding at beginning of year	2,763,518	$2.00-10.00	$6.37	2,710,422	$2.00-10.00	$6.17	1,600,412	$2.00-5.50	$4.59
Granted	162,000	$1.75	1.75	222,516	$5.49	5.49	1,156,250	5.50-10.00	8.28
Exercised	(485,739)	$5.43-6.23	5.77	(169,420)	$2.00	2.00	(46,240)	2.00-5.50	3.89
Forfeited/cancelled	(25,000)	$5.98	5.98
Outstanding at end of year	2,414,779	$1.75-10.00	$6.19	2,763,518	$2.00-10.00	$6.37	2,710,422	$2.00-10.00	$6.17

In fiscal 2004, the Company issued 48,500 warrants to the Selling Agent in connection with the private placement of common stock. The warrants are exercisable for a period of five years, at an exercise price of $5.50 per share, unless extended. These warrants were recorded at fair value as issuance costs of $281,140 as determined by the Black-Scholes method and included as valuation assumptions the market value of the CAFE stock of $5.05, aggregate volatility rate of 71.31% and the average risk free interest rate of 3.97% and an expected dividend yield of $0.

The Company issued 600,000 warrants in connection with the 2004 private placement of subordinated debt and 57,750 warrants to the selling agent in connection with this private placement. These warrants are exercisable until January 31, 2009, at an exercise price of $10.00 per share, unless extended. The fair value of $803,467 allocated to the 600,000 warrants issued in connection to the 2004 private placement was determined by the Black-Scholes method including the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate measured at issue date, and recorded as additional paid in capital and amortizable debt discount. The fair value of $129,262 allocated to the 57,750 warrants to the Selling Agent was recorded as issuance costs and determined by the Black-Scholes method, and included as valuation assumptions the market value of the CAFE stock of $5.04, aggregate volatility rate of 71.0% and the average risk free interest rate of 3.85% and an expected dividend yield of $0.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

WARRANTS (Continued)

On June 25, 2004, the Company issued 450,000 warrants in connection with its financing with Laurus Master Funds, Ltd. These warrants are exercisable for a period of ten years, at exercise prices of $5.98 and $6.23 for 300,000 and 150,000 warrants, respectively, and recorded as a liability and amortizable debt discount. Concurrently with the Laurus transaction, the Company issued 197,516 five year warrants at a weighted average exercise price of $5.43 to the Selling Agent and recorded the fair value of $600,000 as debt issuance deferred financing costs, amortizable over the life of the Laurus debt. Fair value was determined by the Black-Scholes method included as valuation assumptions the market value of the CAFE stock of $5.05, aggregate volatility rate of 72.0% and the average risk free interest rate of 4.73% and an expected dividend yield of $0.

The Company issued 46,240 shares of common stock in connection with the exercise of non-publicly traded warrants during the fiscal year ended June 30, 2004. The Company received $180,011 in gross proceeds from the exercise of these warrants, which were exercised at $2.00 and $5.50 per share.

In fiscal 2005, in accordance with the terms of Amendment No. 1 and Consent to its Securities Purchase Agreement with Laurus Master Fund, Ltd., Host issued Laurus warrants to purchase 25,000 shares of its common stock exercisable through June 23, 2014 at $5.98 per share, which were subsequently cancelled (see below).

In fiscal 2005, the Company issued 169,420 shares of common stock for private placement warrants exercised. The Company received $338,840 in gross proceeds from the exercise of these warrants, which were exercised at $2.00 per share.

During the first quarter of fiscal 2006, Laurus exercised 303,038 warrants at an exercise price of $5.98 per share and H.C. Wainwright & Co., the placement agency that assisted the Company in the Laurus financing, and three of its principals, exercised 182,701 warrants in a cashless exercise that resulted in the net issuance of 76,597 common shares at an exercise price of $5.43 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

WARRANTS (Continued)

During fiscal 2005 and 2004 no warrants were cancelled nor expired.

The following table summarizes information about the warrants outstanding at June 30, 2006:

Range of Exercise Prices	Number Outstanding at 6/30/06	Weighted Avg. Exercise Price
$1.75 to $2.00	389,060	$1.90

$5.43 to $5.98	1,221,007	$5.50

$6.23	146,962	$6.23

$10.00	657,750	$10.00
	2,414,779

NOTE 13 -	STOCKHOLDERS’ EQUITY (Continued)

REGISTRATION RIGHTS

The shares of common stock issuable by the Company to Laurus Master Funds upon a conversion of common shares from the convertible notes and the election to exercise all or a portion of the warrants was not registered under the Securities Act of 1933. To provide for the registration of such underlying shares, the Company and Laurus entered into a registration rights agreement, dated June 23, 2004, requiring the Company to prepare and file a registration statement covering the conversion to shares of common stock. The registration statement was filed on August 12, 2004. The registration rights agreement further required the Company to use its best efforts to cause such registration statement to remain effective throughout the term of the notes.

The registration rights agreement also contained liquidated damages provision which calls for Laurus to receive from the Company a 2% liquidated damages charge for each 30 day period that the registration statement is not effective. This amount was to be calculated daily from the original aggregate principle of the notes. Laurus was entitled to receive the aforementioned damages until such time as the registration statement had been declared effective. The Company has not incurred costs associated with any damages, and as Laurus exercised their rights to convert in July 2005 and had signed a Release and Cancellation Agreement in January 2006, the Registration Rights Agreement has been cancelled.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14 -	INCOME TAXES

The provision for income taxes for continuing operations consists of current state income taxes of approximately $60,000, $39,000 and $25,000 for the years ended June 30, 2006, 2005 and 2004, respectively, and the recognition of the prior year valuation allowance of $30,000 in fiscal 2004.

As of June 30, 2006, the Company has federal net operating loss carryforwards of approximately $16,355,000, and state operating loss carryforwards of approximately $10,479,000 expiring through fiscal 2026.

Expected tax expense based on the federal statutory rate is reconciled with the actual expense for the years ended June 30, 2006, 2005 and 2004 as follows:

	2006	2005	2004
Statutory federal income tax benefit	34.00%	34.00%	34.00%
Statutory state income tax benefit	5.40%	5.40%	5.40%
Permanent difference impairment charge	0%	-15.10%	-31.00%
Interest paid with equity	-10.50%	-0.60%	0%
Other permanent differences	-3.10%	1.10%	-2.30%
Valuation allowance on net deferred tax assets	-25.80%	-24.80%	-6.10%

Federal Income Tax Expense	0%	0%	0%

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

	As of June 30,
	2006	2005
Deferred tax assets:
Net operating loss carryforwards federal	$5,560,742	$2,996,745
Net operating loss carryforwards state	587,834	337,778
Inventory obsolescence	190,890	190,890
Accrued legal costs	859,713	387,170
Accrued research and development	-	19,805
Reserves allowance	84,977	20,793
Fixed Asset depreciation	173,540	165,848
Accrued vacation	54,402	54,402
Total deferred tax asset	7,512,098	4,173,431
Valuation allowance	(7,512,098)	(4,173,431)
Net deferred tax asset	$-	$-

The Company establishes a valuation allowance in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized. For the years ended June 30, 2006, 2005 and 2004, the Company increased the valuation allowance by approximately $3,339,000, $2,393,000 and $149,000 respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company has several non cancelable operating leases for its office, production and warehouse facilities, including leases with related parties (See Note 17). Rent expense charged to operations aggregated $601,691, $494,074 and $443,642 for the years ended June 30, 2006, 2005 and 2004, respectively.

The Company is also leasing various vehicles and equipment under certain other operating leases which expire within one to six years. Rent expense for these operating leases for equipment aggregated $278,783, $266,639 and $248,031for the years ended June 30, 2006, 2005 and 2004, respectively.

Future minimum lease payments on all non cancelable operating leases for each of the fiscal years succeeding June 30, 2006 are as follows:

Year ending June 30,
2007	$696,558
2008	550,461
2009	317,996
2010	172,972
2011	29,018
$1,767,005

NOTE 14 -	EMPLOYMENT CONTRACTS

As of June 30, 2005, the Company has five-year employment agreements with two of its officers extending through December 2009. Under the terms of the agreements, the President and Executive Vice President of the Company are to initially receive annual salaries of $174,225 and $168,000, respectively, which may be increased by the Company’s Compensation Committee or the Board of Directors, but shall not be decreased without the consent of the employee. Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees. In addition, their employment contracts have severance pay provisions which provide for the payment of salary and fringe benefits for a period of up to two years depending on whether the termination was voluntary or involuntary. The Company also provides health, disability and life insurance to each of these individuals. On June 30, 2006, the annual salaries of the President and Vice President were $98,287 and $189,532, respectively. As disclosed in Note 20, on November 28, 2005, Mr. Ramsey’s (former CEO) employment with Host was terminated. The Company also terminated Mr. Ramsey’s employment agreement. Pursuant to the agreement, Mr. Ramsey, has certain rights to arbitration following his termination, and has submitted a demand for arbitration seeking damages of $2.5 million.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

EMPLOYMENT CONTRACTS (Continued)

The Company has extended employment agreements with the President and Vice President of Lindley extending to August 2008. Both individuals receive an expense account, an automobile expense allowance, related business expenses and all other benefits afforded other employees. The Company also provides health and disability insurance to each of these individuals. In accordance with the terms of their employment contract, the officers were each entitled to an initial salary of $135,000 per year to be increased annually by 5%. On June 30, 2006, the annual salaries of the President and Vice President of Lindley were $164,000 in accordance with the terms of their employment agreements.

In 2005, Host entered into an employment agreement with Mr. Sparks of RS Services providing that Mr. Sparks will serve as the President of RS Services and receive an initial annual salary of $125,000, incentive stock options to purchase 18,000 shares of Host’s common stock and such other executive benefits as are afforded to similar officers of Host and its subsidiaries. The employment agreement is for a period of three years beginning February 16, 2005, contains a five year non-competition provision and provides Mr. Sparks with certain severance benefits in the event of his termination.

In July 2005, Host entered into an employment agreement with Mr. Michael C. Malota providing that Mr. Malota will serve as the Director of Special Operations and receive an initial annual salary of $132,000, stock options to purchase 40,000 shares of Host’s common stock, with 10,000 shares vesting on January 1, 2006, 15,000 shares vesting July 1, 2006 and 15,000 shares vesting January 1, 2007 and such other benefits as are afforded to similar employees of Host and its subsidiaries. The employment agreement is for a period of two years beginning July 5, 2005 and provides Mr. Malota with certain severance benefits in the event of his termination.

PURCHASE COMMITMENT

In June 2005, Host has accepted a proposal from Pyramid Technologies, an outside developer and supplier to engineer, design and upgrade our new energy management technology. The terms of the proposal includes initial consideration of $500,000, payable in installments including $250,000 upon date of acceptance, and $50,000 per month for the 5 months following the date of the agreement. Upon completion of the project, Host energy management division will compensate Pyramid $100,000 upon delivery of all prototypes and $200,000 upon delivery of pilot units and units ready for customers. Pyramid will also receive a royalty fee of $50 on the use of time access proprietary software on the first 20,000 controllers ordered from Pyramid. In the event that on the date three years after the first date that Host sells the proprietary software, and if Host shall not have paid Royalty Fees to Pyramid in an amount equal to at least $500,000, then Host shall pay to Pyramid an amount equal to $700,000 less the aggregate amount of Royalty Fees paid by Host to Pyramid. As incentive for timely completion, on September 19, 2006, Host granted 175,000 stock options to Pyramid. All amounts except for royalty payments as per the proposal, are development costs and will be expensed as incurred as per FASB Statement No. 2, Accounting for Research & Development Costs. In fiscal 2006, Host paid $480,000 to Pyramid in accordance with the agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

PURCHASE COMMITMENT (Continued)

The options granted to Pyramid were issued at an exercise price of $1.39 which was the share price of CAFE common stock on the date of the option. The options are exercisable for a period of 10 years and are fully vested. The options were valued according to the Black Scholes method and were treated as additional research and development expense as the expense was pursuant to development costs of our light controller. At fiscal year end June 2006, Pyramid met the incentive targets required under the agreement and we accrued $174,306 to research and development for timely completion under the Black Scholes valuation method. The final targets were met in the first quarter fiscal 2007.

FRANCHISE AGREEMENT

On June 25, 2005, RS Services entered into a license agreement with TEGG Corporation, (“TEGG”). TEGG, headquartered in Pittsburgh, Pennsylvania, has developed a comprehensive system for diagnostic testing, servicing and maintaining of electrical distribution systems in business and industry. TEGG provides its services through a network of licensed or franchised electrical contractors, of which RS Services is now a member by virtue of the license agreement. The license agreement provides that RS Services is authorized to provide TEGG services and utilize TEGG’s proprietary systems in the geographic location specified in the license agreement, which primarily consists of the Tulsa, Oklahoma metropolitan area. Pursuant to the license agreement, TEGG will provide RS Services with training, business recommendations, access to TEGG’s proprietary systems and methods, computer software and account referrals. RS Services will pay TEGG an initial license fee of $84,000 and a six year royalty fee, payable monthly totaling $243,000, commencing on contract signing through February 2011. Host has not recorded any income from this agreement and has not recorded any license fee or royalty expense in fiscal 2006.

The agreement with TEGG had been signed and finalized in 2005. Host has elected to delay the start of their marketing efforts for the franchise services of TEGG and is currently in negotiations with them to alter their relationship and to focus on how TEGG and the Company can work together on other projects, specifically in energy conservation. The initial license fee of $84,000 was paid and expensed in fiscal 2005. In addition, Host also has been expensing, when incurred, the payments due TEGG each month for the royalty fee.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS

The Company has established an accrual for all maximum estimated potential losses that it expects to incur from the below actions pursuant to SFAS 5, “Accounting for Contingencies”.

Sherwin v. Host America Corp., Geoffrey Ramsey, et al., Case No. 04CC08892 (Superior Court, Riverside County, California)

Ralph Sherwin and Blaine Sherwin, former business associates and then employees of Host/GlobalNet, filed suit on August 25, 2004, against Host, its former subsidiary GlobalNet, Geoffrey Ramsey, and other individuals who have never been served with process. The first amended complaint claims that Host: (a) breached written employment agreements with the Sherwins when Host terminated their three-year agreements after approximately six months of employment; (b) breached a contract to purchase from the Sherwins their purported exclusive distribution rights to a product known as the “Fan Saver” in exchange for a large number of shares of our common stock; and (c) engaged in securities fraud, fraud and deceit, and interference with prospective economic advantage. Host filed a cross-complaint against the Sherwins for breach of the employment contracts and fraud.

The case had been scheduled for jury trial to commence on February 21, 2006. However, settlement was reached on February 18, 2006. In the settlement agreement which was placed on the record in open court on February 21, 2006, Host agreed to pay the Sherwins $150,000, consisting of $75,000 on March 17, 2006, with the remainder to be paid with interest in equal payments on September 17, 2006, and March 16, 2007.  In addition, Host will grant 175,000 shares of restricted common stock to be divided among the Sherwins and their attorneys. In exchange for the above consideration, Host and the Sherwins have agreed to a complete release of all claims against each other. Based upon this settlement, on March 27, 2006, the trial date was vacated.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004. K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building. At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers. The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin. As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host. Host will appeal the judgment and damages granted to Coastline by the United States District Court for the Central District of Utah of $295,445.

Host will also proceed in another, related case in the District Court in Utah in which Host maintains its rights to the inventory under the Uniform Commercial Code. Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral. The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case is to be filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected. That case has not yet been made final.  A court mediator has been assisting with settlement of the case and provided for both parties to consider a settlement which is more than covered by Host’s supersedeas bond already fully funded by Host. However, there also remains for decision a claim by Coastline that Host received a computer containing intellectual property software and that Host improperly acquired title to the software. Host denies that any transfer of title took place. That case is set for hearing on January 4, 2007.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy. One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc. The complaints were captioned as follows: Mintz v. Host America Corp., et al., Civil Action No. 05-cv-1260-SRU (filed on August 9, 2005); RFC Securities LLC v. Host America Corp., et al., Civil Action No. 05-cv-01269-JBA (filed on August 11, 2005); Collins v. Host America Corp., et al., Civil Action No. 05-cv-01270-JBA (filed on August 11, 2005); Conlin v. Host America Corp., et al., Civil Action No. 05-cv-01291-WWE (filed on August 15, 2005); Sutton v. Host America Corp., et al., Civil Action 05-cv-01292-JBA (filed on August 15, 2005); Dombrowski v. Host American Corp., et al., Civil Action No. 05-cv-01329-RNC (filed on August 19, 2005); Yorks v. Host America Corp., et al., Civil Action No. 05-cv-1250 (filed on August 8, 2005); Sullivan v. Host America Corp., et al., Civil Action No. 05-01391 (filed on September 2, 2005); George Theall v. Host America Corp., et al., Civil Action No. 05-cv-1389 (JBA) (filed September 1, 2005); Sonia Kilgore v. Host America Corp., et al., Civil Action No. 05-cv-1435 (JBA)(filed September 12, 2005) (collectively, the “class actions”); Jonathan Destler v. Host America Corp., et al., No. 05-cv-01479 (JBA) (filed September 21, 2005); Brett Reeves v. Host America Corp. et al., Civil Action No. 05-cv-01511 (JBA) (filed September 27, 2005) (collectively, the class actions). The complaints purported to be brought on behalf of all persons who purchased Host’s publicly traded securities between July 12, 2005 and July 22, 2005.

In general, Plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaints alleged that these statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period. Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the above-referenced class actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). On June 15, 2006, lead plaintiff filed a Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”). The Consolidated Complaint, which supersedes all previously filed class action complaints, names as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purports to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005. The Consolidated Complaint is based on substantially the same allegations as the earlier filed complaints. Plaintiffs seek unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A against defendants Sarmanian and Lockhart. A time for answering or otherwise responding to the Consolidated Complaint has not been established. Pursuant to a court order, the parties filed a status report on November 13, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Derivative Actions - Federal Court

Host has also been named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut. The captions of those actions are Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The derivative actions named as defendants Geoffrey W. Ramsey, David J. Murphy, Gilbert Rossomando, Peter Sarmanian, and Anne L. Ramsey, and the Cheek action also named Roger Lockhart. The derivative complaints generally alleged that the defendants caused and/or permitted Host to make alleged false and misleading statements about the Company’s commercial relationship with Wal-Mart in the July 12, 2005 press release. The complaints asserted claims purportedly on behalf of Host against the defendants for breach of fiduciary duty, unjust enrichment and abuse of control, mismanagement and insider trading, and sought an unspecified amount of damages. The plaintiffs did not make presuit demand on the Board of Directors prior to filing the actions. The complaints did not purport to seek affirmative relief from the Company. By order dated October 20, 2005, the court consolidated the derivative actions, and adminstratively consolidated the derivative actions with In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). The order also obviated the need for defendants to respond to the two derivative complaints; required derivative plaintiffs to file and serve a consolidated amended complaint within forty-five days after entry of an order regarding appointment of lead plaintiff and lead counsel in the related securities litigation; and provided for defendants to file an answer or motion to dismiss within forty-five days after service of a consolidated amended derivative complaint, with plaintiffs’ oppositions to any motions to dismiss and defendants’ replies thereto to be filed thereafter.

On June 22, 2006, the federal derivative plaintiffs filed a Verified Amended Derivative Complaint, which names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint is based on substantially the same allegations as the earlier filed federal derivative complaints, and asserts causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint seeks an unspecified amount of damages and other relief. The time for answering or otherwise responding to the Verified Amended Derivative Complaint has not been established. Pursuant to court order, the parties filed a status report on November 13, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

State Court Action

Host has also been named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action). This action names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona. The Hester complaint contains allegations substantially similar to those of the federal derivative actions described above, and asserts six counts for breach of fiduciary duty for insider selling and misappropriation of information, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. On January 20, 2006, Host and Host’s officer and director defendants filed a motion to stay all proceedings Hester in light of the derivative actions pending in the federal court. The Superior Court granted the motion to stay on June 13, 2006. As a result, the Hester action is stayed until further order of the Court.

State Court Individual Action

On or about May 2, 2006, 47 plaintiffs who alleged that they purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant. Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 402488. The Contreras complaint is based on substantially the same allegations as the federal class action complaints. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.

On or about May 31, 2006, Host America removed the Contreras action to the United States District Court for the District of Connecticut, and subsequently filed a motion to consolidate that action with the In re Host America Securities Litigation. Plaintiffs moved to remand the case to state court, which Host America opposed. Following an order granting plaintiffs’ motion, the federal court remanded the Contreras action to state court on September 20, 2006. Host America has requested an extension until December 11, 2006, to answer or otherwise respond to the complaint.

Host has notified Liberty Insurance Underwriters, Inc., (“Liberty”), from which Host purchased policies of insurance, of the foregoing litigation. In general, the policies apply on a “claims made” basis to certain costs (including legal fees), expenses, judgments and/or settlements, subject to applicable policy limits and retentions. Liberty has advised Host that it reserves its rights to deny coverage of the foregoing litigation under a claims made policy with an expiration date of July 21, 2005. To date, subject to a retention amount, Liberty has reimbursed Host for certain legal fees and other costs associated with Host’s representation and past and present company officers and directors in connection with the litigation. Liberty has advised Host that it denies coverage of the foregoing litigation under a claims-made policy with an expiration date of July 21, 2006.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

The Company believes it has substantial and meritorious defenses to the above actions. Due to the expense and uncertainty of such litigation, the Company has engaged in settlement discussions with the attorneys for lead plaintiff in the class action, plaintiffs in federal derivative action, and plaintiffs in the Contreras action. Among other things, the Company and those plaintiffs through counsel held a one day, non-binding mediation, and, subsequent thereto, have continued to discuss potential negotiated resolution. There can be no assurances that the Company will in fact settle the above-actions, or that settlement, if any, will be on terms that the Company will consider favorable.

Burton M. Sack v. Host America Corp., RS Services, Inc., GlobalNet Acquisitions Corporation, et al., Case No. CJ-05-204E (District Court, Stephens County, Oklahoma)

On May 11, 2005, Host was named as a defendant, along with K.W.M. Electronics Corporation, RS Services, Inc., and GlobalNet Acquisitions Corporation in a Petition and Request for Order of Delivery of Property for certain personal property pledged as collateral in the loan and security agreement between Burton M. Sack and K.W.M. Electronics dated May 9, 2003. The petition states that K.W.M. defaulted on a loan and security agreement and is obligated to turn over the secured collateral to Mr. Sack. Mr. Sack has applied for a hearing for an Order of Delivery for the recovery of the collateral; however, a hearing date has not been set. The personal property that is the subject of Mr. Sack’s claim includes the rights to the technology used in the original light controller device previously marketed by RS Services.

A similar action has been filed by Burton M. Sack in Sarasota County, Florida naming K.W.M. Electronics Corporation, Charlie Stevenson and Scott Feldhacker as defendants, but neither Host nor any of Host’s subsidiaries were named as defendants. Burton M. Sack v. K.W.M. Electronics Corporation, Charlie Stevenson and Scott Feldhacker, Case No. 2004-CA-9234-NC (Circuit Court, Sarasota County, Florida).

Both cases in which Burton M. Sack was the named plaintiff have been assigned to Host under the terms and conditions set forth in the December 9, 2005 sale and assignment agreement.

SEC Investigation and Nasdaq Delisting

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a Press Release issued by the Company on July 12, 2005. On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and initiated a suspension in the trading of our securities. The SEC investigation is still ongoing, and Host’s current officers have responded to all SEC requests for interviews and information

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

On August 5, 2005, the NASDAQ Stock Market notified Host that the staff of NASDAQ Listing Investigations and Listing Qualifications had determined to delist Host’s securities based on concerns associated with the July 12, 2005 press release and pursuant to NASDAQ’s broad discretionary authority to deny continued inclusion of securities. Host appealed this determination and requested a hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ staff determination. A hearing was held on September 1, 2005. On September 8, 2005, Host received notice that the NASDAQ Listing Qualification Panel determined to delist Host’s common stock and warrants. Host’s securities were subsequently delisted from the NASDAQ Stock Market effective with the open of business on September 12, 2005. A substantial decline in the market price of Host’s common stock and warrants occurred from the date of the delisting to the present. Host’s common stock and warrants are currently traded on the Pink Sheets.

CEO Termination

On December 12, 2005 Geoffrey Ramsey, former President and Chief Executive Officer of the Company filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and in so doing violated the covenant of good faith and fair dealing.

Additionally, Mr. Ramsey contends that under the terms of his employment contract he is entitled to severance equal to six months of his salary for each calendar year that he was employed by the Company. The arbitration has been scheduled for November 27th, 28th and 30th 2006. The Company intends to vigorously defend itself and believes that the Arbitrator will find that just cause existed for Mr. Ramsey’s termination.

Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with Host.  Anne Ramsey, the sister of Geoffrey Ramsey, was Host’s former Human Resource Director and currently serves on the Board of Directors and is Host’s corporate secretary. Debra Ramsey is the wife of Geoffrey Ramsey and was Host’s former Administrative Assistant.  Host terminated both individuals on November 23, 2005.  On or about March 20, 2006, Host instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that Host never authorized the employment agreements relied upon by Anne and Debra and, as such, are void. The matter was tried the first three days in November and has been continued to November 15, 2006. Briefs are due on December 6th and a decision is expected shortly thereafter. Host believes that it will be successful in permanently barring Anne Ramsey and Debra Ramsey from arbitrating their claims.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

SALE AND ASSIGNMENT AGREEMENT

On December 9, 2005, pursuant to a sale and assignment agreement, Host acquired all of Burton M. Sack’s right, title and interest to a $550,000 loan Mr. Sack had previously made to K.W.M. on May 9, 2003. The loan was secured by a first security interest in certain technology purportedly owned by K.W.M. pertaining to an energy saving light controller. Host acquired the interests in the loan from Mr. Sack to secure ownership of the energy saving light controller technology previously marketed by our RS Services subsidiary.

Mr. Sack originally loaned the principal sum of $550,000 to K.W.M. on May 9, 2003 and K.W.M. granted to Mr. Sack a security interest in certain assets consisting of accounts receivable, inventory and the technology. K.W.M. subsequently defaulted on the loan and Mr. Sack filed an action against K.W.M. and two guarantors of the loan, Charlie Stevenson and Scott Feldhacker.

Under the terms of the sale agreement, Host paid Mr. Sack the total principal and interest amount of $771,230, $400,000 of which was paid in cash at the closing and the remainder of which was paid by a promissory note in the principal amount of $371,230. The note currently bears interest at a rate of 8.5%, which is subject to increases in an amount equal to the amount which the Prime Rate, as reported in the Money Rate Section of the Wall Street Journal, exceeds 8.5%. The note is repayable in equal monthly installments of principal of $15,467 and each such payment is to be accompanied by a payment of interest in arrears at the prevailing rate thereon. The note is due and payable in full on December 15, 2007.

Repayment of the note by the Company is secured by a contingent assignment by Mr. Sack to the Company of certain inventions, products and intellectual property relating to the energy savings products. In addition, the note is further guaranteed by Scott Feldhacker and Charlie Stevenson. Mr. Stevenson, an officer and director of K.W.M., and Mr. Feldhacker were both guarantors under the original loan defaulted on by K.W.M. and are former employees of RS Services, Inc.

On May 30, 2006, a Federal District Court in Utah, by judgment, determined that a third party, Coastline Financial was in fact superior to the rights purchased by Host from Mr. Sack. Host has argued that the existence of this prior claim violates representations and warranties made by Mr. Sack in the documentation by which Host has bought its position. As a result of these violations, Host ceased payments in June 2006 under this note and advised Mr. Sack that Host reserves its rights to demand recovery of amounts paid to Mr. Sack.

Mr. Sack is the stepfather of Peter Sarmanian, our current director. Mr. Sarmanian did not participate in any discussion or deliberations regarding the sale agreement nor did he participate in the vote by our board approving the sale agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15 -	COMMITMENTS AND CONTINGENCIES (Continued)

POWER REDUCTION SERVICES, LLC AGREEMENT

During the third quarter of 2005, Host entered into a verbal agreement with Power Reduction Services, LLC pursuant to which Host appointed Power Reduction Systems as Host’s exclusive distributor of the energy management product in the northeastern part of the United States. Power Reduction Services will act as Host’s exclusive independent sales, contractor and installer for energy products and services. In addition, Host intends to grant Power Reduction Services a nonexclusive, nontransferable license to use the software associated with and incorporated into the energy products in connection with its distribution, sales and installation of Host’s products.

Mr. C. Michael Horton, a current director of Host, is the managing partner of Power Reduction Services. On March 8, 2006, RS Services has accepted a purchase order from Power Reduction Services for 333-100 amp Light Controller on a “ready to ship” basis. This order provides for an initial deposit of $100,000 and two subsequent deposits contingent upon product availability of $125,000 and $150,000 extending 120 days after initial order date.

NOTE 16 -	401K PLAN

The Company maintains a 401(k) defined contribution plan which covers all participating employees who have a minimum of one year of service. The Company provides a cash match benefit at the rate of five percent of the participating employees’ gross contributions. Employees become fully vested in the Company’s contribution after six years of service. The Company’s contribution for the years ended June 30, 2006, 2005 and 2004 totaled $35,445, $25,113 and $33,796, respectively.

NOTE 17 -	RELATED PARTY TRANSACTIONS

LEASES

The Company leases land and real property from a partnership owned by certain employees/stockholders under a newly extended lease agreement which commenced in 2000 and expires in 2010. The terms of the lease calls for an initial annual payment of $37,080 payable in monthly installments and increasing at a rate of 3% annually for the next five years. RS Services leases its facility from an employee of the Company under a lease agreement with an initial five-year term, which commenced in February 2005, at $60,000 per year, with three subsequent renewal options for two years each.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 -	RELATED PARTY TRANSACTIONS (Continued)

PRIVATE PLACEMENTS

The Company is obligated to certain officers, directors, and affiliated persons in connection with the private placements of unsecured debt.

From January 8, 2004 through May 27, 2004, Host privately placed 80 units at $25,000 per unit, each unit consisting of one 7.5% unsecured promissory note in the amount of $25,000 due January 31, 2009 and one warrant to purchase 7,500 shares of Host’s common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 to January 31, 2009. The units were offered and sold on a best efforts basis by officers and directors of Host and by View Trade, Inc., a selling agent. View Trade received a commission of 10% of the gross proceeds from the units sold by it (commission payments totaled $192,500). In addition, View Trade also received 57,750 warrants to purchase Host’s common stock at an exercise price of $10.00 per share, exercisable from December 31, 2004 until January 31, 2009. Roger Lockhart is a principal shareholder and a registered representative of View Trade. Officers and directors of Host did not receive any commission or other remuneration for the units sold by them. Of the 80 units sold, officers, directors and affiliates of the Company, including Mr. Lockhart, purchased a total of 6 units for a purchase price of $175,000.

On January 19, 2005, in consideration of $100,000 from Mr. C. Michael Horton, a current director, Host issued an unsecured convertible promissory note for $100,000 at 7.5% interest with a due date of January 19, 2007. On January 19, 2006 through January 29, 2007, Mr. C. Michael Horton will have the option of having Host pay off the $100,000 unsecured convertible promissory note by issuing 24,390 shares of common stock. In addition, on January 19, 2005, in consideration of $100,000 from Mr. C. Michael Horton, Host issued 24,390 shares of common stock. Officers and directors of Host did not receive any commission or other remuneration for shares sold by them

On June 7, 2005, Host issued 37,037 shares of its common stock and an 8.5% per annum, unsecured convertible promissory note with a gross face amount of $100,000 to Mr. Patrick Healy, a current director. Mr. Healy purchased the unit for $200,000. The note is due and payable on June 16, 2007 and is convertible after one year, in whole or in part, into shares of common stock at $2.70 per share.

On June 16, 2005, Host issued 21,098 shares of its common stock and an 8.5% per annum, unsecured convertible promissory note with a gross face amount of $50,000 to Mr. C. Michael Horton, a current director. Mr. C. Michael Horton purchased the unit for $100,000. The note is due and payable on June 22, 2007 or convertible after June 22, 2006 in whole or in part, into shares of common stock at $2.37 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17 -	RELATED PARTY TRANSACTIONS (Continued)

EARNOUTS

In accordance with the RS Services acquisition, Host is obligated to pay Mr. Sparks, an officer of RS Services, an “Earnout” as discussed in Note 3. Any such amounts earned will result in a charge to operations for compensation expense.

RS SERVICES NOTE RECEIVABLE

On February 11, 2004, K.W.M. borrowed $125,000 from GlobalNet. The president of K.W.M. is also an employee of GlobalNet, which merged operations into RS Services. Accordingly, K.W.M. issued a promissory note to GlobalNet in the amount of $125,000, which bears interest at 7.5% and had a maturity date of August 11, 2004. On August 10, 2004, the Board of Directors for Host authorized the extension of the K.W.M. note until the date that Host and K.W.M. sign an asset purchase agreement or June 30, 2005, whichever is sooner. On June 30, 2004, the Company wrote off the note and associated accrued interest as uncollectible as K.W.M. Electronics had discontinued its operations.

PYRAMID TECHNOLOGIES

As explained in Note 15, Host has accepted a proposal from Pyramid Technologies, an outside developer and supplier for our newly designed light controller product, to engineer and design the new technology of the product. The President of Pyramid is the brother-in-law of Mr. C. Michael Horton, a current director of Host.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18 -	INDUSTRY SEGMENT INFORMATION

The Company has three major reportable segments: the business dining segment which is operated by Host, the unitized meals and energy management segments which are operated by Host’s two wholly-owned subsidiaries Lindley and RS Services, respectively. The segments were determined based on the components of the Company’s business that are evaluated separately by management. The accounting policies of the segments are the same as those described in the summary of significant accounting policies. The discontinued operations are the results of the SelectForce segment which was sold on March 31, 2005.

Business segment financial information as of and for the year ended June 30, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$12,112,975	$15,228,113	$9,654,349	$36,995,437	$-	$36,995,437
Segment income (loss)	(10,198,643)	551,021	(3,289,292)	(12,936,914)	-	(12,936,914)
Depreciation and amortization	64,010	267,129	219,146	550,285	-	550,285
Provision for income taxes	12,000	48,000	-	60,000	-	60,000
Segment assets	1,677,862	4,553,316	3,554,027	9,785,205	-	9,785,205
Capital expenditures	33,324	43,283	132,501	209,108	-	209,108

Business segment financial information as of and for the year ended June 30, 2005 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$13,135,230	$14,458,945	$3,199,661	$30,793,836	$-	$30,793,836
Segment loss	(3,384,948)	(1,062,031)	(5,216,176)	(9,663,155)	-	(9,663,155)
Impairment charge	-	1,102,056	2,592,968	3,695,024	-	3,695,024
Depreciation and amortization	52,268	258,376	186,186	496,830	-	496,830
Provision for income taxes	9,000	30,000	-	39,000	-	39,000
Segment assets	4,842,209	4,371,157	3,541,008	12,754,374	-	12,754,374
Capital expenditures	20,317	84,226	172,842	277,385	-	277,385

Business segment financial information as of and for the year ended June 30, 2004 is as follows:

	Business Dining	Unitized Meals	Energy Management	Total	Discontinued Operations	Consolidated
Sales to unaffiliated customers	$12,820,482	$12,057,002	$57,823	$24,935,307	$-	$24,935,307
Segment loss	(1,249,127)	(4,555,117)	(6,712,468)	(12,516,712)	(344,181)	(12,860,893)
Impairment charge	-	4,486,455	5,079,587	9,566,042	-	9,566,042
Depreciation and amortization	88,776	359,446	59,600	507,822	-	507,822
Provision for income taxes	40,000	15,000	-	55,000	-	55,000
Segment assets	10,784,306	3,226,113	357,974	14,368,393	1,322,800	15,691,193
Capital expenditures	29,182	79,067	164,888	273,137	-	273,137

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 19 -	SELECTED QUARTERLY DATA (UNAUDITED)

Unaudited quarterly data for the years ended June 30, 2006 and 2005 follows. Fiscal 2005 reflects the results for the SelectForce subsidiary as discontinued operations. On March 31, 2005, Host sold all of its shares in SelectForce, which was its employment screening segment (see Note 4).

	Fiscal 2006 Quarter Ended
	June 30, 2006	March 31, 2006	Dec 31, 2005	Sept 30, 2005
Net revenues	$10,309,579	$9,567,321	$8,069,729	$9,048,808
Net loss	(1,335,922)	(1,266,917)	(2,705,066)	(7,629,009)
Basic and diluted EPS	(0.18)	(0.18)	(0.40)	(1.16)

	Fiscal 2005 Quarter Ended
	June 30, 2005	March 31, 2005	Dec 31, 2004	Sept 30, 2004
Net revenues	$9,228,356	$8,163,964	$6,926,581	$6,474,935
Loss from continuing operations	(6,365,743)	(1,438,177)	(752,608)	(1,106,627)
Income (loss) from discontinued operations	-	(90,436)	2,502	87,934
Net loss	(6,365,743)	(1,528,613)	(750,106)	(1,018,693)
Basic and diluted EPS:
Continuing operations	(1.45)	(0.32)	(0.18)	(0.27)
Discontinued operations	(0.00)	0.02	0.00	0.02
Net loss	(1.45)	(0.34)	(0.18)	(0.25)

NOTE 20 -	SUBSEQUENT EVENTS

PRIVATE PLACEMENTS

On July 5, 2006, the Company completed the private placement of $350,000 aggregate principal amount of Secured Promissory Notes (the “Notes”) with five individuals within the Company, including certain officers and directors of the Company, and entered into a Security Agreement with respect to the Notes. The Notes bear interest at the rate of ten percent (10%) per annum. The notes may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the Notes shall be 180 days from July 5th, on which date the entire indebtedness evidenced by the Notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

On July 31, 2006, Host closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20 -	SUBSEQUENT EVENTS (Continued)

PRIVATE PLACEMENTS (Continued)

On October 11, 2006, Host closed a private placement of 660,000 shares of common stock and 198,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $660,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and 5% commissions were paid to a Broker in connection with the transaction.

On October 12th through 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a five year period from closing at an exercise price of $1.75 per share. The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

NOTE 21 -	VALUATION AND QUALIFYING ACCOUNTS

Year ended June 30, 2006	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$52,495	$162,038	$214,533

Deferred Tax Asset:
Valuation Allowance	4,173,431	3,338,667(1)	7,512,098

Year ended June 30, 2005	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$23,000	$29,495	$52,495

Deferred Tax Asset:
Valuation Allowance	1,780,272	2,393,159(1)	4,173,431

Year ended June 30, 2004	Balance at Beginning of Period	Additions	Balance at End of Period
Accounts Receivable:
Allowance for doubtful accounts	$20,000	$3,000	$23,000

Deferred Tax Asset:
Valuation Allowance	1,631,000	149,272(1)	1,780,272

(1)	Valuation allowance directly offsets effects of income tax provision.

 ANNEX F

UNAUDITED FINANCIAL STATEMENTS OF HOST AMERICA CORPORATION
(Quarter Ended March 31, 2007)

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31, 2007 (Unaudited)	June 30, 2006 (Audited)
CURRENT ASSETS
Cash and cash equivalents	$437,390	$618,146
Accounts receivable, net of allowance for doubtful accounts of $109,709 and $214,533 as of March 31, 2007 and June 30, 2006, respectively	5,092,057	5,376,032
Inventories	1,139,117	1,000,825
Prepaid expenses and other current assets	439,194	653,044
Total current assets	7,107,758	7,648,047

EQUIPMENT AND IMPROVEMENTS, net	1,067,668	1,351,780

OTHER ASSETS
Other	384,391	364,391
Deferred financing costs, net	312,535	203,487
Intangible assets, net	172,500	217,500
	869,426	785,378
Total Assets	$9,044,852	$9,785,205

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIENCY)
CURRENT LIABILITIES
Demand note payable	$498,223	$378,646
Secured debt	884,910	-
Current portion of long-term debt	553,986	449,029
Current portion of unsecured debt	1,409,900	250,000
Accounts payable	5,312,284	5,004,316
Accrued expenses	2,855,241	3,182,912
Total current liabilities	11,514,544	9,264,903

LONG-TERM LIABILITIES
Long-term debt, less current portion	849,728	1,055,948
Unsecured debt, less current portion	1,704,303	2,728,136
Warrant Liability	613,503	-
	3,167,534	3,784,084
Total liabilities	14,682,078	13,048,987

COMMITMENTS & CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIENCY)
Preferred stock, $.001 par value, 2,000,000 shares authorized
Preferred stock, Series B, $.001 par value, 266,667 shares issued and outstanding	267	267
Common stock, $.001 par value, 80,000,000 shares authorized; 9,751,514 and 7,626,514 issued and outstanding at March 31, 2007 and June 30, 2006, respectively	9,752	7,627
Additional paid-in capital	40,911,494	38,407,699
Accumulated deficit	(46,558,739)	(41,679,375)
Total stockholders’ deficiency	(5,637,226)	(3,263,782)
Total Liabilities and Stockholders’ deficiency	$9,044,852	$9,785,205

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED)

	2007	2006

NET REVENUES	$8,333,575	$9,567,321

OPERATING COSTS AND EXPENSES
Cost of revenues	7,264,940	8,502,028
Selling, general and administrative expenses	2,293,262	1,617,643
Depreciation and amortization	115,807	124,014
Research and development costs	-	371,000
	6,674,009	10,614,685

Loss from operations	(1,340,434)	(1,047,364)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	(37,200)	626
Other income	15,319	787
Amortization of deferred financing costs	(85,557)	(23,378)
Amortization of debt discount	(289,348)	(65,274)
Interest expense	(117,287)	(117,314)
	(514,073)	(204,553)

Loss before provision for income taxes	(1,854,507)	(1,251,917)
Provision for income taxes	15,000	15,000

Net loss	(1,869,507)	(1,266,917)
Preferred stock dividends	(8,000)	(8,001)

Net loss applicable to common stockholders	$(1,877,507)	$(1,274,918)

Net loss per share - basic and diluted	$(0.21)	$(0.18)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,995,612	7,123,070

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	2007	2006

NET REVENUES	$26,545,282	$26,685,858

OPERATING COSTS AND EXPENSES
Cost of revenues	23,385,356	22,936,987
Selling, general and administrative expenses	6,601,368	9,458,015
Depreciation and amortization	356,845	426,228
Research and development costs	137,526	720,500
	30,481,095	33,541,730

Loss from operations	(3,935,813)	(6,855,872)

OTHER INCOME (EXPENSE)
Fair value gain (loss) on warrant	55,801	(1,295,160)
Other income	23,597	73,072
Amortization and write off of deferred financing costs	(139,668)	(1,070,686)
Amortization and write off of debt discount	(440,281)	(1,917,320)
Interest expense	(374,000)	(490,026)
	(874,551)	(4,700,120)
Loss before provision for income taxes	(4,810,364)	(11,555,992)

Provision for income taxes	45,000	45,000
Net loss	(4,855,364)	(11,600,992)

Preferred stock dividends	(24,000)	(24,003)

Net loss applicable to common stockholders	$(4,879,364)	(11,624,995)

Net loss per share - basic and diluted	$(0.56)	$(1.70)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	8,706,104	6,839,573

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2007 AND 2006
(UNAUDITED)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,855,364)	$(11,600,992)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	504,676	575,708
Write off of UCC lien on technology	-	771,230
Revaluation of warrant liability	(55,801)	1,295,160
Bad debt expense	13,751	9,660
Non cash interest expense	-	13,640
Amortization and write off of debt discount	440,281	1,917,320
Beneficial conversion charge to interest	-	138,583
Employee stock compensation costs	141,750	471,405
Non-cash compensation	118,105	133,123
Amortization and write off of deferred financing costs	139,668	1,070,686
Gain on disposal of property and equipment	(422)	-
Changes in operating assets and liabilities	478,469	1,145,866
Net cash used in operating activities	(3,074,887)	(4,058,611)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment and improvements	(101,482)	(186,952)
Payment for purchase of UCC lien on technology	-	(400,000)
Decrease in restricted cash	-	1,630,000
Net cash provided by (used in) investing activities	(101,482)	1,043,048

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from demand note	119,577	174,000
Proceeds from issuance of common stock, net	1,956,874	2,408,980
Proceeds from secured debt	1,350,000	-
Payment of secured debt	(50,000)	-
Payments for deferred financing costs	(133,830)	-
Principal payments on long-term debt	(197,008)	(281,544)
Payment of unsecured debt	(50,000)	-
Net cash provided by financing activities	2,995,613	2,301,436

NET DECREASE IN CASH	(180,756)	(714,127)

Cash and cash equivalents, beginning of period	618,146	1,015,227

Cash and cash equivalents, end of period	$437,390	$301,100

HOST AMERICA CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE NINE MONTHS ENDED MARCH 31, 2007 AND 2006 (UNAUDITED) (Continued)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
	2007	2006

Cash paid during the quarter for:
Interest	$273,450	$254,344
Income taxes	40,315	26,104

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	2007	2006
Equipment acquired through notes payable and capital leases	$86,695	$44,868
Issuance of common stock upon conversion of long-term debt and accrued interest	-	7,577,718
Dividends on preferred stock	24,000	24,003
Issuance of Common Stock - FoodBrokers	-	240,438
Issuance of Common Stock - Litigation	-	341,250
Promissory note issued in exchange for accounts payable	22,084	-
Debt forgiven on disposal of property and equipment	13,034	-
Repayment of accrued expense through issuance of stock options	174,306	-
Warrants issued for services provided	114,886	-

See accompanying notes to the condensed consolidated financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Host America Corporation (“Host”) was incorporated in Delaware on February 6, 1986 under the name University Dining Services, Inc. On March 9, 1998, Host filed a Certificate of Amendment with the Delaware Secretary of State changing its name to Host America Corporation. During fiscal 1999, Host changed its state of incorporation from Delaware to Colorado. Host currently consists of two principal operating divisions: food service and energy management. Host Business Dining and Lindley Food Service Corporation comprise the food service division and RS Services, Inc. comprises the energy management division. Host Business Dining is a contract food management organization that specializes in providing full service corporate dining and ancillary services such as special event catering and office coffee products to business and industry accounts located in Connecticut, New York, New Jersey, Rhode Island and Texas. The Lindley Food Service subsidiary provides fresh, unitized meals for governmental programs, such as senior nutrition programs, Head Start programs, school breakfast and summer school programs, primarily under fixed-price contracts in Connecticut, Indiana, Massachusetts and Rhode Island. The RS Services subsidiary, with offices in Oklahoma and Connecticut, provides full service electrical contracting and energy conservation services. RS Services offers its customers an experienced team of individuals specializing in the installation and design of electrical systems, energy management systems, telecommunication networks and retrofitting of existing control panels, lighting systems, and alarm systems. The principal energy management product is the EnerLume-EM™, capable of reducing energy consumption on lighting systems. RS Services has an established business in the electrical and energy management field and currently provides energy management services to several large corporations and multi-store customers throughout the United States.

GOING CONCERN

The Company incurred net losses of $4,855,364 and $11,600,992 for the nine months ended March 31, 2007 and 2006, respectively. The Company had $3,069,294 and $4,058,611 of cash that was used in operating activities for the nine months ended March 31, 2007 and 2006, respectively. At March 31, 2007, the Company had a working capital deficiency and a stockholders’ deficiency of $4,406,786 and $5,637,226, respectively.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

GOING CONCERN (Continued)

In addition, as described in Note 5, the Company is currently involved in significant litigation that may have an adverse effect on the Company’s operations. The Company has been subject to an SEC investigation and has been named defendant in numerous litigations, including shareholder lawsuits. If an adverse ruling with any or all of these legal matters occurs, the Company may be forced to make material payments, restructure operations, sell off a significant portion of its assets or take other necessary and appropriate matters to ensure its ability to continue operations.

As discussed above, the Company has suffered recurring losses, has negative cash flows, has a working capital deficiency, has a stockholders’ deficiency and is currently involved in significant litigations that can have an adverse effect on the Company’s operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company plans to improve cash flow through continued focus, deployment and promotion of its energy management segment and the underlying technology associated with the Company’s EnerLume-EM™ energy management product. The Company also plans to continue its efforts to identify ways of reducing operating costs and to increase liquidity through additional equity and debt financing. Moreover, the Company has entered into agreements with institutional investment firms to provide investment banking services and explore opportunities for additional equity and debt financings. The Company has recently entered into sale agreements to sell a substantial portion of its food service assets (see note 7) to inside management to help create the liquidity necessary to sustain operations and employ single focus on the future growth in energy conservation. The completion of equity and debt financings and the asset sales can help improve the Company’s cash flow and help foster the implementation of the Company’s current initiatives and business plan.

BASIS OF PRESENTATION

The condensed consolidated financial statements of Host America Corporation and subsidiaries (collectively, the “Company”) for the three and nine months ended March 31, 2007 and 2006 have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) for interim financial reporting. These condensed consolidated financial statements are unaudited and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) and disclosures necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted in accordance with the rules and regulations of the SEC. These condensed consolidated financial statements should be read in conjunction with the audited financial statements, and accompanying notes, included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2006 as amended.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of Host and its wholly-owned subsidiaries since their respective dates of acquisition. All material intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain reclassifications in cost of revenues and selling, general and administration have been made to the 2006 amounts to conform to the 2007 presentations. These reclassifications did not change the previously reported net loss.

INVENTORIES

Inventories consist primarily of food, paper products and electrical components and are stated at the lower of cost or market, with cost determined on a first-in, first-out basis and consist of the following as of March 31, 2007 and June 30, 2006:

	March 31, 2007	June 30, 2006

Raw materials	$616,472	$809,337
Finished goods	522,645	191,488

Totals	$1,139,117	$1,000,825

WARRANT LIABILITY

As the valuation of the warrant liability under the Black Scholes method produced adjustments to the fair value of the Shelter Island warrant (see note 2), Host recorded those respective fair value adjustments as a component of the Statement of Operations. Under the Black Scholes method, the mark-to-market approach was utilized to record the fair value gain or loss by including the term of the warrant of 10 years, the market value of the CAFE stock, aggregate volatility rate and the average risk free interest rate for each measurement period. During the nine month period ending, Host experienced a decrease in our stock price, which created a fair value gain as the Shelter Island liability had decreased, compared to significant losses in fair value in the prior fiscal year to date under the Laurus warrant when our stock price was increasing, which created a increase in liability during the nine month period ending in the prior fiscal year. During the three month period, Host experienced an increase in our stock price, which created a fair value loss as the Shelter Island liability had increased, compared to a nominal gain in fair value in the prior fiscal quarter under the Laurus warrant.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

REVENUE RECOGNITION

The Company derives its revenues from business dining management, the sale of unitized meals and electrical customer contracts for service work performed and delivery of product. Host recognizes revenue when persuasive evidence of an arrangement exists, Host has delivered the product or performed the service, the fee is fixed or determinable and collectibility is reasonably assured.

Corporate Business Dining. Host recognizes business dining revenues at the time the cafeteria and catering services are performed. In addition, Host recognizes commissions on vending sales from third parties during the period in which the commissions are earned.

Unitized Meals. Most of Lindley’s unitized meals programs are awarded through a competitive bidding process for fixed priced contracts of various governmental agencies. Lindley recognizes revenues generated by these senior feeding and school breakfast and lunch programs when the meals are delivered daily to the various congregate feeding sites and schools, respectively.

Energy Management. The energy management division recognizes revenues from contract installations on a percentage of completion basis, direct sales of energy products upon a fixed or a determinable price, occurrence of delivery and reasonable assured collectibility, and the installation of computerized products when the products are delivered, the installation is complete and reasonable assured collectibility.

Host’s calculation of net revenues includes reductions for credit card discount fees and customer sales discounts on payments. Host recognizes reductions for credit card discount fees from charges associated with credit card merchant service providers against the respective gross credit card sales, and recognizes customer sales discounts on payments for select clients who pay on a timely basis on a 3/14 net discount. The net reductions are less than 0.2% of total revenue.

Contract installations with the RS Services, Inc. subsidiary specifically include construction contracts that extend beyond the fiscal reporting periods. These contracts are mainly for construction projects from the ‘ground up’. Host accounts for these projects on a percentage of completion basis, which is governed by SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. As work in progress continues, the contracts specify for progress payments and the acceptance of the work from the buyer as delivered. The measurement of performance during the recognition process is calculated by the contract value of the total work to date. The contract billings require a set invoicing schedule either on a monthly and/or quarterly basis. Revenue is recognized based on the performance rendered at the measurement date. During the nine months ended March 31, 2007, and in accordance with SOP 81-1, Host has incurred costs and estimated earnings in excess of billings of $162,729 which is included in accounts receivable. At June 30, 2006, the Company had costs and estimated earnings in excess of billings of $325,774, which is included in accounts receivable.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RESEARCH AND DEVELOPMENT

Research and development costs related to our energy management division are charged to expense when incurred. The amount charged to expense for the nine months ended March 31, 2007 and 2006 was $137,526 and $720,500, respectively. The amount charged to expense for the three months ended March 31, 2006 was $371,000. There was no charge to expense for the three months ended March 31, 2007.

BENEFICIAL CONVERSION RIGHTS

The Company accounts for the intrinsic value of beneficial conversion rights associated with notes arising from the issuance of convertible debt and equity instruments with non-detachable conversion options pursuant to the consensus for EITF Issue No. 98-5 Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios and EITF Issue No. 00-27 Application of Issue No. 98-5 to Certain Convertible Instruments. Such beneficially converted value is allocated to additional paid-in capital and the resulting discount is charged to interest expense or preferred stock dividends using the effective yield method over the period to the stated maturity or redemption date, if any. If there is no stated maturity or redemption date, the discount is charged over the period to the first date the instrument may be converted. Such value is determined after first allocating an appropriate portion of the proceeds received to any other detachable instruments included in the exchange.

INCOME TAXES

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the condensed consolidated financial statements or tax returns. Deferred tax assets and liabilities are determined based on the temporary differences between the consolidated financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the estimated amount realizable. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets or liabilities.

NET EARNINGS (LOSS) PER COMMON SHARE

The Company presents “basic” earnings (loss) per share and, if applicable, “diluted” earnings (loss) per share pursuant to the provisions of SFAS 128, Earnings per Share. Basic earnings (loss) per share is calculated by dividing net income or loss (including dividend requirements on the Company’s outstanding preferred stock) by the weighted average number of common shares outstanding during each period.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

NET EARNINGS (LOSS) PER COMMON SHARE (Continued)

Net loss per common share was computed based upon 8,706,104 and 6,839,573 weighted average number of common shares outstanding during the nine months ended March 31, 2007 and 2006, respectively. Net loss per common share for the three months ended was computed based upon 8,995,612 and 7,123,070 weighted average number of common shares outstanding during the three months ended March 31, 2007 and 2006, respectively.

The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants and the conversion of convertible securities, were issued during the period and appropriate adjustments were made for the application of the treasury stock method and the elimination of interest and other charges related to convertible securities. Diluted earnings (loss) per common share are not presented as the potentially dilutive convertible preferred stock, stock options and stock warrants are anti-dilutive.

The March 31, 2007 preferred stock dividend declared of $24,000 has been added to the net loss of $4,855,364 for the nine months ended March 31, 2007 to calculate the net loss applicable to common stockholders of $4,879,364 and the corresponding net loss per common share of $0.56. The 2006 preferred stock dividend declared of $24,003 has been added to the net loss of $11,600,992 for the nine months ended March 31, 2006 to calculate the net loss applicable to common stockholders of $11,624,995 and the corresponding net loss per common share of $1.70.

Convertible preferred shares subject to potential dilution totaled 266,667 for the nine months ended March 31, 2007 and 2006. Shares under stock purchase options totaled 1,194,778 and 1,251,556 for the nine months ended March 31, 2007 and 2006, respectively. Shares under warrants totaled 3,625,704 and 2,384,779 for the nine months ended March 31, 2007 and 2006, respectively. Convertible notes subject to potential dilution totaled 61,427 for the nine months ended March 31, 2007.

SEGMENT INFORMATION

The Company’s primary operating segments are the management of corporate dining (Host), the preparation of unitized meals (Lindley), and energy management (RS Services).

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK COMPENSATION PLANS

In December 2004, the Financial Accounting Standards Board (the “FASB”) issued SFAS No. 123(R) (revised 2004), Share-Based Payment, which amends FASB Statement No. 123. The new standard requires the Company to expense employee stock options and other share-based payments over the service periods.  The new standard may be adopted in one of three ways: the modified prospective transition method; a variation of the modified prospective transition method; or the modified retrospective transition method. We have adopted the standard as required on July 1, 2005 utilizing the modified prospective transition method and recorded the effects for stock option awards granted to officers, directors and employees (collectively “employees”) in accordance with the provisions of SFAS 123(R), and related interpretations of the Emerging Issues Task Force (the “EITF”) of the FASB. The fair value of any options, warrants or similar equity instruments issued is estimated based on the Black-Scholes option-pricing model.

The Company recorded the cost of stock options in the nine month period ending March 31, 2007 of $52,447 and in the March 31, 2006 period of $471,405. The fair value of stock options was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0% for 2007 and 2006; expected volatility range of 68% to 72% for 2007 and 2006; average risk-free interest rate range of 4.18% for 2007 and 2006; and expected option holding period of 10 years for 2007 and 2006.

RECENTLY ISSUED ACCOUNTING STANDARDS

In June 2006, the FASB issued SFAS Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The evaluation of a tax position in accordance with FIN 48 is a two-step process. We first will be required to determine whether it is more likely than not that a tax position, if any, will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. A tax position that meets the “more likely than not” recognition threshold will then be measured to determine the amount of benefit to recognize in the financial statements based upon the largest amount of benefit that is greater than 50 percent of being realized upon ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the effect that FIN 48 may have on its financial statements.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 1 -	BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING STANDARDS (Continued)

In September 2006, the FASB issued SFAS 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, the Statement does not require any new fair value measurements. However, for some entities, the application of Statement 157 will change current practice. The effective date is for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the effect, if any, of SFAS 157 on its financial statements.

In February 2007, the FASB issued SFAS 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115. This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings (or another performance indicator if the business entity does not report earnings) at each subsequent reporting date. This Statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. This statement does not permit application of this Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. The Company is currently evaluating the effect, if any, of SAFS 159 on its financial statements.

No other new accounting pronouncement issued or effective during this fiscal year has had or is expected to have a material impact on the condensed consolidated financial statements.

DEFERRED FINANCING COSTS

Costs incurred in connection with obtaining debt have been deferred and are being amortized over the term of the related borrowings using the straight-line method. Capitalized costs in connection with obtaining the Laurus debt have been expensed in July 2005 as a result of the conversion of the Laurus debt into equity.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 2 -	SHORT TERM OBLIGATIONS

Secured Promissory Notes

On July 5, 2006, the Company completed the private placement of $350,000 aggregate principal amount of Secured Promissory Notes with five individuals within the Company, including certain officers and directors of the Company, and entered into a Security Agreement with respect to the notes. These notes are secured by a first lien on Host’s corporate dining receivables. The notes bear interest at the rate of ten percent (10%) per annum and may be prepaid in whole or in part at any time without penalty, but in no event later than 180 days from the date of issuance. The final maturity date of the notes was 180 days from July 5th, on which date the entire indebtedness evidenced by the notes, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, was due and payable.

On January 11, 2007, Host entered into a Modification Agreement with four of the five individuals within the Company, including certain officers and directors of the Company, holding outstanding Secured Promissory Notes, which were to be due in full within 180 days of the signing of the notes on July 5, 2006. On January 11, 2007, the balance of the notes was $300,000. The Modification Agreement extends the final maturity date of the outstanding notes to January 5, 2008, and provides that all indebtedness owing by the Company to Shelter Island Opportunity Fund, LLC must be paid in full before any principal payments may be made under the notes.

Secured Term Promissory Note - Shelter Island

On December 19, 2006, the Company entered into a Securities Purchase Agreement with Shelter Island Opportunity Fund, LLC (the “Investor”), an accredited investor, for the issuance of a Secured Term Promissory Note for $1,240,000, at an original issue discount of $1,000,000. The note may be prepaid in whole or in part at any time without penalty, but in no event later than 365 days from the date of issuance. The final maturity date of the note shall be 365 days from December 19, 2006 on which date the entire indebtedness evidenced by the note, including, without limitation, the unpaid principal balance and unpaid interest accrued thereon, shall be due and payable.

In connection with the issuance of the note, the Company issued to Shelter Island a Common Stock Purchase Warrant for 372,000 shares of Host’s common stock exercisable for a five-year period at a conversion price in the aggregate of $372. The Company also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement is required to be filed with the SEC within 60 days of the closing of the transaction, and be declared effective within 90 days from the date of filing. Should the Company fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, the Company shall pay the Investor in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the Note.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 2 -	SHORT TERM OBLIGATIONS (Continued)

Shelter Island has the right to require the Company to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if the Company repays the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, the Company may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

The Company recorded the fair value of the warrants of $669,304, at the date of issuance, as long-term liability as it was assumed that the Company would be required to net-cash settle the underlying securities with a corresponding reduction in the note. The Company is required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operations as “Fair value gain (loss) on warrant.” This non-cash gain totaled $55,801 for the nine months ended March 31, 2007.

The obligations of the Company under the note are guaranteed by Lindley Food Services, Inc., a wholly-owned subsidiary of the Company, pursuant to a Subsidiary Guaranty and a Term Note Security Agreement dated December 19, 2006. The agreements provide for the subsidiary’s full guarantee to pay the obligations underlying the note, as well as a grant to Shelter Island of a continuing security interest in all of the assets of Lindley. In addition, the obligations of the Company under the note are secured by a security interest in the accounts receivables of Lindley pursuant to the Term Note Security Agreement, as well as 300 shares of common stock and 300 shares of preferred stock of Lindley, pursuant to a Stock Pledge Agreement dated December 19, 2006. It is anticipated for this note be paid in full upon the sale of Lindley’s assets (See Note 7).

Unsecured Convertible Promissory Note - Modification Agreement

On January 19, 2007, Host entered into a Modification Agreement with an investor who was a former member of the Board of Directors holding a $100,000 outstanding Unsecured Convertible Promissory Note, which was to be due two years from the date of signing of the note on January 19, 2005. The Modification Agreement extends the final maturity date of the note to July 19, 2007, and provides that all other terms and conditions of the note shall remain the same.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 2 -	SHORT TERM OBLIGATIONS (Continued)

Demand Note Payable

RS Services has a revolving line of credit with a bank that provides for borrowings up to a maximum of $500,000 and a maturity of less than one year. Interest is calculated based on a variable rate index equal to the Wall Street Journal prime rate daily plus 1% per annum (9.25% at March 31, 2007). The note is collateralized by certain assets of RS Services and has an outstanding balance of $498,223 at March 31, 2007.

NOTE 3 -	STOCKHOLDERS’ EQUITY

The Company granted 75,000 stock options during the nine months ended March 31, 2007 under an employment agreement, subject to performance based vesting arrangements and recorded stock option forfeitures for the nine months ended March 31, 2007 of 52,200 as actual terminations of employments and director resignations according to the plan policy.

COMMON STOCK AND WARRANTS

On July 31, 2006, Host closed a private placement of 500,000 shares of common stock and 150,000 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $500,000.  The offer and sale was made by the Company’s officers and directors and no commissions were paid in connection with the transaction.

On September 19, 2006, Host issued 30,000 shares of common stock as a retainer to an institutional investment firm for engagement fees for investment banking services for equity and debt financings. The securities were issued at a discounted price to the market of $1.00 per share for aggregate proceeds of $30,000 and recorded as expense at fair value when issued.

On October 11, 2006, Host completed a private placement of 627,000 shares of common stock and 188,100 common stock purchase warrants to a limited number of accredited investors. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The securities were sold at a price of $1.00 per share for aggregate proceeds of $627,000. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 33,000 shares of common stock and 9,900 common stock purchase warrants exercisible at $1.75 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK AND WARRANTS (Continued)

On October 12th through the 19th, 2006, Host closed a private placement of an aggregate 60,000 shares of common stock and 18,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.00 per share for aggregate proceeds of $60,000.  The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 5% of the gross proceeds of the offering and 9,000 common stock purchase warrants exercisable at $1.75 per share.

On December 19, 2006, in connection with the issuance of the Shelter Island note (see Note 2), the Company issued to Shelter Island a Common Stock Purchase Warrant for 372,000 shares of our common stock exercisable for a five-year period at a conversion price in the aggregate of $372. The Company also granted Shelter Island a registration right for all of the common stock underlying the warrant, which initial registration statement is required to be filed with the SEC within 60 days of the closing of the transaction, and be declared effective within 90 days from the date of filing. Should the Company fail to file the registration statement within the 60-day period or have the registration statement declared effective by the SEC within the 90-day period, the Company shall pay the Investor in cash, as liquidated damages: (a) 1% for each 30-day period; and (b) 1.5% for each additional 30-day period on a daily basis of the original principal amount of the Note.

Shelter Island has the right to require the Company to repurchase the 372,000 warrant shares for $300,000. Shelter Island’s right to demand repurchase of the warrant shares commences one year after the closing of the note and continues for four years. However, such right expires if the Company repays the entire principal and accrued interest on the note before December 19, 2007. On or before December 19, 2007, the Company may require Shelter Island to sell two-thirds of the warrant shares at an exercise price of $200,000. The exercise right expires on the six month anniversary of closing of the note.

The Company recorded the fair value of the warrants under the Black-Scholes method as long-term liabilities as it was assumed that the Company would be required to net-cash settle the underlying securities. The Company is required to carry these warrants on its balance sheet at fair value and unrealized changes in the values of these warrants are reflected in the consolidated statement of operations as “Fair value gain (loss) on warrant.” This non-cash gain totaled $55,801 in fiscal 2007. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of $69,800 and 97,800 common stock purchase warrants exercisible at $1.75 per share.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY (Continued)

COMMON STOCK AND WARRANTS (Continued)

On December 22, 2006, Host closed a private placement of 100,000 shares of common stock and 30,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $100,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale was conducted on behalf of the Company by a NASD licensed broker-dealer who received a sales commission of 7.75% of the gross proceeds of the offering and 7,750 common stock purchase warrants exercisable at $1.75 per share.

On February 23, 2007, pursuant to an employment contract, Host granted 100,000 shares of the Company’s common stock to the newly appointed Chief Financial Officer, Mr. Michael C. Malota, which vest 50,000 shares on February 23, 2007, 25,000 shares on August 23, 2007 and 25,000 shares on February 23, 2008, provided he is employed by the Company. (see Note 5). The Company also granted 25,000 shares of Host common stock to a newly hired sales executive in energy management, pursuant to an agreed upon arraignment.

On March 30, 2007, Host closed a private placement of 700,000 shares of common stock and 210,000 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds of $700,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by the officers and directors of the Company who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a sales commission of $19,375 and 19,375 warrants exercisable under the same terms as those warrants sold as part of the offering.

LAURUS CONVERSION

In July 2005, Laurus Master Funds, Ltd. exercised the right to convert its notes into 1,502,885 shares of our common stock at conversion prices of $3.50, $5.03 and $5.48 and exercised a total of 303,038 warrants at $5.98 per share. Liabilities of approximately $7.8 million were converted into equity and Host received approximately $1.8 million from the exercise of the warrants. A non-cash charge of approximately $2.7 million has been reflected in the first quarter of fiscal 2006 associated with the write off of the debt discount

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 3 -	STOCKHOLDERS’ EQUITY (Continued)

LAURUS CONVERSION (Continued)

and the unamortized and deferred financing charges. H.C. Wainwright & Co., the placement agent that assisted the Company in the Laurus financing, and three of its principals exercised 182,701 warrants in a cashless exercise that resulted in the net issuance of 76,597 common shares at an exercise price of $5.43 per share.

NOTE 4 -	INCOME TAXES

The provision for income taxes consists of current state income taxes of $45,000 for the nine months ended March 31, 2007 and 2006.

As of March 31, 2007, the Company has federal net operating loss carryforwards of approximately $20,728,000 expiring through fiscal 2027.

The Company establishes a valuation allowance in accordance with the provisions of SFAS No. 109, Accounting for Income Taxes. The Company continually reviews the adequacy of the valuation allowance and recognizes a benefit from income taxes only when reassessment indicates that it is more likely than not that the benefits will be realized. At March 31, 2007, the Company has recorded a valuation allowance for all of its net deferred tax assets and for the nine months ended March 31, 2007 the Company increased the valuation allowance by approximately $1,615,000.

NOTE 5 -	CONTINGENCIES

EMPLOYMENT CONTRACTS

On February 23, 2007, David J. Murphy, age 49, was appointed Chief Executive Officer of Host America and his employment agreement effective January 21, 2004, was amended on February 23, 2007 to reflect his new title and current salary of $190,000 per year. Other terms of the agreement dated January 21, 2004 that carried over to the amended agreement  includes a term extending through January 21, 2009, participation in the Company’s stock option plans on a basis consistent with other officers of the Company and his salary may be increased by the Compensation Committee from time to time. In addition, the employment agreement provides that if Mr. Murphy were to terminate employment for good reason or if the Company terminated his employment for any reason except good cause (as defined), the Company would pay severance benefits constituting his salary and fringe benefits throughout the term of the agreement or for two years, whichever is greater. If such termination occurred after a change of control, the Company would pay a special severance benefit equal to six months salary, plus fringe benefits, for every calendar year of his employment with the Company. In the event that Mr. Murphy’s employment terminated because of his disability, the Company would pay a severance benefit of one year’s salary plus benefits. The employment agreement provides that any disputes will be settled by binding arbitration rather than court action.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 5 -	CONTINGENCIES (Continued)

EMPLOYMENT CONTRACTS (Continued)

On February 23, 2007, Michael C. Malota, age 43, was appointed Chief Financial Officer and Secretary. Mr. Malota was employed as Director of Special Operations of the Company from July 2005 to February 2007 under a prior employment contract. In connection with Mr. Malota’s employment, he and the Company entered into an employment agreement dated February 23, 2007. The material terms of the employment agreement are as follows: Mr. Malota will serve as Chief Financial Officer and Secretary of the Company commencing on February 23, 2007, until September 30, 2008, unless terminated earlier or renewed. The term will automatically extend for successive periods of one year each, unless either party gives written notice to the Company. Mr. Malota will receive an annual salary of $165,000, subject to performance reviews by the Chief Executive Officer. Mr. Malota will receive health, life and disability insurance on terms offered to other officer’s of the Company and expense reimbursement for reasonable travel and other expenses for the Company’s benefit. Mr. Malota will receive 100,000 shares of the Company’s common stock which vested 50,000 shares on February 23, 2007, 25,000 shares on August 23, 2007 and 25,000 shares on February 23, 2008, provided he is employed by the Company. Mr. Malota will also be entitled to participate in any employee benefit plans including stock option plans or receive bonuses or incentive compensation under terms and conditions to be determined by the Board of Directors in its discretion.

LEGAL MATTERS

The Company has established an accrual for all estimated potential losses that it expects to incur from the below actions pursuant to SFAS 5, “Accounting for Contingencies”

Host America Corp. and GlobalNet Energy Investors Inc., v. Coastline Financial Inc., Case No. 2:04-cv-00879 (District Court, Salt Lake City, Utah)

Coastline Financial, landlord of a building leased to K.W.M. Electronics, claimed a landlord’s lien on all K.W.M. goods located on the leased premises by reason of its failure to timely pay rent in early September 2004. K.W.M. was in the process of developing and building certain products for Host, which products were on site when Coastline repossessed the building. At the outset of the case, Host sought and obtained a prejudgment writ of replevin entitling Host to remove several different kinds of goods from the leased K.W.M. premises, namely Motor Masters, Light Masters, and Fan Savers. The latter had been purchased by Host in California and shipped to K.W.M.’s facilities in Utah for further development work.

The federal court required a $150,000 bond from Host as a condition for issuing the prejudgment writ of replevin. As required under Utah law, the pleadings Host filed identified the value of the goods, namely the Motor and Light Masters at $250,000 and the Fan Savers at $45,000.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)
NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

After a trial, the court entered judgment not only awarding the ownership of all the products to Coastline, but also awarding Coastline the full amount paid by Host both for the goods and their engineering, despite the unrebutted testimony that the goods had no value except as scrap in the hands of anyone other than Host.

Host has proceeded in another, related case in the District Court in Utah in which Host maintains rights to the inventory under the Uniform Commercial Code. Host believes it acquired the rights to the above inventory by acquiring the rights to a loan between K.W.M. and a third-party lender in which the inventory was described as collateral. The owner’s right to collateral under the loan supersedes the rights of Coastline under the landlord’s lien. Host maintains that the U.C.C. filing made by the third-party lender was perfected before Coastline filed its lien.  The case was scheduled to be heard on May 16, 2006 and the appeal in the damages award case was filed on or before May 11, 2006. A motion for summary judgment in that case was heard on May 16, 2006, which resulted in a denial of Host’s claim, determining that the U.C.C. lien was not perfected.

On January 24, 2007, the United States District Court of Utah released an order disbursing funds on deposit at the Registry of the court pursuant to a December 22, 2006 Assignment and Release Agreement with Coastline in regards to the outstanding litigation. Under the terms of the Assignment and Release, Host agreed to transfer the cash bond in the amount of $300,000 plus accumulated interest to Coastline, and Coastline agreed to transfer and assign to Host all of its rights and interest in the K.W.M. case, including without limitation the default judgment, as well as all K.W.M. assets claimed by Coastline in the first and second case. In addition, both Host and Coastline agreed to settle, compromise, release and forever discharge each other and its affiliates, shareholders, related entities, predecessors, successors, employees, agents, insurance companies, and each other from any claim and all claims, demands, or causes of action whatsoever, including without limitation the first case and the second case, that both Host and Coastline may have against each other arising from or out of any and all events up to the date of the Assignment and Release Agreement. The funds were released on February 14, 2007.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions

In August 2005 and September 2005, twelve putative class action complaints were filed in the United States District Court for the District of Connecticut, naming as defendants the Company, Geoffrey W. Ramsey, and David J. Murphy. One or more of the complaints also named Gilbert Rossomando, Peter Sarmanian, Roger D. Lockhart and EnergyNsync, Inc. The complaints were captioned as follows: Mintz v. Host America Corp., et al., Civil Action No. 05-cv-1260-SRU (filed on August 9, 2005); RFC Securities LLC v. Host America Corp., et al., Civil Action No. 05-cv-01269-JBA (filed on August 11, 2005); Collins v. Host America Corp., et al., Civil Action No. 05-cv-01270-JBA (filed on August 11, 2005); Conlin v. Host America Corp., et al., Civil Action No. 05-cv-01291-WWE (filed on August 15, 2005); Sutton v. Host America Corp., et al., Civil Action 05-cv-01292-JBA (filed on August 15, 2005); Dombrowski v. Host American Corp., et al., Civil Action No. 05-cv-01329-RNC (filed on August 19, 2005); Yorks v. Host America Corp., et al., Civil Action No. 05-cv-1250 (filed on August 8, 2005); Sullivan v. Host America Corp., et al., Civil Action No. 05-01391 (filed on September 2, 2005); George Theall v. Host America Corp., et al., Civil Action No. 05-cv-1389 (JBA) (filed September 1, 2005); Sonia Kilgore v. Host America Corp., et al., Civil Action No. 05-cv-1435 (JBA)(filed September 12, 2005) (collectively, the “class actions”); Jonathan Destler v. Host America Corp., et al., No. 05-cv-01479 (JBA) (filed September 21, 2005); Brett Reeves v. Host America Corp. et al., Civil Action No. 05-cv-01511 (JBA) (filed September 27, 2005) (collectively, the class actions). The complaints purported to be brought on behalf of all persons who purchased Host’s publicly traded securities between July 12, 2005 and July 22, 2005.

In general, Plaintiffs alleged that Host’s July 12, 2005 press release contained materially false and misleading statements regarding Host’s commercial relationship with Wal-Mart. The complaints alleged that these statements harmed the purported class by artificially inflating the price of Host’s securities and that certain defendants personally benefited from the inflated price by selling stock during the alleged class period. Plaintiffs sought unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Class Actions (Continued)

On September 21, 2005, as amended on September 26, 2005, the Court issued a Consolidation and Scheduling Order, consolidating the above-referenced class actions under the caption, In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA). On June 15, 2006, lead plaintiffs filed a Consolidated Complaint for Violations of the Securities Laws. On February 12, 2007, lead plaintiffs filed an amended Consolidated Complaint for Violations of the Securities Laws (“Consolidated Complaint”), which names as defendants Host, Geoffrey W. Ramsey, David J. Murphy, Peter Sarmanian and Roger D. Lockhart, and purports to be brought on behalf of all persons who purchased the publicly traded securities of the Company between July 12, 2005 and September 1, 2005. The Consolidated Complaint is based on substantially the same allegations as the earlier filed complaints. Plaintiffs seek unspecified damages based on alleged violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, and under Section 20A against defendants Sarmanian and Lockhart. On March 27, 2007, all defendants filed motions to dismiss the Consolidated Complaint. On April 17, 2007 Lead Plaintiffs and defendants Host America, Murphy, Sarmanian and Geoffrey Ramsey filed a joint notice advising the Court that those parties had reached a verbal agreement in principle to settle the Class Action, which shall become binding on completion and execution of a stipulation of settlement.

The settling parties are currently drafting a written settlement agreement and other customary documentation. Any settlement will be subject to preliminary approval by the Court, issuance of notice to the purported shareholder class, and final approval by the Court. There is no assurance that the Court will grant such approval, or that the settlement will become final.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Derivative Actions - Federal Court

Host has also been named as a nominal defendant in two shareholder derivative actions filed in the United States District Court for the District of Connecticut. The captions of those actions are Michael Freede v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed August 19, 2005) and Joella W. Cheek v. Geoffrey Ramsey, et al., Civil Action No. 05-01326 (JBA)(filed September 13, 2005). The derivative actions named as defendants Geoffrey W. Ramsey, David J. Murphy, Gilbert Rossomando, Peter Sarmanian, and Anne L. Ramsey, and the Cheek action also named Roger Lockhart. The derivative complaints generally alleged that the defendants caused and/or permitted Host to make alleged false and misleading statements about the Company’s commercial relationship with Wal-Mart in the July 12, 2005 press release. The complaints asserted claims purportedly on behalf of Host against the defendants for breach of fiduciary duty, unjust enrichment and abuse of control, mismanagement and insider trading, and sought an unspecified amount of damages. The plaintiffs did not make presuit demand on the Board of Directors prior to filing the actions. The complaints did not purport to seek affirmative relief from the Company. By order dated October 20, 2005, the court consolidated the derivative actions, and administratively consolidated the derivative actions with In re Host America Securities Litigation, Civil Action No. 05-cv-1250 (JBA).  On June 22, 2006, the federal derivative plaintiffs filed a Verified Amended Derivative Complaint, which names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, Host directors C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona, and Host itself as a nominal defendant. The Verified Amended Derivative Complaint is based on substantially the same allegations as the earlier filed federal derivative complaints, and asserts causes of action for breach of fiduciary duty, gross negligence, abuse of control, gross mismanagement, breach of contract, unjust enrichment, and insider trading. The complaint seeks an unspecified amount of damages and other relief purportedly on behalf of Host. On March 27, 2007, all defendants filed motions to dismiss the Consolidated Complaint. On April 16, 2007 the derivative action plaintiffs and all defendants filed a joint notice advising the Court that the parties had reached a verbal agreement in principle to settle the derivative action, which shall become binding on completion and execution of a stipulation of settlement. The parties are currently drafting a written settlement agreement and other customary documentation. The settlement will be subject to preliminary approval by the Court, issuance of notice to Host stockholders, and final approval by the Court, and is also contingent on final approval of the Class Action settlement. There is no assurance that the Court will grant such approval, or that the settlement will become final.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

State Court Action

Host has also been named as a nominal defendant in a separate derivative action filed in the Connecticut Superior Court for the Judicial District of New Haven in Bart Hester v. Geoffrey W. Ramsey, et al., filed on or about September 28, 2005 (“Hester” action). This action names as defendants Geoffrey Ramsey, David Murphy, Anne Ramsey, Peter Sarmanian, Gilbert Rossomando, Roger Lockhart, C. Michael Horton, Nicholas M. Troiano, Patrick J. Healy, and John D’Antona. The Hester complaint contains allegations substantially similar to those of the federal derivative actions described above, and asserts six counts for breach of fiduciary duty for insider selling and misappropriation of information, breach of fiduciary duty, abuse of control, gross mismanagement, waste of corporate assets and unjust enrichment. On January 20, 2006, Host and Host’s officer and director defendants filed a motion to stay all proceedings in Hester in light of the derivative actions pending in the federal court. The Superior Court granted the motion to stay on June 13, 2006. As a result, the Hester action is stayed until further order of the Court.

State Court Individual Action

On or about May 2, 2006, 47 plaintiffs who alleged that they purchased Host securities at artificially inflated prices in reliance on the July 12, 2005 press release brought suit in the Connecticut Superior Court for the Judicial District of New Haven, naming Host as the sole defendant. Enrique Joe Contreras, et al., v. Host America Corp., Civil Action No. 402488. The Contreras complaint is based on substantially the same allegations as the federal class action complaints. The complaint asserts causes of action for fraud, fraudulent non-disclosure, fraudulent misrepresentations, negligent misrepresentation, and respondeat superior liability.

On or about May 31, 2006, Host America removed the Contreras action to the United States District Court for the District of Connecticut, and subsequently filed a motion to consolidate that action with the In re Host America Securities Litigation. Plaintiffs moved to remand the case to state court, which Host America opposed. Following an order granting plaintiffs’ motion, the federal court remanded the Contreras action to state court on September 20, 2006. On January 18, 2007, the Company filed a request to revise the complaint, and has also moved to stay discovery pending a disposition on its contemplated motion to dismiss. The Company believes it has substantial and meritorious defenses to the action.

With regard to the settlements in principle of the federal class action and federal derivative action, Host and its past and present officer and director defendants believe that ultimate settlement is probable and anticipate insurance proceeds to fund in part the expected settlement payments which anticipated insurance proceeds have not been accrued. The parties are currently drafting a written settlement agreement and other customary documentation. As a result of the pending settlement, the parties have agreed to stay proceedings. If the settlement does not occur and litigation against the Company continues, the Company believes that it has meritorious defenses and intends to defend the case vigorously. If the litigation continues, the Company cannot estimate whether the result of the litigation would have a material adverse effect on its financial condition, results of operations or cash flows.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

SEC Investigation

On July 19, 2005, the staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding a press release issued by the Company on July 12, 2005. On July 22, 2005, the SEC issued a Formal Order of Investigation into the issuance of the press release and previously initiated a suspension in the trading of our securities. The SEC investigation is still ongoing, and Host’s current officers have responded to all SEC requests for interviews and information.

CEO Termination

On December 12, 2005, Geoffrey Ramsey, former President and Chief Executive Officer of the Company, filed a Demand for Arbitration with the American Arbitration Association arising from the Company’s termination of his employment in November of 2005. Mr. Ramsey alleged that the Company terminated his employment without just cause in violation of his employment contract and in so doing violated the covenant of good faith and fair dealing.

The arbitration had been initially scheduled for November 27, 28 and 30, 2006, but was postponed and heard on March 26, 27, 28 and April 2 and 3, 2007, resulting from Mr. Ramsey filing a motion in limine. Under direction from the arbitrator, post arbitration briefs are due on or before May 21, 2007. In accordance with American Arbitration Association guidelines, the arbitrator will have until June 21, 2007 to make a ruling on the case. The Company intends to vigorously defend itself and believes that the arbitrator will find that just cause existed for Mr. Ramsey’s termination.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)
NOTE 5 -	CONTINGENCIES (Continued)

LEGAL MATTERS (Continued)

Anne and Debra Ramsey Arbitration

On December 2, 2005, a Demand for Arbitration was filed by Anne Ramsey and Debra Ramsey alleging that their employment was terminated in breach of employment agreements that they purportedly entered into with the Company.  Anne Ramsey, the sister of Geoffrey Ramsey, was the Company’s former Human Resource Director and currently serves on the Board of Directors. Debra Ramsey is the wife of Geoffrey Ramsey and was a former administrative assistant for the Company. The Company terminated both individuals on November 23, 2005.  On or about March 20, 2006, the Company instituted an injunction proceeding in the New Haven Superior Court to permanently enjoin this arbitration on the basis that the Company never authorized the employment agreements relied upon by Anne and Debra and therefore such contracts were void. The matter was tried in November, 2006 and the Court rendered a decision on January 8, 2007 denying a permanent injunction. On January 26, 2007 the Company filed an appeal of the Superior Court decision in the Appellate Court. Additionally, the Company filed a Motion For Stay in the Superior Court on February 1, 2007 seeking to stay enforcement of the decision pending the outcome of the appeal. The Motion For Stay was granted on March 7, 2007. It is anticipated that with respect to the appeal, a preargument conference will be scheduled for late May or June 2007 and the Company’s brief will be due forty-five (45) days thereafter.

Other

In addition, as with most businesses, there exists routine litigation incidental to our business, none of which is anticipated to have a material adverse impact on our financial position, results of operations, liquidity or cash flows.

NOTE 6 -	INDUSTRY SEGMENT INFORMATION

The Company has three major reportable segments: the business dining segment that is operated by Host, and the unitized meals and energy management segments that are operated by Host’s two wholly-owned subsidiaries Lindley and RS Services, respectively. The segments were determined based on the components of the Company’s business that are evaluated separately by management. The accounting policies of the segments are the same as those described in the summary of significant accounting policies.

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 6 -	INDUSTRY SEGMENT INFORMATION (Continued)

Business segment financial information as of and for the three months ended March 31, 2007 is as follows: Note: The Company has subsequently entered into sale agreements to sell select assets of the business dining and unitized meals segments (see note 7).

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$3,088,445	$3,932,585	$1,312,545	$8,333,575
Segment profit (loss)	(1,355,213)	95,840	(610,134)	(1,869,507)
Depreciation and amortization	11,687	66,876	87,514	166,077
Provision for income taxes	3,000	12,000	-	15,000

Business segment financial information as of and for the three months ended March 31, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$3,079,832	$3,835,569	$2,651,920	$9,567,321
Segment profit (loss)	(321,060)	267,190	(1,213,047)	(1,266,917)
Depreciation and amortization	17,413	65,844	92,019	175,276
Provision for income taxes	3,000	12,000	-	15,000

Business segment financial information as of and for the nine months ended March 31, 2007 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$9,684,089	$11,579,523	$5,281,670	$26,545,282
Segment profit (loss)	(3,016,103)	374,454	(2,213,715)	(4,855,364)
Depreciation and amortization	35,663	195,153	273,860	504,676
Provision for income taxes	9,000	36,000	-	45,000
Segment assets	2,091,441	4,427,493	2,525,918	9,044,852

HOST AMERICA CORPORATION AND SUBSIDIARIES NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 6 -	INDUSTRY SEGMENT INFORMATION (Continued)

Business segment financial information as of and for the nine months ended March 31, 2006 is as follows:

	Business Dining	Unitized Meals	Energy Management	Consolidated

Sales to unaffiliated customers	$9,090,649	$11,401,189	$6,194,020	$26,685,858
Segment profit (loss)	(9,645,786)	488,423	(2,443,629)	(11,600,992)
Depreciation and amortization	53,342	197,327	325,039	575,708
Provision for income taxes	9,000	36,000	-	45,000
Segment assets	1,751,976	4,764,943	3,180,344	9,697,263

NOTE 7 -	SUBSEQUENT EVENTS

Agreement for Sale of Corporate Dining Division

On April 17, 2007, Host entered into an Asset Purchase Agreement with Host America Corporate Dining, Inc. (the “Host Purchaser”) for the sale of substantially all of the assets relating to the Company’s corporate dining business that specializes in the management of corporate dining rooms and cafeterias and such ancillary services as special event catering and office coffee services. The proposed sale of assets includes the “Host America” name. The President of the Host Purchaser is Timothy Hayes, the Director of Operations of the Company’s corporate dining division. The consideration to be paid to the Company pursuant to the Host Purchase Agreement consists of cash in the amount of $1.2 million, which is subject to adjustment based on the number of corporate dining accounts and inventory figures two days prior to closing. Assets under the definitive agreement of the corporate dining division totaled $211,318 as of March 31, 2007. There are no liabilities that are subject to the agreement.

Completion of the transaction is subject to, among other things, the Host Purchaser obtaining satisfactory financing, the Company receiving shareholder approval to consummate the transaction contemplated by the agreement, the Company receiving shareholder approval to amend its articles of incorporation to change its corporate name, the execution of a non-compete agreement by the Company, as well as all other customary closing conditions. In addition, Mr. David Murphy, our Chief Executive Officer is required to enter into a covenant not to compete for a period of five (5) years with the Host Purchaser. Mr. Murphy will receive $34,218 payable from the Host Purchaser in 60 monthly installment payments as consideration for entering into the agreement.

HOST AMERICA CORPORATION AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
(Continued)

NOTE 7 -	SUBSEQUENT EVENTS

Agreement for Sale of Lindley Food Services

On April 17, 2007, the Company and Lindley Food Services Corporation, (collectively, the “Lindley Seller”) entered into an Asset Purchase Agreement (the “Lindley Purchase Agreement”) with Lindley Acquisition Corporation (the “Lindley Purchaser”) for the sale of substantially all of the assets relating to the Company’s Lindley Food Services subsidiary that engages in contract packaging, school meals and senior feeding services. The President of the Lindley Purchaser is Gilbert Rossomando, the President of the Company’s Lindley Food Services subsidiary and a current director of the Company. The Vice President of the Lindley Purchaser is Mark Cerreta, the Executive Vice President of the Company’s Lindley Food Services subsidiary. The consideration to be paid to the Company pursuant to the Lindley Purchase Agreement consists of cash in the amount of $2.5 million, which is subject to adjustment based on the net asset value of the Lindley subsidiary two days prior to closing. Mr. Rossomando, a current Director, has abstained from voting on this transaction. Assets under the definitive agreement of the Lindley Food Service division totaled $4,313,342 and liabilities to be assumed under the definitive agreement total $2,244,936 as of March 31, 2007.

Completion of the transaction is subject to, among other things, the Lindley Purchaser obtaining satisfactory financing, the Company having received shareholder approval to consummate the transaction contemplated by the agreement, the execution of non-compete agreements by the Company and Lindley Food Services, as well as all other customary closing conditions.

At March 31, 2007, the Company capitalized $124,671 of costs associated with the sale of these divisions.

Private Placement

On April 19, 2007, Host closed the sale of 755,000 shares of common stock and 226,500 common stock purchase warrants to a limited number of accredited investors. The securities were sold at a price of $1.00 per share for aggregate proceeds to the Company of $755,000. The warrants are exercisable for a period of the later of five years or two years after the shares underlying the warrants are listed and registered for resale pursuant to an effective registration at an exercise price of $1.75 per share. The offer and sale of the common stock and warrants was conducted by the officers and directors of the Company who did not receive any commissions or special remuneration and by a NASD-licensed broker-dealer who received a sales commission of $18,988 and 18,988 warrants exercisable under the same terms as those warrants sold as part of the offering.

VOTE BY INTERNET - www.proxyvote.com
HOST AMERICA CORPORATION C/O PROXY SERVICE 2 BROADWAY HAMDEN, CT 06518
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Host America Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to HOST AMERICA, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE INK AS FOLLOWS:					KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HOST AMERICA CORPORATION – SPECIAL MEETING
THE BOARD OF DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2, 3 and 4.
MARK AN “X” FOR ONLY ONE BOX
	For	Against	Abstain
1.) To approve the sale of substantially all of the assets related to our Corporate Dining food service business pursuant to the Corporate Dining Sale Agreement.	☐	☐	☐
2.) To approve the sale of substantially all of the assets related to our Lindley Food Service business pursuant to the Lindley Sale Agreement.	☐	☐	☐
3.) To approve an amendment to our Articles of Incorporation to change our name from Host America Corporation to Certeran Corporation.	☐	☐	☐
4.) To approve the grant of discretionary authority to adjourn the Special Meeting if necessary, to solicit additional proxies to vote in favor of Proposals No. 1, 2 and 3.	☐	☐	☐

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR proposals No. 1, 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐
	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature (PLEASE sign above)	Date			Signature (Joint Owners)	Date

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
SPECIAL MEETING OF SHAREHOLDERS ( ), 2007

The shareholder hereby appoints Michael C. Malota and David J. Murphy, or either of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock or Series B Preferred Stock of Host America Corporation that the shareholder is entitled to vote at the Special Meeting of Shareholders to be held at (        ) EST, on (        ), 2007, at Quinnipiac University, 275 Mount Carmel Avenue, Hamden, Connecticut 06518, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE